Exhibit 10.1

AGREEMENT

FOR

GUARANTEED MAXIMUM PRICE

CONSTRUCTION SERVICES

BETWEEN

PNK (OHIO), LLC

(“Owner”)

AND

YATES/PARIC, A JOINT VENTURE

(“Contractor”)

FOR

RIVER DOWNS EXPANSION

AGREEMENT FOR GUARANTEED MAXIMUM PRICE CONSTRUCTION SERVICES		7

RECITALS		7

AGREEMENT		7

ARTICLE I DEFINITIONS		8

1.1	ARCHITECT	8
1.2	CHANGE, CHANGE ORDER, CHANGE PROPOSAL AND CONSTRUCTION CHANGE DIRECTIVE	8
1.3	CLAIM	8
1.4	CONTRACT	8
1.5	CONTRACT DOCUMENTS	8
1.6	CONTRACT TIME	9
1.7	COST OF THE WORK	9
1.8	DRAWINGS	9
1.9	FINAL COMPLETION	9
1.10	GUARANTEED DATE OF SUBSTANTIAL COMPLETION	9
1.11	GUARANTEED MAXIMUM PRICE	9
1.12	MAJOR PERMITS	9
1.13	MODIFICATION	10
1.14	OWNER’S LENDERS	10
1.15	PRINCIPAL INTERIOR DESIGNER	10
1.16	SPECIFICATIONS	10
1.17	SUBCONTRACTOR	10
1.18	SUBSTANTIAL COMPLETION	10
1.19	SUBSTITUTION	10
1.20	VENDOR	10
1.21	WORK	11

ARTICLE II INTENT, INTERPRETATION AND CORRELATION		11

2.1	INTENT OF THE CONTRACT DOCUMENTS	11
2.2	ORDER OF PRECEDENCE	11
2.3	CONTRACTOR’S COMPLIANCE WITH CONTRACT DOCUMENTS	12

ARTICLE III GUARANTEED MAXIMUM PRICE		13

3.1	GUARANTEED MAXIMUM PRICE	13
3.2	COST OF THE WORK	18
3.3	NON-ALLOWABLE COST OF THE WORK	22
3.4	CONTRACTOR’S RESPONSIBILITY FOR TAXES	25
3.5	DISCOUNTS, REBATES AND REFUNDS	25
3.6	NO DUPLICATION	25

ARTICLE IV CONTRACT TIME AND INTERIM MILESTONE DATES		25

4.1	DEFINITIONS	25
4.2	TIME IS OF THE ESSENCE	26
4.3	COMPLETION GUARANTEES	26
4.4	LIQUIDATED DAMAGES	27
4.5	INTENTIONALLY OMITTED	28

ARTICLE V PAYMENTS TO CONTRACTOR		28

5.1	SCHEDULE OF VALUES	28
5.2	APPLICATIONS FOR PROGRESS PAYMENTS	29
5.3	TIME OF PAYMENTS	31

5.4	OWNER’S RIGHT TO WITHHOLD	32
5.5	JOINT PAYEE CHECKS	35
5.6	RETENTION	35
5.7	SUBSTANTIAL COMPLETION PAYMENT	36
5.8	FINAL PAYMENT	36
5.9	DISPUTED PAYMENTS	37
5.10	OWNERSHIP OF MATERIALS	37
5.11	DEPOSITS AND PAYMENTS	38
5.12	WAIVER	38
5.13	MATERIALS OFF-SITE	38

ARTICLE VI OWNER’S RESPONSIBILITIES		39

6.1	INFORMATION AND SERVICES	39
6.2	LIMITATIONS	40
6.3	PROJECT REPRESENTATIVE	40
6.4	APPROVAL OF MAJOR PURCHASES	41
6.5	SITE ACCESS	41
6.6	PAYMENTS	41
6.7	PROOF OF FUNDING	41
6.8	GOOD FAITH	41
6.9	TIMELY DELIVERY OF DRAWINGS	41

ARTICLE VII CONTRACTOR’S RESPONSIBILITIES		42

7.1	CONTRACTOR’S SPECIFIC REPRESENTATIONS	42
7.2	GENERAL DESCRIPTION	44
7.3	PRECONSTRUCTION SERVICES	47
7.4	SYSTEMS AND PROCEDURES	49
7.5	SCHEDULE MEETINGS AND RECORDS	49
7.6	CONTRACTOR’S OPERATIONS	50
7.7	SITE DISCIPLINE	51
7.8	SITE SECURITY	52
7.9	COORDINATION WITH OTHERS	53
7.10	PRODUCT AND DESIGN SUBSTITUTIONS	54
7.11	TESTS AND INSPECTIONS	55
7.12	ACCESS TO STORED MATERIAL	56
7.13	SHOP DRAWINGS, PRODUCT DATA AND SAMPLES	56
7.14	PROJECT RECORD DOCUMENTS AND AS-BUILT REQUIREMENTS	57
7.15	SITE CLEAN UP	58
7.16	CONSTRUCTION FACILITIES AND TEMPORARY CONTROLS	59
7.17	CUTTING AND PATCHING OF WORK	60
7.18	PERFORMANCE AND PAYMENT BOND REQUIREMENTS	60
7.19	LIENS	61
7.20	ROYALTIES AND PATENTS	61
7.21	TRAINING	62
7.22	CONSTRUCTION PHOTOGRAPHS	62
7.23	STATEMENT OF UNPAID CLAIMS	62

ARTICLE VIII ARCHITECT		62

8.1	ARCHITECT’S ADMINISTRATION OF THE CONTRACT	62

ARTICLE IX SUBCONTRACTORS AND VENDORS		63

9.1	SUBCONTRACTORS AND VENDORS	63
9.2	CONSENT TO USE PROPOSED SUBCONTRACTORS AND VENDORS	63
9.3	FORM OF SUBCONTRACTS AND PURCHASE ORDERS	64
9.4	SUBCONTRACTORS AND VENDORS DESIGNATED BY OWNER	64
9.5	PAYMENTS TO SUBCONTRACTORS FROM THE CONTRACTOR	64

9.6	SUBCONTRACTOR AND VENDOR REPLACEMENTS	65
9.7	COMMUNICATIONS WITH SUBCONTRACTORS AND VENDORS	65
9.8	ASSIGNMENT	65

ARTICLE X WARRANTY OBLIGATIONS		66

10.1	CONTRACTOR’S WARRANTY	66
10.2	CONTRACTOR’S WARRANTY PERIOD	66
10.3	COMPLIANCE WITH CONTRACT DOCUMENTS	66
10.4	WARRANTY COSTS	67
10.5	TIMELINESS OF CORRECTIVE SERVICES	67
10.6	WARRANTY SURVIVAL	67
10.7	OWNER’S RIGHT TO CORRECT	68
10.8	OWNER’S RIGHT TO SUPPLEMENT WORK OF CONTRACTOR	68
10.9	ACCEPTANCE OF NON-CONFORMING WORK	68
10.10	WARRANTY EXCLUSIONS	68
10.11	WRITTEN GUARANTY	68

ARTICLE XI SCHEDULING, DELAYS AND ACCELERATION		69

11.1	OWNER’S RIGHT TO MODIFY	69
11.2	PROJECT SCHEDULE	69
11.3	SCHEDULE UPDATES	69
11.4	FORCE MAJEURE DELAY	70
11.5	OWNER DELAY	70
11.6	EXTENSIONS OF TIME AND GUARANTEED MAXIMUM PRICE INCREASES FOR DELAY	70
11.7	LIMITATIONS	72
11.8	RECOVERY PLANS	73
11.9	ACCELERATIONS FOR OWNER’S CONVENIENCE	74
11.10	SCHEDULE COORDINATION	74
11.11	FLOW-DOWN PROVISIONS	75
11.12	PARTIAL OCCUPANCY OR USE	75
11.13	OTHER	76

ARTICLE XII SUBSTANTIAL AND FINAL COMPLETION		76

12.1	SUBSTANTIAL COMPLETION PROCEDURES AND REQUIREMENTS	76
12.2	FINAL COMPLETION PROCEDURES AND REQUIREMENTS	78

ARTICLE XIII CONCEALED CONDITIONS AND UNCOVERING OF WORK		81

13.1	CONCEALED CONDITIONS	81
13.2	COVERING OF WORK	82

ARTICLE XIV INDEMNIFICATION		83

14.1	INDEMNITEE	83
14.2	DEFENSE COSTS	84
14.3	HAZARDOUS MATERIALS	84
14.4	OTHER LIMITATIONS	84
14.5	SURVIVAL OF INDEMNIFICATION PROVISIONS	85
14.6	RISK	85

ARTICLE XV INSURANCE		85

15.1	OWNER CONTROLLED INSURANCE PROGRAM	85
15.3	EVIDENCE OF COVERAGE	86
15.4	DEDUCTIBLES	86
15.5	COOPERATION BY THE PARTIES	87
15.6	DURATION	87

ARTICLE XVI SAFETY AND COMPLIANCE		87

16.1	CONTRACTOR’S SITE SAFETY RESPONSIBILITIES	87
16.2	COMPLIANCE	89

ARTICLE XVII TERMINATION OR SUSPENSION OF THE CONTRACT		89

17.1	MATERIAL DEFAULT BY CONTRACTOR	89
17.2	TERMINATION FOR CONVENIENCE	93
17.3	SUSPENSIONS BY OWNER	94
17.4	LIMITATIONS	95
17.5	OTHER RIGHTS AND REMEDIES	95
17.6	CONTRACTOR’S REMEDIES	96
17.7	CLAIMS FOR CONSEQUENTIAL DAMAGES	97

ARTICLE XVIII CHANGE IN THE WORK		97

18.1	CHANGE	97
18.2	CHANGE ORDER	97
18.3	CHANGE PROPOSAL REQUEST	98
18.4	CONSTRUCTION CHANGE DIRECTIVE	98
18.5	DETERMINATION OF INCREASES IN GUARANTEED MAXIMUM PRICE	100
18.6	SIMULTANEOUS SUBMITTAL REQUIREMENTS	100
18.7	CONTINUED PERFORMANCE	100
18.8	EFFECT OF CHANGE ORDERS	100
18.9	VERBAL INSTRUCTIONS AND MINOR CHANGES IN THE WORK	101
18.10	WAIVER AND RELEASE OF CONTRACTOR’S RIGHTS	101

ARTICLE XIX RECORD KEEPING AND AUDIT RIGHTS		102

19.1	REQUIRED ACCOUNTING RECORDS	102
19.2	PURPOSE AND EXTENT OF RECORD ACCESS	102
19.3	RECORD KEEPING FORMATS	103
19.4	CERTIFICATIONS	103
19.5	FLOW DOWN PROVISIONS	103
19.6	REMEDIES	103
19.7	RECORD RETENTION	104

ARTICLE XX CLAIMS		104

20.1	DEFINITION	104
20.2	NOTICE	104
20.3	PENDING RESOLUTION	104
20.4	FINAL SETTLEMENT OF CLAIMS	104
20.5	UNRESOLVED CLAIMS	105

ARTICLE XXI OWNER’S LENDERS		105

21.1	OWNER’S LENDERS	105
21.2	ASSIGNMENT AND DEFAULT	105
21.3	OWNER’S LENDERS ELECTION	105
21.4	PAYMENT AND WORK CONTINUATION	106
21.5	PAYMENTS	106
21.6	AUDIT RIGHTS	107
21.7	ACCESS	107
21.8	MATERIAL CHANGES	107
21.9	GENERAL COOPERATION	107

ARTICLE XXII DISPUTE RESOLUTION AND GOVERNING LAW		107

22.1	JUDICIAL DETERMINATION	107
22.2	WAIVER OF JURY TRIAL	107

22.3	GOVERNING LAW	108
22.4	NON-WAIVER	108
22.5	SEVERABILITY	108

ARTICLE XXIII PROPRIETARY INFORMATION AND USE OF OWNER’S NAME		108

23.1	PROPRIETARY INFORMATION	108
23.2	ADVERTISING AND USE OF OWNER’S NAME	108
23.3	USE OF DRAWINGS	108

ARTICLE XXIV MISCELLANEOUS PROVISIONS		109

24.1	ASSIGNMENT	109
24.2	SUBORDINATION	109
24.3	NO THIRD-PARTY BENEFICIARIES	110
24.4	ENFORCEABILITY	110
24.5	HEADINGS	110
24.6	COUNTERPARTS	110
24.7	LEGAL FEES	110
24.8	WAIVER	110
24.9	INTENT OF THE PARTIES	110
24.10	SURVIVAL	111
24.11	INDEPENDENT CONTRACTOR	111
24.12	PRIVILEGED BUSINESS	111
24.13	PINNACLE ENTERTAINMENT’S COMPLIANCE COMMITTEE	112
24.14	M/W/DBE AND OHIO BUSINESSES	112
24.15	ENTIRE AGREEMENT	112

ARTICLE XXV NOTICES		113

25.1	NOTICE PROCEDURES	113
25.2	NOTICES TO OWNER	113
25.3	NOTICES TO CONTRACTOR	113
25.4	CHANGE OF ADDRESS	113

AGREEMENT FOR GUARANTEED MAXIMUM PRICE CONSTRUCTION SERVICES

This Agreement for Guaranteed Maximum Price Construction Services (“Agreement”), effective as of January 16, 2013 (the “Effective Date”) is entered into between PNK (Ohio), LLC (“Owner”), and Yates/Paric, A Joint Venture, (“Contractor”), with regard to the following.

RECITALS

A.	Owner owns or leases the real property described on Exhibit A attached hereto and incorporated herein by the reference (“Site”).

B.	Owner desires to relocate the existing horse racetrack with associated backside support building and to construct a gaming facility with restaurants, kitchens, back of house support areas and related site work, all in full accordance with the Contract Documents, including the Drawings and Specifications, and including the Work (as defined below) (the “Project”). Contractor’s Work is only a portion of the Project. The Project also includes services and materials to be provided by Owner and other separate contractors and consultants.

C.	Contractor and Owner acknowledge that the Drawings and Specifications are not complete, and Contractor and Owner agree to work together to complete the Drawings and Specifications as provided in this Agreement, including consistent with the Guaranteed Maximum Price Premises and Assumptions and Project Schedule.

D.	Owner desires to engage Contractor to construct, and supervise the construction of, that portion of the Project comprising the Work as more fully described in this Agreement and Contractor desires to accept such engagement, upon the terms and conditions contained in this Agreement.

AGREEMENT

In consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor and Owner hereby adopt and incorporate the foregoing Recitals and agree as follows:

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ARTICLE I

DEFINITIONS

1.1 Architect. The “Architect” for the Project is Marnell Architecture or any other architect designated by Owner to Contractor in writing.

1.2 Change, Change Order, Change Proposal and Construction Change Directive. The terms Change, Change Order, Change Proposal and Construction Change Directive are defined in Article 18 of this Agreement.

1.3 Claim. The term Claim is defined in Section 20.1 of this Agreement.

1.4 Contract. Collectively the Contract Documents described in Section 1.5 below form the entire contract for implementation of the Work and are collectively referred to as the “Contract”.

1.5 Contract Documents. “Contract Documents” shall consist of the documents listed in this Section 1.5 which are hereby incorporated herein by this reference:

1.5.1 This Agreement (including all Exhibits hereto);

1.5.2 The Drawings (as defined in Section 1.8 below);

1.5.3 The Specifications (as defined in Section 1.16 below);

1.5.4 The Project Schedule (as defined in Section 11.2 of this Agreement and attached hereto as Exhibit B);

1.5.5 The list of those personnel assigned by Contractor as Contractor’s Personnel, attached hereto as Exhibit C;

1.5.6 All contracts and purchase orders of Contractor with Subcontractors and/or Vendors with attachments thereto;

1.5.7 The list of Contractor’s Owned Equipment to be rented to Owner pursuant to Section 3.2.6 of this Agreement, attached hereto as Exhibit D;

1.5.8 The Schedule of Values (as defined in Section 5.1 of this Agreement);

1.5.9 Guaranteed Maximum Price Premises and Assumptions, as defined in Section 3.1.8.1 of this Agreement;

1.5.10 Technical Studies and Reports (as defined in Section 7.2 of this Agreement); and

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1.5.11 All supplements, addenda, modifications and amendments to any of the foregoing Sections 1.5.1 through and including 1.5.10, from time to time approved by Owner in writing, including, without limitation, any Change Orders (as defined in Section 18.2 of this Agreement) and Construction Change Directives (as defined in Article 18 of this Agreement), and such other documents expressly referred to in the foregoing documents as being a part of the Contract Documents. The Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, and Contractor’s bid or portion of addenda relating to bidding requirements, except to the extent included as part of a subcontract approved in accordance with this Agreement and not inconsistent with this Agreement).

1.6 Contract Time. The “Contract Time” is the period of time for the Contractor to achieve Substantial Completion of the Work in its entirety as further described in Section 4.1 of this Agreement.

1.7 Cost of the Work. Cost of the Work shall have the meaning set forth in Section 3.2 of this Agreement.

1.8 Drawings. “Drawings” are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued, which are approved for use during construction and show the design, location and dimensions of the Work and Project including plans, elevations, sections, diagrams and other details; provided, however, Owner and Contractor acknowledge that as of the Effective Date the Drawings are not complete. The Drawings include those listed on Exhibit E attached hereto and incorporated herein by this reference.

1.9 Final Completion. Final Completion shall have the meaning set forth in Section 12.2 of this Agreement.

1.10 Guaranteed Date of Substantial Completion. The term Guaranteed Date of Substantial Completion is defined in Section 4.1 of this Agreement.

1.11 Guaranteed Maximum Price. The term Guaranteed Maximum Price shall have the meaning set forth in Section 3.1 of this Agreement.

1.12 Major Permits. Major Permits are the architectural, grading and structural permits, including plan check fees and transportation taxes directly relating thereto, for the major building components of the Project. Major Permits shall not include individual permits relating to individual Subcontractor’s respective portions of the Work, other than those identified in this Section 1.12, unless otherwise agreed upon by Owner and Contractor (provided, however, Owner shall pay for the plan check fees and transportation taxes relating to the mechanical, electrical and plumbing permits for the Project).

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1.13 Modification. The Contract Documents may be amended only by a “Modification” which is defined to mean any of the following:

1.13.1 A written amendment to the Contract identified as such and signed by both parties;

1.13.2 A Change Order as defined in Article 18 of this Agreement;

1.13.3 A Construction Change Directive as defined in Article 18 of this Agreement; or

1.13.4 A Minor Change as defined in Section 18.9 of this Agreement.

1.14 Owner’s Lenders. The term Owner’s Lenders is defined in Article 21 of this Agreement.

1.15 Principal Interior Designer. The “Principal Interior Designer” for the Project is TBD. For purposes of Contractor’s Work, the Architect shall be responsible for coordinating the activities of the Principal Interior Designer.

1.16 Specifications. “Specifications” are that portion of the Contract Documents, wherever located and whenever issued, which are approved by Owner for use during construction and set forth the minimum written requirements for materials, equipment, construction systems, standards and workmanship for the Work; provided, however, Owner and Contractor acknowledge that as of the Effective Date the Specifications are not complete.

1.17 Subcontractor. “Subcontractor” means any person or entity (including employees, agents and representatives thereof) (including laborers) who has a contract with or is engaged by Contractor, or with any other Subcontractor, at any tier to construct or perform a portion of the Work and/or provide construction related services for the Work at the Site, and includes any party any of them are responsible or liable for at law or under the Contract Documents.

1.18 Substantial Completion. “Substantial Completion” shall have the meaning set forth in Section 12.1 of this Agreement.

1.19 Substitution. “Substitution” means the substitution of any materials or equipment specified in the Contract Documents, or any design change, initiated by the Contractor and approved by Owner in advance and in writing pursuant to Section 7.10 of this Agreement after the Effective Date.

1.20 Vendor. “Vendor” means any person or entity (including employees, agents and representatives thereof) which has a purchase order or other agreement to provide materials, supplies, equipment and/or related services for the Work and/or provide installation services at the Site for the Work, through a contract, purchase order or other arrangement with Contractor or any Subcontractor at

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any tier, and includes any party any of them are responsible or liable for at law or under the Contract Documents.

1.21 Work. “Work” means the totality of the obligations imposed upon Contractor by the Contract Documents, including, without limitation, the supply and performance by Contractor, directly and through Subcontractors and Vendors, of all things necessary and/or reasonably inferable from the Contract Documents as being required or necessary to fully complete the tasks and improvements described in Exhibit F attached hereto as Contractor’s Work, in accordance with the requirements of the Contract Documents, including, but not limited to, all labor, services, materials, equipment, tools, machinery and fabrication. The term “Work” does not include the exclusions or Owner’s separate work as identified on Exhibit F attached hereto.

ARTICLE II

INTENT, INTERPRETATION AND CORRELATION

2.1 Intent of the Contract Documents. The intent of the Contract Documents is for the Contractor to perform and supply, and Owner hereby engages Contractor to and Contractor hereby agrees to perform and supply, the Work, including all necessary scheduling, procurement, supervision, construction, and construction management services and supply all necessary labor, materials, equipment and related work and services, including all things reasonably inferable from the Contract Documents as being necessary to fully complete the Work and obtain the intended results described in Exhibit F attached hereto, in accordance with the requirements of the Contract Documents, including, but not limited to the requirements of the Project Schedule and the Guaranteed Maximum Price requirements set forth in Article 3 below. The enumeration of particular items in the Specifications and/or Drawings and/or other Contract Documents shall not be construed to exclude other items. The Contract Documents are complementary, and what is required by or reasonably inferable from any one of the Contract Documents (including either a Drawing or Specification) as being necessary to produce the intended results shall be binding and required as a part of the Work as if required by all Contract Documents.

2.2 Order of Precedence. Subject to the provisions of Section 2.3 hereof, in the event of any conflicts or inconsistencies which cannot be resolved by reading the Contract Documents as a whole, the provisions of the Contract Documents shall be controlling in accordance with the following order of precedence:

2.2.1 This Agreement;

2.2.2 The Drawings;

2.2.3 Specifications; and

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2.2.4 Other Contract Documents incorporated by reference.

2.3 Contractor’s Compliance with Contract Documents.

2.3.1 Contractor hereby agrees and accepts that Contractor has a duty to refer all questions with respect to any doubts or concerns over the intent or appropriate interpretation of the Contract Documents to Owner for Owner’s decision. Any failure by Contractor to seek such clarifications shall in no way limit Owner’s ability to require implementation, including replacement of installed Work at a later date at Contractor’s sole expense, to achieve compliance with the more stringent requirements.

2.3.2 The failure of Owner to insist in any one or more instances upon a strict compliance with any provision of this Contract, or to exercise any option herein conferred, shall not be construed as a waiver or relinquishment of Owner’s right thereafter to require compliance with such provision of this Contract, or as being a waiver of Owner’s right thereafter to exercise such option, and such provision or option will remain in full force and effect.

2.3.3 If the Contractor recognizes, in accordance with Article 7, any inconsistency in the Drawings or any conflict between the Drawings and Specifications, the Order of Precedence shall govern unless Owner directs otherwise in writing.

2.3.4 Contractor shall be responsible for dividing the Work among the appropriate Subcontractors and Vendors. No claim will be entertained by Owner based upon the organization or arrangement of the Specifications and/or the Drawings into areas, sections, subsections or trade disciplines.

2.3.5 Detail drawings shall take precedence over scale drawings, and figured dimensions on the Drawings shall govern the setting out of the Work.

2.3.6 Unless the Specifications expressly state otherwise, references to documents and standards of professional organizations shall mean the latest editions published prior to the Effective Date.

2.3.7 Technical words, abbreviations and acronyms in the Contract Documents shall be used and interpreted in accordance with customary usage in the construction industry.

2.3.8 Whenever consent, permission or approval is required from any party pursuant to the provisions of the Contract Documents, such consent, permission or approval shall, unless expressly provided otherwise in this Agreement, be given or obtained, as applicable, in writing.

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ARTICLE III

GUARANTEED MAXIMUM PRICE

3.1 Guaranteed Maximum Price. Subject to additions and deductions which may be made only in accordance with the Contract Documents, Contractor represents, warrants and guarantees to Owner that the total maximum cost to be paid by Owner for Contractor’s complete performance under the Contract Documents, including, without limitation, Final Completion of all Work, all services of Contractor under the Contract, and all fees, compensation and reimbursements to Contractor, shall not exceed the total amount of $TBD (“Guaranteed Maximum Price” or “GMP”). The Contractor shall submit the Guaranteed Maximum Price to Owner on the date and manner set forth in Addendum 1 to this Agreement. Costs which would cause the Guaranteed Maximum Price (as may be adjusted pursuant to the Contract Documents) to be exceeded shall be paid by the Contractor without reimbursement by Owner.

3.1.1 Guaranteed Maximum Price Components. The Guaranteed Maximum Price is comprised of the maximum amount payable by Owner for:

3.1.1.1 The Cost of the Work listed in Subsection 3.2 hereof for full and complete performance of the Work in strict accordance with Contract Documents, and

3.1.1.2 A fee to Contractor in the amount of 2.75% of the Costs of Work (“Contractor’s Fee”). The Contractor’s Fee shall be the Contractor’s sole and exclusive compensation for all costs described as Non-Allowable Costs of the Work in Section 3.3 hereof and is inclusive of all overhead and profit arising out of or relating to the Contractor’s Work. The Guaranteed Maximum Price is further broken down into line items and categories on Exhibit F attached hereto.

3.1.2 Cost Overruns. Subject to additions or deductions which may be made in accordance with the Contract Documents, Contractor shall be solely liable and responsible for and shall pay any and all costs, fees and other expenditures in excess of the Guaranteed Maximum Price for and/or relating to the Work, without entitlement to reimbursement from Owner. Contractor is not entitled to any fee, payment, compensation or reimbursement under this Agreement or relating to the Work or Project other than as expressly provided in this Article 3.

3.1.3 Proof of Funds. If at any time or from time to time Owner reasonably believes that based on the progress of the Work and Cost of the Work that at any point the Work cannot be completed for the Guaranteed Maximum Price, Owner shall have the right to require Contractor to provide Owner with satisfactory evidence of funds available to Contractor to pay any anticipated overage. Prior to Owner exercising any rights under this Section, Owner shall first provide written notice to Contractor requesting satisfactory evidence of available funds and shall include in the request a) the reasons for Owner’s belief that the Work cannot be completed for the Guaranteed Maximum Price and b) the method and manner by which Owner calculates the anticipated

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overage. Contractor shall, within ten days following receipt of this written notice from Owner, provide Owner with either i) evidence reasonably satisfactory to Owner that the Work can be completed within the Guaranteed Maximum Price and the basis upon which Contractor believes this to be accurate or ii) satisfactory evidence of funds available to make up any anticipated overage. If Owner, after reviewing the evidence submitted by Contractor pursuant to paragraph i) herein, still reasonably believes that the Work cannot be completed for the Guaranteed Maximum Price, then Owner shall have the right to notify Contractor in writing of Owner’s determination thereof and Contractor shall, within five days of receipt of Owner’s written notice of this determination, provide Owner with satisfactory evidence of funds available to pay any anticipated overage as described in Owner’s initial request for proof of funds. Contractor’s failure to timely provide such satisfactory evidence to Owner of available funds shall constitute a default under this Agreement.

3.1.4 Inferable Work. Contractor agrees that the scope of the Guaranteed Maximum Price includes Work not expressly indicated on the Contract Documents, but which is reasonably inferable from the Contract Documents or consistent therewith, and such Work shall be performed by Contractor without any increase in the Guaranteed Maximum Price.

3.1.5 Owner Contingency. The Guaranteed Maximum Price includes an Owner contingency in the amount of $TBD (“Owner Contingency”). To allocate a portion of the Owner Contingency to a portion of the Work for any purpose, Contractor shall submit a Change Proposal (as defined in Section 18.3.1 of this Agreement) to Owner setting forth in reasonable detail why the allocation is required. Contractor and Owner will then follow the procedure described in Article 18 of this Agreement. Each allocation of the Owner Contingency by Contractor and approved by Owner shall be reflected on the respective Application for Progress Payment for the period during which Contractor makes such approved allocation. Any portion of the Owner Contingency remaining unallocated at Final Completion shall be a credit against and reduce the Guaranteed Maximum Price.

3.1.6 Construction Contingency. The Guaranteed Maximum Price includes a construction contingency in the amount of $TBD (“Construction Contingency”). Subject to the terms of the Contract Documents, Contractor shall be entitled to allocate from and apply against the Construction Contingency Costs of the Work for the following, and no other, purposes relating to the Work: (a) implementation of any Recovery Plan, (b) cost overruns, (c) Minor Changes in the Work, (d) warranty costs prior to Final Completion, (e) those circumstances where the actual cost of an item exceeds the amount allocated to such item in the Guaranteed Maximum Price (pursuant to Section 3.1.8.2 or 3.1.8.3 of this Agreement), (f) any purpose expressly authorized in this Agreement, and (g) concealed conditions (other than those for which a Change Order is authorized by Article XIII); provided, however, that Contractor may not apply, use or allocate from the Construction Contingency any amounts for any of the foregoing purposes that are the result

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of, relate to or arise from any material breach or material failure to perform by, Contractor, any Subcontractor or Vendor (except as necessary to replace any Subcontractor or Vendor because of the bankruptcy or failure to perform of such Subcontractor or Vendor), or any party for which any of them are liable or responsible at law or under the Contract Documents or for any Non-Allowable Costs of the Work. Notwithstanding anything stated herein to the contrary, the Contractor shall not be required to use the Construction Contingency for any purpose that would otherwise entitle it to an increase in the Guaranteed Maximum Price pursuant to the terms and conditions of this Agreement (e.g. Article XVIII “Change in the Work”). Each allocation of the Construction Contingency by Contractor shall be reflected (with a narrative explanation) on the respective Application for Progress Payment for the period during which Contractor makes such allocation and application. The first $TBD of any the Construction Contingency remaining unallocated at Final Completion shall be split between the Owner and Contractor with the Owner receiving 75% of such funds and the Contractor receiving 25% of such funds. Any additional portion of the Construction Contingency remaining unallocated at Final Completion shall be a credit against and reduce the Guaranteed Maximum Price.

3.1.7 Allowances. The Guaranteed Maximum Price includes specific “Allowance Amounts” for certain items as shown on the Schedule of Values and budgeted in the Guaranteed Maximum Price (“Allowance Items”). The only Allowance Items shall be those specifically identified as such in the Schedule of Values and in the Guaranteed Maximum Price. The Allowance Amounts represent all Costs of the Work of the Allowance Items, including, without limitation, costs of materials, labor, handling, transportation, loading and unloading and installation, as determined by Contractor.

3.1.8 Fast Track Drawings and Specifications. As described in Section 7.3 of this Agreement, the Drawings and Specifications for the Work and Project are not complete. As Drawings and Specifications are completed for a particular portion of the Work (including Allowance Items), Contractor shall to the extent practical propose and obtain bids from a minimum of three Subcontractors and/or Vendors for that portion of the Work and, in accordance with Section 9.2 hereof, assist Owner in selecting one of the Subcontractor or Vendor bids for that Work.

3.1.8.1 If the amount of the bid selected by Owner exceeds the amount budgeted in the Guaranteed Maximum Price for that item or portion of the Work, including the Allowance Amount as to an Allowance Item, and the increase in cost is due to the failure of the Drawings and Specifications to substantially conform to the “Guaranteed Maximum Price Premises and Assumptions” as set forth on Exhibit G attached hereto, Owner shall, subject to Section 3.1.8.3 below, either (a) rework the Drawings and Specifications with Architect and Contractor to cause the Work depicted therein to fall within the budgeted amount allocated in the Guaranteed Maximum Price (or within the Allowance Amount as

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to an Allowance Item), or (b) if the cost difference is less than $25,000.00 (subject to an aggregate maximum total of $250,000.00), Owner shall be entitled to allocate and apply a portion of the Construction Contingency to such increased cost, or (c) increase the Guaranteed Maximum Price by an amount equal to that portion of the difference between the amount of the selected bid over the amount budgeted for such item or portion of the Work in the Guaranteed Maximum Price (or over the Allowance Amount as to an Allowance Item) that is attributable to the failure of the Drawings and Specifications to substantially conform to the Guaranteed Maximum Price Premises and Assumptions, or (d) apply a portion of the Owner Contingency to cover such increased cost of the selected bid that is attributable to the failure of the Drawings and Specifications to substantially conform to the Guaranteed Maximum Price Premises and Assumptions.

3.1.8.2 If the amount of the bid recommended by Contractor exceeds the amount allocated or budgeted in the Guaranteed Maximum Price for that item or portion of the Work, and the Drawings and Specifications substantially conform to the Guaranteed Maximum Price Premises and Assumptions, then:

(a)	if the portion of the Work is not an Allowance Item, Contractor shall perform such Work and such increase in costs shall be solely Contractor’s responsibility and Contractor shall not be entitled to, and will not seek, any increase in the Guaranteed Maximum Price (though Contractor shall be entitled to allocate a portion of the Construction Contingency to cover such cost increase if Contractor elects to the extent permitted in accordance with Section 3.1.6 hereof; provided however, if no funds remain in the Construction Contingency, Contractor shall still be responsible for the increased cost of the Work); or

(b)	if the portion of the Work is an Allowance Item, Contractor shall not be responsible for such excess cost of that Allowance Item over the Allowance Amount (subject to Section 3.1.8.3 hereof), even if the Drawings and Specifications are in substantial conformance with the Guaranteed Maximum Price Premises and Assumptions, and in such case as to such increased costs Owner will make an election under clauses (a), (b), (c) or (d) of Section 3.1.8.1 above.

3.1.8.3 Notwithstanding the provisions of Sections 3.1.8.1 and 3.1.8.2 above, if Contractor failed to comply with its obligations under Section 7.3 of this Agreement, including to timely notify Owner in writing in accordance with Section 7.3.5 of this Agreement that the Drawings, Specifications or designs for such item or portion of the Work (including any Allowance Item), failed to substantially conform to the Guaranteed Maximum Price Premises and Assumptions, or that redesign or value engineering was

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necessary to bring the cost within or below the amounts allocated in the Guaranteed Maximum Price for such item or portion of the Work, Owner shall not be required to make any election under clause (a), (b), (c) or (d) of Section 3.1.8.1 above or under Section 3.1.8.2 above, and Contractor shall perform and be responsible for the increased cost of such Work (though Contractor may utilize a portion of the Construction Contingency to cover such increased costs; provided, however, if no funds remain in the Construction Contingency, Contractor shall still be responsible for the increased costs of such Work) and be stopped from seeking, and Contractor agrees not to seek and shall not be entitled to, any increase in the Guaranteed Maximum Price with regard thereto.

3.1.8.4 If the amount of the bid selected by Owner plus the additional and customary cost to complete the bid Work (if such additional and customary amount is so required as mutually determined between Owner and Contractor) is less than the amount allocated or budgeted in the Guaranteed Maximum Price for that item or portion of the Work, then:

(a)	if the portion of the Work is not an Allowance Item, the difference between those amounts shall be allocated to and included within the Construction Contingency; or
(b)	if the portion of the Work is an Allowance Item, then such savings and difference shall be allocated to the Owner’s Contingency.

3.1.8.5 Notwithstanding the provisions of this Section 3.1.8, if Owner elects to have a party other than Contractor, or one of Contractor’s Subcontractors, perform the Work related to an Allowance Item or other portion of the Work, or otherwise eliminates or reduces the scope of an Allowance Item or other portion of the Work, the Guaranteed Maximum Price shall be reduced by the Allowance Amount for any such Allowance Item or the budgeted amount in the Guaranteed Maximum Price for such item, provided, however, the Contractor shall be entitled to its portion of the Contractor’s Fee for the amount corresponding to the aggregate amount of reductions specified in the preceding clause, and there shall not be any corresponding increase in the Guaranteed Maximum Price for the cost of such Allowance Item or other portion of the Work not performed by Contractor.

3.1.8.6 (a) Interiors Allocation values set forth in Exhibit G to the Agreement were established by Contractor and Owner. The Contractor Interiors Allocation values combined with the Owner Interiors Allocation values, as set forth in Exhibit G to the Agreement, provide for the total budgeted value for the interiors of each respective area. It is recognized that these values may require adjustments upon receipt of the final design documents and that a final re-allocation may need to occur for each of the respective areas. Such re-allocations shall not cause the combined Interiors Allocations

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to exceed the total amount for same identified in Exhibit G to the Agreement. In no event shall any re-allocations of the Interior Allocation values pursuant to this Section or otherwise result in an increase to the total amount of the Interior Allocation values as set forth in Exhibit G to the Agreement.

(b) To the extent any mutually agreed upon re-allocation of the Interior Allocation values between Owner and Contractor with regard to a respective interior area, increases the value allocated to Contractor over the value set forth for Contractor on Exhibit G to the Agreement, then Owner shall either (i) cause the Guaranteed Maximum Price to correspondingly be increased by an amount equal to the increase in such value allocated to Contractor, or (ii) rework the Drawings and Specifications to cause the respective interior Work to fall within the value originally allocated to Contractor (such that no re-allocation occurs), or (iii) apply a portion of the Owner Contingency to cover such increase in values allocated to Contractor.

3.2 Cost of the Work. “Cost of the Work” means those elements of costs described in this Section 3.2 up to the Guaranteed Maximum Price (subject to change only as provided in this Agreement) which are chargeable to Owner and payable to Contractor when reasonably, actually and necessarily incurred by the Contractor during proper performance of the Work, without mark-up or add on of any kind by or at the request of Contractor. Such costs shall be actual costs paid by Contractor less all discounts, rebates and salvages taken by Contractor. All amounts paid or payable as Costs of the Work shall be subject to verification by audit pursuant to Article 19 of this Agreement. Contractor covenants and agrees to use its best efforts to achieve the lowest price or cost reasonably available and consistent with the Contract Documents, for all Cost of the Work items. Costs of the Work shall be strictly limited to and include only the following items:

3.2.1 Contractor’s Salaried Employees. Direct cost of amounts actually paid by Contractor for the salaries paid to Contractor’s employees (excluding craft labor) while and only to the extent they are performing Work at the Site and with respect to certain employees set forth on Exhibit C, to the extent they are performing work directly related to the Project off-Site (“Personnel”), except to the extent approved otherwise by Owner, and at the rates set forth on Exhibit C attached hereto, including Contractor’s actual costs of statutory payroll taxes and customary employee benefits to the extent stated in this Subsection 3.2.1, pro-rated for the time they are performing Work. Contractor shall submit to Owner all documentation necessary to support the referenced rate and benefits. Contractor’s costs for bonuses, stock options, profit sharing arrangements and similar incentive programs shall be Non-Allowable Costs of the Work (except for amounts paid by Contractor into 401K plans for its designated Personnel, which amounts shall not exceed 4% of the respective employee’s gross salary) and thus included within the Contractor’s Fee. Contractor’s rates shall exclude any elements of overhead or profit. Any changes to such chargeable personnel listed in Exhibit C attached hereto, during the course of the Work must be

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approved in advance and in writing by Owner. The Contractor shall submit a rate schedule for each of its personnel listed in Exhibit C attached hereto, for Owner’s audit and approval, including any increases other than increases solely for annual standard cost of living adjustments and merit raises in Contractor’s normal and customary practice, but not to exceed five percent (5%) annually, unless approved otherwise by Owner. Costs included in such proposed rates shall, however, be strictly limited to actual payroll costs including actual labor burden, and excluding any element for overhead or profit. Items covered by or included within the labor burden shall not be separately or otherwise included in Costs of the Work or billed to Owner.

3.2.2 Contractor’s Site Craft Labor. Direct cost of amounts actually paid for Contractor’s craft labor, including actual labor burden. Contractor shall submit hourly rates for both regular time and premium time hours for Owner’s review and approval. In no event shall such rates exceed either those hourly rates specified in collective bargaining agreements applicable to such labor, including stated increases, or the amount actually paid by Contractor for such craft labor, unless approved in writing in advance by Owner.

3.2.3 Subcontractor and Vendor Costs. Direct cost of amounts actually paid by Contractor to its Subcontractors and Vendors for Work performed pursuant to subcontracts and purchase orders which have been reviewed and approved in advance and in writing by Owner (except to the extent Owner’s prior written consent is not required pursuant to Section 9.3 of this Agreement).

3.2.4 Materials and Equipment Incorporated in the Work. Direct cost of amounts paid by Contractor for all materials and equipment incorporated into the Work by Contractor, including the actual direct costs of transportation and temporary storage (including any materials stored off-Site so long as the requirements of Section 5.13 of this Agreement are fulfilled to Owner’s satisfaction). Contractor shall promptly disclose to Owner all relevant details regarding any such materials, equipment and other items if any of the foregoing is being provided for purchase by Contractor or any company which is a subsidiary or otherwise affiliated with Contractor or its parent company. Said costs shall be invoiced at actual prices, net of any available trade and quantity discounts. Contractor shall use its best efforts to achieve the lowest cost or price reasonably available and consistent with the Contract Documents. Any salvage value received by Contractor or any Subcontractor for any excess items paid for by Owner, to be determined prior to Owner’s final payment upon Final Completion, shall reduce the Cost of the Work and be a credit to Owner.

3.2.5 Materials and Equipment Consumed at the Site. Direct cost of amounts actually paid by Contractor for all materials, equipment, supplies and small tools which are provided by Contractor at the Site and fully consumed at the Site during performance of the Work, including the direct costs of transportation and temporary storage on-site or pursuant to Section 5.13

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hereof. Contractor shall promptly disclose to Owner all relevant details regarding any such materials, equipment and other items if any of the foregoing is being provided for purchase by Contractor or any company which is a subsidiary or otherwise affiliated with Contractor or its parent company. Said costs shall be at lowest rates reasonably available and consistent with the Contract Documents and invoiced at actual prices, including any available trade and quantity discounts. Contractor covenants and agrees to use its best efforts to achieve the lowest cost or price reasonably available and consistent with the Contract Documents. Any salvage value for any excess items paid for by Owner, to be determined prior to Owner’s final payment upon Completion, shall reduce the Cost of the Work and be a credit to Owner.

3.2.6 Rental Equipment. Direct cost of amounts actually paid by Contractor for rental charges for all necessary construction machinery and equipment utilized at the Site, exclusive of small tools, but limited to the direct costs of transportation, delivery, installation, dismantling, removal, maintenance, and insurance. Contractor shall use its best efforts to achieve the lowest cost or price reasonably available and consistent with the Contract Documents. Contractor shall promptly disclose to Owner all relevant details if any such construction machinery or equipment is being provided, either for purchase or rental, by Contractor or any company which is a subsidiary or otherwise affiliated with Contractor or its parent company. The rental rates for any machinery and equipment owned by Contractor or an affiliated entity shall be agreed upon by Owner and Contractor in advance, and those rates are incorporated into the rate schedule which is attached to this Agreement as Exhibit D. Notwithstanding anything to the contrary in Exhibit D, the aggregate amount of rental costs charged for any individual piece of Contractor or affiliate-owned machinery or equipment shall be limited to 80% of its actual acquisition cost.

3.2.7 Site Office Costs. Direct cost of amounts actually paid by Contractor for Site office facilities and Site office general expenses, telephone services, long distance telephone calls, photocopying, postage, reasonable and customary petty cash expenses not to exceed $250.00 monthly, facsimile transmissions, office supplies, custom printing required by the Contract Documents, express and air courier mail delivery services, Site office equipment such as computers, telephones, copiers, facsimile machines, typewriters and similar items used in connection with the Work. Contractor shall use its best efforts to achieve the lowest cost or price reasonably available and consistent with the Contract Documents, provided, however, such costs shall be expressly limited to such of the foregoing items not otherwise made available or provided by Owner to Contractor at the Site. Contractor shall promptly advise Owner of any such Site office equipment which is charged to the Work and provide Owner with all purchase and rental agreements pertaining thereto for Owner’s approval. Contractor shall promptly disclose to Owner all relevant details if any such Site office equipment is being provided, either for purchase or rental, by Contractor or any company which is a subsidiary or otherwise affiliated with the Contractor or its parent company. Such equipment shall be deemed Contractor owned equipment

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and a Cost of the Work only in accordance with Contractor’s Equipment List attached hereto as Exhibit D. Any salvage value received by Contractor or any Subcontractor for any excess items paid for by Owner, to be determined as part of Final Completion, shall be a credit for Owner’s account.

3.2.8 Sales and Use Taxes. Direct cost of amounts actually paid by Contractor for sales and use taxes for materials and equipment incorporated or consumed into the Work, plus on rental equipment used in the Work, that are imposed by governmental authorities and paid by the Contractor.

3.2.9 Bond Premiums. Direct cost of amounts actually paid by Contractor for premiums solely attributable to the Work for Contractor’s Performance and Payment Bonds to the extent required by Owner, and direct amounts paid for Subcontractor bond premiums.

3.2.10 Course of Constructions Repairs. Actual and reasonable costs incurred and paid by Contractor in repairing minor damage to trade Work caused as a normal by-product during the course of construction and not attributable to the fault of Contractor, any Subcontractor or Vendor or covered by insurance.

3.2.11 Royalties. Royalties and license fees necessarily and reasonably incurred and paid by Contractor for an express design, process or product required by the Contract Documents in accordance with Section 7.20 hereof.

3.2.12 Other Costs. Other actual direct costs incurred in the performance of the Work, but limited solely to those costs which are approved in writing by Owner.

3.2.13 Miscellaneous Costs. Miscellaneous costs are chargeable as Costs of the Work only as follows:

3.2.13.1 Direct costs actually paid by Contractor for clean-up and removal of debris;

3.2.13.2 Direct costs actually paid to respond to an emergency affecting the safety of persons and property, and not the result of any act or omission of Contractor or any Subcontractor or Vendor or any party for whom any of the foregoing are responsible or liable at law or under the Contract Documents;

3.2.13.3 Direct costs actually paid by Contractor and approved by Owner for Site security services for protection of the Work;

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3.2.13.4 Actual costs incurred by Contractor for blueprinting of Drawings as required by the Contract Documents and required postage, express mail and long distance costs in the performance of the Work; and

3.2.13.5 Except for the Major Permits which shall be Owner’s responsibility to pay for, direct costs actually paid for building permit fees, including plan check fees, which are required by governmental authorities to be taken out in Owner’s name for construction and completion of the Work, including temporary and final Certificates of Occupancy.

3.2.13.6 Direct costs actually paid by Contractor’s Personnel reasonably incurred by such Personnel while traveling in the performance of the Work.

3.2.13.7 Losses and expenses not compensated by insurance and incurred by Contractor directly relating to the performance of the Work and not relating to or arising from the failure of Contractor or any Subcontractor or Vendor or any party any of the foregoing are liable or responsible for under the Contract Documents or at law, to comply with the Contract Documents or the negligence of any of the foregoing persons.

3.2.13.8 The cost of insurance premiums for the specific insurance coverages listed in Exhibit O and Exhibit P carried by Contractor and Subcontractors relating to the Work and costs of insurance pursuant Article 15 hereof, if applicable.

3.2.13.9 All direct and indirect costs of any nature relating to work arising during the Warranty period defined in Section 10.2 of this Agreement, for correction, removal, replacement or disposal of any non-conforming Work, materials or equipment to the extent defined in Article 10 of this Agreement to the extent not recoverable from a Subcontractor.

3.3 Non-Allowable Cost of the Work. “Non-Allowable Cost of the Work” means the direct and/or indirect costs described in this Section 3.3 and all similar costs and all other costs not included within Costs of the Work, which are paid or incurred by Contractor during performance of the Work. All such Non-Allowable Costs of the Work are included in Contractor’s Fee set forth in Subsection 3.1.1 above, regardless of whether they exceed the amount of such Contractor’s Fee. Contractor shall not be entitled to receive any additional reimbursement for Non-Allowable Costs of the Work, including without limitation, any of the types of cost items described as follows:

3.3.1 The cost of any item not specifically and expressly included as a Cost of the Work in Section 3.2 above;

3.3.2 Costs in excess of the Guaranteed Maximum Price;

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3.3.3 Salaries and all other compensation of the Contractor’s personnel and representatives performing any function at any offsite location whatsoever, except for those Personnel individually named as approved in Exhibit C attached hereto, and to the extent described therein;

3.3.4 All direct and indirect operating, maintenance and overhead costs of any nature whatsoever arising out of or in any way relating to any of the Contractor’s principal or branch offices, including, but not limited to: office space; furniture and equipment which is dedicated to or reserved for use for the Work; leasing and rental costs; maintenance; local telephone; utilities; depreciation; security; office supplies; property taxes; the development of engineering and construction manuals, standards or computer programs; personnel training of any kind; and janitorial services; excepting only those actual and direct costs incurred and permitted to the extent described in Subsections 3.2.7 and 3.2.13 above;

3.3.5 Any expenses relating to Contractor’s operating capital, including interest on the Contractor’s capital employed in support of the Work (provided, however, as to interest, only so long as Owner timely pays amounts properly due and owing to Contractor in accordance with and subject to the Contract Documents);

3.3.6 All direct and indirect costs arising out of the fault or negligence of, or failure to comply with the terms of the Contract Documents or any subcontracts by, the Contractor, any Subcontractor or Vendor of any tier or anyone directly or indirectly employed by any of them, or for whose acts or omissions any of them are responsible or liable at law or under the Contract Documents;

3.3.7 All direct and indirect costs of any nature relating to work arising during the Warranty Period defined in Section 10.2 of this Agreement, for correction, removal, replacement or disposal of any non-conforming Work, materials or equipment to the extent defined in Article 10 of this Agreement;

3.3.8 All costs incurred by Contractor for bonuses, stock options, profits sharing arrangements and similar incentive programs (other than as provided in Section 3.2.1 with regard to 401K plans);

3.3.9 All direct and indirect costs of any nature resulting from or attributable to either delays, disruptions or interferences, excepting only for those costs which are expressly identified and permitted in accordance with Article 11 of this Agreement;

3.3.10 All direct and indirect costs of any nature resulting from or attributable to terminations, cancellations for convenience or suspensions, excepting only for those costs which are expressly identified and permitted in accordance with Article 17 of this Agreement;

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3.3.11 Rental costs of Contractor or affiliate owned machinery and equipment, except as specifically provided in Subsection 3.2.6 of this Agreement;

3.3.12 All costs of business and/or operating permits, licenses, fees and taxes, required by any local, state or federal governmental authorities or labor agreements to enable the Contractor, its Subcontractors or Vendors of any tier to be qualified to do business and/or perform trade activities and/or any Work pursuant to the Contract Documents;

3.3.13 Costs of repairing defective or non-conforming Work or Work damaged by Contractor, Subcontractors, sub-subcontractors, material men, anyone directly or indirectly employed by any of them, or for those acts or omissions any of them are responsible or liable at law or under the Contract Documents, except to the extent provided in Section 3.2.10 hereof;

3.3.14 Costs incurred by Contractor in satisfying its indemnification obligations pursuant to Article 14 of this Agreement or any other Contractor indemnification provision of the Contract Documents;

3.3.15 Payments on account of materials, supplies, and equipment until delivered and suitably stored at the Site for subsequent incorporation or consumption in the Work, except as specifically provided in Section 5.13 of this Agreement (if, however, in Owner’s reasonable opinion, such warehousing and storage costs are due to Contractor caused delays and/or poor sequencing of the Work by Contractor, these costs shall not be considered a Cost of the Work and will be at Contractor’s sole cost and expense);

3.3.16 Costs incurred by Contractor relating to the preparation, response to or defense of any Claim for which Contractor or any Subcontractor or Vendor are liable or responsible at law or under the Contract Documents;

3.3.17 Any cost incurred by Contractor relating to a Change in the Work without a Change Order or Construction Change Directive (other than a Minor Change or unless approved otherwise in writing by Owner and Owner’s Lenders);

3.3.18 Any Costs of the Work reimbursed by insurance to Contractor or any Subcontractor or Vendor;

3.3.19 The cost of any insurance maintained by Contractor or any Subcontractor which is not required by the Contract Documents; and

3.3.20 All other direct, indirect and/or overhead costs of any nature whatsoever, except as otherwise expressly provided to the contrary in the Contract Documents.

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3.4 Contractor’s Responsibility for Taxes. Other than direct cost of amounts actually paid by Contractor for sales and use taxes directly relating to materials and equipment incorporated or consumed into the Work and/or directly relating to rental equipment used in the Work that are imposed by governmental authorities and paid by the Contractor, it is expressly understood that no other taxes or duties (other than customs duties on equipment and material brought into the United States expressly and solely for incorporation or consumption in the Work and imposed by governmental authorities and paid by Contractor) of any nature whatsoever are considered Costs of the Work and that Contractor will not be separately reimbursed for, but Contractor shall be responsible for and shall timely pay, any other such taxes or duties whatsoever, including, but not limited to, federal, state and local taxes, duties, excise taxes, personal property taxes on construction equipment and other property owned or leased by Contractor, taxes on net income of Contractor, filing fees on taxes, business taxes, and similar taxes applicable to or arising directly or indirectly out of performance of the Work or Contractor’s property, business or operations. The foregoing is not intended to preclude the reimbursement of payroll taxes as a Cost of the Work.

3.5 Discounts, Rebates and Refunds. All cash discounts (so long as Owner has made payment to Contractor to the extent advance or timely payment is necessary to obtain such cash discount), trade discounts, rebates and refunds obtained by Contractor during the course of the Work, and all amounts received from sales of surplus materials and equipment, shall accrue to Owner. Contractor shall take all necessary steps to obtain, secure and pass on such credits to Owner and all such discounts, rebates and refunds shall be fully reflected in Contractor’s monthly Applications for Progress Payment submitted pursuant to Article 5 of this Agreement. Title to all materials, tools, and equipment paid for by Owner shall be vested in Owner. At the completion of the Work and when no longer required, such tools, equipment and materials as remain shall belong to Owner and be, as Owner may direct (a) sold at the direction of Owner and all sums and allowances realized credited against the Cost of the Work for all purposes under this Agreement or (b) delivered to Owner, all as Owner shall direct.

3.6 No Duplication. Notwithstanding the breakdown or categorization of any costs in this Article 3 or elsewhere in the Contract Documents, there shall be no duplication of payment in the event any particular items for which payment is requested can be characterized as falling into more than one of the types of compensable or reimbursable categories.

ARTICLE IV

CONTRACT TIME AND INTERIM MILESTONE DATES

4.1 Definitions.

4.1.1 The term “day” means any calendar day including public holidays.

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4.1.2 The “Notice to Proceed” means the written notice from Owner to Contractor providing Contractor with a “Date of Commencement” for the Work.

4.1.3 The term “Interim Milestone Dates” means either the fixed dates, or the fixed number of calendar days, available to Contractor to achieve the key schedule “Interim Milestones” identified in the Project Schedule.

4.1.4 The term “Contract Time” means the period of time between the Date of Commencement and Guaranteed Date of Substantial Completion, available to Contractor to achieve Substantial Completion of the Work in its entirety in accordance with Section 12.1 of this Agreement.

4.1.5 The term “Guaranteed Date of Substantial Completion” shall be defined in the GMP Amendment.

4.2 Time is of the Essence. Contractor and Owner acknowledge that TIME IS OF THE ESSENCE with respect to their respective obligations under the Contract Documents, and that Owner’s business interests will suffer substantial losses in the event that the Project is not completed within the Interim Milestone Dates and/or the Contract Time in accordance with and subject to the terms of this Agreement. Contractor hereby accepts and confirms that, subject to the terms of this Agreement, the Contract Time is reasonable for completing the Work and hereby agrees to dedicate such personnel and other resources as are necessary to assure that the Work is continuously managed and performed in a diligent, skilled and workmanlike manner. Notwithstanding any other provision of the Contract to the contrary, in the event Owner is unable to obtain financing satisfactory to Owner for the Project and Owner does not issue a Notice to Proceed, Owner shall have the right to terminate the Contract upon written notice to Contractor and such termination shall be treated as a termination for convenience by Owner pursuant to Section 17.2 hereof and the parties rights and obligations with regard to such termination shall be as provided for in Section 17.2 hereof. Contractor will not commence or perform any Work prior to the Date of Commencement in Owner’s Notice to Proceed.

4.3 Completion Guarantees. Subject to changes in the Contract Time which are mutually agreed to and finalized in accordance with the Contract Documents, Contractor hereby guarantees to cause the Work to be commenced on the Date of Commencement as provided in Section 4.1.2 hereof, and (a) to timely achieve each of the Interim Milestone Dates, and (b) to timely achieve Substantial Completion of the Work in its entirety in accordance with the requirements of Section 12.1 of this Agreement on or before the Guaranteed Date of Substantial Completion. Contractor’s failure to achieve any of the Interim Milestone Dates or Substantial Completion by the Guaranteed Date of Substantial Completion, except pursuant to mutually agreed schedule extensions which are determined and finalized in Change Orders in accordance with the Contract Documents, shall be a material breach of this Contract and Contractor shall and hereby agrees to indemnify Owner for and against any and all costs, damages, expenses, losses, liabilities and obligations relating to and/or arising out of any such delay(s), provided, however,

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Contractor’s liability to Owner under this Agreement relating to damages arising solely from delays in the Work caused by Contractor or for which Contractor is responsible or liable (as outlined in Section 4.4 below) shall not exceed the total amount of one-half of the Contractor’s Fee. The foregoing limitation on liability relating to delays shall not in any way limit Contractor’s liability for any other act, omission, breach or default of Contractor, Subcontractor or any Vendor, shall only relate to damages actually suffered by Owner and shall not apply to or in any way limit Contractor’s obligation to complete the Work for the Guaranteed Maximum Price, including, but not limited to, Contractor’s responsibility for all costs in excess of the Guaranteed Maximum Price pursuant to the Contract Documents, nor shall the foregoing limitation on liability in any way apply to or limit in any way any of Contractor’s obligations and covenants under Section 11.8 hereof, including, without limitation, Contractor’s obligation to provide and implement any Recovery Plan and/or take all available steps to overcome or mitigate against the adverse effects of all delays identified by Owner.

4.4 Liquidated Damages. If Substantial Completion of the Work is not achieved by the Guaranteed Date of Substantial Completion, as such time period is adjusted pursuant to the Contract Documents, Contractor acknowledges and agrees that Owner will suffer significant damages. Accordingly, if Substantial Completion of the Work is not achieved by the Guaranteed Date of Substantial Completion, Contractor shall pay to Owner on demand (or, at Owner’s option Owner may deduct, withhold and/or set off the whole or any portion of the following liquidated damages amounts from or against any amounts then or thereafter payable or due to Contractor from Owner), as liquidated damages and not as a penalty, the amount of:

4.4.1 Thirty Thousand Dollars ($30,000.00) per day for each day of delay from and after the fifth (5th) day after Guaranteed Date of Substantial Completion until Substantial Completion is achieved, up to a total amount of one-half of the Contractor’s Fee.

4.4.2 Owner and Contractor hereby agree that it would be impractical or impossible to fix actual damages in the case of Contractor’s default of its obligation to cause Substantial Completion to be completed within the Contract Time and also agree to stipulate that Owner’s loss in the case of any such default will be deemed equal to the amounts set forth herein as liquidated damages for the specific periods set forth in Section 4.4.1 above, which amounts both parties agree are reasonable estimates of Owner’s actual damages in such event.

4.4.3 Notwithstanding the provisions of this Section 4.4, the foregoing liquidated damages shall not apply to or limit in any way any of Contractor’s obligations and covenants under Section 11.8 hereof, including, without limitation, Contractor’s obligation to provide and implement any Recovery Plan and/or take all available steps to overcome or mitigate against the adverse effects of all delays identified by Owner.

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4.4.4 Notwithstanding any other requirements set forth in this Agreement, in determining the date of Substantial Completion for the purpose of imposing liquidated damages as set forth above, “Substantial Completion” shall be achieved at the stage in the progress of the Work when (a) the Work in its entirety, or a designated portion thereof which Owner agrees to accept separately, is sufficiently complete in accordance with the Contract Documents and, (b) all applicable Laws to enable Owner to obtain a temporary Certificate of Occupancy for the Work, or such designated portion thereof, or if the Owner can utilize the Work for its intended use, whichever is earlier.

Contractor’s Initials (Yates)	Contractor’s Initial’s (Paric)	Owner’s Initials

4.5 INTENTIONALLY OMITTED.

ARTICLE V

PAYMENTS TO CONTRACTOR

In consideration of Contractor’s performance of the Work in full compliance with the Contract Documents, Owner shall pay Contractor over the course of and in proportion to the Work completed as follows:

5.1 Schedule of Values. Within twenty-one (21) calendar days after the Date of Commencement for the Work, Contractor shall submit to Owner and Owner’s Lenders an initial “Schedule of Values” for the Work, allocating values among all categories or portions of the Work. The Schedule of Values shall be prepared in such form and supported by data to substantiate its accuracy to the extent as Owner may require, shall be based upon the latest cost information available to Contractor, and shall be subject to Owner’s approval which approval shall not be unreasonably delayed. By way of example and not by limitation, the Schedule of Values should include and delineate: (a) each subcontract and major component thereof; (b) each significant purchase order and the installation costs for all procured materials and equipment, so that logical and realistic cost breakdowns are established and set forth for all facilities, phases, areas, trade disciplines, utility and electrical systems, FF&E items and major components thereof. The Owner accepted Schedule of Values shall be used as a basis for the Contractor’s Applications For Progress Payments described in Section 5.2 below. Owner shall have the right to reject all or any portion of the Schedule of Values which Owner determines does not accurately define the Work in reasonable detail, or if the detail provided does not accurately reflect an appropriate cost, allocation or proportion of the Work. At any time and from time to time if it reasonably appears to Owner that any aspect of the Schedule of Values is incomplete or inaccurate, and following any Change Order or Construction Change Directive, the Schedule of Values shall be adjusted by Contractor, in each

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case subject to Owner’s written approval, to reflect accurately the values of the various portions of the Work.

5.2 Applications for Progress Payments.

5.2.1 Format of Applications

5.2.1.1 On or before the first (1st) day of each month, Contractor shall submit to Owner and Owner’s Lenders an initial draft of Contractor’s Application for Progress Payment for the previous month.

5.2.1.2 On or before the fifth (5th) day of each month, Contractor shall submit to Owner and Owner’s Lenders a fully completed Application For Progress Payment for the previous month in a format reasonably satisfactory to Owner and supported by such documentation to verify entitlement as Owner and Owner’s Lenders may reasonably require, and certified by Contractor as correct. Each Application for Progress Payment shall be sequentially numbered, and shall clearly identify, itemize and attribute all Costs of the Work in a manner which facilitates review by Owner. Such Applications for Progress Payment may only request payment for Costs of the Work actually incurred prior to the date of such Application for Progress Payment and may not include requests for payment of amounts Contractor does not intend to pay promptly to a Subcontractor or Vendor because of a dispute or other reason. Contractor shall not submit more than one Application for Progress Payment per month, unless otherwise requested by Owner. In addition, each Application for Progress Payment shall separately identify and itemize the following:

(a)	Work performed during such preceding calendar month.

(b)	Amounts due for Contractor’s initial scope of Work satisfactorily completed during the preceding month as measured by the Contractor’s direct and actual costs incurred in accordance with the Cost of the Work described in Section 3.2 of this Agreement, a list of all bills for supplies, materials, equipment, and fixtures incorporated in the Work (in detail reasonably sufficient to allow Owner to determine where each item is incorporated) and labor performed (in detail reasonably sufficient to allow Owner to determine where and on what portion of the Work the labor was performed, including, but not limited to, weekly labor payrolls with names, dates, hours and rates) in connection with the Work, together with copies of the actual bills to be paid.

(c)	For each category and portion of the Work as shown on the Schedule of Values: (1) the amount requested on all previous Applications for Progress Payment, (2) the

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amount requested on the current Application for Progress Payment, and (3) the amount allocated to the Work yet to be completed.

(d)	The percentage completion of each portion of the Work as of the end of the period covered by the Application for Progress Payment, shown as the percentage obtained by dividing (a) the expense which has actually been incurred by Contractor on account of that portion of the Work for which Contractor has made or intends to make actual payment prior to the next Application for Progress Payment, by (b) the amount allocated to that portion of the Work in the Schedule of Values.

(e)	Amounts due which are attributable to the Contractor’s Fee earned as a result of the completion of Contractor’s scope of Work during such period covered by and included in the Application for Progress and approved by Owner. Under no circumstances shall Contractor include in any Application for Progress Payment, nor shall Owner be required to pay, an Application for Progress Payment for funds to pay an amount in excess of the then applicable pro rata portion of the Contractor’s Fee, using the ratio that the portion of the Work then completed bears to the total Work (as determined by the total Costs of the Work disbursed to date compared to the total approved Costs of the Work amount on the Schedule of Values).

(f)	For all amounts due as the result of Change Orders and Construction Change Directives, the Contractor shall make submittals for each Change Order and Construction Change Directive.

(g)	Reflect Retainage in the amount provided for pursuant to Section 5.6 of this Agreement.

(h)	Such additional information and documentation regarding the progress of the Work as Owner or Owner’s Lenders may reasonably require.

5.2.2 Substantiation of Costs. Contractor shall support its Applications for Progress Payment with relevant documentary evidence for cost verification purposes as Owner and Owner’s Lenders may reasonably require. This obligation shall include providing Owner with such supporting documentation as necessary to enable Owner to verify Costs of the Work submitted pursuant to Section 3.2 of this Agreement, including any Costs of the Work attributable to Change Orders or Construction Change Directives. To the extent requested by Owner, this shall include providing audit access to Contractor’s books and records to the extent described in Article 19 of this Agreement. All blanks and columns in the Application for Progress Payment must be completed. Except with Owner’s prior written consent pursuant to Sections 5.11 and 5.13 of this

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Agreement, Contractor shall not make advance payments to suppliers and shall not be entitled to reimbursement for the cost of any equipment or materials which have not been delivered and incorporated into the Project or stored at the Site.

5.2.3 Additional Costs for Change Orders and Claims. Except for Construction Change Directives which specify additional Costs of the Work are to be paid, or pursuant to an Owner signed Change Order, Owner shall not have any obligation to pay any amounts to Contractor or any Subcontractor or Vendor for work outside the scope of Contractor’s Work.

5.2.4 Lien Waivers. Each Application for Progress Payment shall include signed and acknowledged (by a notary) Conditional Waivers and Releases of Lien Upon Progress Payment in the form attached hereto as Exhibit H from Contractor and each Subcontractor, and each Vendor with regard to Work that is covered on the Application for Progress or Final Payment, and signed and acknowledged (by a notary) Unconditional Waivers and Releases of Liens Upon Progress Payment in the form attached hereto as Exhibit I from Contractor and each Subcontractor, and each Vendor with regard to Work that was covered by the immediately preceding Application for Progress Payment. Owner’s receipt of such executed and acknowledged waivers shall be a condition precedent to Owner’s obligation to pay any amounts pertaining thereto. Notwithstanding the foregoing, and subject to all other terms of this Agreement, to the extent Contractor fails to provide any of the foregoing waivers and releases of lien when required (“Outstanding Releases”), Contractor shall provide to Owner’s and Owner’s Lenders’ title insurers, from time to time upon Owner’s request and as a condition to any progress or other payment to Contractor, such affidavits, indemnitee(s), certificates and other instruments as such title insurers require to issue to Owner and Owner’s Lenders, as a condition to any progress or other payment to Contractor, one or more endorsements to their respective title insurance policies insuring the lien free status of the Work and Site (Contractor’s failure to cause the title insurer to provide the required endorsement(s) shall be a breach of this Agreement); provided, however, that at no time shall the aggregate of all Outstanding Releases represent Work with an aggregate value in excess of $1,000,000. In addition, Owner may at any time direct Contractor to submit an affidavit that all payrolls, invoices for material and equipment, and other indebtedness connected with the Work and associated with an Application For Progress Payment have been paid.

5.2.5 Certificates. Each Application for Progress Payment (and for Final Payment) shall include a “Contractor’s Certificate”, in form and substance identical to Exhibit J attached to this Agreement, signed by Contractor.

5.3 Time of Payments. Subject to the terms of the Contract Documents, Owner shall make to Contractor progress payments properly due and undisputed based on an approved Application for Progress Payment within thirty (30) calendar days after receipt of such fully completed Applications For

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Progress Payment which are submitted along with all requirements under Section 5.2 above, and substantiated in accordance with Subsection 5.2.2 above, and otherwise reasonably satisfactory to and approved by Owner and Owner’s Lenders, less any amounts that may be retained or withheld pursuant to the Contract Documents.

5.4 Owner’s Right To Withhold. Notwithstanding anything to the contrary herein, and in addition to Retainage, Owner may, upon written notice to Contractor, withhold from any payments otherwise due to the Contractor (including Final Payment), up to one hundred percent (100%) of the amount which, in Owner’s opinion, is necessary to protect Owner against or compensate Owner for any and all damages, costs, lawsuits claims, overpayments, expenses and losses attributable to any of the items or circumstances listed below in this Section 5.4, including, to cure any breach, default or failure to perform, or to assure the payment of claims of third persons, and at Owner’s option to apply such sums in such manner as Owner may in good faith deem necessary or proper to secure protection from or to satisfy such claims, Owner shall not be deemed in default by reason of withholding payment under this Agreement in good faith. Contractor shall not be entitled to receive payment on any Application for Progress Payment that is inaccurate or incomplete or that contains any material misrepresentation. The rights and remedies of Owner under this Section 5.4 shall be non-exclusive and shall be in addition to all other remedies available to Owner under this Agreement or at law, in equity or otherwise.

5.4.1 The overall percentage of Work satisfactorily completed by Contractor and each relevant Subcontractor and/or Vendor (determined by comparing the amount of Work satisfactorily completed to the total amount of Work to be completed), is less than the overall percentage of payments determined by comparing (i) the sum of (a) all amounts previously paid by Owner; and (b) the pending invoice to be paid, to (ii) the total amount of the Cost of the Work within the Guaranteed Maximum Price.

5.4.2 Contractor’s failure to perform the Work in accordance with the Contract Documents, including, without limitation, failing to comply with any applicable Laws, failure to submit or carry out Recovery Plans in accordance with Section 11.8 of this Agreement, and/or failure to maintain insurance in compliance with the requirements of this Agreement.

5.4.3 Defective Work not remedied in a timely manner after receipt of notice from Owner during the course of the Work or during the Warranty Period, as applicable. If any Work inspected by Owner is not to Owner’s reasonable satisfaction in accordance with the Contract Documents, a condition of any additional payments to Contractor shall be the correction of any such unsatisfactory Work to Owner’s reasonable satisfaction in accordance with the Contract Documents.

5.4.4 Reasonable evidence of the failure by Contractor to make timely or properly due payments to Subcontractors or Vendors.

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5.4.5 Contractor’s failure to submit lien waivers as required pursuant to Subsection 5.2.4 above.

5.4.6 The filing by Contractor or any Subcontractor or Vendor of mechanic’s liens or other claims relating to the Work against Owner, the premises of Owner, the Project and/or the Site, or the making or filing of any claim by any other party arising out of or relating to the Work or acts or omissions of Contractor, any Subcontractor or any other person for whose acts Contractor is responsible or liable at law or under the Contract Documents, except for those liens filed as a result of Owner’s failure to make payment when due to Contractor under the Contract.

5.4.7 Contractor’s failure expeditiously to remove mechanic’s liens filed against the premises of Owner and/or the Site by Contractor or any Subcontractor or Vendor, except for those liens filed as a result of Owner’s failure to make payment when due to Contractor under the Contract.

5.4.8 The existence of Work, including Punch List Items, not fully completed or corrected after either Substantial or Final Completion.

5.4.9 Any failure by the Contractor to provide timely access to the Contractor’s books and records for audit purposes to the extent described in Article 19 of this Agreement.

5.4.10 Any failure by Contractor to provide the Schedule Updates as required by Article 11 of this Agreement or failure to submit Applications For Progress Payments consistent with the Schedule of Values.

5.4.11 Owner’s or Owner’s Lenders’ good faith belief based on reasonable evidence that the Work cannot be completed for the unpaid balance of the Guaranteed Maximum Price.

5.4.12 Regarding any particular portion of the Work as shown on the Schedule of Values, any amount requested that is attributable to a portion of the Work not actually completed.

5.4.13 Owner’s or Owner’s Lenders’ good faith belief based on reasonable evidence that the Work will not be completed within the Contract Time.

5.4.14 Damage to property or Work or injury to persons attributable to the acts or omissions of Contractor, any Subcontractor or any person for whose acts or omissions Contractor is responsible or liable at law or under the Contract Documents.

5.4.15 Deviations from the Contract Documents other than those approved or permitted in accordance with the Agreement without an applicable Change Order or Construction Change Directive.

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5.4.16 Any material breach or default or failure to perform by Contractor under the Contract Documents, including without limitation failure to maintain any required insurance, or any material inaccuracy in any of Contractor’s representations or warranties.

5.4.17 A determination by Owner to nullify in whole or in part a prior approval of an Application for Progress Payment and/or prior payment made, because of subsequently discovered evidence or subsequent observations which otherwise would allow Owner to withhold pursuant to this Section 5.4 or elsewhere in the Contract Documents.

5.4.18 Owner’s Lenders’ inability (if not the fault of Owner) to obtain (1) one or more title insurance endorsements to the Owner’s Lender’s title policy, showing no intervening or other liens, lien rights or encumbrances upon the Site or any improvements relating to the whole or any portion of the Work prior to any Lender Liens (as defined in Section 24.2 of this Agreement), other than those approved in writing by Owner’s Lender, and insuring the full amount of the disbursement and its priority satisfactory to Owner and Owner’s Lenders, or (2) a satisfactory report under laws of Ohio showing no liens or interests (other than those of Owner’s Lenders) relating to the whole or any portion of the Work, including, without limitation, any improvements; or any failure of Contractor or any Subcontractor to comply with Section 24.2 of this Agreement.

5.4.19 Contractor’s failure to obtain, comply with and keep valid and in full force, and deliver copies to Owner of, all approvals, permits, certifications, consents and licenses of governmental authorities or other parties having jurisdiction over the Site, the Project or the Work or contractual rights to approve or inspect any of the foregoing which are necessary at the stage of construction and/or otherwise existing and required to be complied with or satisfied when such disbursement to Contractor is to be made to enable Final Completion on or before the Contract Time.

5.4.20 It shall be a condition precedent to all payments to Contractor following the date that certificates of occupancy (or any other equivalent permits required for occupancy and use) are obtainable for the whole or any part of the Project prior to Final Completion, that Contractor obtain and deliver to Owner all such permits when they are first available to be obtained (unless due to the fault of Owner such certificates are not obtainable).

5.4.21 Encroachments by any part of the Work being constructed on the Site outside the boundaries of the Site.

5.4.22 An order or statement shall have been made by or received from any governmental, administrative or regulatory authority or agency stating that the whole or any part of the Work, and/or any proposed change thereto, for which Contractor or any Subcontractor is responsible or which relates to Contractor’s or any Subcontractor’s activities is in violation of any Laws (as defined in Section 7.2 hereof), unless such order or statement has been timely corrected to the

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satisfaction of both the applicable governmental agency and Owner and evidence of such timely correction shall have been provided to Owner in form and substance satisfactory to Owner.

5.4.23 The existence of Disputed Claim Amounts (as defined in the Contractor’s Certificate) in excess of $75,000.00, in the aggregate on any one Application For Progress Payment.

5.4.24 Contractor’s failure to comply with the requirements of Section 5.13 of this Agreement relating to off-Site materials.

5.4.25 Costs of OCIP coverage pursuant to Exhibit O.

5.5 Joint Payee Checks. Owner shall have the right at any time and from time to time upon notice to Contractor, to issue one or more checks for portions of a progress payment and Final Payment which are payable jointly to Contractor and its Subcontractors or Vendors of any tier or the parties owed. This right includes, but is not limited to, issuing jointly payable checks in circumstances where a dispute exists between Owner and Contractor with respect to the value of any partially or fully completed Work, including disputed Change Proposal Requests and Claims, and circumstances where Contractor has failed to provide lien waiver documents as required herein. Any such checks are forwarded to Contractor for further handling. Without limiting the generality of the foregoing, if Contractor fails, neglects, or refuses to pay for labor or services performed or materials or equipment supplied in connection with the Work as payments become due, except as are permitted under the Contract Documents, Owner shall have the right (but not the obligation) to make payments directly for any and all such labor, materials, or equipment and to deduct the amount of such payment from any payments otherwise due Contractor and from the Guaranteed Maximum Price. Owner shall have the right upon five (5) days prior written notice to stop the performance of the Work by Contractor until payment of all amounts due and owing has been made, provided, however, Owner shall not have any duty to stop the Work.

5.6 Retention. From each Progress Payment made by Owner on an approved Application for Progress Payment, Owner shall retain and withhold as “Retainage,” ten percent (10%) of the approved amounts to be paid to all Subcontractors (whether through Contractor or directly) and five percent (5%) of the approved amounts to be paid to Contractor for self-performed Work. Notwithstanding the foregoing, no Retainage shall apply to (a) Contractor’s Fee, (b) premiums for Contractor’s Payment and Performance Bonds required of Contractor pursuant to the Contract, or (c) approved amounts to be paid to Contractor for Contractor’s direct Costs of the Work (exclusive of amounts to be paid to Subcontractors directly or through Contractor). All such Retainage shall be released as part of the Final Payment to Contractor. After fifty percent (50%) of the scope of the Work has been satisfactorily completed, Owner may elect to reduce the level of Retainage withholding in the event that Owner, in its sole discretion, determines that Contractor, its Subcontractors and/or Vendors are satisfactorily performing the Work in accordance with the Contract Documents, including but not limited to, achieving Interim Milestones Dates.

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5.7 Substantial Completion Payment. Payment by Owner upon Substantial Completion shall be in consideration of Contractor’s unconditional covenant and agreement to complete all final Punch List Items. Owner may retain a sum equal to one hundred and fifty percent (150%) of the costs estimated by Owner necessary to complete any such Punch List Items. Thereafter, Owner shall pay to the Contractor monthly the amounts retained for such Punch List Items to the extent that each Punch List Item is satisfactorily completed by Contractor and accepted by Owner.

5.8	Final Payment. Contractor’s “Application For Final Payment” shall be submitted in accordance with the following:

5.8.1 “Final Payment” shall mean the payment to Contractor of all amounts due and owing and remaining to be paid to Contractor under the Contract Documents, including any Retainage, based on Contractor’s Application for Final Payment and Owner’s Certificate of Final Completion. Final Payment shall not be due, and Contractor’s Application for Final Payment shall not be considered, until the Contractor completes all of the Work in accordance with the Contract Documents including all prerequisites for a Certificate of Final Completion pursuant to Section 12.2 of this Agreement.

5.8.2 Owner will have no obligation to make the Final Payment as long as any unresolved mechanic’s liens or claims exist relating to Owner’s property, the Site or the Project, regardless of whether such liens or claims are filed or made by Contractor, any Subcontractor or Vendor or any other party relating to the Work; unless and until as directed by Owner, Contractor obtains and records appropriate lien releases acceptable to Owner and Owner’s Lenders, or provides Owner and Owner’s Lenders with indemnitee(s) acceptable to Owner and Owner’s Lenders and/or bonds around any mechanic’s lien in a manner acceptable to Owner and Owner’s Lenders, all in accordance with Section 7.19 hereof.

5.8.3 The Application For Final Payment shall include a statement of all unresolved Claims as defined in Article 20 of this Agreement (and for which payment has been and/or shall be withheld by Owner). Contractor shall separately list by Claim number the specific dollar amounts which have previously been submitted as Claims by Contractor in good faith and in full compliance by Contractor with this Agreement.

5.8.4 Except for such unresolved Claims stated in specific dollar amounts which have been previously filed by Contractor in good faith and in full compliance with this Agreement, the submittal by Contractor of its Application For Final Payment shall constitute a final and irrevocable release and waiver by Contractor of any and all other Claims and causes of action for additional costs allowable under the Contract Documents. This shall include, but not be limited to, any and all claims for additional amounts relating to the Unresolved Claims so identified by Contractor and Claims or potential claims of Subcontractors and Vendors arising out of this

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Contract, whether or not any such Claims or potential Claims arise in contract or in tort or were known or unknown at the time of submittal of the Application For Final Payment.

5.8.5 Upon Owner’s concurrence that all conditions listed in Section 12.2 of this Agreement have been fulfilled and that the balance set forth in the Application For Final Payment is due and payable, Owner shall make Final Payment to Contractor in accordance with Section 5.3 of this Agreement.

5.8.6 Final Payment shall not relieve Contractor of any warranty obligations (including, without limitation, warranty obligations) contained in the Contract Documents or at law.

5.8.7 The making of Final Payment by Owner shall constitute Owners acceptance of the Work and shall be a waiver of Claims by Owner under the Contract Documents, except to the extent of any conditions or reservations and/or Claims set forth in writing by Owner at or prior to the time of Final Payment, and except to the extent of any claims relating to any of the following, whether known or unknown at the time of Final Payment (i) any liens or encumbrances, (ii) any matter for which Contractor or any Subcontractor or Vendor is liable or responsible at law, (iii) any obligations or liability relating to Contractor’s warranties provided in the Contract Documents (including Contractor’s obligations under Article 10 hereof), (iv) Contractor’s representations, warranties and obligations under Sections 3.4, 3.6, 7.2 (a)&(g), 7.2.1, 7.2.11, 7.2.12, 7.20, 13.2.3, 14.1.1, 14.2, 14.3 (last sentence), 14.4, 16.2, 24.7, and Articles 19 and 23 of this Agreement, (v) failure of the Work to comply with the Contract Documents, or (vi) any breach or inaccuracy of any of Contractor’s representations or warranties under the Contract Documents, any Contractor Certificate or under any affidavit, certificate or other instrument or document provided to Owner or any of Owner’s Lenders.

5.9 Disputed Payments. When the reason(s) for withholding payment are removed to Owner’s reasonable satisfaction, Owner will pay such previously withheld amounts (less amounts properly withheld or retained) with the next regularly scheduled payment. In the event of a dispute with respect to amounts payable under an Application For Progress Payment or the Final Payment, Owner shall pay all undisputed amounts. If Contractor disputes any determination by Owner with regard to any Application for Progress Payment or any withheld amounts, Contractor shall nevertheless expeditiously continue to prosecute the Work. Any amounts in dispute and withheld by Owner shall be promptly paid after the earlier of: (a) settlement of the dispute by execution of a final Change Order document; or (b) final resolution of the dispute pursuant to Article 22 of this Agreement. The payment of any undisputed amounts shall not waive or otherwise limit Owner’s rights as set forth in this Agreement, including, but not limited to, in Article 19 below.

5.10 Ownership of Materials. All material and work covered by progress payments made shall upon such payment become the sole property of Owner, and the Owner shall have the risk of loss and

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responsibility for all material and Work pursuant to its Builder’s Risk Insurance requirements. Contractor represents and warrants to Owner that (i) title to all of the Work, materials and equipment covered by any Application for Progress Payment will pass to Owner upon the earlier of incorporation in the Work or receipt of payment by Contractor, and such title shall be free and clear of all liens, claims, security interests or encumbrances; (ii) the vesting of such title shall not impose any obligations on Owner or relieve Contractor of any of its obligations under the Contract Documents; (iii) Contractor shall remain responsible for damage to or loss of the Work, whether completed or under construction, until responsibility for the Work has been accepted by Owner in the manner set forth in this Agreement (Contractor’s risk of loss, however, shall be subject to the terms and provisions of the OCIP); and (iv) no Work covered by an Application for Progress Payment and no material or equipment incorporated in the Work will have been acquired or incorporated into the Work, subject to an agreement under which an interest in the Work or an encumbrance on the Work is retained by the seller or otherwise imposed by Contractor or such other person.

5.11 Deposits and Payments. If any deposits are required for the purchase of any materials, such deposits will be specifically identified by category and credited against amounts as billed in that category. Contractor agrees to receive and hold all payments to it by Owner as trust funds to be applied only to the payment of Costs of the Work and then to the payment of the Contractor’s Fee. Contractor will promptly upon written request from Owner, account for any and all funds theretofore received by Contractor from Owner. Contractor agrees to arrange to purchase such materials or equipment in advance of the time for installation in the Project as are deemed advisable by Owner or Contractor, provided such purchases in excess of $500,000.00 are approved by Owner and Owner’s Lenders. Upon payment to Contractor of approved deposit amounts, Contractor shall provide Owner with an assignment of Contractor’s rights relating to such deposit made and agreement for purchase of such item.

5.12 Waiver. Owner’s allowance or payment of any item pursuant to any Application for Progress Payment or otherwise shall not constitute approval of the Work or the Application for Progress Payment, or result in Owner’s waiver of any claims, all of Owner’s rights being specifically reserved, and no such payments shall operate as an admission on the part of Owner as to the propriety or accuracy of any amounts on such Application for Progress or Final Payment (except Final Payment shall constitute a waiver by Owner only to the extent provided in Section 5.8.7 hereof). A progress payment, or partial or entire use or occupancy of the Project by Owner shall not constitute acceptance of Work not in accordance with the Contract Documents. Owner shall not be bound by any entries in previous Applications for Progress Payment and shall be permitted to make corrections for errors therein. Owner’s Final Contractor’s Fee installment payment and Final Payment shall in no way relieve Contractor of any obligations or responsibilities under the Construction Documents which extend beyond the date of such payment.

5.13 Materials Off-Site. All materials which are the subject of an Application for Progress Payment (or Application for Final Payment, if applicable) shall be stored at all times at the Project, in a bonded

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warehouse or such other secured facility satisfactory to Owner and Owner’s Lenders, or at the premises of the manufacturer or fabricator (in which event the materials shall be appropriately marked and identified with the applicable purchase contract and physically segregated in an area with access to a public street), until the materials are incorporated into the Project; provided that if the materials are stored with the manufacturer or fabricator, Owner must receive evidence satisfactory to Owner of the creditworthiness of the manufacturer or fabricator and/or Contractor shall procure and deliver or cause to be procured and delivered to Owner such dual obligee performance and labor and material payment bond or bonds, in form, substance and amount satisfactory to Owner and Owner’s Lenders, as Owner and Owner’s Lenders may require. Furthermore, Contractor shall:

5.13.1 use the materials only for construction of the Project, and not make any transfer thereof or permit any lien to attach thereto which could materially impair the ability of Owner to use the materials for such purpose;

5.13.2 take or cause to be taken all actions necessary to maintain, preserve and protect the materials and keep them in good condition and repair, and to comply with all laws, regulations and ordinances relating to the ownership, storage or use of the materials;

5.13.3 cause to be delivered to Owner any applicable bailee waivers where such bailee rights exists, and the original warehouse receipt covering any stored materials, and ensure that such stored materials have been stored in such a way as to eliminate the possibility that they will be commingled with other materials or projects; and

5.13.4 if Contractor shall fail to perform any of its obligations under this Section 5.13 after Owner has made payment to Contractor for the materials, Owner or Owner’s Lender may, but shall not be obligated to, take such actions and expend such sums as are necessary in Owner’s judgment to protect and preserve Owner’s Lenders’ security interest in such materials, and all such expenditures so incurred (including, without limitation, attorneys’ fees and disbursements) shall be repayable by Contractor promptly on demand and shall be Non-Allowable Costs of the Work.

ARTICLE VI

OWNER’S RESPONSIBILITIES

6.1 Information and Services. Owner shall, at such times as are reasonably required for the successful and expeditious completion of the Work, provide Contractor with information and services at Owner’s expense as follows:

6.1.1 Purchase and deliver to Contractor in accordance with the Project Schedule (and after timely and due notice from Contractor to Owner of a schedule of delivery dates for such items), the material and equipment to be provided by Owner for installation by the Contractor;

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6.1.2 Owner has already provided to Contractor surveys describing physical characteristics of the Site including the location of known utility pipelines and wiring conduits; and Owner will continue to provide Contractor with copies of subsequent surveys of the Site as they become available;

6.1.3 Pay for (a) utility connection fees, and (b) alterations to existing structures at the Site required by governmental authorities as a pre-condition of issuing building permits for the Work;

6.1.4 To the extent described in Section 7.11.2 below, pay for on-Site and off-Site testing, inspections and approvals specifically required for the Work by applicable Laws;

6.1.5 Pay for all Major Permits for the Work (though it is Contractor’s obligation to obtain, so long as owner pays for such Major Permits) subject to Section 1.12 hereof;

6.1.6 Pay for all necessary permanent construction utilities at the Site (Contractor will be responsible for Temporary Electric Service and its use during construction); and

6.1.7 Pay all real property taxes assessed against the Work.

6.2 Limitations. Information on the Site and local conditions affecting the Site and any and all other information, reports, studies, surveys and materials provided by Owner pursuant to Section 6.1.2 above or otherwise, is furnished solely for the convenience of Contractor only, and without any representation, warranty or guarantee of accuracy, adequacy, correctness or completeness by Owner and Owner hereby disclaims all such warranties, guarantees and representations. Except to the extent set forth in Article 13 below, and except to the extent the information and materials supplied by Owner contain inaccurate information that was not known to Contractor to be inaccurate (and such inaccuracy would not have been reasonably discovered by Contractor in the exercise and/or performance of its obligations under the Contract Documents), Contractor assumes the risk of such conditions and shall fully complete the Work at no additional cost to Owner and within the Contract Time (subject to Contractor’s right to use the Construction Contingency as provided in Section 3.1.6 hereof, to the extent there remain funds therein, and regardless of whether any funds remain in the Construction Contingency, Contractor shall still be liable for such costs).

6.3 Project Representative. Owner has designated Kirk England or his assigns as its “Project Representative” to be Owner’s authorized representative to provide approvals and directives necessary for the day-to-day administration of the Project, including the Work. Contractor acknowledges and confirms that no apparent authority, agency or similar claims may be made by Contractor with respect to any approval, authorization, order or decision given or made from and after the execution date of this Agreement by any purported representative or employee of Owner other than either of Owner’s Project

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Representatives in writing (or such other individual authorized in writing by Owner), and all such claims are hereby waived by Contractor.

6.4 Approval of Major Purchases. Notwithstanding anything in the Contract Documents which may indicate otherwise, all purchase orders in excess of $250,000.00 for the supply by Contractor of materials and equipment specified in the Contract Documents for incorporation into the Work shall require the prior written approval of Owner.

6.5 Site Access. Owner, Owner’s Lenders, Architect and any party designated in writing by Owner shall at all times have, and Contractor shall provide, complete and unfettered access to the Site and the Work in progress and preparation wherever located at all times for any and all purposes as Owner and/or Owner’s Lenders may desire. Visits to the Site or observations of the Work by Owner, Architect, any party designated by Owner, Owner’s representatives or contractors, or Owner’s Lenders shall in no way relieve Contractor from its obligations to carry out the Work in accordance with the Contract Documents. Subject to the terms of the Contract Documents, Owner and Owner’s other contractors shall work without causing labor disharmony, coordination difficulties, delays, disruptions or interferences with Contractor, Subcontractors and Vendors.

6.6 Payments. Owner shall timely make payment to Contractor of amounts properly due Contractor under and subject to (including Owner’s right to offset and withhold as provided in) the Contract Documents.

6.7 Proof of Funding. Upon Contractor’s request, and subject to availability to Owner and the rights of Owner’s Lenders, Owner will provide to Contractor a copy of the loan documentation between Owner and Owner’s Lenders relating to the provision and disbursement of funds to Owner for its obligations under this Contract (excluding therefrom information deemed proprietary or confidential by Owner or Owner’s Lenders).

6.8 Good Faith. Owner shall use good faith in performing its obligations under the Contract Documents, and shall not unreasonably delay its review of and/or response to matters requiring Owner’s review and/or response under the Contract Documents.

6.9 Timely Delivery of Drawings. Owner acknowledges and agrees that to maintain the Project Schedule and the Guaranteed Maximum Price, subject to any allowed extensions and/or increases, the Drawings and Specifications need to be consistent with the Guaranteed Maximum Price Premises and Assumptions and delivered by Owner within the terms required in the Project Schedule. The Drawings and Specifications are listed in Exhibit E.

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ARTICLE VII

CONTRACTOR’S RESPONSIBILITIES

7.1 Contractor’s Specific Representations. By entering into this Contract, Contractor undertakes to furnish its best skill and judgment and to cooperate with Owner in furthering the best interests of Owner, the Work and the Project, and shall use good faith in performing its obligations under the Contract Documents. By entering into this Contract, Owner is relying upon the specific undertakings, representations and warranties of the Contractor in favor of Owner as follows, and Contractor hereby represents, warrants and covenants to Owner that:

7.1.1 Contractor and all Subcontractors are duly authorized and have the necessary license(s) to practice and perform all Work in this jurisdiction and will remain so licensed at all times relevant to the Work and Project. Contractor shall produce such license(s) to the Owner upon request, and Contractor shall be responsible to obtain copies of such license(s) from all Subcontractors prior to allowing them to perform Work on Site. Contractor has substantial experience in performing major projects with scopes of work similar to the Work defined herein, is familiar with the activities of the governmental bodies having authority over the Project and has expertise and experience managing Subcontractors on projects of similar scope within the Cincinnati, OH area. Contractor also represents that such experience includes performing major projects with stringent time constraints and where construction begins before all drawings and specifications have been issued for construction purposes, as is the case with the Work and Project. The standard by which Contractor shall be judged in its performance of this Agreement and its exercise of judgment hereunder shall be that of a contractor with the highest level of skill, experience and expertise for the planning and construction of a first class luxury resort and casino in Cincinnati, OH including the foregoing qualifications and consistent with such other Contractor representations, warranties and covenants contained in the Contract Documents.

7.1.2 All of Contractor’s management and Site supervisory personnel listed in Exhibit C attached to this Agreement shall remain until Substantial Completion committed to and available for full-time assignments devoted to the Work unless otherwise specifically noted in Exhibit C attached to this Agreement or as agreed upon by Owner (subject to Contractor’s right to terminate the employment of personnel for cause in the ordinary course of business).

7.1.3 Contractor has examined and will continue to examine all Contract Documents provided by Owner and the Architect pertaining to the Work and the Site. Contractor fully accepts the lack of completeness of such documents, including the Drawings and Specifications, except to the extent otherwise reasonably and promptly noted in writing to Owner in accordance with Section 7.3 hereof as to any specific concerns about incompleteness and consistent with Contractor’s obligations and representations in this Agreement so long as any such Drawings and

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Specifications delivered after the Effective Date are (a) delivered timely in accordance with the Project Schedule and (b) in substantial conformance with the Guaranteed Maximum Price Premises and Assumptions. Contractor also represents that the Guaranteed Maximum Price Premises and Assumptions were sufficiently detailed and comprehensive to enable Contractor to have reliably estimated and established its Guaranteed Maximum Price set forth in Article 3 of this Agreement. Subject to the provisions of this Agreement, Contractor further agrees that all Work shall be performed within the Guaranteed Maximum Price and within the Contract Time set forth in Article 4 of this Agreement, notwithstanding that the Contract Documents, including the Drawings and Specifications, are not complete in every detail and are still being developed.

7.1.4 Contractor has had ample time to and has visited and examined the Site and has reviewed the physical conditions affecting the Work, and will continue to do all of the foregoing, and, subject to the provisions of Article 13 hereof, is familiar with all of the conditions on, under, and affecting the Site, as Contractor deemed necessary or desirable based on Contractor’s skill, experience and knowledge and the scope of the Work and terms of the Contract Documents. Contractor has verified field conditions, and carefully and fully compared such field conditions, Site observations and other information known to Contractor with the Contract Documents (including the requirements thereof) and has not found any omissions, errors or discrepancies and has satisfied and will continue to satisfy itself as to: (a) access thereto; (b) the location of all utility pipelines and wiring conduits which can be ascertained through Site visits or by any documents which are provided by Owner; (c) the type of equipment and facilities needed before and during prosecution of the Work; (d) the general and local labor and weather conditions and availability of materials and equipment under which the Work is to be performed; (e) the presence of construction hazards, if any; (f) the nature, location, and character of the Work and the Site, including, without limitation, all improvements and obstructions on and under the Site both natural and man-made; and (g) all other matters which may affect the Contractor’s means, methods, techniques and procedures necessary to construct the Work in strict accordance with the Contract Documents and otherwise fulfill its obligations under the Contract Documents, including but not limited to its obligation to complete the Work for an amount not in excess of the Guaranteed Maximum Price on or before the Contract Time. Any condition at the Site, whether or not consistent with conditions shown or called for on the Contract Documents, shall not be allowed as a basis for claims for extra compensation or extensions of time, except as otherwise specifically provided for in Article 13 below, notwithstanding any statements or representations by Owner or any party on behalf of Owner, oral or written, with respect to the conditions of the Site or improvements thereon, or regarding the completeness, correctness, or adequacy of any Contract Documents, except to the extent provided in Section 7.1.3 hereof

7.1.5 Prior to commencing its procurement and construction activities, Contractor shall further verify at the Site all measurements and levels necessary for proper construction of the Work,

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including the fabrication, assembly and installation of materials and equipment to be incorporated into the Work and shall further carefully compare such verified field measurements and conditions with the requirements of the Contract Documents.

7.1.6 The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, consents, ordinances, mitigation measures, codes, rules, directives, orders, permits, statutes, and regulations, whether federal, State or local, and whether governmental or public administrative (collectively, “Laws”). However, if the Contractor observes any failure of the Contract Documents to conform with applicable Laws, Contractor shall immediately notify Owner in writing and identify any such discrepancies and obtain written instructions from Owner before proceeding with any part of the Work affected thereby. If the Contractor performs Work that it knows to be contrary to Laws, the Contractor shall assume full responsibility for such Work and shall bear all costs (including loss and damage due to delays) of correction, repair and replacement attributable thereto as Non-Allowable Costs of the Work.

7.1.7 If Contractor discovers or otherwise becomes aware of any errors, discrepancies, omissions, duplications or conflicts in the Contract Documents at any time during the course of the Work, Contractor shall immediately notify Owner in writing and obtain written instructions from Owner before proceeding with any part of the Work affected thereby. If the Contractor performs any Work relating to any such errors, discrepancies, omissions, duplications in the Contract Documents, Contractor shall bear all costs of correction and adverse scheduling impacts attributable thereto as Non-Allowable Costs of the Work.

7.1.8 Contractor will not engage in, nor commit its personnel to engage in, any other projects while performing Work on the Project to any extent that such other projects may materially and adversely affect the quality or efficiency of the Work required to be performed by Contractor in connection with this Project or which will otherwise be detrimental to the carrying on and completion of this Project.

7.2 General Description. Contractor covenants and agrees that Contractor’s Work and all Work performed by any Subcontractor or Vendor shall be carried out: (a) with a proper supply of labor, materials and equipment; (b) in full compliance with the requirements contained in, indicated on and reasonably inferable from the Contract Documents given Contractor’s status as a Contractor experienced with construction projects similar in size and complexity to the Work, (c) in full compliance with all applicable laws, consents, ordinances, mitigation measures, codes, rules, directives, orders, permits, statutes, and regulations, whether federal, State or local, and whether governmental or public administrative (collectively, “Laws”), subject to the limitation related to the Contract Documents set forth in Section 7.1.5; (d) diligently and in the best manner to assure completion on or before the Guaranteed Date of Substantial Completion, (e) in full compliance with the “Technical Studies and Reports” set forth in Exhibit K attached to this Agreement, (f) by qualified design professionals where applicable, and (g) in full

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compliance with the terms of the OCIP (as defined in Section 15.1 of this Agreement) and any other insurance applicable to the Work. The term Laws shall also include, without limitation, those specific permits, approvals and entitlements set forth in Exhibit L attached to this Agreement. Applicable Laws shall supersede the Contract Documents if there is any conflict; provided, however, that if any applicable Laws shall necessitate a Change to or deviation from the Contract Documents, Contractor shall obtain Owner’s written consent prior to implementing that Change. If Contractor knowingly performs any part of the Work in violation of any such applicable Laws, Contractor shall bear all costs of correction and adverse scheduling impacts. Should any governmental authority having jurisdiction over the Work mandate compliance with any changes to applicable Laws or Laws that have been enacted after Work has commenced, Contractor shall, subject to consultation with and written approval by Owner, construct the Work in accordance with such applicable Laws, the cost of which will be a Modification. In fulfilling its responsibilities under the Contract Documents, Contractor shall furnish, coordinate, manage and pay for all services and personnel, labor, machinery, tools, materials, necessary to:

7.2.1 Cause the Work to be constructed in compliance with: (a) the latest approved Drawings and Specifications for construction purposes; and (b) all applicable Laws (including all changes in Laws as provided in Section 7.2 above);

7.2.2 Provide at all times until Final Completion a sufficient and competent organization, which shall include the skilled services of all senior managers, Site supervisors, qualified scheduling personnel, superintendents, foremen, engineers, skilled and unskilled craft labor and supervisors and all other personnel necessary or desirable to plan, prosecute and construct the Work in accordance with the Contract Documents;

7.2.3 Provide the skilled services of buyers, expediters and other personnel necessary to achieve the timely delivery and use of (a) all materials, supplies and equipment to be incorporated into the Work by Contractor, Subcontractors and Vendors, and (b) all construction machinery and equipment, tools and expendable construction materials and supplies necessary or desirable for the Work;

7.2.4 Prepare and provide the Project Schedule and Schedule Updates for the Work in accordance with Article 11 below;

7.2.5 Coordinate the schedules and operations of all Subcontractors and Vendors of every tier and cooperate with Owner and Owner’s other contractors and consultants and Owner’s Lenders so that the Contractor’s Work and the work of others will progress smoothly with a minimum of disruptions and interference to any party;

7.2.6 Except as provided in Section 6.1.5 above, obtain and provide to Owner, and pay for (as a Cost of the Work): (a) all Work-related authorizations, building permits, licenses and approvals

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which are required by governmental authorities to be taken out in Owner’s name for construction and completion of the Work or the Project, and (b) all temporary and final Certificates of Occupancy;

7.2.7 Be responsible for protection of the Work, including all materials and equipment to be utilized during the Work, from theft or damage or other harm, whether in transit or in storage on-Site or off-Site, until Final Completion pursuant to Section 12.2 of this Agreement;

7.2.8 Promptly notify Owner in writing of any errors, omissions or discrepancies discovered by Contractor in the Contract Documents, including any observed failures to comply with applicable Laws;

7.2.9 Enforce strict discipline and good order among the employees of Contractor, Subcontractors and Vendors while at the Site or otherwise performing this Contract;

7.2.10 Give all notices and secure all required certificates of inspection, testing or approval necessary or incidental to the prosecution of the Work, for delivery to Owner;

7.2.11 Be responsible for and pay all sales, use, gross receipts, social security, workers’ compensation (except to the extent provided in the OCIP), unemployment and all other such taxes relating to or arising out of the Contractor’s performance of the Work;

7.2.12 Provide Owner with the full benefit of all Vendor’s warranties applicable to all equipment and materials furnished by the Contractor;

7.2.13 Maintain at the Site one record copy of all Drawings, Specifications and revisions thereto, the Project Schedule, all Schedule Updates, all Change Orders and other Modifications, approved material lists, brochures, technical data submissions and RFI’s, RFI responses, submittals, Construction Change Directives, Samples, all correspondence and transmittals pertaining to the Work and all other records relating to the status of all Work-related materials, equipment and construction activities;

7.2.14 Provide Owner with three (3) complete sets of operating and maintenance manuals for all equipment installed as part of the Work;

7.2.15 Provide Owner with as-built drawings (electronically when available and otherwise on reproducible mylar) prior to Final Payment after the completion by each Subcontractor of their respective portions of the Work, including at least one printed set with each Subcontractor’s stamp and certification statement on such Drawing, as submitted, are true and correct;

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7.2.16 Copy Owner on all correspondence, memoranda and bulletins by Contractor to Architect, consultants and public agencies and deliver to Owner on a current and up-to-date basis copies of all written communications received from public agencies. Provide to all Subcontractors (with concurrent written notice to Owner), and cause all Subcontractors to provide, all notices required by applicable Laws relating to the Contract and/or Work, including but not limited to notice of payments received. Copy Owner on all default, stop work or termination notices sent to or received from Subcontractors at every tier, and any others performing any Work;

7.2.17 Contractor shall maintain records, in duplicate, of principal building layout lines, elevations of the bottom of footings, floor levels and key site elevations certified by a qualified surveyor or professional engineer to Owner’s and Owner’s Lender’s satisfaction; and

7.2.18 Stan Wielgosz, Project Executive is authorized to act on behalf of Contractor with regard to the Work and Contract Documents, and is the individual with whom Owner may consult at all reasonable times, and the instructions, requests and decisions of either of said individuals, acting alone, will be binding upon Contractor as to all matters pertaining to this Contract and the performance of the parties hereunder. The individuals who shall be responsible on behalf of Contractor for supervising the Project are set forth on Contractor’s Personnel List attached as Exhibit C to this Agreement. Except for reasons beyond its control, Contractor shall not change the individuals designated on said Exhibit C during the term of this Agreement without the prior written approval or direction of Owner. At least one Project Superintendent shall be at the Site on a full-time basis and at all times while any Work is being performed.

7.3 Preconstruction Services. Contractor shall as a Cost of the Work furnish, coordinate, manage and pay for all services, personnel, labor, material, equipment, machinery and tools for the Work, and shall:

7.3.1 Search for and timely recommend from time to time to Owner various value engineering and other cost savings measures during the entire progress of the Work to reduce the Cost of the Work to the fullest extent possible while maintaining the quality required by the Contract Documents. Owner will then elect, in its sole discretion, whether or not to implement such measures in connection with the Work.

7.3.2 Timely review designs with Owner and Architect, including, but not limited to, to the extent applicable, architectural designs, structural, HVAC, plumbing, fire protection, power and lighting, security systems and communications, interior designs, and vertical transportation to assure compliance with the Guaranteed Maximum Price, Guaranteed Maximum Price Premises and Assumptions, and Project requirements. Advise on the Site use and improvements, selection of materials, Project and Site systems and equipment, improvements to the Project and Site, call and security systems, and methods of Project delivery. Provide recommendations on relative

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feasibility of construction methods, availability of materials and labor, time requirements for procurement, installation and construction, integration into existing Project and Site systems, and factors related to cost including, but not limited to, costs of alternative designs or materials, preliminary budgets and possible economics.

7.3.3 Advise Owner in writing promptly upon discovery if, in the judgment of Contractor, the issuance of architectural or engineering documents does not meet schedule requirements or if the information provided on such documents is inadequate for the current purposes intended or if requirements of such documents conflict with other documents issued or with existing conditions on the Site. In any such event, Contractor will issue a Request for Information (“RFI”) to the Architect (with a copy to Owner). Owner shall take all commercially reasonable steps to cause its design professionals to respond to RFI’s in a timely manner so as to prevent any delay to the Work.

7.3.4 Review the Contract Documents, as the same are being prepared and check the same for (a) obvious conflicts, discrepancies and omissions, and (b) variations from customary construction practices and methods which, in the opinion of Contractor, may cause difficulties or occasion delay in the performance of the Work and timely advise Owner and the Architect promptly, in writing, of any such observed problems. Coordinate Contract Documents by consulting with Owner and the Architect regarding Drawings and Specifications as they are being prepared, and recommending alternative solutions whenever design details affect construction feasibility, cost or schedule. Timely advise Owner, using Contractor’s professional skill and judgment, regarding any missing or incomplete aspects of the Project scope.

7.3.5 Contractor also expressly acknowledges that this Project and the Work will proceed on a “fast-track” method of construction, i.e., construction will commence without final Drawings and Specifications in place. More specifically, while Drawings and Specifications are complete for certain portions of Work, the design process will continue for other portions during construction based on the Guaranteed Maximum Price Premises and Assumptions. Contractor has been, and will continue to be, an active participant in the design process. Given such participation, Contractor represents that it is familiar with the scope and quality of those aspects of the Project which have not yet been fully designed, and has taken such scope and quality matters into consideration in preparing each component of the Guaranteed Maximum Price based on the Guaranteed Maximum Price Premises and Assumptions. Contractor agrees to work with Owner and Architect and their consultants in the completion of the design process and will provide prompt written notice to Owner in accordance with the time periods contained in the Project Schedule, if any proposed Drawings, Specifications or designs being prepared by Owner or Architect and provided to Contractor are not in substantial compliance with the Guaranteed Maximum Price Premises and Assumptions, or if any redesign or value engineering is necessary or advisable for certain aspects of the Project at any stage of the design process in order to bring

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the cost of such Work within or below, but not in excess of, the respective Allowance Amounts for the Allowance Items or the budgeted or allocated amounts for other items contained in the Guaranteed Maximum Price. Once the Drawings and Specifications are complete, it is recognized by both parties that the scope of the Guaranteed Maximum Price may include Work not expressly indicated on the Contract Documents, but which is reasonably inferable from the Contract Documents, and such Work shall be performed without any increase in the Guaranteed Maximum Price or extension of Contract Time, except if and to the extent otherwise expressly provided in this Agreement.

7.3.6 In the event the Contractor is requested to provide Value Engineering or recommend alternate materials or products due to budget considerations or any other reason, the Owner shall rely on the Architect to determine the suitability of design, quality and value of such value Engineering or alternate products and materials recommended by the Contractor. The Owner acknowledges the Contractor’s Value Engineering or alternate products or materials recommendations is subject to the review and approval of the Owner and Architect and such approval is strictly the Owner’s responsibility for which the Contractor shall not be liable.

7.4 Systems and Procedures. Contractor shall develop, for Owner’s review and approval, and implement a system and procedures for:

7.4.1 Reviewing its own Work and the Work of its Subcontractors and Vendors for defects and deficiencies, including the preparation of all appropriate quality control documentation, to assure that all such defects and deficiencies are discovered and corrected.

7.4.2 Reviewing, processing, recording and paying Subcontractors and Vendors which is fully consistent with the requirements to be fulfilled by the Contractor pursuant to Article 9 of this Agreement. Such procedures shall especially provide for strict adherence to all lien waiver requirements for Subcontractors and Vendors as set forth in Article 9 of this Agreement.

7.4.3 Preparing, reviewing and processing Change Orders which fully complies with Article 18 of this Agreement.

7.4.4 Evaluating all Change Proposal Requests and Claims submitted by Subcontractors or Vendors for compliance with the requirements of the Contract Documents, recommending resolutions and options to Owner in writing with respect to such Change Proposal Request and Claims; and implementing of written Construction Change Directives and Change Orders issued in accordance herewith.

7.5 Schedule Meetings and Records. After execution of the Contract and prior to commencement of the Work, Owner shall schedule a meeting with Contractor for the purpose of outlining and clarifying

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the proposed Work, security and use of the Site, potentially difficult aspects of the Work of which Owner is actually aware and responding to questions of those attending.

7.5.1 Contractor shall schedule and conduct pre-construction and construction progress meetings at the Site on a regular basis (at least weekly) at which Owner, Architect, Interior Designer, Contractor and Subcontractors may jointly discuss such matters as Work procedures, progress, scheduling and coordination, and Owner’s Lender may attend. Contractor shall be responsible for securing attendance of its Subcontractors, Vendors, suppliers and other personnel as are required at such meetings. Contractor shall keep and distribute timely in advance of the next meeting minutes of such meetings, including a list of the action items, responsible parties and dates necessary to complete actions to enable the Contractor to maintain the progress of the Work in accordance with the Project Schedule.

7.5.2 Contractor shall regularly monitor and provide to Owner and Owner’s Lenders written reports on a monthly basis describing the status of the actual progress of the Work in relation to the Project Schedule, in accordance with Article 11 below.

7.5.3 For purposes of Schedule Updates and requested changes in the Contract Time, Contractor shall maintain daily logs which shall be available for Owner’s and Owner’s Lenders review at any time during normal working hours, and which shall record the progress of the Work.

7.5.4 Contractor shall also monthly provide to Owner and Owner’s Lenders, on the first day of each month, an Anticipated Cost Report prepared by Contractor and containing detailed information on pending Change Orders, contracts awarded and to be awarded, and similar budget related items.

7.6 Contractor’s Operations. Contractor shall: (a) confine its operations at the Site to areas designated by Owner; (b) not unreasonably encumber the Site or encumber areas in the vicinity of the Site with materials, equipment or debris; (c) coordinate its activities with the Owner’s Project Representative and Owner’s other contractors in advance; and (d) not block or hinder public parking facilities without Owner’s prior written approval. To the extent reasonably possible, Contractor shall preserve and protect all existing vegetation on or adjacent to the Site which is not to be removed or required to be disturbed in the performance of the Work. Contractor shall be solely responsible for all costs and expenses incurred as a result of failure to adhere to the requirement of this Section (subject to Contractor’s right to use the Construction Contingency as provided in Section 3.1.6 hereof, to the extent there remain funds therein and regardless of whether any funds remain in the Construction Contingency, Contractor shall still be liable for such damages, costs and expenses). Contractor shall make itself familiar with and use all best efforts to protect all existing improvements and/or utilities at or near the Site from damage. Contractor shall be solely responsible for repairing any such damage and for the related costs and expenses (subject to Contractor’s right to use the Construction Contingency as provided in

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Section 3.1.6 hereof, to the extent there remain funds therein and regardless of whether any funds remain in the Construction Contingency, Contractor shall still be liable for such damages, costs and expenses). Neither Contractor nor any Subcontractor or Vendor shall post, erect or place on the Site, the Work, Owner’s premises or the Project any sign, banner, billboard or display for marketing, advertising, promotional or other similar reasons, and no trade names or other identification shall appear on any item of the Work or at any place on the Project where such name or identification will be seen by the general public, except as approved in writing by Owner.

7.7 Site Discipline. Contractor shall employ, and require all Subcontractors and Vendors to employ, only skilled workers properly qualified by experience and ability to perform the tasks assigned to them. Contractor shall at all times be responsible for strict discipline and good order among its employees, craft labor, agents and representatives as well as the employees, craft labor, agents and representatives of its Subcontractors and Vendors while performing Work and all other persons performing any Work. When requested by Owner, Contractor shall remove and shall not re-assign to the Work any person who, in Owner’s reasonable opinion, is disorderly, insubordinate, unsafe, unskilled, incompetent or otherwise unfit for tasks assigned to them.

7.7.1 At all times during performance of the Work on the Project, including during any partial use or occupancy by Owner or others, Contractor shall, and shall cause all Subcontractors and Vendors to, abide by each and all of the following requirements:

7.7.1.1 Access to the Project Work area by construction personnel shall be the most inconspicuous route available, in order that the general public and the Owner’s personnel are not inconvenienced. Access shall be arranged with Owner prior to commencement of Work. Access to restricted and/or limited access areas required by Work shall be coordinated with Owner.

7.7.1.2 Owner’s toilet facilities and the Project’s permanent toilet facilities are not to be used by construction personnel.

7.7.1.3 During the FF&E and finish phase of construction, construction personnel are not permitted to eat and smoke where materials are in place nor use tables and chairs or other furniture that are part of the Project. During this phase of the Project, Owner will designate appropriate places for eating.

7.7.1.4 Quiet and courtesy with respect to Owner’s employees and guests is mandatory.

7.7.1.5 Use all best efforts to ensure that Contractor’s and all Subcontractors’ activities do not interfere with any Project and Site systems (i.e., electric, elevator, plumbing, HVAC, etc.) necessary to maintain ongoing operations of the Project and Site.

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7.7.1.6 Power outages, mechanical shutdown and so forth shall be carefully coordinated with Owner. Contractor will provide Owner with two (2) full business days, advance notice of any planned shutdowns of any basic Project or Site systems, and will obtain Owner’s written approval prior to commencing any such shutdown.

7.7.1.7 All life safety systems requiring shut-down or tie-ins, in accordance with the above clause 7.7.1.6, shall be coordinated with Owner and shall be performed at such a time to minimize any effect of the safety, health and welfare of the building’s occupants. At the conclusion of each work-day, all operable life safety systems shall be energized and operative.

7.7.1.8 Contractor shall be responsible to Owner for acts and omissions of Contractor’s employees and agents, Subcontractors and Vendors and their respective agents and employees, and other persons performing portions of the Work under a contract or arrangement with or under the direction of Contractor or with or under the direction of any Subcontractor or Vendor. Except to the extent expressly provided otherwise in this Agreement, Contractor shall not be relieved of its obligation to perform the Work in accordance with the Contract Documents either by activities or duties of Owner or Architect, or, by any request, approval or consent of Owner or Architect, or by tests, inspections or approvals required or performed by persons other than Contractor. Contractor shall require and ensure that each Subcontractor and Vendor complies with all applicable requirements set forth in the Contract Documents for Contractor. Except to the extent the Contract Documents expressly provide otherwise, if any dispute arises between Owner, on the one hand, and Contractor, on the other hand, unless Owner directs otherwise, Contractor shall proceed with the performance of its obligations under the Contract with reservation of all rights and remedies it may have under and subject to the terms of the Contract Documents.

7.8 Site Security. In cooperation with Owner, Contractor shall develop and implement an effective security program for protection of the Work in progress. Contractor shall secure, protect and be responsible for (consistent with the terms of the OCIP), and shall provide all necessary or desirable measures for security and protection at and on the Site and the Work, and of all materials, supplies, tools and equipment and all other improvements and personal property at the Site or in the vicinity of the Site, whether or not incorporated into the Work, including, but not limited to, utilizing fences, gates, cameras, and patrols. Contractor shall bear the cost of, and be liable for as a Non-Allowable Cost of the Work (subject to Section 3.2 hereof), and promptly shall remedy, all loss and damage to any Work, tools, equipment and all other improvements and personal property of the Site from any cause whatsoever, except to the extent of loss or damage caused by Owner’s negligence or willful misconduct or by the negligence or willful misconduct of Owner’s separate contractors and their agents and employees (subject to Contractor’s obligations under the Contract Documents to coordinate and monitor the work of such

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other Owner contractors). Owner may elect to provide and/or maintain security (including patrol guards) of its own choosing for the whole or portions of the Work and/or Site and/or adjacent property, but Owner shall not have any obligation, responsibility or liability of any kind to any party whether or not Owner arranges for any security. Such Owner arranged or provided security shall in no event release Contractor from or diminish any of Contractor’s obligations under the Contract Documents, including without limitation this Section 7.8, and solely Contractor shall be responsible for security at and of the Work and Site, regardless of any security arranged for by Owner. Owner shall not assume or incur any responsibility or liability relating to any security arranged by Owner. Contractor shall cooperate with Owner’s security personnel and shall comply with all requests made by such personnel to secure and protect the Work and the Site.

7.9 Coordination with Others. Contractor acknowledges that Owner reserves the right to engage other contractors, engineers, inspectors, consultants and/or its own personnel to provide work or services relating to the Project which may be carried out concurrently with Contractor’s Work. Specifically, and without limitation, Contractor acknowledges that FF&E procurement and installation (except as expressly provided on Exhibit F attached hereto as to installation) is excluded from Contractor’s Work but completion of same within the times set forth on the agreed upon Project Schedule is necessary to achieve Substantial Completion as defined in Section 12.1 below, and that a portion of Contractor’s Work will include installing materials and equipment in the Project procured by Owner and provided by Owner to Contractor. Owner shall retain separate contractors and vendors for FF&E procurement and installation as Owner desires; provided, however, upon Owner’s request Contractor agrees to cooperate with Owner, including joint purchase arrangements, with respect to purchases of materials, supplies and equipment, including FF&E, where such cooperation and joint purchase may lead to a savings in purchase costs relating to such items as determined by Owner. Contractor shall fully cooperate by coordinating its Work with any work or services being performed by Owner and Owner’s other contractors, engineers, inspectors and consultants as follows:

7.9.1 Contractor shall coordinate its construction activities with the activities of Owner and Owner’s other contractors, engineers, inspectors and consultants and provide the necessary personnel and services to coordinate and interface its Work with Owner’s activities at the proper time and in a manner not to delay others or increase costs.

7.9.2 Contractor shall provide Owner and Owner’s other contractors with opportunities for the necessary storage and handling of materials and equipment necessary for execution of their activities.

7.9.3 Contractor shall participate with Owner and Owner’s other contractors in reviewing their respective construction schedules when requested to do so. Contractor acknowledges that the time allowed for Substantial Completion of the Work includes the time necessary to coordinate and schedule the work of Owner’s other contractors and consultants.

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7.9.4 At its own expense as a Non-Allowable Cost of the Work, Contractor shall promptly remedy any damages wrongfully caused by Contractor or any Subcontractor or Vendor to Owner’s existing property or completed or partially completed construction work performed by Owner or Owner’s other contractors, engineers, inspectors and consultants.

7.9.5 If any part of the Work depends upon proper execution of any completed work and services performed or otherwise provided by or on behalf of Owner, Contractor shall, prior to proceeding with its Work, inspect such work and promptly report to Owner any apparent discrepancies or defects in Owner’s activities. The failure of Contractor to examine and report any such apparent discrepancies which are or should have been reasonably apparent to Contractor in the exercise of due diligence and prudent judgment and consistent with the terms of the Contract Documents shall bar any Claims thereafter that any defects or delays in Contractor’s Work are due to defects, delays or disruptions in the activities performed or otherwise provided by Owner.

7.9.6 Contractor and its Subcontractors and Vendors shall use all best efforts to work without causing labor disharmony, coordination difficulties, delays, disruptions, impairment of guarantees or interferences of any other obligations of any of Owner’s other contractors, engineers, inspectors and consultants.

7.9.7 Contractor shall cooperate with Owner’s contractors, engineers, inspectors and vendors performing FF&E procurement and installation services and shall incorporate such services in its Project Schedule and provide vertical transportation for the timely installation of FF&E. Contractor agrees to cause the Work to be performed in such a manner so that prior to achievement of Substantial Completion (and as early as reasonably practicable), Owner will have access to the Site and the Project in order to (a) begin installing FF&E, the installation of which is not part of the Work except as otherwise provided in the Contract Documents, at the Site, (b) begin training its personnel at the Site, and (c) and perform other tasks Owner deems necessary in connection with the opening of the Project and Owner will use all best efforts to avoid unreasonably interfering with Contractor’s Work while conducting the activities in clauses (a), (b) and (c) of this Section.

7.10 Product and Design Substitutions.

7.10.1 All requests for Substitutions shall be made in writing and sufficiently in advance of Work performance needs to permit a reasonable time for evaluation and written response by Owner without jeopardizing the Contract Time.

7.10.2 The acceptance of any Substitutions shall be at Owner’s sole discretion.

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7.10.3 All Substitutions, including design changes recommended by the Contractor, must be specifically accepted in writing by Owner prior to the use or implementation thereof by Contractor or any Subcontractor.

7.10.4 In reviewing any Substitution, including design changes, Owner may consider, without limitation, the comparative advantages and responsibilities, including, but not limited to: (a) any and all additional costs pertaining to any redesign and adverse consequences of such redesign, (b) any and all costs of replacement, corrections or adjustments to the Work, adjoining Work and Owner’s existing property, and (c) any and all costs arising from adverse impacts to the critical path of the Project Schedule and/or any delays in the Contract Time arising out of such Substitution.

7.10.5 Contractor shall promptly notify Owner and Architect in writing if any items in the Contract Documents shall not be readily available, and Owner shall have the right to designate an available substitute item. Nothing in this Section or elsewhere in the Contract Documents shall derogate from Contractor’s responsibility to select, order, and timely purchase such items. If Contractor does not timely order or arrange for delivery of items or materials required for the Work, Owner may (but is not obligated to) arrange for delivery or order such items and materials and in such event Contractor shall not be entitled to any Contractor’s Fee on such items and the Guaranteed Maximum Price shall be reduced by (a) the cost of such items and materials arranged for or ordered and paid for by Owner and (b) that portion of Contractor’s Fee applicable to the amounts in the immediately preceding clause (a).

7.11 Tests and Inspections.

7.11.1 All on-Site and off-Site material testing and inspections required by the Contract Documents or by laws, rules, regulations, ordinances or orders of public authorities having jurisdiction, shall be arranged and supervised by Contractor in a timely manner to avoid any delays in the Work.

7.11.2 Owner shall pay for all required third party quality control testing and inspections, and the costs thereof shall not be part of the Guaranteed Maximum Price.

7.11.3 Owner may elect to require additional testing and inspections at any time during the course of the Work and for a period of one (1) year after the date of issuance of the Certificate of Substantial Completion for the Work as a whole pursuant to Section 12.1 below. Such additional testing shall be at Owner’s expense unless such testing discloses deficiencies not discovered during initial testing. In event deficiencies are disclosed, Contractor shall be responsible for all costs of such additional testing and inspections. Contractor’s responsibility with respect to the costs of additional tests and inspections shall survive any termination of the Contract.

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7.11.4 All certificates of such testing, inspection or approvals issued by all independent testing companies or governmental authorities shall be promptly delivered to Owner.

7.11.5 No inspection, or failure to inspect, by Owner or the independent testing companies or Owner’s Lenders shall be construed as approval or acceptance of the Work or as a waiver of Contractor’s obligations to perform the Work in full compliance with the Contract Documents.

7.12 Access to Stored Material. Owner and Owner’s Lenders may enter upon the location where any material or equipment is manufactured or stored for purposes of inspection, checking, testing or for any other purpose Owner or Owner’s Lenders deem reasonably necessary.

7.13 Shop Drawings, Product Data and Samples.

7.13.1 “Shop Drawings” are drawings, diagrams, schedules and other data specially prepared for the Work by Contractor, its Subcontractors or Vendors of any tier to illustrate how certain specific Work components fit together and will be located in relation to each other.

7.13.2 “Product Data” are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by Contractor, its Subcontractors or Vendor of any tier to illustrate materials or equipment to be utilized for a portion of the Work.

7.13.3 “Samples” are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

7.13.4 Contractor shall timely prepare and submit for approval a schedule of Shop Drawings, Product Data, test reports, Samples etc., required to be submitted for the Work, in a format acceptable to Owner and Architect.

7.13.5 Contractor shall review, approve (to the extent of their conformance to the Contract Documents) and submit to Owner or Architect or the appropriate consultant all Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents in accordance with the schedule there for with promptness and in such sequence as to cause no delays in the Work or in the activities of Owner or its other contractors.

7.13.6 Contractor’s submittal of Shop Drawings, Product Data, Samples and similar submittals shall be Contractor’s representation that Contractor has determined and verified all materials, field measurements and field construction criteria related thereto, and that Contractor has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

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7.13.7 Contractor shall not perform any portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until such submittals have been accepted by Owner or Architect. Such review and acceptance shall be in a timely manner so as not to delay the progress of the Work. Contractor shall carry out the Work in such submittals as accepted by Owner or Architect.

7.13.8 Contractor shall make any corrections required by Owner or Architect and shall resubmit the required number of corrected copies of Shop Drawings, Product Data, Samples or similar submittals until approved. Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to any revisions other than those requested by Owner or Architect on previous submittals.

7.13.9 Contractor shall not be relieved of responsibility for errors or omissions contained in Shop Drawings, Product Data, Samples or similar submittals based upon the approval, modification or acceptance thereof by Owner or Architect unless the Contractor has specifically informed Owner in writing of such deviation at the time of submittal and Owner has given prior written approval to the specific deviation.

7.13.10 Contractor shall be responsible for furnishing its Subcontractors and Vendors with sufficient copies of Shop Drawings, Product Data and Samples, including any such construction data supplied by other Subcontractors and Vendors, as may be necessary for the coordination of the activities of all Subcontractors and Vendors.

7.13.11 Contractor shall submit one (1) reproducible transparency copy and six (6) blue line prints therefrom of all Shop Drawings for all shop-fabricated items and all detailed assemblies indicated on the Shop Drawings.

7.14 Project Record Documents and As-Built Requirements. Contractor shall maintain at the Site one (1) record copy of all Specifications, Drawings, approved Shop Drawings, Change Orders and other modifications, addenda, Schedules and instructions, in good order.

7.14.1 The record Drawings shall be one (1) set of black (or blue) and white prints of the Drawings on which it must record all “as-built” changes during the course of construction. This record set shall be maintained separate and apart from documents used for construction reference as described in Section 7.2.13 above.

7.14.2 All as-built documents shall be kept current and Contractor shall not permanently conceal or cover any Work until all required information has been recorded.

7.14.3 Records of exterior underground utilities shall be made at the time of installation.

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7.14.4 In marking any as-built conditions, Contractor shall ensure that such Drawings indicate by measured dimension to building corners or other permanent monuments the exact locations of all piping, conduit or utilities concealed in concrete slabs, behind walls or ceilings or underground. As built Drawings shall be made to scale and shall also include exact locations of valves, pull boxes and similar items as required for maintenance or repair service. Prior to Final Completion and as a condition to Final Payment, Contractor shall be responsible for providing Owner and Owner’s Lenders with a fully completed and accurate set of all as-built Drawings in an acceptable electronic format, as Contract Documents for Owner’s permanent records.

7.14.5 All documents described in this Section 7.14, including the as-built Drawings, shall be readily accessible at the Site for inspection upon request by Owner, Owner’s Lenders, the Architect and/or their authorized representatives throughout the course of the Work.

7.15 Site Clean Up. All work performed under this Contract shall comply with all Laws governing applicable noise, dust and pollution control requirements.

7.15.1 Daily Clean Up. Contractor shall regularly and on a daily basis during the course of the Work keep the Site and all Work-related areas in a clean and safe condition to Owner’s reasonable satisfaction by promptly removing and properly disposing of all debris and rubbish generated by Contractor’s operations. Contractor shall maintain streets leading to the Site and used as a means of ingress or egress from the Site in a clean condition, and shall remove from these areas all of Contractor’s (and Subcontractors’ and Vendors’) spillage and tracking arising from the performance of the Work, and shall promptly repair any damage to same. Contractor shall minimize the impact and effect of the Work and other activity on the Site on properties adjoining and nearby the Site, and shall take all necessary and commercially practical precautions (and comply with all applicable Laws) to prevent any debris including, but not limited to, fugitive dust, from entering or interfering with any adjacent or nearby property.

7.15.2 Substantial Completion Clean Up. Except to the extent that Owner may designate otherwise in writing, the Contractor shall perform all “Punch List Items” prior to the date of issuance of the Certificate of Substantial Completion pursuant to Section 12.1 below. Such Punch List Items shall include, but not be limited to:

(a)	removal of all wastes and rubbish;

(b)	cleaning of all walls and other surfaces including tile, wood and glass surfaces;

(c)	replacement of all broken glass (including removing labels, washing and polishing both sides);

(d)	cleaning and polishing of all plumbing fixtures and equipment;

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(e)	restoring existing facilities such as roads, other paved surfaces, fencing and curbing at the Site to either their pre-existing condition unless more is required by the Contract Documents;

(f)	requiring affected Subcontractors to promptly remove from the Site all temporary offices, tools, equipment, machinery and surplus materials not required for the continued performance of the Work and otherwise leaving the designated areas “vacuum clean;”

(g)	machine-sweep and clean all drive-way surfaces;

(h)	grind, smooth, and sweep clean any concrete surfaces, as necessary or desirable;

(i)	remove temporary protections;

(j)	remove marks, spots, dust, stains, fingerprints and other soil or dirt from all floors, tile, walls, finishes, marble, finished materials, fixtures, equipment and other Work, and wash or wipe clean and leave same in undamaged, new condition;

(k)	clean tubs, toilets and other fixtures, cabinet work and equipment, removing stains, paint, dirt and dust, and leave same in undamaged new condition;

(l)	clean all metal finished in accordance with recommendations of the manufacturer and accepted industry standards; and

(m)	clean resilient floors thoroughly with a well rinsed mop containing only enough moisture to clean off any surface dirt or dust and buff dry by machine to bring the surfaces to sheen.

Punch List Items shall not include but shall be in addition to, any items of defective workmanship or omissions which are to be corrected at Contractor’s cost pursuant to Article 10 of this Agreement.

7.15.3 Final Completion Clean Up. Prior to Final Completion pursuant to Section 12.2 below, Contractor shall complete any Punch List Items described above which were either not required by Owner at the time of Substantial Completion or which were not satisfactorily completed and accepted by Owner at the time of Substantial Completion.

7.15.4 Site Clean Up By Owner. In the event Contractor fails to maintain the Site as described above in a manner satisfactory to Owner, and fails to complete appropriate clean up and/or removal activities within twenty-four (24) hours after receipt of Owner’s written notice to do so, Owner shall have the right to perform such clean up and removal activities at Contractor’s expense and may withhold and or deduct such costs from any amounts owed to Contractor.

7.16 Construction Facilities and Temporary Controls. Contractor shall be solely responsible for the design, transport, erection, inspection and maintenance of all temporary supports and structures; including, but not limited to, electricity and lighting, heat, telephone and fax, water, sanitary facilities, fire protection, hoisting equipment and machinery, staging and scaffolding, temporary equipment and

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materials, all shoring and bracing, all cranes, hoists, derricks and supports, barriers and fencing, water control, field office, storage facilities and all other types of temporary supports and structures required for the Work and provided by Contractor or its Subcontractors while performing the Work. Contractor shall provide and maintain reasonable safety precautions to protect the public and avoid obstruction or interference with vehicular or pedestrian traffic in public streets, alleyways or private rights-of-way. Contractor shall, or shall cause Subcontractors to, leave proper access to hydrants and other similar places, and shall provide sufficient lighting during working hours and from twilight of each day until full daylight of each following day. When work is suspended, Contractor shall, or shall cause Subcontractors to leave roadways and sidewalks in proper condition and restore all such, to good condition on completion of the Work and in compliance with all laws. Contractor shall, or shall cause Subcontractors to, maintain and keep in good repair, shift and alter as conditions may require, all guard rails, passageways and temporary structures and remove same when the Work is completed or when the need for their use has ceased.

7.17 Cutting and Patching of Work. Contractor shall be responsible for all cutting, fitting or patching of the Work that may be required to properly complete the Work or make its parts fit together properly. Any costs resulting from improper cutting, fitting and patching to any work performed by Owner or any other contractors to Owner shall be Contractor’s responsibility. Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. Contractor shall not cut or otherwise alter such construction by Owner or a separate contractor except with consent of Owner and of such separate contractor. Contractor, if required by Specifications and Drawings, shall make connections to materials or equipment furnished, set, and/or installed by other contractors. No Work connecting to such materials or equipment provided by other contractors shall be done without giving such contractors a reasonable length of time to complete their work or until permission to proceed has been obtained from Owner. Owner shall secure and provide to Contractor the Shop Drawings from Owner’s other contractors for such of their work as is to be built into Contractor’s Work, or to which Contractor must make connection and Contractor shall review and advise Owner of any discrepancy or unsuitability relative to its own Work. Each contractor shall provide all openings and chases in its own work, necessary for the installation of process equipment, and shall fill in around the same afterwards, if required.

7.18 Performance and Payment Bond Requirements.

7.18.1 Contractor’s Bond Requirements. Contractor shall not be required to furnish Performance and Payment Bonds for the Project. However, Contractor and Owner shall collaboratively determine which subcontractors shall be required to furnish Performance and Payment Bonds. In the event that the Contractor and Owner determine that a subcontractor shall be required to furnish a payment and performance bond, then such bond shall be in a form approved in writing by Owner and Owner’s Lenders and naming Contractor, Owner and Owner’s

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Lenders (as Owner’s Lenders may change from time to time) as obligees and beneficiaries, covering both the Subcontractor’s faithful performance of this Contract and the payment of all obligations arising thereunder. Thereafter, such Payment and Performance Bonds shall not be increased or decreased unless Owner and Contractor grant advance written approval of such increase or decrease. Such Payment and Performance Bonds and all supplements shall be issued by a bonding company having an A.M. Best Co. rating of A XV or better and licensed in Ohio.

7.18.2 Subcontractor’s Bond Requirements. On a case-by-case basis, Owner may elect to require that Contractor’s Subcontractors provide a Performance and Payment Bond as described in Subsection 7.18.1 above using a form approved by Owner and Owner’s Lenders. The amount of each such Payment and Performance Bond shall be equivalent to the full value of the relevant subcontract or such lesser amount as Owner may approve in writing. All costs of each Performance and Payment Bond for those Subcontractors so designated by Owner shall be quoted separately to Owner for Owner’s prior written approval before such bond is obtained. Contractor shall recommend to Owner whether or not to require such Payment and Performance Bonds as to each respective Subcontractor. Nothing in this Section 7.18 shall preclude Contractor from requiring a bond from any Subcontractor.

7.19 Liens. If at any time Owner receives any stop notice, mechanic’s lien or similar claim pertaining to unpaid amounts for any labor, goods, materials, equipment or services provided as part of Contractor’s scope of Work (and provided Owner has paid all sums then due and owing to Contractor pursuant to and within the time period set forth in the Contract Documents), Contractor agrees to immediately cause such notices, liens or claims to be removed, or to file a bond in lieu thereof in an amount satisfactory to Owner and/or Owner’s Title Company. All costs incurred by Contractor in effecting the foregoing shall be at Contractor’s sole expense as a Non-Allowable Cost of the Work, except that should Contractor be successful in having any filed mechanic’s lien removed of record and dismissed with prejudice without the necessity of Contractor posting any bond and without the payment by Contractor to the lien claimant of any monies to effect the removal and dismissal of said lien, all of Contractor’s reasonable fees and costs incurred in having the mechanic’s lien removed and dismissed shall be a Cost of the Work. It is expressly understood that all of Contractor’s obligations with respect to this Section 7.19 begin immediately at the outset of any notice or filing of a claim, either by correspondence or court proceeding, and without regard to any showing of fault on the Contractor’s part. Contractor’s failure to cause such notices or liens to be removed or to be bonded against in accordance with Section 7.19.2 below, shall constitute a material breach of this Contract entitling Owner to exercise all of its rights and remedies provided hereunder and at law.

7.20 Royalties and Patents. Contractor shall pay as a Cost of the Work in accordance with Section 3.2.11 hereof all royalties and license fees relating to the Work. Contractor shall defend suits or claims for infringement of patent rights and shall indemnify and hold Owner harmless from loss on

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account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents. However, if Contractor has reason to believe that the required design, process or product is an infringement of a patent, Contractor shall be responsible for such loss unless such information is promptly furnished to Owner.

7.21 Training. Prior to and as a condition to payment of the Final Payment, Contractor shall orient and instruct the responsible maintenance personnel designated by Owner in the operations of all equipment and shall provide the maintenance personnel with pertinent literature and operational manuals for all equipment designated by Owner.

7.22 Construction Photographs. Contractor shall submit color construction photographs to Owner, Owner’s Lenders and the Architect with each month’s Application for Payment during the Work. Each month, such photographs shall consist of four (4) views of the building from ground-view points as directed by Owner or the Architect.

7.23 Statement of Unpaid Claims. Whenever requested by Owner, Contractor shall certify to Owner in writing (in a form satisfactory to Owner) the amounts then claimed by and/or due and owing from Contractor to any person(s) for labor and services performed and materials and supplies furnished relating to the Work, setting forth the names of the persons whose charges or claims for materials, supplies, labor, or services have been paid and whose charges or claims are unpaid or in dispute, and the amount due to or claimed by each respectively.

ARTICLE VIII

ARCHITECT

8.1 Architect’s Administration of the Contract.

8.1.1 The term Architect includes the Architect and the Architect’s authorized representatives. Architect shall act in its professional capacity as an advisor to Owner during the course of the Work.

8.1.2 Owner shall cause the Architect to provide Contractor with three (3) sets of Drawings and/or Specifications which have been approved for use during construction and all revisions thereto. It shall be Contractor’s responsibility to arrange and pay for as a Cost of the Work in accordance with Section 3.2 hereof, reproductions as may be needed by Contractor to perform its Work.

8.1.3 The Architect shall at all times have access to the Work wherever it is in preparation or being performed.

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8.1.4 The Architect shall have authority to require additional inspection or testing of the Work, whether or not such Work is fabricated, installed or completed, by giving reasonable advance notice in writing to both Owner and Contractor. However, only Owner shall have authority to reject any Work which does not conform to the Contract Documents.

8.1.5 The Architect shall review and approve or take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples, for the limited purposes of checking for conformance with the Specifications and related design intent expressed in the Contract Documents. The Architect shall provide its response to all such submittals in a timely manner to avoid delays in the Work, and in any event not later than fourteen (14) calendar days after receipt thereof by Architect thereof.

ARTICLE IX

SUBCONTRACTORS AND VENDORS

9.1 Subcontractors and Vendors. Contractor shall be responsible for the performance of Subcontractors and Vendors of every tier to the same extent as if performed by Contractor on a direct basis, including coordination of those portions of the Work performed by Subcontractors and Vendors.

9.2 Consent To Use Proposed Subcontractors and Vendors.

9.2.1 To the extent practicable, Contractor shall propose a minimum of three (3) qualified lump-sum or cost of the work plus a fee bidders for each element of the Work to be performed by Subcontractors and Vendors (including those who are to furnish materials or equipment fabricated to a special design). Owner shall, within five (5) calendar days after receipt thereof, reply to Contractor stating whether or not Owner has a reasonable objection to any such proposed person or entity. Owner’s failure to reply in writing to Contractor’s proposed list within five (5) calendar days after the receipt thereof shall constitute Owner’s acceptance of such list. Owner’s consent with respect to any Subcontractor or Vendor pursuant to this Article 9 shall not in any way relieve the Contractor from its obligations to fully manage, administer and assure that the Subcontractor complies with the requirements of the Contract Documents, including all dates identified in the Project Schedule.

9.2.2 Contractor shall analyze all of the bids for each element of the Work and shall make a recommendation to the Owner as to which bid should be selected. Owner shall then make the selection with assistance from the Contractor. In the event the Subcontractor chosen by Owner is different than the Subcontractor recommended by Contractor, and the bid amount from the Subcontractor chosen by Owner exceeds by the lesser of 5% or $25,000.00 the bid amount from the Subcontractor recommended by Contractor, such bid difference in excess of the lesser of said 5% or $25,000.00 shall be cause for an increase in the Guaranteed Maximum Price (or Owner

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may choose to apply amounts from the Owner Contingency without an increase in the Guaranteed Maximum Price) provided that the bid recommended by Contractor was in full compliance with the requirements of the Contract Documents and the selection of said Subcontractor is the sole cause of such increase in the Guaranteed Maximum Price.

9.3 Form of Subcontracts and Purchase Orders. Contractor shall furnish Owner and Owner’s Lenders with a copy of Contractor’s proposed forms for use as subcontracts and purchase orders (which includes professional services agreements) for Owner’s review and approval prior to Contractor’s use thereof, and Contractor shall only enter into those subcontracts approved by Owner in writing, without material modification; provided, however, subcontracts and purchase orders which do not subject Contractor to liability in excess of $500,000.00 individually, and otherwise are in accordance with the Contract Documents, shall not require Owner’s prior written approval. Contractor shall furnish to Owner a copy of each subcontract and purchase order it enters into in connection with the Work within ten (10) calendar days after execution of such subcontract or purchase order. All subcontracts and purchase orders shall require all Subcontractors and Vendors to assume toward Contractor the same legal obligations and responsibilities which Contractor assumes toward Owner in this Contract, including requiring the indemnitee(s) provided in Article 14 hereof, except as specifically provided otherwise in the Contract Documents or waived by Owner in writing. All subcontracts and purchase orders shall require that the subcontract may not be assigned by Subcontractor but permit the assignment of the subcontract by Contractor to Owner or a third party designated by Owner, including Owner’s Lenders, as provided in Section 9.8 and Article 21 of this Agreement. All subcontract agreements and purchase orders shall conform to the requirements of the Contract Documents. All subcontracts and purchase orders shall also provide that any warranties contained or referenced therein shall run to the benefit of and be enforceable by Owner and Owner’s Lenders. Contractor shall not waive or fail to exercise any material or significant right or remedy under any subcontract or waive any material or significant default under any subcontract without Owner’s prior written approval.

9.4 Subcontractors and Vendors Designated By Owner. Contractor shall not be required to contract at its own risk with a Subcontractor or Vendor when Contractor has a reasonable objection, provided that the reason for such objection is identified to Owner in writing with five (5) calendar days of Owner’s designation objected to by Contractor.

9.5 Payments to Subcontractors from the Contractor. Contractor agrees to pay each Subcontractor and Vendor within five (5) days of receipt of each progress payment from Owner an amount equal to the percentage of completion allowed to the Contractor on account of the Work of such Subcontractor or Vendor but not more than amount set forth for such respective Subcontractor and Vendor in the applicable Application for Progress Payment, less the percentage retained and amounts withheld from payments to the Contractor. Contractor further agrees to require each Subcontractor to make similar payments to its Subcontractors and Vendors. The obligation of Contractor to pay Subcontractors and Vendors (and their obligation to pay their Subcontractors and Vendors) is an

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independent obligation from the obligation of Owner to make payment to Contractor. Owner shall have no obligation to pay or to see to the payment of any monies to any Subcontractor or Vendor.

9.6 Subcontractor and Vendor Replacements. Contractor shall not replace any Subcontractor or Vendor who has been approved by Owner, unless Owner gives prior written approval to the replacement.

9.7 Communications with Subcontractors and Vendors. In cooperation with, and upon notice to Contractor, Owner and Owner’s Lenders shall have the right at any time and from time to time to contact Contractor’s Subcontractors and Vendors to discuss the progress of their portion of the Work. Contractor shall have the right to be present at the time of any such direct communications, excepting only if Contractor is in default under the Contract or unreasonably refuses to attend meetings after Owner has given Contractor reasonable advance notice and opportunity to be present. Notwithstanding the exercise of any of Owner’s and Owner’s Lenders’ rights of direct communication in the subcontracting process or the process of managing subcontracts, Contractor shall be responsible and liable to Owner for all acts or omissions of Subcontractors and Vendors and their respective agents and employees and any other person performing any of the Work under an agreement with Contractor or any Subcontractor or Vendor.

9.8 Assignment. Contractor hereby assigns to Owner all its interest in all subcontract agreements and purchase orders now existing or hereafter entered into by Contractor for performance of any part of the Work, which assignment will be effective only upon acceptance by Owner in writing and only as to those subcontract agreements and purchase orders that Owner designates in said writing. Such assignment may not be withdrawn by Contractor prior to expiration of the Warranty Period, and Owner may accept said assignment at any time during the course of construction prior to expiration of the Warranty Period. Upon such acceptance by Owner: (a) Contractor shall promptly furnish to Owner the originals or copies of the designated subcontract agreements and purchase orders, and (b) Owner shall only be required to compensate the designated Subcontractor(s) or Vendor(s) for compensation accruing to same for Work done or materials delivered from and after the date as of which Owner accepts assignment of the subcontract agreement(s) or purchase order(s) in writing. All sums due and owing by Contractor to the designated Subcontractor(s) or Vendor(s) for Work performed or material supplied prior to the date as of which Owner accepts in writing the subcontract agreement(s) or purchase order(s), and all other obligations of Contractor accruing prior to Owner’s written acceptance of such assignment, shall constitute a debt and an obligation solely between such Subcontractor(s) or Vendor(s) and Contractor, and Owner shall have no liability with respect such sums or any other obligations of Contractor. It is further agreed that all subcontract agreements and purchase orders shall provide that they are freely assignable by Contractor to Owner and Owner’s assigns (including Owner’s Lenders) under the terms and conditions stated in this Section and that all such Subcontractors and Vendors shall continue to perform their Work for Owner (or Owner’s Lenders as the case are) pursuant to the terms of the respective subcontract or purchase order. Owner agrees not to accept such assignment solely for the purpose of intentionally causing Contractor harm and in bad faith.

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ARTICLE X

WARRANTY OBLIGATIONS

10.1 Contractor’s Warranty. Contractor guarantees and warrants to Owner that (a) the Work, whether performed by Contractor’s own personnel or by any Subcontractors or Vendors, shall be first class in quality, free from all defects whatsoever (including, without limitation, patent, latent or developed defects or inherent vice (except inherent vice or developed defects resulting solely due to material specified by the Contract Documents unless Contractor knows or should reasonably have known through the exercise of their obligations and due care that such specified items are subject to inherent vice or developed defects), and in strict conformance with the Contract Documents, the highest standard for construction practices and quality applicable to first class projects associated with luxury resorts, and (b) all materials, appliances, mechanical devices, equipment and supplies incorporated into the Work shall be new and of such quality to strictly meet or exceed the Specifications and requirements of the Contract Documents. If requested by Owner at any time and from time to time, Contractor will furnish satisfactory evidence to Owner as to the kind and quality of materials, appliances, mechanical devices, equipment and supplies. All Work not conforming to the requirements of this Section (including, without limitation, substitutions or deviations not properly approved and authorized by Owner in writing), shall be considered defective.

10.2 Contractor’s Warranty Period. While Contractor, Subcontractors and Vendors shall be responsible for strict compliance with the requirements of Section 10.1 above throughout the course of the Work, the “Warranty Period” shall commence upon the issuance of a Certificate of Substantial Completion for the Work as a whole pursuant to Section 12.1 of this Agreement and shall extend for a period of twelve (12) months from the date of issuance of such Certificate or for such longer period as set forth in an applicable manufacturer’s warranty or as may be required by applicable Laws. Nothing contained in this Article 10 shall be construed to establish a period of limitation with respect to other obligations which Contractor might have under the Contract Documents or under applicable law, in equity or otherwise, or reduce the period of any other similar warranty or guaranty that may apply at law or otherwise to the Work.

10.3 Compliance with Contract Documents. Upon receipt of Owner’s written notice at any time during the course of the Work or during the Warranty Period, and during any longer period of time as are prescribed by any applicable Laws or other applicable terms, Contractor (at no cost to Owner) shall at Contractor’s sole cost promptly perform all corrective services (including, without limitation, furnishing all labor, materials, equipment and other services at the Site and elsewhere) to Owner’s satisfaction as may be necessary to remedy any defective workmanship or omissions in the Contractor’s Work, including without limitation, promptly correct or replace any Work rejected by Owner or which is incomplete, defective or fails to conform to the Contract Documents, whether observed before or after Final Completion of the Work and whether or not fabricated, installed, or completed. Contractor’s compliance with its obligations as stated in this Article 10, and Owner’s acceptance of such corrective services, shall

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at all times be determined by ascertaining whether Contractor has achieved strict compliance to Owner’s reasonable satisfaction with both the written and inferable requirements contained in the Contract Documents.

10.4 Warranty Costs. All costs incurred by Contractor in fulfilling Contractor’s remedial warranty obligations as set forth on this Article 10 shall be Non-Allowable Costs of the Work and shall be solely Contractor’s responsibility which Contractor shall pay, including, without limitation, additional testing and inspections and compensation for the services of any professional or consultant made necessary thereby. Contractor shall also, as part of Contractor’s warranty and guarantee at Contractor’s own expense, repair or replace any other damaged components, material, finishes, furnishings and other Work or portions of the Project or other property damaged, affected or otherwise made necessary by or resulting from such defective, non-conforming or incomplete Work, to return the same to their original condition. In addition, and notwithstanding anything to the contrary in this Agreement, if within one (1) year after Substantial Completion any portion of the Work (including, without limitation, any roof and any walls) is not watertight and leak proof at every point and in every area (except where leaks can be attributed to damage to the Work proximately caused by extraordinary, external forces beyond Contractor’s control and which Contractor could not reasonably have anticipated), Contractor shall, immediately upon notification by Owner of water penetration, determine the source of water penetration and, at Contractor’s own expense, do any work necessary to make the Work watertight.

10.5 Timeliness of Corrective Services. Contractor shall use all best efforts to fully perform all warranty and corrective services to Owner’s satisfaction within five (5) calendar days of the receipt of Owner’s written notice of defective workmanship. If the corrective services require more than five (5) calendar days for completion, Contractor shall submit, within five (5) calendar days of receipt of Owner’s written notice, a comprehensive written proposal itemizing all corrective actions necessary which Contractor is prepared to and shall immediately undertake and diligently pursue to enable the Work to achieve strict compliance with the Contract Documents, including the latest Drawings and Specifications. In performing such corrective Work, Contractor shall perform its Work so as to cause the least inconvenience and disruption to Owner’s business which may require performance of Work at hours when Owner’s business is least active. Contractor shall not be entitled to the extra costs, if any, incurred in connection with performing corrective Work at non-business hours. Additionally, the provisions of Section 7.6 and 7.7 of this Agreement relating to cooperation with Owner, access, avoidance of disruption and related matters as set forth therein shall also apply to the performance of any warranty related work.

10.6 Warranty Survival. Contractor’s warranty obligations set forth in this Article 10 shall apply to Work done by Subcontractors or Vendors, as well as to Work done by direct employees of Contractor, and such provisions shall survive acceptance of the Work and survive any termination of the Contract and Contractor shall be responsible to fully indemnify and hold Owner harmless from any and all liens, claims, lawsuits, costs and expenses which may arise out of the failure of the Contractor to fulfill its warranty obligations pursuant to this Contract.

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10.7 Owner’s Right to Correct. In the event Contractor fails to timely correct incomplete, nonconforming or defective Work following Owner’s written notice described in Section 10.5 above, Owner shall have the right to correct or arrange for the correction of any defects or omissions in the Work at the Contractor’s sole cost and expense and not as Costs of the Work. Contractor shall bear all costs incurred by Owner in correcting such defective Work, including, but not limited to, additional costs for redesigns by the Architect and other design consultants, replacement contractors, materials, equipment and all services provided by Owner’s personnel. Owner shall be entitled to withhold and offset all costs incurred during any such corrective work against any funds which are otherwise due or which may become payable to the Contractor. If payments then or thereafter due Contractor are not sufficient to cover such amount, Contractor shall immediately upon demand pay the difference to Owner.

10.8 Owner’s Right to Supplement Work of Contractor. If the Contractor violates or breaches any of the terms, conditions or covenants of the Contract, then Owner may, without prejudice to any other remedy it may have and following the expiration of any applicable cure periods, provide such reasonable labor and materials as are reasonably necessary to remedy such deficiency including the right to hire another contractor to supplement the Work of the Contractor and deduct all costs thereof from any money due or thereafter becoming due to the Contractor and reduce the Guaranteed Maximum Price by all such amounts.

10.9 Acceptance of Non-Conforming Work. Owner may, in its sole discretion, elect to accept a part of the Work which is not in accordance with the requirements of the Contract Documents. In such case, the Guaranteed Maximum Price shall be reduced as appropriate and equitable. Owner’s acceptance of any non-conforming Work shall not waive or otherwise affect Owner’s right to demand that Contractor correct any other defects or areas of non-conforming Work.

10.10 Warranty Exclusions. Contractor’s warranty obligations shall not apply to defects caused by ordinary wear and tear, insufficient maintenance or improper operation or use by Owner.

10.11 Written Guaranty. All guarantees and warranties specified in the Contract, including Contractor’s general warranty in this Article 10, shall be executed in writing by Contractor and each Subcontractor on their respective letterhead, signed jointly by Contractor and Subcontractor, and furnished to Owner upon commencement of the respective term of each such guarantee and warranty and as a condition to Final Payment. Owner shall, in addition to the guarantee and warranty provided in this Article 10, also have the benefit of, and Contractor shall assign to Owner in form and substance satisfactory to Owner, all warranties, service life policies, indemnitee(s) and guarantees with respect to any and all materials, appliances, mechanical devices, supplies and equipment incorporated into the Work and given by the manufacturer, retailer, or other supplier, which shall be supplied and assigned to Owner promptly after such is received by or becomes available to Contractor and as a condition to Final Payment. Further, at Owner’s request, Contractor shall assist Owner in enforcing all such warranties, guarantees, policies and indemnitee(s).

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ARTICLE XI

SCHEDULING, DELAYS AND ACCELERATION

11.1 Owner’s Right to Modify. Notwithstanding the Project Schedule, Owner has the right to modify or otherwise change the sequence of the Work and Contractor shall comply therewith and adjust schedules accordingly. If Contractor believes such modification or change causes a delay or acceleration in the completion of the Work, Contractor shall provide written notice to Owner in accordance with Sections 11.6 and/or 11.8 below. Any such modifications or changes in sequence applies only to scheduling and shall not be construed to mean a change in the method or means employed by Contractor for the execution of the Work.

11.2 Project Schedule. Contractor has furnished a detailed “Project Schedule” describing the activities to be accomplished and their dependency relationships. The Project Schedule includes an agreed upon Design and Permit Schedule setting forth time periods for Owner to provide Drawings and Major Permits to Contractors, and an agreed upon construction schedule setting forth Interim Milestone Dates for Contractor to achieve certain construction completion milestones. Contractor’s and Owner’s performance will be measured against the Project Schedule. The Project Schedule (and any revisions thereto) shall be updated and revised at appropriate intervals as required by Owner or the current and projected conditions of the Work and Project, shall designate those items on the critical path of the Work, shall be related to the entire Project to the extent required by the Contract Documents, shall indicate dates necessary to vacate various work areas, and shall provide for expeditious and practicable execution of the Work. The Project Schedule and all subsequent updates and revisions shall be printed in a tabular bar chart format. Contractor shall provide Owner with a diskette containing an electronic copy of the Project Schedule as submitted, including all logic diagram formats.

11.3 Schedule Updates. Contractor shall submit a “Schedule Update” along with each monthly Application for Progress Payment for comparison to the Project Schedule. The First Schedule Update shall be dated and identified as “Schedule Update No. 1” and shall identify the then current status of all major Work activities identified in the Project Schedule. All Schedule Updates shall include a comprehensive narrative setting forth (i) actual activity completion dates, (ii) the effect on the Project Schedule of any delays in any activities in progress and/or the impact of known or suspected delays which are expected to affect future Work, (iii) the effect of Contract Modifications on the Project Schedule, (iv) all actual and potential variances between latest Schedule Update and probable actual completion dates; (v) all Work activities not started or completed in accordance with the Project Schedule, and (vi) recommends specific Recovery Plans to Owner which may be necessary to achieve the Contract Time and/or relevant Interim Milestone Dates. All subsequent revisions shall be dated and numbered sequentially. In addition, each Schedule Update shall be clearly labeled to state the effective date of the current status information contained therein. Contractor’s failure to provide Schedule Updates as required in this Section 11.3, or as otherwise mutually agreed in writing, shall be a material breach of this Contract.

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11.4 Force Majeure Delay. All delays due to fire, labor disputes affecting the general Cincinnati, OH area and not limited to the Project (and not a jurisdictional dispute), adverse weather conditions not reasonably anticipatable, unavoidable casualties or other causes which, based on Contractor’s extensive experience in constructing projects of similar scope and complexity in the same location and Contractor’s representations contained in the Contract Documents, are unforeseeable and beyond the Contractor’s reasonable control shall be a “Force Majeure Delay”. Owner shall be excused from performance of its obligations to the extent of any Force Majeure events affecting Owner, but solely to the extent the failure to perform such obligations by Owner is attributable to that Force Majeure event.

11.5 Owner Delay. Any delays in Contractor’s Work that are caused in whole or in part by Owner, its agents, consultants or separate contractors, and are not the fault of Contractor or any Subcontractor or any party for which either is responsible or liable at law or under the Contract Documents, shall be an “Owner Delay”.

11.6 Extensions of Time and Guaranteed Maximum Price Increases for Delay.

11.6.1 To the extent the Contractor or any Subcontractor is delayed at any time in the progress of the Work by an Owner Delay, Force Majeure Delay, or by other causes which Owner and Contractor agree may justify delay, then the Contract Time shall be reasonably extended by Change Order, and the Guaranteed Maximum Price increased (or a portion of the Owner Contingency applied if available), if at all, in accordance with the procedures described this Section 11.6 and in Article 18 below.

11.6.2 Notwithstanding any other provision of the Contract Documents, any item that cannot be demonstrated as being on or affecting the critical path of the Work shall not result in an extension of time to perform the Work or an increase in the Guaranteed Maximum Price in the event such item is delayed. Further, to the extent any Owner Delay or Force Majeure Delay could have been prevented or reduced if Contractor had, consistent with the terms of the Contract Documents, performed its duties and responsibilities under the Contract Documents, such delay will not entitle Contractor to an extension of the Contract Time (except for that portion, if any, of such Owner Delay or Force Majeure Delay which could not have been reduced consistent with the foregoing and subject to the other requirements of the Contract Documents, including this Section 11.6) or increase in the Guaranteed Maximum Price.

11.6.3 Extensions of the Contract Time for the Work or an increase in the Guaranteed Maximum Price will be authorized by Owner only if (a) Contractor has been necessarily delayed in meeting such Guaranteed Date of Substantial Completion by a cause which constitutes an Owner Delay or Force Majeure Delay, or a change to the Work initiated by the Owner; (b) the completion of the Work by the applicable interim Milestone Date or the total Work by the Guaranteed Date of Substantial Completion is actually and necessarily delayed by such cause; (c) the effect of such cause cannot be avoided or mitigated by the exercise of all reasonable precautions, efforts and

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measures, including planning, scheduling and rescheduling, whether before or after the occurrence of the cause of delay, and (d) Contractor has met any notice requirements set forth in the Contract Documents for it to be entitled to any extension of time or increased costs. All extensions of time and/or increases in the Guaranteed Maximum Price to which Contractor is entitled hereunder will be acknowledged by Change Order.

11.6.4 The period of any extension of time for delay shall be only that which is necessary to make up the time actually lost for a Work item or items identifiable on the Project Schedule as being on or affecting the critical path at the time in which the delay occurs.

11.6.5 The amount of increase, if any, in the Guaranteed Maximum Price due to a delay shall be equal to the additional cost actually, reasonably and necessarily incurred by Contractor in Cost of the Work items (a) as a result of continuing to maintain dedicated personnel, materials and equipment at the Site at Owner’s request during such delay and (b) other reasonable and unavoidable Costs of the Work, if any, which are directly related to any subsequent re-mobilization of the delayed Work caused solely by such delay, but (as to both of the foregoing (a) and (b)), only if and to the extent such delay exceeds a period of thirty (30) consecutive days following commencement of the Work, and to the extent such actions are necessary, if at all, to be performed by Contractor to maintain the extended Contract Time and Project Schedule after taking into account any extension of time as provided for in this Section 11.6. With respect to delays and suspensions of the Work, notwithstanding any provision herein to the contrary, there shall be no thirty day grace periods (or any other grace periods associated with such matters), it being understood and agreed that if the Contractor is delayed or the work is suspended, the Contractor shall be entitled to an extension of time and equitable adjustment of the Contract Sum, to the extent that such delay or suspension in fact impacts the critical path of the work. All provisions of the Contract that are inconsistent with this Subsection 11.6.5 shall be read to conform with this provision.

11.6.6 Contractor shall not be entitled to receive a separate extension of time or an increase in the Guaranteed Maximum Price for each of several causes of delay operating concurrently but only for the actual period of delay in completion of the Work irrespective of the number of causes contributing to produce such delay. If one of several causes of delay operating concurrently results from any act, fault or omission of Contractor or Subcontractor or for which Contractor or Subcontractor is responsible, and would of itself, irrespective of the concurrent causes, have delayed the Work, no extension of time or an increase in the Guaranteed Maximum Price will be allowed for the period of delay resulting from such act, fault or omission. Further all such extensions and increases shall be netted out with any reductions in Contract Time or Guaranteed Maximum Price, before implementing any such extension or increase.

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11.6.7 As a condition precedent to the granting of an extension of time or an increase in the Guaranteed Maximum Price, Contractor shall give written notice to Owner within ten (10) calendar days after the time when Contractor knows of any cause which might result in delay, for which it may claim an extension of time or an increase in the Guaranteed Maximum Price, including those causes of which Owner has knowledge, specifically stating in such notice that an extension or an increase in the Guaranteed Maximum Price is or may be claimed, and identifying such cause and describing, as fully as practicable, at that time, the nature and expected duration of the delay and its effect on the completion of that part of the Work identified in the notice. Contractor shall not be entitled to an extension of time or an increase in the Guaranteed Maximum Price to the extent such would not be necessary, but for Contractor’s failure to strictly comply with this Section 11.6.

11.6.8 Since the possible necessity for an extension of time or an increase in the Guaranteed Maximum Price may materially alter the scheduling plans, and other actions of Owner and since, with sufficient notice, Owner may, if it should so elect, attempt to mitigate the effect of a delay for which an extension of time or an increase in the Guaranteed Maximum Price might be claimed, the giving of written notice as required above is of the essence of Contractor’s obligations hereunder and failure of Contractor to give written notice as required above shall be a conclusive waiver of an extension of time and/or an increase in the Guaranteed Maximum Price for the cause of delay in question.

11.6.9 It shall in all cases be presumed that no extension, or further extension, of time and no increase in the Guaranteed Maximum Price is due unless Contractor shall affirmatively demonstrate the extent thereof to the reasonable satisfaction of Owner. Contractor shall maintain adequate records supporting any claim for an extension of time or increase in the Guaranteed Maximum Price.

11.6.10 Notwithstanding the provisions of this Section 11.6, if pursuant to this Section 11.6 Contractor is entitled to an increase in the Guaranteed Maximum Price, Owner shall have the right, in lieu of any increase, to apply a portion of the Owner Contingency (to the extent funds remain) to cover such increase in the Guaranteed Maximum Price due to such delay covered by this Section 11.6. If the Owner Contingency is not sufficient to cover the required increase in the Guaranteed Maximum Price, the Owner Contingency may still be utilized by Owner but the Guaranteed Maximum Price shall be increased by the difference between the required increase in the Guaranteed Maximum Price as provided in this Section 11.6.10 and the available amount of the Owner Contingency applied by Owner.

11.7 Limitations. To the full extent permitted by Law, Contractor agrees for itself and for its Subcontractors, and will cause each Subcontractor to agree, that it will make no claim or claims against the Site, Project, Owner (or any party affiliated or associated with Owner or any assets of Owner), or

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Owner’s Lenders for damages or losses incurred as a result of or arising out of delays in the Work, including but not limited to any Owner Delay or Force Majeure Delay. Any such delay in the Work, if claimed by or through Contractor, solely and completely will be compensated and balanced by (a) an extension of the Contract Time, and (b) an increase in the Guaranteed Maximum Price, strictly in accordance with Section 11.6 above, and such extension and increase shall be the sole and exclusive remedy for Contractor and all Subcontractors and Vendors for all delays. Contractor and each Subcontractor who performs any portion of the Work agree to accept such extensions at no additional cost (except as provided in this Section) to Owner, and waive and relinquish any right to payments of any kind for any delays. Further, the limitations in Section 17.4 hereof shall also apply to any delay.

11.8 Recovery Plans. The Guaranteed Maximum Price is based on Contractor working as many hours as necessary to properly perform the Work and achieve the Project Schedule requirements. In the event it is necessary for Contractor or any Subcontractor to work additional overtime in order to maintain the Project Schedule, Contractor shall be responsible for all costs relating to such overtime, though Contractor shall have the right to use the Construction Contingency in accordance with Section 3.1.6 hereof. “Recovery Plan” means a detailed narrative explanation clearly stating the scope and extent of any and all resource loading, activity re-sequencing and other acceleration activities required for all affected elements of the Work to enable Contractor to either: (a) complete the respective Interim Milestones by the respective Interim Milestone Dates; or (b) obtain Substantial Completion of the Work in its entirety within the Contract Time.

11.8.1 If Owner determines at any time based on reasonable evidence that Contractor is behind schedule or is otherwise in jeopardy of failing to complete any Interim Milestone by the applicable Interim Milestone Date or the Work within the Contract Time, Owner shall issue a written notice to Contractor identifying areas of concern and requiring that Contractor provide a Recovery Plan to Owner.

11.8.2 Upon receipt of Owner’s notice, Contractor shall immediately undertake all available steps to overcome or mitigate against the adverse effects of all delays identified by Owner. Contractor’s failure to undertake all available steps to mitigate the effects of such delays shall constitute a waiver of Contractor’s right to claim relief for any schedule extensions and/or additional compensation to the extent that Contractor’s failure to act timely contributed to such delays.

11.8.3 Contractor shall, within seven (7) calendar days after receipt of Owner’s notice, provide its Recovery Plan to Owner notwithstanding whether or not Contractor disputes responsibility for the cause(s) of such delays.

11.8.4 Within seven (7) calendar days after submission of the Recovery Plan by Contractor, Owner shall advise Contractor in writing whether or not to proceed with the Recovery Plan as

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submitted, or in accordance with reasonable revisions thereto established by Owner. Any such notice to proceed shall be by a Construction Change Directive. As part of such notice, Owner shall have the right to require Contractor to work its own construction crews and Subcontractors and other personnel overtime, and to direct Contractor to take all other necessary action, including, without limitation, increasing the number of personnel and implementing double shifts, all at no increase to the Guaranteed Maximum Price. Such overtime work and other actions shall continue until such time as the Work has progressed so that it complies with the stage of completion required by the then most recently Owner approved Project Schedule. Additional costs incurred due to such overtime work and other actions shall not result in any adjustment in the Guaranteed Maximum Price.

11.8.5 Contractor’s failure after written notice to provide a Recovery Plan within the time requirements and to the extent required in this Section 11.8, or to immediately implement a Recovery Plan upon receipt of a Construction Change Directive to do so, shall be material breaches of this Contract.

11.9 Accelerations for Owner’s Convenience.

11.9.1 In the event Owner desires to accelerate the Project Schedule for reasons other than delays caused by or attributable to the Contractor, Owner shall so notify Contractor in writing.

11.9.2 Upon receipt of such written instruction, Contractor shall require its personnel and its Subcontractors and Vendors to work such overtime hours and/or to increase their respective work forces as are reasonably necessary to meet Owner’s acceleration goals.

11.9.3 In the event such an acceleration is ordered by Owner, Contractor shall be entitled to an adjustment in the Guaranteed Maximum Price determined in accordance with Article 18 of this Agreement.

11.10 Schedule Coordination.

11.10.1 Contractor shall schedule and coordinate the performance of the Work by Contractor’s personnel, and Subcontractors and Vendors of any tier, in a manner that will enable Contractor to achieve Interim Milestones by the respective Interim Milestone Dates and completion within the Contract Time. Contractor acknowledges that at least a portion of the Work will be performed under joint occupancy conditions at the Site.

11.10.2 Contractor shall cooperate with Owner and Owner’s other contractors so that both the Contractor’s Work and the work of others will progress smoothly with a minimum of disruptions and interference to any party.

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11.10.3 Contractor shall schedule its Work and Project delivery of materials to comply with all reasonable requests and suggestions of Owner in order to maintain the Project Schedule within the limitations of all existing Site conditions and business operations of Owner.

11.10.4 Contractor shall use all best efforts to not utilize any labor, materials or means whose employment or utilization during the course of this Contract may tend to or in any way cause or result in strikes, work stoppages, delays, suspension of Work or similar trouble by workman employed by its Subcontractors, or by any of the trades working in or about the Project and Site where Work is being performed under this Contract, or by other contractors or their subcontractors pursuant to other contracts, or on any other project and project site or premises owned or operated by Owner. Any violation by Contractor of this requirement may be considered as proper and sufficient cause for declaring Contractor to be in default, and for Owner to take action against Contractor as set forth in the Contract Documents.

11.10.5 In case of disagreements or disputes regarding the schedule of Work by other contractors or unnecessary interference to the Work caused by lack of cooperation between other contractors and Contractor, Contractor shall fully cooperate to resolve any disputes with or between other contractors. In case of disagreements or disputes between two or more contractors, Owner shall be consulted and Owner’s decisions as to proper methods for coordinating the Work shall be final.

11.11 Flow-Down Provisions.

11.11.1 Contractor shall include the requirements of this Article 11 in all of its subcontracts and purchase orders and shall use its best efforts to require Subcontractors and Vendors with agreements totaling in excess of $200,000.00, and shall require all Subcontractors and Vendors with agreements totaling in excess of $200,000.00 to include the same provisions in all sub-tier subcontracts and sub-tier purchase orders.

11.11.2 Contractor shall be responsible to fully indemnify and hold Owner harmless from any and all liens, claims, lawsuits, costs and expenses, including attorneys’ fees, which may arise out of either the failure of the Contractor to fulfill its obligations pursuant to this Article 11 and/or the Contractor’s failure to enforce the flow-down provisions as stated above.

11.12 Partial Occupancy or Use. Owner may occupy or use any completed or partially completed portion of the Work at any stage, including opening portions of the Project to the public. Notwithstanding any other provision of the Contract, any such partial occupancy or use shall not: (a) constitute final acceptance of any Work, or (b) relieve Contractor of responsibility for loss or damage because of or arising out of defects in, or malfunctioning of, any Work, material, or equipment, or from any other unfulfilled obligations or responsibilities under the Contract Documents; provided, however, Contractor shall not be liable for ordinary wear and tear resulting from such partial occupancy and use by Owner.

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Contractor shall cooperate fully with Owner, as Owner may request, in all aspects of Owner’s partial use and occupancy of the Work and Project, including, without limitation, scheduling, allocation of utilities, access and storage, and all other arrangements. Unless and until Owner issues a Certificate of Substantial Completion pursuant to Section 12.1 below for such portion of the Work partially occupied or used by Owner, Owner shall not be obligated to pay (but may in its sole discretion elect to pay) Contractor Retainage relating to such portion of the Work at that time partially used or occupied by Owner.

11.13 Other. Subject to Owner making payment to Contractor of all amounts then due and owing to Contractor under and subject to the Contract Documents, Contractor agrees to prosecute the Work and to require all trade contractors to prosecute the Work in a timely and proper method and manner so as to meet the dates reflected on the Project Schedule, including the Guaranteed Date of Substantial Completion.

ARTICLE XII

SUBSTANTIAL AND FINAL COMPLETION

12.1 Substantial Completion Procedures and Requirements.

12.1.1 Notice of Substantial Completion. “Substantial Completion” means the stage in the progress of the Work when (a) the Work in its entirety, or a designated portion thereof which Owner agrees to accept separately, is sufficiently complete in accordance with the Contract Documents and all applicable Laws to enable Owner to fully occupy and utilize the Work, or such designated portion thereof which are requested in writing by Owner, for all of its intended purposes and all aspects of such Work and the Project can be open to the general public; (b) all Project systems included in the Work (including, without limitation, all life safety systems) are operational and functioning as designed and scheduled; (c) all instruction of Owner’s personnel in the operation of the Project systems has been completed; (d) all final finishes within the Contract are in place; and (e) the Work is otherwise satisfactory to Owner in accordance with the Contract Documents. In general, the only remaining Work shall be minor in nature, so that Owner could occupy the building(s) comprising the Project and fully utilize such building(s) on that date, and all elements are fully functionable and operable as provided in the Contract, and the Final Completion of the Work by Contractor would not materially interfere with, disrupt or hamper Owner’s use, occupancy or enjoyment of the Project, including the intended normal business operations of the Project, or detract from the aesthetic appearance of the Project. Contractor shall request an inspection for purposes of Substantial Completion in writing when the Contractor considers that the Work in its entirety, or a designated portion thereof which Owner has previously agreed in writing to accept separately, is substantially complete in accordance with all requirements in the Contract Documents.

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12.1.2 Procedures for Substantial Completion. Procedures to be utilized to determine Substantial Completion of the Work in its entirety, or a designated portion thereof, shall be as follows:

12.1.2.1 Either party may initiate procedures for Substantial Completion of the Work in its entirety or a designated portion thereof, but Owner shall not be required to make a determination and accept partial Substantial Completion unless: (a) specific areas or phases of the Work are designated for partial Substantial Completion by Owner; or (b) Owner assumes physical possession of a portion of the Work solely for purposes of Owner’s full use and occupancy. The use or occupancy of a portion of the Work by Owner or its other contractors to inspect and/or correct defective workmanship pursuant to Article 10 of this Agreement or install FF&E or other work shall not be considered as use and occupancy.

12.1.2.2 Unless waived by Owner in writing, Substantial Completion of either the Work in its entirety or a designated portion thereof shall not occur earlier than the date of all designated or required governmental certificates of occupancy and other permits, inspections and certifications for the Project or such portion thereof as the case may be, have been achieved and issued to Owner by the relevant governmental authority, and posted for the Project or such portion thereof, by the relevant governmental authority (provided that a temporary certificate of occupancy (“TCO”) rather than a permanent certificate of occupancy may have been achieved and issued to Owner, and posted, so long as the obtaining of a temporary, rather than a permanent, certificate of occupancy does not prevent any aspect of the Project from being open to the general public).

12.1.2.3 If Owner or Owner’s Lenders disagree that Substantial Completion has been achieved, Owner shall provide the Contractor with an advisory opinion of the items which should be completed or corrected for purposes of Substantial Completion. Owner’s failure to advise Contractor of any items specified in the Contract Documents shall not alter the Contractor’s responsibility to complete all Work necessary for Substantial Completion in accordance with the Contract Documents.

12.1.2.4 Upon receipt of Owner’s advisory opinion, Contractor shall complete and/or correct all listed items. Contractor shall then submit its request to Owner for another inspection to determine Substantial Completion. Such subsequent inspection or re-inspections to determine if the Work is acceptable for purposes of Substantial Completion shall be made jointly by Owner and Contractor.

12.1.2.5 Prior to the issuance of a Certificate of Substantial Completion by Owner, the parties shall develop a final punch list which must be completed prior to Final Completion.

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The final punch list shall include the Contractor’s Punch List Items and other incomplete or missing items which Owner elected in its discretion to waive for purposes of Substantial Completion.

12.1.2.6 Immediately prior to the issuance of a Certificate of Substantial Completion, Owner and Contractor shall jointly inspect and document the condition of the Work, or designated portion thereof, at the time of Owner’s initial possession to determine and record its condition. Such inspection and acceptance by Owner shall not, however, alter the Contractor’s responsibility to complete all Work necessary for Final Completion in accordance with the Contract Documents, including items discovered by Owner after Substantial Completion.

12.1.2.7 Owner shall have the final decision as to whether or not Contractor has achieved Substantial Completion. When Owner determines that the Work in its entirety, or a designated portion thereof, is substantially complete and a TCO has been obtained therefor, Owner shall prepare and issue a “Certificate of Substantial Completion,” which shall certify the date of Substantial Completion.

12.1.3 Limitations. Notwithstanding any provisions in the Contract Documents which may indicate otherwise, Owner’s acceptance of partial Substantial Completion and the possession, use and occupancy of any portion of the Work prior to Substantial Completion of the Work in its entirety, shall not in any manner constitute a waiver by Owner of any of the provisions or requirements of the Contract Documents, including, but not limited to, Contractor’s warranty obligations set forth in Article 10 of this Agreement and Contractor’s obligations to achieve the Contract Time set forth in Article 4 of this Agreement.

12.2 Final Completion Procedures and Requirements.

12.2.1 Contractor’s Notice of Final Completion. “Final Completion” means that stage in the progress of the Work when Owner and Owner’s Lenders determine that the Work has been properly completed and equipped by Contractor in accordance with the Contract Documents, including (a) completion of all punch list items (including Contractor’s Punch List Items), (b) the submittal to Owner of all documentation as described in the Contract Documents, (c) completion in compliance with all applicable Laws, and (d) all obligations of Contractor under the Contract Documents (except for those obligations which are intended to be satisfied after Final Completion) are fully satisfied, and the Work is otherwise satisfactory to Owner and Owner’s Lenders. When Contractor considers that the Work is finally complete, Contractor shall so notify Owner in writing requesting a Certificate of Final Completion. Such notice shall be accompanied by, and it shall be a condition to Final Payment and Final Completion that Contractor deliver to Owner, the following:

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12.2.1.1 An affidavit that all payrolls (including all union dues, health, welfare, pension plan and other labor associated contributions), invoices for all labor, materials and equipment and all other indebtedness connected with the Work for which Owner or its property might in any way be responsible, and for which Owner has paid the Contractor, have been paid or otherwise satisfied.

12.2.1.2 Unconditional Final Lien Waivers from Contractor and all Subcontractors and Vendors and all other persons providing any services, labor or materials in relation to the Work, in the form of Exhibit M attached hereto, including certified copies of waivers of all liens filed during the course of the Work and not previously provided to Owner, and no liens, claims or other encumbrances have been filed or are outstanding with respect to the whole or any part of or interest in either the Site or the Work.

12.2.1.3 All final occupancy certificates obtained from any government authority and all other required approvals and acceptances as necessary or required for the full use and occupancy of all aspects of the Project by any city, county and state authorities having jurisdiction and not previously provided to Owner;

12.2.1.4 All written guarantees and warranties under the Contract for Contractor and Subcontractors and Vendors, all required operation and maintenance manuals for major equipment required under the Contract all in form and substance satisfactory to Owner; and assignment documentation assigning to Owner in form and substance satisfactory to Owner any remaining warranties and guarantees pertaining to the Work and not previously provided and assigned to Owner, and Contractor agrees to assist Owner in the prosecution and enforcement of all such assigned warranties and guarantees.

12.2.1.5 An affidavit certifying that Contractor has timely paid all federal, state and local taxes due arising out of the Work in a form satisfactory to Owner.

12.2.1.6 An affidavit certifying that Contractor shall maintain completed operations insurance in amounts required by the Contract Documents for a period of two (2) years after Final Completion and a certificate of the insurer evidencing that insurance required by the Contract Documents to remain in force after Final Payment is currently in effect and will not be cancelled or allowed to expire until at least 60 days’ prior written notice has been given to Owner.

12.2.1.7 All operating, maintenance, servicing and cleaning manuals and instructions, spare parts, maintenance stocks and spare materials provided by Subcontractors and Vendors and/or reasonably required by Owner for beneficial use of the Work for its

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intended purpose, and if requested by Owner adequate verbal instructions in the operation of mechanical, electrical, plumbing and other systems.

12.2.1.8 A complete and accurate set of as-built Drawings pursuant to Section 7.14 of this Agreement, which clearly delineate any changes made to the latest approved Drawings and Specifications.

12.2.1.9 An accounting of the credits due Owner for the value of any excess items paid for by Owner and a complete detailed statement of the Cost of the Work showing, without limitation, all expenditures for which state or federal tax credits or deductions may be allowed.

12.2.1.10 Any documents, instruments, releases, affidavits, certificates and indemnitee(s) reasonably required in order to permit Owner and Owner’s Lenders to secure endorsements in form and content satisfactory to them to their respective policies of title insurance for the Site, including without limitation that no mechanics or materialmen’s liens appear of record, that all Lender Liens are of first priority (including prior to any unrecorded liens or other lien rights), and that there are no encroachments or violations of any recorded covenants, conditions or restrictions affecting the Site.

12.2.1.11 Such documents and other items so that Owner will receive and Owner does receive a release and complete refund without deduction or offset of all security, bonds and/or cash amounts provided by or on behalf of Owner and held by or for the benefit of any administrative or governmental agency.

12.2.1.12 If required by Owner or Owner’s Lenders, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract or the Work which may then or in the future affect the Project or Site, and to the extent and in such form as may reasonably be designated by Owner or Owner’s Lenders (if a Subcontractor or Vendor refuses to furnish a release or waiver required by Owner, Contractor shall within such time as set forth in Section 7.19 hereof furnish a bond satisfactory to Owner to indemnify Owner against such lien and cause it to be paid and released; if such lien remains unsatisfied after payments are made, Contractor shall immediately refund to Owner and indemnify Owner against all money that Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees).

12.2.1.13 Owner and Owner’s Lenders shall have received (at Owner’s expense) an updated survey of the Site showing the Work “as built.”

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12.2.1.14 Master, submaster and special keys with keying schedule.

12.2.1.15 Consent of any surety to Final Payment.

12.2.1.16 Two (2) hard copies and one (1) electronic copy of all approved or approved as noted Shop Drawing submittals.

12.2.1.17 Such other certificates, instruments and affidavits relating to the Work as Owner or Owner’s Lenders may reasonably require.

16.2.1.18 An OCIP audit to Owner’s reasonable satisfaction.

12.2.2 Owner’s Inspection For Final Completion. Upon receipt of Contractor’s request for a Certificate of Final Completion and all submittals that comply with Subsection 12.2.1 immediately above, Owner shall promptly make appropriate evaluations and inspections as follows:

12.2.2.1 If Owner considers that the Work is fully completed in accordance with the Contract Documents, Owner shall promptly so advise Contractor.

12.2.2.2 In the event that Owner or Owner’s Lenders does not agree that Final Completion has been achieved, Owner shall promptly so advise the Contractor in writing of the remaining items to be completed for purposes of Final Completion.

12.2.2.3 After Contractor satisfies all remaining items necessary for Final Completion, Contractor may submit a further written notice to Owner stating that the Work is ready for re-inspection. All re-inspections to determine if the Work is acceptable for purposes of Final Completion shall be jointly made by Owner and Contractor.

12.2.2.4 Owner shall have the final decision as to whether Contractor has achieved Final Completion. When Owner agrees that the Work is finally complete, which agreement Owner agrees not to unreasonably delay, Owner shall prepare and issue a “Certificate of Final Completion”, which shall set forth the date of Final Completion, and Owner may file a Notice of Completion.

ARTICLE XIII

CONCEALED CONDITIONS AND UNCOVERING OF WORK

13.1 Concealed Conditions.

13.1.1 In the event that unknown and concealed conditions are encountered in the Work which are of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in the Work, and which cause a delay in the critical path portion of the

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Work, and which: (a) are not identified in the Contract Documents, (b) were not otherwise known to Contractor, and (c) could not have been discovered by Contractor prior to the Effective Date through the exercise of due diligence consistent with the terms of the Contract Documents, then the Guaranteed Maximum Price and the Contract Time shall be subject to adjustment by Change Order and in accordance with Section 11.6 hereof; provided, however, that Contractor must demonstrate its compliance with its representations including those set forth in Section 7.1 of this Agreement.

13.1.2 Contractor shall notify Owner in writing within five (5) calendar days after the first observance of conditions described in Subsection 13.1.1 immediately above.

13.1.3 It is understood and agreed that Owner shall not be liable for any costs arising out of concealed conditions that could have been discovered or anticipated by a prudent and experienced contractor through the use of due diligence and consistent with Contractor’s obligations, representations and warranties in the Contract Documents. This includes, but is not be limited to, any costs arising out of the existence of obstructions such as utilities, pipelines, conduits or any easement or right-of-way limitations which are reasonably shown or inferable from the Contract Documents, or any obstructions which could have been reasonably discovered during Contractor’s Site inspections or which are inherent in the Work and could have been reasonably anticipated by the Contractor (Contractor may utilize the Construction Contingency to cover costs relating to such items as provided in Section 3.1.6 hereof).

13.2 Covering of Work.

13.2.1 Contractor shall enable Owner to inspect all portions of the Work before they are covered.

13.2.2 If a portion of the Work is covered without providing Owner with adequate advance notice, or contrary to the request or direction of Owner or the provisions of the Contract Documents, Contractor shall, if required in writing by Owner, uncover the Work for observation. Such Work shall be replaced at Contractor’s expense without change in the Contract Time.

13.2.3 If a portion of the Work has been properly covered in accordance with the Contract Documents and after sufficient advance notice to Owner, Owner may subsequently request to see such Work and it shall be uncovered by Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be paid by Owner. If such Work is not in accordance with the Contract Documents, Contractor shall be responsible for all costs and expenses of uncovering and replacement.

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ARTICLE XIV

INDEMNIFICATION

14.1 Indemnitee.

14.1.1 To the fullest extent permitted by law, Contractor hereby indemnifies and agrees to protect, defend, and hold Owner, Architect, Pinnacle Entertainment, Inc. and Owner’s Lenders, and their respective subsidiaries, affiliates, parent companies and their respective members, officers, directors, managers, employees, agents, shareholders, successors and assigns, heirs, administrators, and personal representatives (collectively, “Owner Indemnitees”) harmless from and against any and all claims, liabilities, obligations, losses, suits, actions, legal proceedings, damages, costs, expenses, awards, or judgments, including, without limitation, reasonable attorneys’ fees and costs (whether or not suit is filed) (collectively “Actions”), any Owner Indemnitee(s) may suffer or incur or be threatened with and whether based upon statutory, contractual, tort or other theory, that are: (i) imposed by law, or (ii) arise by reason of or relating directly or indirectly to (a) the death of or bodily injury to any person or persons, including, without limitation, employees of Contractor, (b) injury to property (including loss of use and the Work itself and including all costs for repair or replacement of work, materials, supplies or equipment (whether on or off Site or in transit), including whether lost, stolen, damaged or destroyed), equipment or material, including, without limitation, any of the same resulting or arising out of the performance of the Work performed by Contractor or any Subcontractor, or Vendor, (c) violation of or failure to comply with or abide by any Laws, or variations from the Contract Documents in the actual construction of the Work, (d) any infringement of the rights of any third party, including, without limitation, copyright and patent rights (in connection with which Contractor shall pay all royalties and license fees), (e) any stop notices, mechanic’s liens or similar claims relating to any labor, services, materials, goods or equipment whether provided by Contractor, Subcontractor or any Vendor and relating to the Work, and (f) any breach or alleged breach of Contractor’s warranties, representations, obligations, covenants or agreements set forth in the Contract, and (iii) relate to or arise out of or result from, directly or indirectly, the performance of the Work, or from any act or omission of Contractor, or any Subcontractor, or Vendor, anyone directly or indirectly employed by them, or anyone for whose acts any of them are liable or responsible at law or under the Contract Documents, regardless of whether or not such Action is caused by an Owner Indemnitee (subject to Section 14.4 below).

14.1.2 To the fullest extent permitted by law, Owner hereby indemnifies and agrees to protect, defend, and hold Contractor, and its subsidiaries, affiliates, parent companies and their respective members, officers, directors, employees, agents, shareholders, successors and assigns, heirs, administrators, personal representatives (collectively, “Contractor Indemnitees”) harmless from and against any and all claims, liabilities, obligations, losses, suits, actions, legal proceedings, damages, costs, expenses, awards, or judgments, including, without limitation, reasonable

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attorneys’ fees and costs (whether or not suit is filed) (collectively “Actions”), any Contractor Indemnitee(s) may suffer or incur or be threatened with and whether based upon statutory, contractual, tort or other theory, that are: (i) imposed by law, or (ii) arise by reason of or relating directly or indirectly to (a) the death of or bodily injury to any person or persons, including, without limitation, employees of Owner, (b) injury to property and (c) any breach or alleged breach of Owner’s warranties, representations, obligations, covenants or agreements set forth in the Contract, and (iii) relate to or arise out of or result from, directly or indirectly, any act or omission of Owner, regardless of whether or not such Action is caused by a Contractor Indemnitee (subject to Section 14.4 below).

14.2 Defense Costs. Subject to the limitations set forth in Section 14.3 immediately below, the indemnification provisions of Section 14.1 above, including defense costs, shall include all attorneys’ fees, investigation costs, expert witnesses, court costs, and other costs and expenses incurred by the Owner Indemnitee(s) and Contractor Indemnitee(s), as the case are, to the extent their interests appear.

14.3 Hazardous Materials. Contractor, its Subcontractors, and Vendors shall have no responsibility for the discovery, presence, handling, removal or disposal of pre-existing hazardous materials discovered on the Site, including asbestos, asbestos products, poly-chlorinated biphenyl (PCB) or other substances classified as hazardous by the Environmental Protection Agency of the U.S. Government or any other federal, state or local government agency, except to the extent addressed or covered in the Contract Documents or otherwise made known to or reasonably foreseeable by Contractor. If Contractor discovers the presence of any hazardous materials at the Site not otherwise called out in the Contract Documents or otherwise made known to or reasonably foreseeable by Contractor, Contractor shall promptly report the presence and precise location of any such materials to Owner and immediately stop Work in the affected area unless requested otherwise by Owner.

14.4 Other Limitations. Subject to the provisions of this Section 14.4 and to the extent permitted by law, the obligations in Section 14.1above shall apply to and include those claims, causes of action, damages, liabilities, losses, obligations, awards, judgments, costs and expenses arising from the negligent, tortuous, intentional or other acts of the Owner Indemnitee(s) or Contractor Indemnitee(s), as the case may be, and such indemnification obligations are primary to any insurance in the names of the Owner Indemnitee(s) or Contractor Indemnitee(s). In the event of contributory negligence by any Owner Indemnitee(s) or Contractor Indemnitee, as the case may be, the indemnifying party shall only be liable for payment of such claims and losses (including defense costs) in direct proportion to the indemnifying party’s percentage of fault, if any, as determined by a court of competent jurisdiction, or as may be mutually agreed upon by Owner and Contractor. The indemnification obligations in this Article 14 shall not be construed to negate, abridge, or reduce other rights or obligations of Contractor or Owner, including, but not limited to, any obligation of indemnitee which would otherwise exist at law or otherwise in favor of an Owner Indemnitee or Contractor Indemnitee. If any Action occurs or is threatened, the indemnifying party shall defend the Owner Indemnitee(s) or Contractor Indemnitee(s), as the case may

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be, with counsel reasonably acceptable to such Indemnitee, at the indemnifying party’s expense, unless such Indemnitee elects to defend itself, in which case the indemnifying party shall pay for such Indemnitee(s) reasonable defense costs. The indemnification obligation of Contractor (or any Subcontractor) and Owner under this Article 14 or otherwise under the Contract Documents, shall not be limited in any way by any limitation on the amount or type of insurance coverage’s carried whether pursuant to the Contract Documents or otherwise, the amount of insurance proceeds available or paid (except the indemnifying party shall be entitled to an offset against their indemnitee obligation to the extent of any insurance proceeds actually received by the indemnitee, without condition or reservation, relating to any Action for which the indemnitee seeks to be indemnified pursuant to an indemnitee in this Agreement), or any limitation on the amount or type of damages, compensation or benefits payable by or for Contractor or any Subcontractor or Owner or other person or entity under worker’s compensation acts, Ohio constitutional provisions, disability benefit acts or other employee benefit acts. Provided, however, the liability limitations of Section 4.4 hereof shall apply to and limit Contractor’s indemnitee obligations in this Article 14 solely to the extent relating to damage for delay as set forth therein, and the liability limitations and releases in favor of Owner set forth in the Contract Documents, including Sections 11.7, 17.2.2, 17.3.2, 17.4, and 17.6 of this Agreement, shall be and are express limitations on Owner’s indemnitee obligations under this Article 14 (and all such indemnitee obligations are expressly subject to any and all limitations on Owner’s liability set forth in the Contract Documents).

14.5 Survival of Indemnification Provisions. The Contractor’s indemnitee obligations set forth in this Article 14 shall apply irrespective of whether or not any Subcontractors or Vendors obtain or fail to obtain insurance coverage’s as required herein, shall apply during the performance of any Work, and along with Owner’s indemnitee obligation in this Article 14 shall survive any termination of this Contract or the Final Completion of the Work.

14.6 Risk. Except as expressly covered by the OCIP referenced in Article 15 below or provided for in the Contract Documents, all Work (i) covered by the Contract Documents, (ii) done at the Site, (iii) in preparing or delivering materials or equipment, or (iv) providing services for the Project, or any or all of them, to or for the Project, shall be at the sole risk of Contractor, subject always to the Owner’s obligation to insure the Risk of Loss pursuant to its Builder’s Risk insurance.

ARTICLE XV

INSURANCE

15.1 Owner Controlled Insurance Program.

15.1.1 The Owner, at its expense, has implemented an Owner Controlled Insurance Program (“OCIP”) to furnish certain insurance coverage’s with respect to on-Site activities. The OCIP will be for the benefit of the Owner and Contractor and Subcontractors of all tiers (unless specifically

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excluded) who have on-Site employees. Such coverage applies only to Work performed under the Contract Documents at the Site. The OCIP shall not include, and the Owner shall not be responsible for providing, any insurance coverage’s other than those specifically identified in the OCIP Manual (described in Subsection 15.1.2 below). The Contractor and eligible Subcontractors must provide their own insurance for off-Site activities and (automobile liability, workmen’s compensation, employer liability, general liability, contractor’s pollution) pursuant to Exhibit O and the OCIP Manual and the costs of such insurance for Contractor shall be a Cost of the Work. To the extent Contractor and or any Subcontractor becomes ineligible for the OCIP or is no longer covered by the OCIP, Contractor and such Subcontractor shall provide all required insurance under the OCIP Manual and Pursuant to Exhibit O as a Cost of the Work.

15.1.2 Details concerning the OCIP are provided in Exhibit O, the OCIP Manual which is attached hereto as Exhibit P and incorporated herein by this reference, and which has been made available to Contractor and its Subcontractors, for use in preparing their bids and estimates and in planning the performance of their Work. Contractor and each Subcontractor will participate in the OCIP established for the project in accordance with the OCIP Manual. Participation in the OCIP is mandatory but not automatic. Contractor shall, and Contractor shall cause all Subcontractors to, complete all forms, submit the information required and abide by the mandates established in the OCIP Manual. Any exceptions to this requirement must be approved by Owner.

15.3 Evidence of Coverage.

15.3.1 Carriers Acceptable To Owner. All policies required of Contractor and Subcontractors pursuant to this Contract shall be maintained with insurance carriers that are acceptable to Owner and licensed in the State of Ohio.

15.3.2 Failure to Comply. Neither the Contractor nor any of its Subcontractors shall be entitled to receive payment for any Work performed, or to commence operations or Work on the Site or elsewhere until such time as they provide acceptable evidence of compliance with the requirements of this Article 15. Any additional costs or delays caused by or arising out of any failures to comply with this Article 15, including the failure to furnish acceptable Certificates of Insurance prior to date of the Date of Commencement, shall be solely the responsibility of Contractor and its Subcontractors.

15.4 Deductibles. If any policy required to be purchased pursuant to this Contract is subject to a deductible, self-insured retention or similar self-insurance mechanism which limit or otherwise reduces coverage, the deductible, self-insured retention or similar self-insurance mechanism shall be subject to

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Owner’s reasonable approval and the responsibility of solely the Contractor in the event of any loss arising out of the acts or omissions of the Contractor, any Subcontractor or Vendor.

15.5 Cooperation by the Parties. Owner and Contractor shall fully cooperate with each other in connection with the collection of any insurance monies that are due in the event of a loss. Owner and Contractor shall promptly execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining recovery of any such insurance monies.

15.6 Duration. All General Liability, Automobile Liability, Worker’s Compensation and Employer’s Liability insurance required by this Contract shall be kept in force without interruption until Final Completion of the Work in accordance with Section 12.2 above. Contractor and its Subcontractors shall maintain completed operations insurance for a period of two (2) years after Final Completion of the Work. The Builder’s All-Risk Insurance shall remain in force until Contractor has achieved Final Completion of the Work in its entirety in accordance with Section 12.2 above.

ARTICLE XVI

SAFETY AND COMPLIANCE

16.1 Contractor’s Site Safety Responsibilities. Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Work, and without limiting the foregoing, shall take all reasonable precautions for the safety of, and shall provide for all reasonable protections against loss of production time and prevent injury to, any of its employees, Subcontractors, Vendors, or their respective employees or any other persons who may be affected thereby, and all other persons at the Site or adjacent or nearby to the Site. Contractor shall prepare a site safety plan and submit such plan to Owner for review and comment prior to the commencement of Work. Such plan shall identify the location of the fire safety system, alarm system, fire-fighting apparatus and exit routes. Safety gear shall be provided for representatives of Owner, Owner’s Lender’s and Architect’s personnel and all others while on Site. Contractor shall designate a person responsible for job safety. This person shall be thoroughly familiar with Contractor’s safety manual and Owner’s Project Construction Safety and Health Guidelines (described below), and shall require compliance of all applicable provisions of such manual and Guidelines. Contractor shall keep a copy of such manual and Guidelines on the Site. Contractor shall familiarize all Subcontractors and Vendors on safety measures.

16.1.1 Contractor shall, and shall cause Subcontractors and Vendors to, take all precautionary measures as required by applicable laws to prevent and correct fire causing conditions, and shall conduct all operations with due regard for the avoidance of fire hazards. Contractor shall exercise the greatest care to prevent fires. The following minimum precautions shall be taken by Contractor and Contractor shall cause each Subcontractor and Vendor to take the following actions with regard to the Work:

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16.1.1.1 Flammable liquids shall be stored in closed, approved, covered metal containers, and as approved by the fire wardens. All paint and oily rags shall be stored in approved containers and removed daily.

16.1.1.2 Each gasoline or diesel powered vehicle shall carry a fire extinguisher of adequate size and type to extinguish a fire emanating from either the vehicle or its load.

16.1.1.3 Contractor shall maintain a system of prompt detection and correction of unsafe practices and conditions, and shall furnish and maintain all necessary first aid equipment in a special location on the Site. Contractor shall investigate all accidents promptly to determine cause and to take necessary corrective action, and shall file required reports.

16.1.1.4 No exit, corridor, or stairwell shall be used for storage of materials of any type.

16.1.1.5 All exits, corridors and stairwells must be accessible and free of materials of any type except as necessary for the Work. Minimum exit widths as required by Laws shall be maintained at all times.

16.1.1.6 Hard hat and construction areas shall be identified and posted. All workmen and personnel in these areas shall wear a hard hat.

16.1.1.7 All electrical equipment and tools shall be of an adequate size to accomplish the task at hand and shall be properly grounded.

16.1.1.8 Face, eye and respiratory protection shall be available and used when the situation requires.

16.1.1.9 Provide and maintain suitable protections and enclosures around shafts, stairs and other openings in floors.

The foregoing requirements are not intended to be exclusive or exhaustive, and Owner shall not have any liability in any way relating to any of the foregoing or the absence of other requirements from the foregoing. Contractor shall be solely responsible to Owner for providing the Site a safe place to work for all persons. Contractor also agrees to and shall cause all Subcontractors and Vendors to, abide by Owner’s Project Construction Safety and Health Guidelines (as the same may be amended, modified and supplemented from time to time by Owner), attached as Exhibit N to this Agreement. Notwithstanding anything herein or elsewhere in the Contract Documents, Contractor shall be responsible for adherence to all OSHA safety regulations for its employees and Owner does not waive or release any obligations of Contractor for same; however, as between Contractor and any subcontractor, the subcontractor shall be

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responsible for the safety of its employees. This clause in no way affects the Contractor’s obligation to adhere to OSHA or other applicable safety regulations as it relates to the Owner.

16.2 Compliance. In addition to the requirements of Section 16.1 immediately above, Contractor shall give all notices, file all reports and obtain all permits which are applicable to the Contractor’s operations or performance of the Work. Upon request, Contractor shall furnish Owner and Owner’s Lenders with copies of all such notices, statements, reports, certificates or permits evidencing compliance. Contractor shall also keep Owner informed of any changes in Laws which may affect Contractor’s performance of the Work or Owner’s use thereof. Contractor shall indemnify, defend and save harmless Owner and the other Owner Indemnitee(s) from and against any and all claims, losses, liabilities, fines or penalties in any manner arising out of Contractor’s failure to comply with this Article 16.

ARTICLE XVII

TERMINATION OR SUSPENSION OF THE CONTRACT

17.1 Material Default by Contractor. Owner may, following expiration of the applicable period described in Section 17.1.1 below, and without prejudice to any other rights or remedies of Owner, terminate this Contract in its entirety, or may elect to terminate any portion of the Contractor’s Work, for default if the Contractor, including any Subcontractor or Vendor, fails to perform any of its material obligations under the Contract Documents, including fails to perform the Work in a diligent, expeditious, workmanlike and careful manner strictly in accordance with the Contract, or any breach of its material obligations in the Contract Documents. Upon such default, Owner may take possession of the Site and of all materials, tools, equipment and machinery thereon and may finish the Work by whatever method Owner may in good faith deem desirable and or expedient (or may elect not to finish the Work).

17.1.1 Notice Of Default By Owner. The Contractor shall promptly correct any default to Owner’s satisfaction within five (5) calendar days following receipt of written notice of default from Owner. If correction within said five (5) days is not possible, Contractor shall commence and diligently continue effective action to correct such default to Owner’s satisfaction, but not later than sixty (60) days following receipt of Owner’s notice (except for such longer period as may otherwise be reasonably approved in writing by Owner and Owner’s Lenders). In the event that the Contractor fails to take and diligently pursue effective corrective actions, Owner may hold in abeyance further payments to Contractor and/or terminate the Contract by written notice specifying the date of termination and without prejudice to any other remedy Owner may have.

17.1.2 Other Defaults. Owner may also elect to declare Contractor in material default and may terminate Contractor immediately upon written notice (unless a longer period is otherwise expressly provided in this Agreement with regard to the matter in Sections 17.1.2.1 through 17.1.2.5 below, it being agreed that the cure periods in Section 17.1.1 above do not apply to

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Sections 17.1.2.1 through 17.1.2.5) and/or take such other action as Owner may be allowed, in the event of any of the following:

17.1.2.1 The commencement of an action or petition by or against Contractor under applicable bankruptcy laws, or any general assignment by Contractor for the benefit of its creditors or the appointment of a receiver or trustee to take charge of Contractor’s assets;

17.1.2.2 Contractor’s insolvency;

17.1.2.3 The recordation of a mechanics’ or materialmens’ lien on the Site or the Work by a Subcontractor, Vendor, laborer, materialman, or supplier or any other party providing services or material engaged by, on behalf of, or acting under the direction of Contractor or any Subcontractor or Vendor in connection with the Work, provided that such lien is not removed of record or satisfied by bond or other security, in an amount and with a bonding company reasonably satisfactory to Owner and Owner’s Lenders within the time periods set forth in and pursuant to Section 7.19.2 hereof;

17.1.2.4 Failure of Contractor for five successive days or an aggregate of seven days in any thirty (30) day period (other than Sundays or national holidays), to have an adequate number of laborers or Subcontractors at the Site who are actively and productively working on the Project, unless a Force Majeure Delay or Owner Delay exists for such absence, unless within five (5) days after written notice from Owner Contractor has and thereafter maintains an adequate number of laborers and Subcontractors on Site actively and productively working on the Project;

17.1.2.5 Failure of Contractor after five days following request from Owner to provide Owner with satisfactory evidence of funds available to make up any overage with regard to the Guaranteed Maximum Price as required under Section 3.1.3 of this Agreement; or

17.1.3 Stop Work Orders. In the event of any material breach or default of this Contract, and in lieu of declaring termination for default, Owner may elect to stop, delay, reduce or interrupt any operations of Contractor or any affected Subcontractors or Vendors until such default or failure is remedied to Owner’s satisfaction. No part of the time lost due to stop work orders or delay, reduction or interruption by Owner arising out of such material breaches shall be made the subject of a claim for extension of time or for increased costs or damages by Contractor. No increase or upward adjustment shall be made in the Guaranteed Maximum Price or Contractor’s Fee for, and in no event shall Owner be liable for, or Contractor or any Subcontractor or any other party performing any Work on the Site be entitled to, any lost opportunity, lost profit or consequential damages claimed or alleged by Contractor, any Subcontractor or any other party performing any Work on the Site and relating to any such stoppage, reduction, suspension, delay

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or interruption. The issuance of a stop work order or delay, reduction or interruption by Owner shall not prejudice Owner’s right to subsequently terminate for default.

17.1.4 Owner’s Rights upon Termination for Default. If all or a portion of the Contractor’s Work is terminated pursuant to this Section 17.1, Contractor shall not be entitled to receive any payment until after Final Completion by others and after Owner has assessed its additional costs and damages arising out of such termination, including, but not limited to, Owner’s additional costs for completing all or the relevant portion of the Work. Upon such termination, Contractor shall immediately undertake all necessary steps to mitigate against Owner’s damages, and shall:

17.1.4.1 Cease operations and vacate the Site to the extent specified in the notice of default;

17.1.4.2 Place no further orders and enter into no further subcontracts or purchase orders for materials, labor, services or facilities that relate to the terminated Work;

17.1.4.3 Upon Owner’s request, terminate all subcontracts and purchase orders which relate to the terminated Work;

17.1.4.4 Upon request and as directed by Owner, assign (and/or Owner may accept the assignments made in this Agreement, as the case are) all of Contractor’s right, title and interest to all subcontracts, purchase orders, rental agreements, materials, supplies and equipment using forms satisfactory to Owner and otherwise assist Owner in the orderly and expeditious transfer of such rights;

17.1.4.5 Turn over to Owner the originals of the Project Schedule and all Schedule Updates including all computer data bases on diskettes; all Drawings, Specifications and other construction documents; all as-built drawings, calculations and such other Work-related documents and all items and things for whose cost Contractor requests or has requested reimbursement or payment;

17.1.4.6 Proceed to complete the performance of all Work not terminated;

17.1.4.7 Take such actions that may be necessary, or that Owner may direct, for the protection and preservation of the terminated Work;

17.1.4.8 Advise Owner of all outstanding subcontracts, rental agreements and purchase orders which Contractor has with others pertaining to the terminated Work and furnish Owner copies thereof;

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17.1.4.9 Remove all of its property from the Site and Owner’s premises. Any property not so removed may be removed by Owner at Contractor’s expense; and

17.1.4.10 Allow Owner to take possession of all materials of any kind that have been paid for, that are to be incorporated into the Work, or to which Owner has any ownership rights or interest, and finish the Work and provide the materials therefor or contract with others to do so by whatever method Owner deems expedient and execute and do all such assurances, acts and things as Owner may consider expedient to facilitate Owner’s taking of possession of the Site and materials, equipment, machinery and tools thereon, and shall give all notices, orders and directions which Owner may think expedient for the purposes hereof.

17.1.5 Payment to Contractor.

17.1.5.1 If Owner terminates the Contract for Contractor’s breach or default, Contractor shall thereafter only be entitled to reimbursement (subject to Section 17.1.5.3 hereof) only of such amount (if any), by which:

(a)	the (i) Cost of the Work actually and properly completed by Contractor in accordance with the Contract Documents up to the date of such termination (and not cancelable or refundable), plus (ii) the pro rata portion of Contractor’s Fee thereon (subject to satisfaction of the conditions applicable to progress and Final Payment contained in the Contract Documents as the case may be), but the foregoing amounts shall not exceed the portion of the Guaranteed Maximum Price (including Contractor’s Fee) fairly allocable to the Work so completed, exceeds

(b)

the total of (i) all payments theretofore made to Contractor under the Contract Documents, and (ii) all damages and other costs and expenses incurred by Owner directly or indirectly, arising out of or as a result of, Contractor’s breach or default, including, without limitation, the cost of any additional consultants’ services, or managerial and administrative services required thereby, any additional costs incurred in retaining another contractor or other Subcontractors, any additional financing, interest or fees and other costs that Owner must pay by reason of a delay in completion of the Work, Owner’s termination of Contractor and the finishing of the Work by another method after such termination, attorneys’ fees and expenses, and any other damages, costs, and expenses Owner may incur in completing the Work as a result of Contractor’s breach or default including if Owner elects to complete the Project after such termination, the amount by which the actual cost of completing the Project (including components of the Project that are not part of the Work) is greater than what such actual cost (including the actual cost of components of the Project

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that are not part of the Work) would have been if Contractor had fulfilled its obligations under the Contract Documents, and if Owner elects to not complete the Project after such termination Contractor hereby acknowledges that Owner has the right to so elect without Owner waiving Contractor’s liability for damages arising out of the breach by Contractor that led to its termination, all damages suffered by Owner arising out of Contractor’s breach of this Agreement.

17.1.5.2 If the amount referred to in Section 17.1.5.1.(b) hereinabove exceeds the amount referred to in Section 17.1.5.1.(a) hereinabove, Contractor shall pay the difference to Owner immediately upon Owner’s demand.

17.1.5.3 Any reimbursements or payments made to Contractor under this Section 17.1.5 are conditioned on (a) Contractor previously having delivered to Owner possession and unfettered access to the Work and Site and all materials, equipment, tools and the like (undamaged and in good condition) which Owner has paid for and/or been billed for, (b) all the applicable items listed in, and performance of all the applicable obligations described in Section 12.2.1 of this Agreement have been satisfied, and (c) Contractor complies with such other obligations under the Contract Documents as Owner or Owner’s Lenders reasonably requires.

17.2 Termination for Convenience. The parties’ rights and remedies in the event of termination by Owner of all or a portion of the Work for Convenience shall be as follows:

17.2.1 Notice of Termination For Convenience. Owner may cancel this Contract in its entirety, or may elect to terminate any portion of the Contractor’s Work, and take possession of the Site and all materials, tools, equipment and machinery thereon and finish or not finish the Work by whatever method Owner may desire, at any time upon written notice to Contractor solely for Owner’s convenience and without regard to any fault or failure to perform by Contractor or any other party. Upon receipt of such notice of termination, Contractor shall immediately and in accordance with instructions from Owner proceed as follows:

17.2.1.1 Cease operations to the extent specified in the notice;

17.2.1.2 Place no further purchase orders and enter into no further subcontracts for materials, labor, services or facilities that relate to the terminated Work;

17.2.1.3 Cancel all subcontracts and orders that relate to the terminated Work;

17.2.1.4 Proceed to complete the performance of all Work not terminated;

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17.2.1.5 Take such actions that may be necessary, or that Owner may direct, for the protection and preservation of the terminated Work; and

17.2.1.6 Take such action, including those actions in Section 17.1.4 hereof, as owner may direct.

17.2.2 Payment upon Termination for Convenience. In the event of termination for convenience, Contractor shall be paid as follows: Owner’s sole obligation and liability to Contractor shall be (i) to reimburse Contractor (and Contractor’s exclusive remedy shall be to receive reimbursement) for the Cost of the Work incurred (and not cancelable or refundable) by Contractor for Work properly performed and completed by Contractor up to the date of termination and approved by Owner in accordance with the Contract, plus (ii) reasonable demobilization costs, plus (iii) that pro-rata portion of Contractor’s Fee applicable to such completed Work (and subject to satisfaction of the conditions applicable to payments to Contractor set forth in the Contract Documents, including for progress payments, and Final Payment as applicable), but not in excess of the portion of the Guaranteed Maximum Price equitably allocable to such Work based on the percentage such properly performed and completed Work by Contractor bears to the total Work included within the Guaranteed Maximum Price, less all payments previously made to Contractor under the Contract and any amounts owed by Contractor to Owner under the Contract.

17.3 Suspensions by Owner.

17.3.1 Owner’s Right to Suspend for Convenience. Owner may at any time, with or without cause, suspend, delay, reduce or interrupt performance of all or any portion of the Work for such period or periods as Owner elects by giving Contractor written notice specifying which portion of the Work is to be suspended and the effective date of such suspension. Such suspension, delay or interruption shall continue until Owner terminates such suspension, delay or interruption by written notice to Contractor. No such suspension, delay, interruption or reduction by Owner shall constitute a breach or default by Owner under the Contract Documents. Contractor shall continue to diligently perform any remaining Work that is not suspended, delayed, reduced or interrupted and shall take all actions necessary to maintain and safeguard all materials, equipment, supplies and Work in progress affected by the suspension, delay, reduction or interruption.

17.3.2 Payment upon Suspension for Convenience. In the event of suspension, delay, reduction or interruption for convenience by Owner, Owner shall pay Contractor and the Guaranteed Maximum Price shall be increased by such amounts (subject to the payment and related requirements of the Contract Documents) as follows:

17.3.2.1 Additional Costs of the Work, if any, which are incurred by Contractor, Subcontractors and Vendors as a result of continuing to maintain dedicated personnel,

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materials and equipment at the Site at Owner’s request during any suspension, delay or interruption period, including for the purpose of safeguarding all material, equipment, supplies and Contractor’s Work in progress caused solely by such suspension, delay or interruption ordered by Owner for convenience, but the Guaranteed Maximum Price shall be increased only if and to the extent such delay, suspension or interruption exceeds a period of thirty (30) consecutive days following commencement of the Work; and

17.3.2.2 Other reasonable and unavoidable Costs of the Work, if any, which are directly related to any subsequent re-mobilization of the suspended, delayed or interrupted Contractor’s Work caused solely by such suspension, delay or interruption ordered by Owner for convenience, but the Guaranteed Maximum Price shall be increased only if and to the extent such delay, suspension or interruption exceeds a period of thirty (30) consecutive days following commencement of the Work.

17.3.2.3 Provided, however, that no adjustment shall be made to the extent that performance was otherwise subject to suspension, delay or interruption by another cause for which Contractor is responsible.

17.4 Limitations. Owner shall have no liability to Contractor or any Subcontractor or Vendor, and Contractor nor any Subcontractor or Vendor will make and they hereby waive any claim for (a) compensation, expenses, additional fees or anticipated profits for unperformed Work, (b) delays, acceleration or disruption, (c) lost business or other opportunities, (d) special, indirect or consequential damages or losses or loss of use, (e) impaired bonding capacity, (f) unabsorbed, unrealized or other overheads, or (g) general conditions costs attributable to a termination for convenience, suspensions, reductions, delays or interruptions for convenience (except to the extent provided in Section 17.3.2 hereof) or breach, or a termination for default by Owner, and in no event shall there be any increase in the Guaranteed Maximum Price (except as expressly provided in Section 17.3.2 above) or Contractor’s Fee as a result of any of the foregoing Owner elections under Sections 17.2 or 17.3 above or due to any other delays. All amounts payable by Owner shall be subject to Owner’s right of audit and offset.

17.5 Other Rights and Remedies. Other rights and remedies available to Owner in the event of a default or material breach by Contractor which is not timely cured in accordance with Section 17.1.1 hereof, shall include, but not be limited to, the following, and all such rights and remedies of Contractor in this Article 17 shall be non-exclusive, and shall be in addition to all other rights and remedies available to Owner under the Contract, at law or otherwise:

17.5.1 A waiver by Owner of a default by Contractor shall not be considered to be a waiver of any subsequent default by Contractor, nor be deemed to amend or modify the terms of this Contract.

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17.5.2 In the event of termination for cause, disputes as to whether a material breach of contract occurred within the provisions of the Contract Documents shall be subject to resolution pursuant to Article 22 of this Agreement. If Owner terminates this Contract in whole or in part for default and a court of competent jurisdiction later determines that such termination was improper or wrongful, then that portion of the improper or wrongful termination shall automatically convert into a termination for convenience, and such termination shall be treated as a termination for Owner’s convenience pursuant to Section 17.2 of this Agreement.

17.5.3 Owner shall have the right and is authorized to cure such defaults and offset against and deduct from amounts otherwise payable to Contractor any such costs, damages, attorneys’ fees and any other expenses suffered by Owner and arising out of such default including any cure or attempted cure by Owner, and all consultants and professionals additional services.

17.5.4 Any termination pursuant to this Article 17 shall be without prejudice to any other right or remedy of Owner pursuant to the terms of the Contract Documents or at law.

17.6 Contractor’s Remedies.

17.6.1 If payment from Owner for an Application for Progress Payment (exclusive of amounts properly retained or withheld under the Contract), approved by Owner and Owner’s Lenders in accordance with Sections 5.2 and 5.3 of this Agreement, has not been received by Contractor within ten (10) days of the date payment is due pursuant to Section 5.3 of this Agreement, interest shall thereafter commence to accrue (from the original due date of payment pursuant to Section 5.3 hereof) on such delinquent amounts at then existing prime rate of Bank of America N.A. plus one percent (1%) as announced in the Wall Street Journal, until paid, and Contractor may upon written notice to Owner cease Work until such payment has been received, in which case the Guaranteed Date of Substantial Completion will be extended by the number of days of the cessation of Work, subject to the provisions of Section 11.6 hereof. If payment of undisputed amounts to which Contractor is otherwise then entitled pursuant to the terms of this Agreement are not paid by Owner to Contractor within fourteen (14) days after the expiration of the ten (10) day period hereinabove and written notice by Contractor that the same are past due, Contractor may terminate this Agreement upon an additional five (5) business days’ written notice to Owner.

17.6.2 If Contractor terminates this Agreement with cause in accordance with this Agreement and such termination is accepted by Owner or challenged by Owner but upheld by a court of competent jurisdiction, Contractor shall be entitled, as its exclusive remedy (but including Section 24.7 hereof), to the recovery of the amounts (if any) to which Contractor would have been entitled had Owner, pursuant to Section 17.2 of this Agreement, terminated this Agreement for convenience effective as of the date this Agreement is so terminated by Contractor. Contractor, notwithstanding any provision of this Agreement or otherwise, shall in no event be entitled to or

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seek recovery of any other amounts (including, without limitation, consequential damages, lost profits, overhead, or similar amounts) in the event of any termination, including but not limited to under this Section 17.6.

17.7 Claims For Consequential Damages. The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes, but is not limited to:

1.	Damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business reputation, and for loss of management or employee productivity or of the services of such persons; and

2.	Damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except for Contractor’s fee due and payable for Work previously performed.

This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 17. Nothing contained in this Section 17.7 shall be deemed to preclude an award of liquidated direct damages, when applicable, in accordance with the requirements of the Contract Documents.

ARTICLE XVIII

CHANGE IN THE WORK

18.1 Change. A “Change” in the Work means an increase, decrease, variation, modification or change in Contractor’s Work from that indicated in the Contract Documents, or modification to the Project Schedule. Suspensions and terminations for convenience shall be governed by Article 17 of this Agreement and shall not be considered a Change except to the extent provided therein. A Change can only be implemented by a Change Order or by Construction Change Directive. Accordingly, no course of conduct or dealings between the parties, nor express or implied acceptance of alterations or additions to the Work, and no claim that Owner has been unjustly enriched by any alteration or addition to the Work, whether or not there is in fact any such unjust enrichment, shall be the basis for any claim to an increase in the Guaranteed Maximum Price or extension of the Contract Time. Changes in the Work shall be performed under applicable provisions of the Contract Documents, and Contractor shall proceed promptly, unless otherwise provided in the Change Order or Construction Change Directive.

18.2 Change Order. A “Change Order” is a written instrument prepared by Contractor and signed by Owner and Contractor, stating their agreement upon all of the following:

(a)	a Change in the Work including a full description of such Change;

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(b)	the amount of the adjustment, if any, in the Guaranteed Maximum Price; and/or

(c)	the extent of the adjustment, if any, in the Contract Time.

Methods used in determining adjustments to the Guaranteed Maximum Price or Contractor’s Fee may include those listed in Section 18.4.3 hereof.

18.3 Change Proposal Request. At any time and from time to time prior to Final Completion of the Work, Owner may request Contractor to make Changes in the Work. If Owner desires a Change in the Work Owner may, in its sole and absolute discretion and in writing, request a Change Proposal from Contractor (“Change Proposal Request”). A Change Proposal Request shall set out, in reasonable detail, the Changes in the Work requested by Owner. Within ten (10) days following its receipt of a Change Proposal Request, Contractor shall issue a Change Proposal (as defined in Section 18.3.1 below). Contractor shall also issue a Change Proposal: (i) when Contractor reasonably believes that a Change in the Work is necessary or desirable; or (ii) when a Change in the Work is made necessary by Laws. If Contractor refuses or fails to timely provide a Change Proposal, or modifies or alters a Change Proposal Request, or if Owner and Contractor are unable to agree in writing upon the terms of the Change Proposal, including but not limited to: (i) the amount of increase or decrease in the Guaranteed Maximum Price, or (ii) the length of extension or advancement, if any, of the Contract Time, Owner: (a) may issue a Construction Change Directive pursuant to Section 18.4 hereof, (b) may require Contractor to obtain at least three bids from qualified subcontractors to perform such Change in the Work, and Owner may designate the subcontractor from said bidders to perform such Change in the Work, or (c) may engage other contractors, subcontractors and/or laborers to perform such Change in the Work, and Contractor shall cooperate fully with any such persons, and any such hiring by Owner or issuance of a Construction Change Directive shall not affect this Agreement in any manner (other than to provide for a reduction in the Guaranteed Maximum Price, equal to the value of such Work (but not less than the amount budgeted therefor in the Guaranteed Maximum Price) not being performed by Contractor, and in the Contractor’s Fee applicable thereto) and shall not be deemed to be a constructive termination.

18.3.1 “Change Proposal” means a written proposal prepared and signed by Contractor setting forth (i) the Changes in the Work requested by Owner or proposed by Contractor, (ii) the amount of adjustment, if any, in the Guaranteed Maximum Price (including pursuant to Section 18.4.3 below) due to such Change, and (iii) the extent of adjustment, if any, in the Contract Time due to such Change. A Change Proposal is only a proposal unless and until signed and accepted by Owner as a Change Order. Contractor shall also submit a Change Proposal to fix the cost of Allowance Items in the Guaranteed Maximum Price.

18.4 Construction Change Directive.

18.4.1 “Construction Change Directive” means a written order, requested by Owner, prepared by Owner or Architect, and signed by Owner, and given to Contractor, directing a Change in the

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Work and stating a proposed basis for adjustments, if any, in the Guaranteed Maximum Price or Contract Time, or either of them or either combination of them.

18.4.2 Owner may, by Construction Change Directive, without invalidating or breaching the Contract, order a Change in the Work or apply a portion of the Owner Contingency. Upon receipt of a Construction Change Directive, Contractor shall promptly proceed with the Change in the Work involved (including implementing any reductions or accelerations in the Work) and advise Owner of the Contractor’s agreement (in which case Contractor shall sign and return the Construction Change Directive) or disagreement with the method, if any, provided in the Construction Change Directive for determining the proper adjustment, if any, in the Guaranteed Maximum Price or Contract Time. Contractor agrees to immediately, when directed in writing by Owner, perform the Change in Work diligently and without delay.

18.4.3 If the Construction Change Directive provides for an adjustment to the Guaranteed Maximum Price, the adjustment may be based on one of the following methods:

(a)	Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

(b)	Unit prices stated in the Contract Documents or subsequently agreed upon; or

(c)	Cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee, which cost shall be based upon a proposal by the appropriate party. Any proposals from Subcontractors shall not include any amounts for overhead and profit in excess of an aggregate of ten percent (10%) of the cost of such Subcontractor’s Work, unless approved by Owner.

18.4.4 A Construction Change Directive signed and unmodified by Contractor indicates the agreement of Contractor therewith, including the method, if any, provided in the Construction Change Directive for determining the adjustment, if any, in the Guaranteed Maximum Price or Contract Time. Upon Contractor’s written acceptance and delivery thereof to Owner of the unmodified Construction Change Directive, that Construction Change Directive shall become a Change Order. If Contractor fails to advise Owner of its agreement or disagreement with the proposed adjustment in the Guaranteed Maximum Price or Contract Time within ten (10) days after the delivery of the Construction Change Directive to Contractor, then the Construction Change Directive shall be deemed approved and shall become a Change Order, and Contractor shall have no right to any adjustment to the Guaranteed Maximum Price or Contract Time in excess of the adjustments, if any, provided in the Construction Change Directive.

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18.4.5 If Contractor disagrees with the method or adjustment in the Guaranteed Maximum Price or the Scheduled Completion Date within the ten (10) calendar day time period provided in Subsection 18.4.4 above, and the parties are unable within a reasonable period of time to reach an agreement, the matter shall be resolved under Article 22 of this Agreement.

18.5 Determination of Increases in Guaranteed Maximum Price.

18.5.1 Notwithstanding any other provision in the Contract Documents, and regardless of pricing method for any Change, any increase in the Guaranteed Maximum Price as a result of net Changes in the Work (including a Construction Change Directive), shall not exceed the sum of: (a) the aggregate additional amounts (if any) actually paid by Contractor to its Subcontractors and Vendors for the applicable Change in the Work, without mark-up or other add-on by Contractor, and (b) the actual increase (if any) in the Cost of the Work incurred by Contractor with respect to the applicable Change in the Work to the extent (if any) such Change performed by Contractor directly, plus Contractor’s Fee. Any and all amounts or items excluded from the determination of the Cost of the Work, including all Non-Allowable Costs of the Work, shall also be excluded from the determination of the cost of any Change in the Work.

18.6 Simultaneous Submittal Requirements. In the event that Contractor considers that any Change Proposal Request or Construction Change Directive may involve Changes to both the Guaranteed Maximum Price and the Contract Time, it shall be the Contractor’s fundamental duty and an essential requirement of this Contract to make simultaneous submittals of all documents necessary to establish both such Changes in accordance with this Article 18, and to simultaneously prove entitlement to both such Changes, and without any reservation of rights for future consideration.

18.7 Continued Performance. Notwithstanding the status of any proposed, pending or disputed Change (including any Construction Change Directive) pursuant to this Article 18 or any Claim pursuant to Article 20 below, or any dispute, and so long as Owner continues to timely make payment to Contractor of amounts properly due Contractor under and subject to the terms of the Contract Documents and not in dispute, Contractor shall not be entitled to and will not suspend any services under the Contract Documents, but will continue to be bound by the terms and conditions of the Contract Documents and will continue to perform all services thereunder and proceed diligently with the performance of its Work in accordance with the terms hereof, including completing any Work described in any Construction Change Directive, unless Owner directs in writing otherwise.

18.8 Effect of Change Orders.

18.8.1 Execution of a formal Change Order as defined in Subsection 18.1.2 above shall be the sole procedure for settlement of any and all issues concerning the Guaranteed Maximum Price and/or Contract Time, including any settlement based on a Claim pursuant to Article 20 hereof or pursuant to Article 22 hereof.

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18.8.2 No Change shall be deemed as settled unless and until the parties sign a formal Change Order which fully and finally settles all pending issues pertaining to increases or decreases in the Guaranteed Maximum Price and/or the Contract Time and without any reservation of rights for future consideration. In that regard, the parties hereby agree that a signed Change Order shall be inclusive of any and all direct, indirect, consequential costs, damages or losses based upon any theory of recovery; including, but not limited to: actual damages; all time-related costs; total costs; modified total costs; Eichleay formula or other equitable adjustment theories; full compensation for general conditions; extended site supervision and administration; all field, site, branch and/or home office overheads; all general and administrative costs; and any other similar direct, indirect and/or time-related costs howsoever derived or formulated.

18.8.3 Any statement added by the Contractor to the face of an otherwise valid Change Order, or contained in any transmittal or separate correspondence wherein the Contractor attempts to reserve rights to seek any further increases in the Contractor’s Fee, Guaranteed Maximum Price and/or Contract Time shall be null and void.

18.8.4 Once the actual cost of such Change and corresponding extension, if any, in the Contract Time have been determined, prior to using such actual cost to make any increase in the Guaranteed Maximum Price, or extension in the Contract Time, such actual cost and/or extension, as the case may be, shall be reduced and offset by any and all reductions or Changes in the Work which result in reduced Costs of the Work and/or advancement of the Contract Time, as the case may be (i.e., changes in the Work shall be netted out).

18.9 Verbal Instructions and Minor Changes in the Work. Contractor shall not be entitled to rely upon, and shall not implement any Change based only on, Owner’s verbal instruction, except in emergency situations and when necessary to prevent the imminent threat of personal injuries or damage to the Work or Owner’s existing property, or for minor Changes within Contractor’s scope of Work which do not involve an adjustment in the Guaranteed Maximum Price or an extension of the Contract Time (“Minor Changes”). Such Minor Changes may be effected by written or verbal order at Owner’s election at any time. If the Contractor does not agree that such order constitutes a Minor Change, Contractor shall submit a Change Proposal pursuant to Section 18.3.1 above; provided, however, Contractor shall still promptly perform the Work specified in the instruction or order from Owner.

18.10 Waiver and Release of Contractor’s Rights. Contractor hereby confirms its willingness and ability to comply with the requirements of this Article 18. Contractor’s failure to first comply with the requirements of this Article 18, including the timely notice requirements, shall constitute a waiver and release by Contractor of any and all rights to pursue a Claim as defined in Article 20 below.

18.10.1 Surety Waivers. Individual Change Orders or Construction Change Directives as described in the Contract Documents which when combined do not in the aggregate exceed ten

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percent (10%) of the Guaranteed Maximum Price, shall not be subject to inspection or approval by Contractor’s surety on any performance or labor and material payment bond, whether or not the Change Orders (or Construction Change Directives) encompass “substantial” Changes in the scope of Work undertaken by Contractor. Contractor and/or Owner shall provide notice to the bonding company or companies which are identified as the issuer(s) of the Contractor’s Performance and Payment Bond pursuant to Section 7.18.1 hereof (at the address provided in such Performance and Payment Bond), of the mutual execution of any Change Order that on a net basis increases the Guaranteed Maximum Price, and concurrent with such notice Owner shall provide notice to such bonding companies of the funding sources which Owner intends to utilize for such Change Orders.

ARTICLE XIX

RECORD KEEPING AND AUDIT RIGHTS

19.1 Required Accounting Records. To facilitate audits by Owner or Owner’s Lenders, including, without limitation, for any purpose related to Change Orders, Changes or Change Proposals, Contractor shall at all times implement and maintain, and require its Subcontractors and Vendors to implement and maintain, such cost control systems and daily record keeping procedures as may be necessary to attain proper fiscal management and detailed financial records for all costs related to the Work and as are otherwise reasonably satisfactory to Owner and Owner’s Lenders. All cost and pricing data shall include, without limitation, the identification of any markups, vendor quotations and pricing methodologies. Records to be maintained by the Contractor, its Subcontractors and Vendors for purposes of the Contract, including for purposes of all audits conducted pursuant to this Article 19 shall include, but not be limited to the following: (a) payroll records and payroll burden costs on actual wages and salaries (payroll taxes, insurance, benefits, etc.); (b) all correspondence, minutes of meetings, daily logs including schedule status reports, memoranda and other similar data; (c) items such as bids, proposals, estimating work sheets, quotes, cost recaps, tabulations, receipts, submittals, tax returns (except solely income tax returns), general ledger entries, canceled checks and computer data relating to the Work and this Contract, and (d) all other data relating to or arising out of the Work and any other similar supporting documentation reasonably required by Owner or Owner’s Lenders. It is further agreed that records subject to audit include Project-related records maintained by parent companies, affiliates, subsidiaries or other related parties. Contractor’s failure to cooperate or to provide access as described in this Article 19 shall be a material breach of this Contract.

19.2 Purpose and Extent of Record Access. Owner and Owner’s Lenders, and their respective authorized representatives, shall have the right to fully and completely audit, copy, investigate and review, and shall be afforded useful access to all of the records described in Section 19.1 above at all reasonable times (both during performance of the Work and after Final Completion) for purposes of inspection, audit, review and copying to the full extent as Owner or Owner’s Lenders may require relating to the Work or the

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Contract. All such Contractor’s records and records of all Subcontractors and Vendors shall also be made available to Owner for purposes related to compliance with Owner’s business ethics policies. Upon request, Contractor shall also fully cooperate in arranging interviews with Contractor’s employees and shall require all Subcontractors and Vendors to likewise fully cooperate pursuant to this Article 19.

19.3 Record Keeping Formats. Contractor may elect to maintain part of the records described in Section 19.1 above in an electronic format. Contractor agrees that, if any Project-related information is maintained in an electronic format, such information will be made available to Owner and Owner’s Lenders in a readily useable format within three (3) business days after a written request by Owner.

19.4 Certifications. Upon request, Contractor shall be required to certify that, to the best of its knowledge and belief, all data subject to audit pursuant to this Article 19 is accurate, complete and current. Such certifications shall be made by Contractor to Owner and Owner’s Lenders in the case of this Contract, and by Subcontractors and Vendors to Contractor in the case of subcontracts and purchase orders.

19.5 Flow Down Provisions. Contractor shall require all Subcontractors and Vendors to comply with the provisions of this Article 19, by insertion of this “Right to Audit” clause (Sections 19.1 through 19.9 inclusive) into each respective related subcontract and purchase order of all tiers relating to the Work. Owner shall have the right (but not obligation) to act as Contractor’s authorized representative for the purpose of conducting audits in accordance with this Article 19 of all accounting and Project-related records in the possession of all Subcontractors and Vendors. It is specifically understood, however, that Owner has no contractual relationship with any Subcontractor or Vendor of any tier. Likewise, it shall remain the Contractor’s financial and contractual responsibility to resolve all such issues with its Subcontractors or Vendors. No such audit or activity by Owner or Owner’s Lenders shall release Contractor or any Subcontractor from, or waive, any of Contractor’s or any Subcontractor’s obligations under the Contract Documents. Notwithstanding the provisions of this Article 19, Owner’s and Owner’s Lenders’ right to audit as to Subcontractors with subcontracts on a lump sum basis shall be limited solely to those instances there is an allegation of fraud or similar misconduct involving such Subcontractor.

19.6 Remedies. Certification of information pursuant to Section 19.4 above, and subsequent approval by Owner of invoices, billings and Change Orders, shall not preclude a post-approval adjustment, including based upon a later Contract compliance or pricing audit. Specifically, Owner shall have the right to reduce any payments to Contractor or any Subcontractor or Vendor by any amounts attributable to incorrect or otherwise defective cost data. Contractor’s submission shall be considered defective when the cost or pricing data, as certified in accordance with provisions of Section 19.4, above, is not accurate, complete or current. If an audit inspection or examination, conducted in accordance with this Article 19, discloses overcharges by Contractor (or any Subcontractor or Vendor) of any nature in excess of $100,000.00 (including interest as provided in Section 17.6.1) hereof, Contractor shall reimburse or cause such Subcontractor or Vendor to reimburse, Owner for the total actual cost of

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Owner’s audit associated with such overcharge, including but not limited to the actual costs of outside auditors and/or the use of Owner’s internal auditor at internal billing rates.

19.7 Record Retention. Contractor shall preserve and make available to Owner and Owner’s Lenders at Contractor’s principal office at 115 Main Street, Biloxi, MS 39530, all such records and other data covered by this Article 19, for a minimum period of six (6) months after Final Payment is made or for such longer period as may be required by any Laws.

ARTICLE XX

CLAIMS

20.1 Definition. A “Claim” is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

20.2 Notice. Claims by Contractor must be made within fourteen (14) days after occurrence of the event giving rise to such Claim. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless (a) based upon different facts from those giving rise to the initial Claim, and (b) submitted in a timely manner.

20.3 Pending Resolution. Notwithstanding any other provision of this Contract or the other Contract Documents to the Contrary, during the pendency of any dispute, action or proceeding between Contractor and Owner, so long as Owner continues to pay all undisputed amounts hereunder, Contractor shall continue to perform the Work diligently and in accordance with this Contract so as to complete the Work on or before the Guaranteed Date of Substantial Completion. Notwithstanding any provision to the contrary herein or in the other Contract Documents, Contractor shall not be relieved of any of its obligations hereunder unless and to the extent of a final judgment resolving any such dispute, action or proceeding. Contractor recognizes and acknowledges that the provisions of this Section and the completion of the Work on a timely basis notwithstanding any dispute, action or proceeding are fundamental to the contractual relationship established pursuant to this Contract, shall be specifically enforceable, and that Owner would not have entered into this Contract but for Contractor’s agreement set forth herein. Contractor acknowledges that it understands and has duly considered and consulted with counsel concerning the significance of this provision.

20.4 Final Settlement of Claims. No Claim involving resolution of issues pertaining to the Guaranteed Maximum Price and/or Contract Time shall be deemed final until both parties sign a final and unconditional Change Order, or a court of competent jurisdiction makes a binding determination as described in Section 20.5 and Article 22 below. With respect to non-judicial settlements, final and

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unconditional Change Orders signed by both parties shall be a condition precedent to Owner’s duty to make payments or adjust the Guaranteed Maximum Price or Contract Time.

20.5 Unresolved Claims. Any Claims or disputes arising out of this Contract which are not resolved by the parties after a reasonable period, may be pursued in accordance with Article 22 hereof. Contractor shall identify in Contractor’s Applications for Progress Payment and Application For Final Payment any such Claims which remain unresolved.

ARTICLE XXI

OWNER’S LENDERS

21.1 Owner’s Lenders. Contractor acknowledges and agrees that Owner has provided notice to Contractor, and Contractor shall before entering into any subcontract or purchase contract provide notice to every Subcontractor and Vendor, that Owner’s funds for construction of the Project, including payment of the Guaranteed Maximum Price, may be borrowed and or derived substantially from one or more lenders providing financing for the Project from time to time (“Owner’s Lenders”), and Owner’s ability to obtain such funds may be subject to one or more loan documents and conditions precedent to advances thereunder. The term “Owner’s Lenders” shall also mean and include any and all trustees, intercreditor agents, disbursement agents, administrative agents, consultants, architects, inspectors, construction managers, auditors and engineers appointed or retained directly or indirectly by or on behalf of any of Owner’s Lenders.

21.2 Assignment and Default. Owner shall have the right to assign the Contract to any one or more Owner’s Lenders. If an event of default by Owner has occurred under any loan documents relating to Owner’s Lenders, Contractor agrees that Owner’s Lenders may at any time thereafter upon written notice to Contractor (“Lender’s Notification”), require Contractor to continue to perform Work under the Contract, and in such Lender’s Notification, Owner’s Lenders may elect either to (a) not assume any of Owner’s rights or obligations under the Contract, or (b) assume Owner’s rights and obligations arising under the Contract from and after the date of Lender’s Notification. Upon receipt of Lender’s Notification, and notwithstanding any event of default by Owner under any such loan documents and whether Owner’s Lenders elect clause (a) or (b), Contractor shall thereafter continue to properly perform the Work and its obligations under the Contract in accordance with the terms of the Contract, so long as Contractor continues to be paid, by either Owner or Owner’s Lenders in accordance with the terms of this Agreement, for all Work not in dispute and properly performed in accordance with the terms of the Contract from and after the date of Lender’s Notification.

21.3 Owner’s Lenders Election. Notwithstanding any provision of the Contract which may give Contractor the right to terminate the Contract or suspend or discontinue performance thereunder, Contractor agrees not to terminate the Contract or suspend or discontinue performance thereunder without first providing Owner and Owner’s Lenders with fourteen (14) days prior written notice, and during

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such fourteen (14) days Owner’s Lenders may elect whether to (a) terminate the Contract and not cure any defaults of Owner and not assume any of Owner’s obligations under the Contract, or (b) require Contractor to continue Contractor’s performance under the Contract, but not assume any of Owner’s obligations under the Contract, or (c) assume Owner’s obligations arising under the Contract from and after the date of Owner’s Lenders’ election, and require Contractor to continue Contractor’s performance under the Contract. If Owner’s Lenders shall timely elect to proceed under either clause (b) or (c) herein, Contractor agrees not to terminate the Contract or suspend or discontinue its performance thereunder, and to continue to properly perform all Work and obligations under the Contract in accordance with the terms of the Contract and accept payment and/or performance from Owner or Owner’s Lenders, so long as Contractor continues to be paid in accordance with the terms of this Agreement, for all Work not in dispute and properly performed in accordance with the terms of the Contract after Owner’s Lenders’ election under clause (b) or (c).

21.4 Payment and Work Continuation. Notwithstanding any other provision of the Contract or otherwise, including anything in this Article 21, and unless Owner’s Lenders elect to assume the Contract, Owner’s Lenders shall have no obligation to reimburse or pay Contractor for (a) any Work which has been the subject of a prior advance of loan funds by Owner’s Lenders to Owner and paid to Contractor, and/or (b) any Work which is the subject of a dispute by Owner’s Lenders as to its proper quality, scope or compliance with the Contract. Owner’s Lenders shall have the benefit of all claims, defenses to payment and setoffs available to Owner under the Contract as to amounts that Contractor contends are due for Work under the Contract. Notwithstanding any terms of the Contract to the contrary, Contractor will diligently continue to perform the Work and its obligations under the Contract notwithstanding any dispute arising with Owner, Owner’s Lenders or any other person or entity, so long as Contractor continues to be paid in accordance with the terms of this Agreement for all Work not in dispute and properly performed in accordance with the terms of the Contract and not subject to a right to withhold as provided in the Contract. Except to the extent expressly provided in Section 21.3 hereof, nothing in this Contract, or otherwise, shall cause or impose any obligation on Owner’s Lenders to fund any amounts, including any loan advance, to Contractor. Owner’s Lenders may enforce the obligations of the Contract with the same force and effect as if enforced by Owner, and may (but need not) perform the obligations of Owner (unless Owner’s Lenders elect to perform such obligations pursuant to this Article 21), and Contractor will accept any such performance in lieu of performance by Owner in satisfaction of Owner’s obligations hereunder. Subject to the foregoing limitations on assignment and delegations, all of the terms and provisions of the Contract shall be binding upon and shall inure to the benefit of the parties to this Agreement, and their respective permitted transferees, successors, assigns and legal representatives.

21.5 Payments. Owner’s Lenders shall have the right at any time and from time to time to make payment directly to Contractor and/or by joint payee check to Contractor and any Subcontractor or Vendor, for Work performed under the Contract.

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21.6 Audit Rights. Owner’s Lenders shall have and be entitled to all of the same audit and inspection rights, as Owner has under Article 19 of this Agreement.

21.7 Access. Owner’s Lenders shall have and be entitled to all of the same rights to access and inspect the Site and Work, wherever located, as Owner has under the Contract documents, at reasonable times and upon reasonable notice and subject to reasonable safety precautions.

21.8 Material Changes. Contractor and Owner acknowledge and agree that certain Changes, including increases in the Guaranteed Maximum Price and extensions of the Contract Time, and allocation of the Owner Contingency, may be subject to the approval of Owner’s Lenders and agrees that no such Changes shall become effective without such approval.

21.9 General Cooperation. Contractor agrees to cooperate fully with all such Owner’s Lenders, including Contractor agrees to (a) provide written notice to Owner’s Lenders of any Change in the Work, material Change in the manner or amounts paid to Contractor, extension or acceleration of Contract Time, or material Change in the Drawings or Specifications, (b) authorize Subcontractors and Vendors to communicate directly with Owner’s Lenders regarding the progress of the Work, (c) provide Owner’s Lenders with reasonable working space and access to telephone, copying and telecopying equipment, (d) communicate with Owner’s Lenders and, on request to execute, provide and/or deliver as the case may be, such documents, certificates, consents, invoices and instruments, and other information, as Owner’s Lenders may reasonably request with respect to the Work, the Project and/or payment of the cost thereof, (e) enter into such amendments to the Contract as Owner’s Lenders may reasonably request so long as such amendments do not materially or substantially alter Contractor’s rights, duties or obligations under the Contract Documents, (f) enter into a consent to assignment in favor of Owner’s Lenders consenting to the collateral assignment of the Contract to Owner’s Lenders and (g) otherwise facilitate Owner’s Lenders review of the construction of the Project.

ARTICLE XXII

DISPUTE RESOLUTION AND GOVERNING LAW

22.1 Judicial Determination. All Claims and disputes and other matters in question arising out of or relating to the Contract or the breach thereof, shall be decided by a court of competent jurisdiction in the State or Federal Courts in the City of Cincinnati or County of Hamilton, OH. The existence of any claim, dispute or legal proceeding shall not relieve Contractor from its obligation to properly perform its Work as set forth in the Contract Documents.

22.2 Waiver of Jury Trial. The Parties agree to waive their right to a jury trial to resolve all Claims and disputes arising out of relating to the Contract.

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22.3 Governing Law. The Contract Documents and any Judicial Determination instituted by the parties pursuant to this Contract shall be governed by the laws of the State of Ohio.

22.4 Non-Waiver. In resolving disputes arising out of this Contract, it is expressly agreed that no action or failure to act by Owner, Contractor or any agent, representative, employee or officer of either of them (including Owner’s Project Representative and Contractor’s Site manager) shall constitute a waiver of any right or duty afforded to either party in the Contract Documents. It is likewise expressly agreed that any action or failure to act by either party shall not constitute approval of or acquiescence in any breach of this Contract, except as are specifically agreed to in writing by the parties’ corporate officers.

22.5 Severability. The invalidity of any one of the covenants, agreements, conditions or provisions of the Contract Documents, or any portion thereof, shall not affect the remaining portions and the Contract Documents shall be construed as if such invalid covenant, agreement, condition or provision had not been included herein.

ARTICLE XXIII

PROPRIETARY INFORMATION AND USE OF OWNER’S NAME

23.1 Proprietary Information. Owner considers all information (regardless of form) pertaining to the Project to be confidential and proprietary, including information which is prepared or developed by or through Contractor, Owner or Owner’s other contractors, unless otherwise stated to Contractor in writing. Contractor shall not, and shall not allow, suffer or permit any Subcontractors or Vendors to, disclose any such information without Owner’s prior written consent. Contractor shall obtain similar written agreements from each and every Subcontractor and Vendor as Owner may reasonably request.

23.2 Advertising and Use of Owner’s Name. Contractor shall not issue any news releases or any other advertising pertaining to the Work or the Project, including advertising its participation in the Project, without obtaining Owner’s prior written approval. Contractor hereby agrees not to use the name of Owner’s premises, or any variation thereof, or any logos used by Owner, in connection with any of Contractor’s business promotion activities or operations without Owner’s prior written approval. Contractor shall require its Subcontractors and Vendors to comply with the requirements imposed upon Contractor by this Article 23, including obtaining Owner’s prior written consent to the form and content of any promotional or advertising publications or materials which depict or refer to their respective roles in providing Work for the Project.

23.3 Use of Drawings. All plans, Drawings, Specifications and other documents furnished to Contractor, including, but not limited to, the Contract Documents, are the property of Owner and are for use solely with respect to the Work and are not to be used by Contractor or any Subcontractor on any other projects or for any other purpose.

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ARTICLE XXIV

MISCELLANEOUS PROVISIONS

24.1 Assignment. Because of the special experience Contractor has represented it has and unique nature of the services to be rendered by Contractor under the Contract Documents, Contractor shall not assign its interest in the Contract or delegate its obligations thereunder without the prior written consent of Owner. Any purported assignment by Contractor without such consent shall be null and void. Owner may at any time and from time to time, upon notice to but without consent of Contractor, assign the Contract or delegate its obligations to an affiliate or subsidiary of Owner, or to an entity which acquires all or substantially all of Owner’s interest in the Project or all or substantially all of the assets or member interests of Owner, and/or change its name from time to time. So long as Owner’s assignee assumes in writing Owner’s obligations and liabilities under the Contract, and Owner represents in writing at the time of assignment that the assignee has at least the same financial status as Owner does at the time of the assignment, Owner shall thereafter be released from its obligations and liabilities under the Contract.

24.2 Subordination. Notwithstanding any other provision of the Contract Documents, Contractor agrees for itself and for every Subcontractor and Vendor and every other person performing any services or providing any materials relating to the Work, that any and all liens and lien rights and benefits (including enforcement rights) Contractor and or any of the other foregoing parties may or do have under applicable law, shall at all times be subordinate and junior to any and all liens, security interests, mortgages, deeds of trust and other encumbrances of any kind (on the Site and otherwise) in favor of any of Owner’s Lenders (“Lender Liens”), notwithstanding that Work may be or is commenced or done on, and materials may be or are furnished to, the Site prior to any Lender Liens being imposed upon or recorded against the Site or any of Owner’s assets and before expiration of the time fixed under applicable law for filing of mechanics and materialmen’s liens. Contractor shall, and Contractor shall cause every Subcontractor and Vendor at every tier, and any other person performing services or providing materials relating to the Work to, sign and deliver to Owner and Owner’s Lenders from time to time upon request by Owner or any of Owner’s Lenders: (a) written and recordable acknowledgments and restatements of the provisions of this Section 24.2 and the subordination described herein, and (b) such affidavits, certificates, releases, indemnitees, waivers and instruments (and in form and content) as Owner’s or Owner’s Lender’s title insurer shall require to allow such insurer to issue such title endorsements as Owner or Owner’s Lenders require (including insuring first priority of Lender Liens). Contractor’s or any Subcontractor’s or Vendor’s, failure, or the failure of any party for whom the foregoing are responsible or liable at law or under the Contract Documents, to provide the items required in clauses (a) and (b) hereinabove upon request, or Owner’s or Owner’s Lender’s inability to obtain at any time endorsements to Owner’s Lender’s title policies (or issuance of initial title policies) insuring first priority of Lender Liens, including without limitation senior to any mechanics’ or materialmen’s lien or lien rights,

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shall constitute a material default and breach of the Contract Documents and failure of a condition to any payment by Owner owed to Contractor under the Contract or otherwise.

24.3 No Third-Party Beneficiaries. Except as may be expressly provided otherwise in this Contract, this Contract and the obligations of the parties are intended for the sole benefit of the parties and shall not create any rights in any other person or entity whatsoever except Owner and the Contractor.

24.4 Enforceability. In the event that any provision in the Contract Documents or any portion thereof is determined to be invalid, unenforceable or void, the remainder of the Contract Documents shall be fully binding with the same force and effect as though the invalid, unenforceable or void provision had been omitted.

24.5 Headings. Section and other headings are not to be considered part of this Agreement, have been included solely for the convenience of the parties, and are not intended to be full or accurate descriptions of the contents.

24.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24.7 Legal Fees. The losing party shall promptly pay to the prevailing party as determined by a court of competent jurisdiction all costs, disbursements and reasonable attorneys’ fees incurred in connection with any legal action, including mediation, in whole or in part, based on a breach of the Contract or other dispute arising out of or in connection with the Contract, including any Claim, or to enforce its rights under the Contract.

24.8 Waiver. No modifications of the Contract shall be binding unless executed in writing by the parties to this Agreement. No waiver of any of the provisions of the Contract shall be binding unless executed in writing by the waiving party, and any such waiver shall not constitute a waiver of any other provision of the Contract, nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

24.9 Intent of the Parties. Contractor and Owner acknowledge that applicable Ohio Revised Code provisions in certain circumstances, among others (i) may regulate the process by which an owner can withhold payment(s) to a contractor or subcontractor, including the amount(s) that can be withheld, and (ii) may regulate when and how an owner or a contractor can terminate a construction contract and the available remedies upon such termination. It is the express intent of the parties that Contractor completely and unconditionally waive to the full extent allowable each and all of those Ohio Revised Code provisions that are in conflict with the provisions of this Agreement, including those with regard to the matters described in the foregoing clauses (i) and (ii) provided, however, Owner and Contractor acknowledge that some applicable provisions of the Ohio Revised Code cannot be waived. Accordingly, to the extent the

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foregoing waiver by Contractor is expressly prohibited by applicable Ohio Revised Code provisions as to certain provisions thereof, Contractor’s foregoing waiver shall not be deemed to extend to those non-waivable provisions of the Ohio Revised Code. In such circumstances, if any, where one or more provisions of this Agreement are in conflict with provisions of the Ohio Revised Code that cannot be waived, the offending portions of the provision in this Agreement shall be interpreted so as to be consistent with the non-waivable sections of the Ohio Revised Code. To the extent such interpretation renders any portions of this Agreement ineffective, it is the intent of the parties that only such offending portion shall be so deemed, and the remainder of the provision in this Agreement shall be of full force and effect.

24.10 Survival. Subject to the provisions of Section 5.8.7 hereof, the provisions of this Agreement, including Contractor’s covenants, representations, guaranties, releases, warranties and indemnitees and the benefit thereof, shall survive as valid and enforceable obligations notwithstanding any termination, cancellation or expiration of the Contract, acceptance of the Work, Final Completion of the Work or Project, or any combination of them. Establishment of the time periods as described in Article 10 hereof relates only to the specific obligations of Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents are sought to be enforced, nor to the time within which proceedings are commenced to establish Contractor’s liability with respect to Contractor’s obligations other than specifically to correct the Work.

24.11 Independent Contractor. While Contractor is required to perform the Work in strict accordance with the Contract Documents, Contractor shall at all times be an independent contractor and responsible for and have control over all construction means, methods, techniques, sequences and procedures for constructing, coordinating and scheduling all portions of the Work to achieve the requirements of the Contract Documents. Nothing in the Contract Documents shall be deemed to imply or represent or be construed to (a) make Contractor, its supervisors, employees, its Subcontractors or Vendors of any tier the agents, representatives or employees of Owner, or (b) create any partnership, joint venture, or other association or relationship between Owner and Contractor or any Subcontractor, nor shall anything contained in the Contract Documents be deemed to give any third party any claim or right of action against Owner or Contractor which does not otherwise exist without regard to the Contract Documents. Any approval, review, inspection, supervision direction or instruction by Owner or any party on behalf of Owner, including any of Owner’s Lenders, in respect to the Work or services of Contractor shall relate to the results Owner desires to obtain from the Work, and shall in no way affect Contractor’s independent contractor status or obligation to perform the Work in accordance with the Contract Documents.

24.12 Privileged Business. Contractor acknowledges that Pinnacle Entertainment, Inc. and its subsidiaries and other affiliated companies, are now and/or will be involved in the ownership and control of Owner, and the foregoing entities own and operate businesses that are subject to and exist because of privileged licenses issued by governmental authorities. If requested, Contractor shall, and Contractor shall cause all Subcontractors and Vendors to, timely provide Owner with such documentation and

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information to substantiate the fact that it has recent experience working in the resort casino industry and if required shall timely obtain any qualification or clearance required by any regulatory authority having jurisdiction over Owner or any of the foregoing entities or subsidiary or affiliate thereof. If Contractor or any Subcontractor or Vendor fails to satisfy such requirements or if Owner or any of the foregoing entities or any other affiliated company thereof is directed to cease doing business with Contractor or any Subcontractor or Vendor then such event shall be deemed a material breach of the Contract by Contractor and Owner shall have the right to terminate the Contract and/or any subcontract or purchase order, among all other remedies available to Owner.

24.13 Pinnacle Entertainment’s Compliance Committee. Contractor, upon written request of Owner, shall promptly provide Owner with any information required by Owner or the compliance committee of Owner (“Compliance Committee”) with respect to Contractor or its affiliates (including their respective officers, directors and shareholders) financial condition, litigation, indictments, criminal proceedings, and the like in which they are or may have been involved, if any, (“Requested Information”) in order for the Compliance Committee to determine that the Requested Information does not disclose any fact which might adversely affect, in any manner, any gaming license or permits held by Owner or the current stature Owner with any gaming commission, board or similar regulatory agency. In the event that Contractor shall fail to provide the Requested Information promptly, or if information with respect to Contractor or its respective affiliates (whether provided by Consultant or its respective affiliates), in the opinion of the Compliance Committee, might adversely affect any gaming licenses or permits held by Owner or the current stature of Owner with any gaming commission, board or similar governmental or regulatory agency, then Owner shall have the right to terminate the Agreement immediately upon written notice to Contractor, and the parties shall have no further obligation or liability hereunder.

24.14 M/W/DBE and Ohio Businesses. It is the policy of Pinnacle Entertainment, Inc. and each of its component institutions, subsidiaries and/or sister companies (“Pinnacle”) to promote and encourage contracting and subcontracting opportunities for Minority and Women Business Enterprises as well as locally owned and operated businesses in the states in which Pinnacle conducts business. The Owner requires Contractor to use its reasonable best efforts to engage M/W/DBE and locally owned and operated businesses for subcontractors on the Project. Certification of firms will be in accordance with standard practices in the region/state where the project is located.

24.15 Entire Agreement. The Contract Documents, as defined in Section 1.5 above, set forth the full and complete understanding of the parties as of the Effective Date of this Contract and supersede any and all agreements, understandings and representations made or dated prior thereto. Unless specifically enumerated or incorporated herein, the Contract Documents do not include any other documents, any qualifications to the Guaranteed Maximum Price or Contract Time contained in Contractor’s bid or any correspondence or other proposals by either party dated prior to the Effective Date. No modifications of the Contract shall be binding unless executed in writing by the parties to this Agreement. Each and all of

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the Exhibits A through and including P referenced in this Agreement are hereby expressly incorporated herein by this reference.

ARTICLE XXV

NOTICES

25.1 Notice Procedures. All notices, demands, requests, instructions and other communications relating to the Contract Documents (collectively, “Notices”), shall be in writing and effective upon actual receipt by the parties at the addresses listed below, whether sent by facsimile transmission (so long as received during normal business hours), regular mail or certified mail. Any notices sent by certified mail shall be effective not later than the date of delivery designated by the U.S. Postal Service.

25.2 Notices to Owner. All Notices to Owner (except requests for information, Shop Drawing submittals, instructions and similar notices) shall be sufficient when sent in accordance with Section 25.1 above and addressed as follows:

Kirk England, Sr. Vice President of Construction

PNK (Ohio), LLC

8918 Spanish Ridge Avenue

Las Vegas, NV 89148

With a copy to:

Legal Department

Pinnacle Entertainment, Inc.

8918 Spanish Ridge Avenue

Las Vegas, NV 89148

25.3 Notices to Contractor. All Notices to Contractor shall be sufficient when sent as set forth in Section 25.1 above and addressed as follows:

William G. Yates, III, President

W.G. Yates & Sons Construction Company

115 Main Street

Biloxi, MS 39530

Keith Walkoff, President

PARIC Corporation

77 Westport Plaza, Suite 250

St. Louis, MO 63146

25.4 Change of Address. Either party may, from time to time, designate in accordance with this Article 25 a different individual and/or address to which Notices are to be delivered.

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IN WITNESS WHEREOF, The parties hereby execute this Agreement by signature of their respective duly authorized representatives as of the Effective Date hereof.

PNK (OHIO), LLC		W.G. YATES & SONS CONSTRUCTION COMPANY

By:	/s/ John A. Godfrey	By:	/s/ Chet Nadolski

Printed Name:	John A. Godfrey	Printed Name:	Chet Nadolski

Title:	Vice President & Secretary	Title:	VP

Date:	1/16/13	Date:	2/5/13

PARIC CORPORATION

		By:	/s/ P. Joseph McKee, III

Printed Name:

Title:

Date:

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ADDENDUM 1

INITIAL GUARANTEED MAXIMUM PRICE

ADDENDUM 1 TO AGREEMENT FOR GUARANTEED MAXIMUM PRICE CONSTRUCTION SERVICES BETWEEN PNK (OHIO), LLC AND YATES/PARIC, A JOINT VENTURE DATED JANUARY 16, 2013

1.1 Contractor has prepared and submitted to Owner, Contractor’s proposal for the Initial Guaranteed Maximum Price (the “IGMP”). The IGMP proposal is based on the current level of plan development and includes Contractor’s best and most diligent efforts to establish the lowest complete cost for the construction and completion of the Project consistent with the Owner’s standards of first class quality and workmanship. The proposal is also based on discussions with subcontractors from all required subcontract trades (none of which are affiliated with or controlled by Contractor or any principal of Contractor) and upon comprehensive and competitive estimates, where commercially possible, from subcontractors or material suppliers for the balance of the subtrades and all other costs which are reimbursable under the terms of the Contract. A copy of Contractor’s IGMP proposal is attached hereto as Exhibit 1.

1.2 It is agreed by both parties that a final GMP Amount will be reached within 30 calendar days from issuance of the approved Schematic Design Drawings for the Project. Contractor shall submit to Owner for approval, Contractor’s proposal for the Guaranteed Maximum Price based on competitive bids, where commercially possible, and in accordance with the Contract. The proposal shall be prepared in a format to be specified by Owner and shall include Contractor’s best and most diligent efforts to establish the lowest complete cost for the construction and completion of the Project consistent with the Owner’s standards of first class quality and workmanship and shall be based on (and, if requested by Owner, include copies of) multiple comprehensive, competitive and legally binding subcontract proposals from all required subcontract trades (none of which shall be affiliated with or controlled by Contractor or any principal of Contractor). The proposal shall further be based upon comprehensive and competitive estimates, where commercially possible, from subcontractors or material suppliers for the balance of the subtrades and all other costs which are reimbursable under the terms of the Contract.

1.3 If Owner and Contractor agree on Contractor’s proposal for the Guaranteed Maximum Price, then the Contract shall be amended in writing to set forth the agreed upon amount of the Guaranteed Maximum Price. If Owner and Contractor agree upon a Guaranteed Maximum Price and amend the Contract to set forth such amount, then all amounts paid or incurred by Owner under the Contract to or for the benefit of Contractor or otherwise relating to the Work, including, but not limited to all fees and other compensation to Contractor, up through and including the date of such amendment, shall be applied and counted in full against the Guaranteed Maximum Price.

1.4 If Owner and Contractor acting reasonably and in good faith are unable to reach agreement on the amount of the Guaranteed Maximum Price within 15 days after Contractor submits its Guaranteed Maximum Price proposal, then Owner shall have the right to either (i) change the scope and scale of the Work to be performed by Contractor and /or the scope of the Project, or (ii) terminate the Contract and all rights and obligations thereunder upon ten (10) days prior written notice to Contractor. This Section shall not otherwise limit Owner’s right to terminate the Contract as set forth in the Article XVII of the Contract.

1.5 Until such time as Owner and Contractor execute an amendment to the Contract establishing the agreed amount of the Guaranteed Maximum Price in accordance with Section 1.3 hereof, or Owner terminates the Contract because of no such agreement, and notwithstanding any other provision of the Contract, Owner shall pay to Contractor for Contractor’s performance of the Work, as follows: as Contractor’s sole compensation, Owner agrees to reimburse Contractor for the actual Cost of the Work for Work properly performed pursuant to and authorized under the Contract and paid by Contractor on the Project in accordance with the Contract (to the extent Contractor actually incurs and pays such Cost of the Work). Such reimbursement shall be subject to the terms of the Contract on an hourly basis for actual time and materials spent relating to such Work on the Project, plus Contractor’s Fee.

1.6 In the event of a termination of the Contract pursuant to Section 1.4 above, occurring after the start of construction on the Project, Owner shall have the unconditional right to take possession of the Project and of all materials, tools and appliances thereon and finish the Work by whatever method Owner may deem expedient. Unless a cause for termination of the Contract shall have been Contractor’s act of bad faith or neglect of duty under the Contract or any material default by Contractor (which such termination shall be handled as a termination for cause pursuant to the Contract), Owner’s sole obligation and liability to Contractor under the Contract or otherwise, shall be to pay Contractor for the Cost of the Work, on a reasonable time and materials basis as provided in Section 1.5 hereinabove, for amounts actually and properly incurred by Contractor performing the Work, in accordance with the Contract, plus Contractor’s Fee on such properly completed work.

PNK (OHIO), LLC		W.G. YATES & SONS CONSTRUCTION COMPANY

By:	/s/ John A. Godfrey	By:	/s/ Chet Nadolski

Printed Name:	John A. Godfrey	Printed Name:	Chet Nadolski

Title:	Vice President & Secretary	Title:	VP

Date:	1/16/13	Date:	2/5/13

PARIC CORPORATION

		By:	/s/ P. Joseph McKee, III

Printed Name:

Title:

Date:

EXHIBIT 1

TO ADDENDUM 1

River Downs

I-GMP Contract Summary

12/12/2012

Mobilization	1 LS	$50,000	$50,000
General Conditions	4 MO	$166,309	$665,234
Siltation Control	1 LS	$50,000	$50,000
Temporary Roads	1 LS	$25,000	$25,000
Demolition	1 LS	$1,194,419	$1,194,419
Site Work (Mass Exc. & storm)	1 LS	$1,379,820	$1,379,820
Track Relocation	1 LS	$6,393,018	$6,393,018
Auger Cast Pile	1 LS	$852,840	$852,840
Concrete Foundations	1 LS	$8,431,900	$8,431,900

Cost of Work Total			$19,042,231
Contingency		2.00%	$380,845
Fee		2.75%	$523,661
Insurances		0.93%	$181,963

TOTAL AMOUNT			$20,128,700

EXHIBIT A

DESCRIPTION OF REAL PROPERTY

EXHIBIT A

PARCEL I:

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

COMMENCING at the POINT OF BEGINNING for Parcel II as recited in Registered Land Certificate No. 92077 as recorded in the Hamilton County Registered Lands Office;

Thence North 33°36’59” East, 40.46 feet to the north line of Kellogg Avenue, as now constructed;

Thence along said Kellogg Avenue, as now constructed, North 66°11’26” West, 180.53 feet;

Thence leaving said Kellogg Avenue, as now constructed, the following four (4) courses:

1.	North 10°04’29” East, 101.99 feet:

2.	North 20°24’29” East, 377.15 feet:

3.	South 40°52’31” East, 53.00 feet:

4.	North 52°07’29” East, 220.00 feet to the POINT OF BEGINNING.

Thence North 34°43’35” West, 701.41 feet to a point in the east line of a tract conveyed to Karl J. Alter, Archbishop of Cincinnati, Tr. as recorded in D.B. 2615, Pg. 326 of the Hamilton County Recorder’s Office;

Thence along the east line of said Karl J. Alter, Archbishop of Cincinnati, Tr., North 44°59’30” East, 112.46 feet to a set iron pin in the southerly limited access right of way of Interstate 275;

Thence along said southerly limited access right of way of Interstate 275, the following three (3) courses:

1.	South 66°29’48” East, 64.81 feet to a set iron pin:

2.	South 40°20’43” East, 359.89 feet to a set iron pin:

3.	North 71°46’45” East, 139.92 feet to a set iron pin at the northwest corner of an excess land parcel owned by the State of Ohio;

Thence along the west line of said excess land parcel owned by the State of Ohio, South 08°17’16” West, 153.24 feet to a set iron pin;

Thence leaving said excess land parcel owned by the State of Ohio, South 79°27’05” West, 56.21 feet;

Thence South 15°55’50” East, 181.92 feet;

EXHIBIT A continued…

Thence South 51°07’29” West, 100.00 feet to the POINT OF BEGINNING.

The above described parcel being part of those lands conveyed to River Downs Investment Company as recorded in Official Record 10612, Page 2312 of the Hamilton County Recorder’s Office and known as Hamilton County Auditor’s Parcel Number 500-0460-0058.

PARCEL II:

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

COMMENCING at the POINT OF BEGINNING for Parcel II as recited in Registered Land Certificate No. 92077 as recorded in the Hamilton County Registered Lands Office;

Thence North 33°36’59” East, 40.46 feet to the north line of Kellogg Avenue, as now constructed;

Thence along said Kellogg Avenue, as now constructed, North 66°11’26” West, 180.53 feet;

Thence leaving said Kellogg Avenue, as now constructed, North 10°04’29” East, 101.99 feet AND North 20°24’29” East, 377.15 feet to the POINT OF BEGINNING.

Thence North 40°05’31” West, 436.50 feet;

Thence North 64°10’31” West, 185.35 feet to a point in the east line of a tract conveyed to Karl J. Alter, Archbishop of Cincinnati, Tr. as recorded in D.B. 2615, Pg. 326 of the Hamilton County Recorder’s Office;

Thence along the east line of said Karl J. Alter, Archbishop of Cincinnati, Tr., North 44°59’30” East, 363.12 feet;

Thence leaving east line of said Karl J. Alter, Archbishop of Cincinnati, Tr., South 34°43’35” East, 701.41 feet;

Thence South 52°07’29” West, 220.00 feet;

Thence North 40°52’31” West, 53.00 feet to the POINT OF BEGINNING.

The above described parcel being all of those lands conveyed to River Downs Investment Company as recorded in Official Record 10414, Page 1715 of the Hamilton County Recorder’s Office and known as Hamilton County Auditor’s Parcel Number 500-0460-0017.

EXHIBIT A continued…

PARCEL III:

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

COMMENCING at the POINT OF BEGINNING for Parcel II as recited in Registered Land Certificate No. 92077 as recorded in the Hamilton County Registered Lands Office;

Thence North 33°36’59” East, 40.46 feet to the north line of Kellogg Avenue, as now constructed;

Thence along said Kellogg Avenue, as now constructed, North 66°11’26” West, 180.53 feet;

Thence leaving said Kellogg Avenue, as now constructed, the following five (5) courses:

1.	North 10°04’29” East, 101.99 feet:

2.	North 20°24’29” East, 377.15 feet:

3.	South 40°52’31” East, 53.00 feet:

4.	North 52°07’29” East, 220.00 feet:

5.	North 51°07’29” East, 100.00 feet to the POINT OF BEGINNING.

Thence North 15°55’50” West, 181.92 feet;

Thence North 79°27’05” East, 244.21 feet to a set iron pin at the southeast corner of excess land parcel owned by the State of Ohio, passing a set iron pin at the southwest corner of said excess land parcel owned by the State of Ohio at 56.21 feet;

Thence South 15°09’48” East, 222.38 feet;

Thence North 74°26’31” West, 105.98 feet;

Thence South 77°07’29” West, 150.00 feet to the POINT OF BEGINNING.

The above described parcel being all of those lands conveyed to River Downs Investment Company as recorded in Official Record 10415, Page 2140 of the Hamilton County Recorder’s Office and known as Hamilton County Auditor’s Parcel Number 500-0460-0048.

PARCEL IV:

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

EXHIBIT A continued…

COMMENCING at a set MAG nail at the northwest corner of Registered Land Certificate No. 81474, said MAG nail being in the south line of Kellogg Avenue as now constructed.

Thence with the south line of said Kellogg Avenue as now constructed, the following five (5) courses:

1.	South 89°37’31” West, 79.03 feet to a set MAG nail:

2.	North 81°24’08” West, 59.13 feet to a set iron pin:

3.	North 74°06’56” West, 776.82 feet to a set iron pin:

4.	North 68°05’58” West, 790.29 feet to a set iron pin:

5.	North 66°11’26” West, 718.01 feet to the POINT OF BEGINNING.

Thence leaving said Kellogg Avenue, as now constructed, South 46°58’48” West, 1606.98 feet to a set iron pin in the north bank of the Ohio River;

Thence along the north bank of the Ohio River, the following four (4) courses:

1.	North 70°06’12” West, 179.00 feet to a set iron pin:

2.	North 61°36’12” West, 610.00 feet to a set iron pin:

3.	North 60°36’12” West, 656.00 feet to a set iron pin:

4.	North 63°51’12” West, 150.50 feet to a set iron pin in the east line of a tract conveyed to Cincinnati Symphony Orchestra as recorded in O.R. 4289, Pg. 881 of the Hamilton County Recorder’s Office:

Thence along the east line of said Cincinnati Symphony Orchestra, North 52°26’48” East, 1570.58 feet to a set MAG nail in the south line of aforesaid Kellogg Avenue as now constructed;

Thence along said Kellogg Avenue, as now constructed, South 65°36’36” East, 758.17 feet to a set iron pin AND South 66°11’26” East, 711.33 feet to the POINT OF BEGINNING.

The above described parcel being part of those lands conveyed to Riverdowns Investment Company as recorded in Deed Book 3987, Page 987 of the Hamilton County Recorder’s Office and known as Hamilton County Auditor’s Parcel Number 500-0460-0027.

PARCEL V:

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

COMMENCING at a set MAG nail at the northwest corner of Registered Land Certificate No. 81474, said MAG nail being in the south line of Kellogg Avenue as now constructed.

Thence along the south line of said Kellogg Avenue as now constructed, the following three (3) courses:

EXHIBIT A continued…

1.	South 89°37’31” West, 79.03 feet to a set MAG nail:

2.	North 81°24’08” West, 59.13 feet to a set iron pin:

3.	North 74°06’56” West, 699.38 feet to the POINT OF BEGINNING.

Thence leaving said Kellogg Avenue, as now constructed, the following three (3) courses:

1.	South 50°08’48” West, 1157.17 feet;

2.	North 70°51’12” West, 263.00 feet:

3.	North 50°08’48” East, 1162.30 feet to a point in the south line of said Kellogg Avenue, as now constructed;

Thence along the south line of said Kellogg Avenue as now constructed, South 68°05’58” East, 183.26 feet to a set iron pin AND South 74°06’56” East, 77.44 feet to the POINT OF BEGINNING;

The above described parcel being part of those lands conveyed to Riverdowns Investment Company as recorded in Deed Book 3987, Page 987 of the Hamilton County Recorder’s Office and known as Hamilton County Auditor’s Parcel Number 500-0460-0029.

PARCEL VI:

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

COMMENCING at a set MAG nail at the northwest corner of Registered Land Certificate No. 81474, said MAG nail being in the south line of Kellogg Avenue as now constructed.

Thence along the south line of said Kellogg Avenue as now constructed, the following four (4) courses:

1.	South 89°37’31” West, 79.03 feet to a set MAG nail:

2.	North 81°24’08” West, 59.13 feet to a set iron pin:

3.	North 74°06’56” West, 776.82 feet to a set iron pin:

4.	North 68°05’58” West, 183.26 feet to the POINT OF BEGINNING.

Thence leaving said Kellogg Avenue, as now constructed, South 50°08’48” West, 1512.80 feet to a set iron pin in the north bank of the Ohio River;

Thence along the north bank of the Ohio River, the following three (3) courses:

North 70°36’12” West, 673.70 feet to a set iron pin:

North 80°21’12” West, 260.00 feet to a set iron pin:

North 70°21’12” West, 363.00 feet to a set iron pin;

Thence North 46°58’48” East, 1606.98 feet to a point in the south line of aforesaid Kellogg Avenue as now constructed;

EXHIBIT A continued…

Thence along said Kellogg Avenue, as now constructed, South 66°11’26” East, 718.01 feet to a set iron pin AND South 68°05’58” East, 607.03 feet to the POINT OF BEGINNING.

The above described parcel being part of those lands conveyed to Riverdowns Investment Company as recorded in Deed Book 3987, Page 987 of the Hamilton County Recorder’s Office, and known as Hamilton County Auditor’s Parcel Number 500-0460-0028.

PARCEL VII:

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

BEGINNING at a set MAG nail at the northwest corner of Registered Land Certificate No. 81474 said MAG nail being in the south line of Kellogg Avenue as now constructed.

Thence leaving said Kellogg Avenue, as now constructed, along the west line of said Registered Land Certificate No. 81474 of the Hamilton County Registered Lands Office, South 51°14’59” West, 1459.98 feet to a set iron pin in the north bank of the Ohio River:

Thence along said north bank of the Ohio River, the following three (3) courses:

1.	North 77°51’12” West, 471.32 feet to a set iron pin:

2.	North 78°21’12” West, 480.00 feet to a set iron pin:

3.	North 75°36’12” West, 151.30 feet to a set iron pin:

Thence leaving said north bank of the Ohio River, the following three (3) courses:

1.	North 50°08’48” East, 350.50 feet:

2.	South 70°51’12” East, 263.00 feet:

3.	North 50°08’48” East, 1157.17 feet to a point in the south line of aforesaid Kellogg Avenue as now constructed:

Thence along the line of said Kellogg Avenue as now constructed, the following three (3) courses:

1.	South 74°06’56” East, 699.38 feet to a set iron pin:

2.	South 81°24’08” East, 59.13 feet to a set MAG nail:

3.	North 89°37’31” East, 79.03 feet to the POINT OF BEGINNING.

The above described parcel being part of those lands conveyed to Riverdowns Investment Company as recorded in Deed Book 3987, Page 987 of the Hamilton County Recorder’s Office and known as Hamilton County Auditor’s Parcel Number 500-0460-0030.

PARCEL VIII (REGISTERED LAND):

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

EXHIBIT A continued…

COMMENCING at the POINT OF BEGINNING of Parcel I as recited in Registered Land Certificate No. 92077 as recorded in the Hamilton County Registered Lands Office;

Thence North 33°36’59” East, (North 29°37’30” East R.L.) 39.94 feet to the north line of Kellogg Avenue, as now constructed and the POINT OF BEGINNING.

Thence along the north line of said Kellogg Avenue, as now constructed, North 66°11’26” West, 91.90 feet;

Thence leaving said Kellogg Avenue, as constructed, along the lines of Parcel I as described in aforesaid Registered Land Certificate No. 92077, the following eight (8) courses:

1.	North 33°36’59” East, (North 29°37’30” East R.L.) 79.54 feet:

2.	North 28°52’59” East, (North 24°53’30” East R.L.) 184.51 feet:

3.	North 47°09’29” East, (North 43°10’ East R.L.) 165.00 feet:

4.	North 70°29’29” East, (North 66°30’ East R.L.) 139.00 feet:

5.	South 36°15’31” East, (South 40°15’ East R.L.) 97.00 feet:

6.	South 42°10’29” West, (South 38°11’ West R.L.) 120.65 feet:

7.	South 58°59’29” West, (South 55° West R.L.) 208.57 feet:

8.	South 33°36’59” West, (South 29°37’30” West R.L.) 178.24 feet to the POINT OF BEGINNING.

The above described parcel being part of those lands conveyed to River Downs Investment Company as Parcel I in Registered Land Certificate No. 92077 of the Hamilton County Registered Lands Office and known as Hamilton County Auditor’s Parcel Number 500-0460-0031, 500-0460-0034 and 500-0460-0044.

PARCEL IX:

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

COMMENCING at the northwest corner of Lot 21 of Riverview Heights Subdivision, Block B as recorded in Registered Land Plat Book 5, Page 36 of the Hamilton County Registered Lands Office, said point being referenced by an existing  1/2” iron pin at 3.41 feet south and 0.52 feet west.

Thence along the west line of Lot 21 of said Riverview Heights Subdivision, Block B, and the west line of Lot 1 of Riverview Heights Subdivision, Block A as recorded in Registered Land Plat Book 4, Page 57 of the Hamilton County Registered Lands Office, the following three (3) courses:

1.	South, 45°49’29” West, 150.00 feet to a point being referenced by an existing 1/2” iron pin at 3.04 feet south and 0.72 feet west:

2.	South, 40°43’29” West, 114.00 feet to a set iron pin:

EXHIBIT A continued…

3.	South 50°58’29” West, 193.73 feet to a set cross notch in the north line of Kellogg Avenue as now constructed;

Thence along the north line of said Kellogg Avenue, as now constructed, North 66°11’26” West, 11.24 feet to the POINT OF BEGINNING.

Thence continuing along said Kellogg Avenue, as constructed, North 66°11’26” West, 286.78 feet;

Thence leaving said Kellogg Avenue, as constructed, the following seven (7) courses:

1.	North 33°36’59” East, 178.66 feet:

2.	South 72°23’31” East, 309.73 feet:

3.	North 40°13’42” East, 221.01 feet:

4.	South 63°18’09” East, 63.46 feet:

5.	South 45°49’29” West, 144.05 feet:

6.	South 40°43’29” West, 113.55 feet:

7.	South 50°58’29” West, 197.96 feet to the POINT OF BEGINNING.

The above described parcel being part of those lands conveyed to Riverdowns Investment Company as recorded in Deed Book 3987, Page 987 of the Hamilton County Recorder’s Office and known as Hamilton County Auditor’s Parcel Number 500-0460-0021, 500-0460-022, 500-0460-0023, 500-0460-0024 and 500-0460-0053.

PARCEL X (REGISTERED LAND):

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

COMMENCING at the POINT OF BEGINNING of Parcel II as recited in Registered Land Certificate No. 92077 as recorded in the Hamilton County Registered Lands Office;

Thence North 33°36’59” East, (North 29°37’30” East R.L.) 40.46 feet to the north line of Kellogg Avenue, as now constructed and the POINT OF BEGINNING.

Thence along the north line of said Kellogg Avenue, as now constructed, North 66°11’26” West, 180.53 feet;

Thence leaving said Kellogg Avenue, as constructed, along the lines of Parcel II as described in aforesaid Registered Land Certificate No. 92077, the following fourteen (14) courses:

1.	North 10°04’29” East, (North 06°05’ East R.L.) 101.99 feet:

2.	North 20°24’29” East, (North 16°25’ East R.L.) 377.15 feet:

3.	South 40°52’31” East, (South 44°52’ East R.L.) 53.00 feet:

4.	North 52°07’29” East, (North 48°08’ East R.L.) 220.00 feet:

EXHIBIT A continued…

5.	North 51°07’29” East, (North 47°08’ East R.L.) 100.00 feet:

6.	North 77°07’29” East, (North 73°08’ East R.L.) 150.00 feet:

7.	South 74°26’31” East, (South 78°26’ East R.L.) 105.98 feet:

8.	South 52°21’31” East, (South 56°21’ East R.L.) 273.77 feet:

9.	South 53°50’09” West, (South 49°50’40” West R.L.) 362.88 feet:

10.	North 36°15’31” West, (North 40°15’ West R.L.) 97.00 feet:

11.	South 70°29’29” West, (South 66°30’ West R.L.) 139.00 feet:

12.	South 47°09’29” West, (South 43°10’ West R.L.) 165.00 feet:

13.	South 28°52’59” West, (South 24°53’30” West R.L.) 184.51 feet:

14.	South 33°36’59” West, (South 29°37’30” West R.L.) 79.54 feet to the POINT OF BEGINNING

The above described parcel being part of those lands conveyed to River Downs Investment Company as Parcel II in Registered Land Certificate No. 92077 of the Hamilton County Registered Lands Office and known as Hamilton County Auditor’s Parcel Number 500-0460-0043 and 500-0460-0047.

PARCEL XI:

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

COMMENCING at the POINT OF BEGINNING for Parcel II as recited in Registered Land Certificate No. 92077 as recorded in the Hamilton County Registered Lands Office;

Thence North 33°36’59” East, 40.46 feet to the north line of Kellogg Avenue, as now constructed;

Thence along said Kellogg Avenue, as now constructed, North 66°11’26” West, 180.53 feet to the POINT OF BEGINNING.

Thence continuing along said Kellogg Avenue, as constructed, North 66°11’26” West, 739.39 feet to a set iron pin AND North 65°36’36” West, 145.09 feet to a set cross notch at the southeast corner of a tract conveyed to the Archdiocese of Cincinnati as recorded in O.R. 7485, Pg. 1561 of the Hamilton County Recorder’s Office;

Thence leaving said Kellogg Avenue, as constructed, along the east line of said Archdiocese of Cincinnati, and the east line of a tract conveyed to Karl J. Alter, Archbishop of Cincinnati, Tr. as recorded in D.B. 2615, Pg. 326 of the Hamilton County Recorders Office, North 44°59’30” East, 721.37 feet;

Thence leaving said Karl J. Alter, Archbishop of Cincinnati, Tr., South 64°10’31” East, 185.35 feet;

EXHIBIT A continued…

Thence South 40°05’31” East, 436.50 feet to a corner of aforesaid Parcel II of Registered Land Certificate No. 92077;

Thence with the west line of said Parcel II of Registered Land Certificate No. 92077, South 20°24’29” West, 377.15 feet AND South 10°04’29” West, 101.99 feet to the POINT OF BEGINNING.

The above described parcel being part of those lands conveyed to Riverdowns Investment Company as recorded in Deed Book 3987, Page 987 of the Hamilton County Recorder’s Office and known as Hamilton County Auditor’s Parcel Number 500-0460-0018.

PARCEL XII:

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

COMMENCING at the northwest corner of Lot 21 of Riverview Heights Subdivision, Block B as recorded in Registered Land Plat Book 5, Page 36 of the Hamilton County Registered Lands Office, said point being referenced by an existing  1/2” iron pin at 3.41 feet south and 0.52 feet west:

Thence along the west line of Lot 21 of said Riverview Heights Subdivision, Block B, and the west line of Lot 1 of Riverview Heights Subdivision, Block A as recorded in Registered Land Plat Book 4, Page 57 of the Hamilton County Registered Lands Office, the following three (3) courses:

1.	South, 45°49’29” West, 150.00 feet to a point being referenced by an existing 1/2” iron pin at 3.04 feet south and 0.72 feet west:

2.	South, 40°43’29” West, 114.00 feet to a set iron pin:

3.	South 50°58’29” West, 193.73 feet to a set cross notch in the north line of Kellogg Avenue as now constructed;

Thence along the north line of said Kellogg Avenue, as now constructed, North 66°11’26” West, 298.02 feet to the POINT OF BEGINNING.

Thence continuing along said Kellogg Avenue, as constructed, North 66°11’26” West, 74.93 feet;

Thence leaving said Kellogg Avenue, as constructed, the following eight (8) courses:

1.	North 33°36’59” East, 178.24 feet:

2.	North 58°59’29” East, 208.57 feet:

3.	North 42°10’29” East, 120.65 feet:

4.	North 53°50’09” East, 362.88 feet:

5.	South 02°28’05” East, 296.65 feet:

6.	South 40°13’42” West, 312.01 feet:

7.	North 72°23’31” West, 309.73 feet:

8.	South 33°36’59” West, 178.66 feet to the POINT OF BEGINNING.

EXHIBIT A continued…

The above described parcel being part of those lands conveyed to Riverdowns Investment Company as recorded in Deed Book 3987, Page 987 of the Hamilton County Recorder’s Office and known as Hamilton County Auditor’s Parcel Number 500-0460-0019 and 500-0460-0020.

PARCEL XIII:

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

BEGINNING at the northwest corner of Lot 21 of Riverview Heights Subdivision, Block B as recorded in Registered Land Plat Book 5, Page 36 of the Hamilton County Registered Lands Office, said point being referenced by an existing  1/2” iron pin at 3.41 feet south and 0.52 feet west.

Thence along the west line of Lot 21 of said Riverview Heights Subdivision, Block B, and the west line of Lot 1 of Riverview Heights Subdivision, Block A as recorded in Registered Land Plat Book 4, Page 57 of the Hamilton County Registered Lands Office, the following three (3) courses:

1.	South, 45°49’29” West, 150.00 feet to a point being referenced by an existing 1/2” iron pin at 3.04 feet south and 0.72 feet west:

2.	South, 40°43’29” West, 114.00 feet to a set iron pin:

3.	South 50°58’29” West, 193.73 feet to a set cross notch in the north line of Kellogg Avenue as now constructed;

Thence along the north line of said Kellogg Avenue, as now constructed, North 66°11’26” West, 11.24 feet;

Thence leaving said Kellogg Avenue, as constructed, the following eight (8) courses:

1.	North 50°58’29” East, 197.96 feet:

2.	North 40°43’29” East, 113.55 feet:

3.	North 45°49’29” East, 144.05 feet:

4.	North 63°18’09” West, 63.46 feet:

5.	North 40°13’42” East, 91.00 feet:

6.	North 02°28’05” West, 296.65 feet:

7.	North 52°21’31” West, 273.77 feet;

8.	North 15°09’48” West, 222.38 feet to a set iron pin at the southeast corner of an excess land parcel owned by the State of Ohio;

Thence along the east line of said excess land parcel owned by the State of Ohio, North 37°27’05” East, 93.62 feet to a set iron pin in the southerly line of the limited access right of way of Interstate 275;

Thence along said southerly line of the limited access right of way of Interstate 275, South 54°41’36” East, 24.84 feet to a set iron pin AND South 78°20’08” East, 652.49 feet to the northwest corner of Lot 2 of Riverview Heights Subdivision, Block D as

EXHIBIT A continued…

recorded in Registered Land Plat Book 6, Page 25 as recorded in the Hamilton County Registered Lands Office, said point being referenced by an existing 5/8” iron pin at 0.52 feet south and 2.17 feet east;

Thence leaving said southerly line of the limited access right of way of Interstate 275, along the west lines of Lot 2 of said Riverview Heights Subdivision, Block D, and Lots 16 through Lot 19 of aforesaid Riverview Heights Subdivision, Block B, South 08°57’29” West, 784.31 feet to a set iron pin at the northwest corner of Lot 20 of said Riverview Heights Subdivision, Block B;

Thence along the north line of Lot 20 of said Riverview Heights Subdivision, Block B, the following three (3) courses:

1.	North 59°45’31” West, 31.25 feet to a set iron pin:

2.	North 65°35’31” West, 36.00 feet to a set iron pin:

3.	North 81°05’31” West, 240.00 feet to the POINT OF BEGINNING.

The above described parcel being part of those lands conveyed to Edward J. Hanessian, Trustee, as recorded in Deed Book 4139, Page 951 of the Hamilton County Recorder’s Office and known as Hamilton County Auditor’s Parcel Numbers 500-0460-0033, 500-0460-0041, 500-0460-0049 and 500-0460-0075.

THE ABOVE PARCELS, KNOWN AS PARCELS II, VIII, IX, X, XI, XII, AND XIII ARE MORE PARTICULARLY DESCRIBED IN THAT CERTAIN CONSOLIDATION PLAT FILED ON FEBRUARY 22, 2011, IN THE HAMILTON COUNTY ENGINEER’S OFFICE, AND BEING MORE FULLY DESCRIBED AS FOLLOWS:

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

BEGINNING at the northwest corner of Lot 21 of Riverview Heights Subdivision, Block B as recorded in Registered Land Plat Book 5, Page 36 of the Hamilton County Registered Lands Office, said point being referenced by an existing  1/2” iron pin at 3.41 feet south and 0.52 feet west.

Thence along the west line of Lot 21 of said Riverview Heights Subdivision, Block B, and the west line of Lot 1 of Riverview Heights Subdivision, Block A as recorded in Registered Land Plat Book 4, Page 57 of the Hamilton County Registered Lands Office, the following three (3) courses:

1.	South 45°49’29” West, 150.00 feet to a point being referenced by an existing 1/2” iron pin at 3.04 feet south and 0.72 feet west:

2.	South 40°43’29” West, 114.00 feet to a set iron pin:

3.	South 50°58’29” West, 193.73 feet to a set cross notch in the north line of Kellogg Avenue as now constructed;

Thence along the north line of said Kellogg Avenue, as now constructed, North 66°11’26” West, 1384.77 feet to a set iron pin AND North 65°36’36” West, 145.09 feet to a set cross notch at the southeast corner of a tract conveyed to the

EXHIBIT A continued…

Archdiocese of Cincinnati as recorded in O.R. 7485, Pg. 1561 of the Hamilton County Recorder’s Office;

Thence leaving said Kellogg Avenue, as constructed, along the east line of said Archdiocese of Cincinnati, and the east line of a tract conveyed to Karl J. Alter, Archbishop of Cincinnati, Tr. as recorded in D.B. 2615, Pg. 326 of the Hamilton County Recorders Office, North 44°59’30” East, 1084.49 feet to a set iron pin at the most westerly corner of parcel 500-0460-0058 conveyed to PNK (Ohio), LLC as recorded in O.R. 11641, Pg. 2205 of the Hamilton County Recorder’s Office;

Thence along a southerly line of said PNK (Ohio), LLC, South 34°43’35” East, 701.41 feet to a set iron pin in the north line of a Registered Land Parcel conveyed to PNK (Ohio), LLC as recorded in Registered Land Certificate No. 228388, of the Hamilton County Registered Land Office;

Thence along said PNK (Ohio), LLC, the following three (3) courses:

1.	North 51°07’29” East, 100.00 feet to a set iron pin:

2.	North 77°07’29” East, 150.00 feet to a set iron pin:

3.	South 74°26’31” East, 105.98 feet to a set iron pin at the southeast corner of parcel 500-0460-0048 conveyed to PNK (Ohio), LLC as recorded in O.R. 11641, Pg. 2205 of the Hamilton County Recorder’s Office;

Thence along said PNK (Ohio), LLC, North 15°09’48” West, 222.38 feet to a set iron pin at the southeast corner of an excess land parcel owned by the State of Ohio;

Thence along the east line of said excess land parcel owned by the State of Ohio,

North 37°27’05” East, 93.62 feet to a set iron pin in the southerly line of the limited access right of way of Interstate 275;

Thence along said southerly line of the limited access right of way of Interstate 275,

South 54°41’36” East, 24.84 feet to a set iron pin AND South 78°20’08” East, 652.49 feet to the northwest corner of Lot 2 of Riverview Heights Subdivision, Block D as recorded in Registered Land Plat Book 6, Page 25 as recorded in the Hamilton County Registered Lands Office, said point being referenced by an existing 5/8” iron pin at 0.52 feet south and 2.17 feet east;

Thence leaving said southerly line of the limited access right of way of Interstate 275, along the west lines of Lot 2 of said Riverview Heights Subdivision, Block D, and Lots 16 through Lot 19 of aforesaid Riverview Heights Subdivision, Block B, South 08°57’29” West, 784.31 feet to a set iron pin at the northeast corner of Lot 20 of said Riverview Heights Subdivision, Block B;

Thence along the north line of Lot 20 of said Riverview Heights Subdivision, Block B, the following three (3) courses:

1.	North 59°45’31” West, 31.25 feet to a set iron pin:

2.	North 65°35’31” West, 36.00 feet to a set iron pin:

EXHIBIT A continued…

3.	North 81°05’31” West, 240.00 feet to the POINT OF BEGINNING.

CONTAINING 36.1313 ACRES. Subject to legal highways and easements of record.

The aforesaid described 36.1313 acre parcel includes Tract I and Tract II described in Registered Land Certificate 228388 and are described as follows:

Tract I:

COMMENCING at the northwest corner of Lot 21 of Riverview Heights Subdivision, Block B as recorded in Registered Land Plat Book 5, Page 36 of the Hamilton County Registered Lands Office, said point being referenced by an existing  1/2” iron pin at 3.41 feet south and 0.52 feet west.

Thence along the west line of Lot 21 of said Riverview Heights Subdivision, Block B, and the west line of Lot 1 of Riverview Heights Subdivision, Block A as recorded in Registered Land Plat Book 4, Page 57 of the Hamilton County Registered Lands Office, the following three (3) courses:

1.	South 45°49’29” West, 150.00 feet to a point being referenced by an existing 1/2” iron pin at 3.04 feet south and 0.72 feet west:

2.	South 40°43’29” West, 114.00 feet to a set iron pin:

3.	South 50°58’29” West, 193.73 feet to a set cross notch in the north line of Kellogg Avenue as now constructed;

Thence along the north line of said Kellogg Avenue, as now constructed, North 66°11’26” West, 372.95 feet to the POINT OF BEGINNING.

Thence along the north line of said Kellogg Avenue, as now constructed, North 66°11’26” West, 91.90 feet;

Thence leaving said Kellogg Avenue, as constructed, the following eight (8) courses:

1.	North 33°36’59” East, 79.54 feet:

2.	North 28°52’59” East, 184.51 feet:

3.	North 47°09’29” East, 165.00 feet:

4.	North 70°29’29” East, 139.00 feet:

5.	South 36°15’31” East, 97.00 feet:

6.	South 42°10’29” West, 120.65 feet:

7.	South 58°59’29” West, 208.57 feet:

8.	South 33°36’59” West, 178.24 feet to the POINT OF BEGINNING.

CONTAINING 1.4570 ACRES. Subject to legal highways and easements of record.

Tract II:

COMMENCING at the northwest corner of Lot 21 of Riverview Heights Subdivision, Block B as recorded in Registered Land Plat Book 5, Page 36 of the Hamilton County Registered Lands Office, said point being referenced by an existing  1/2” iron pin at 3.41 feet south and 0.52 feet west.

EXHIBIT A continued…

Thence along the west line of Lot 21 of said Riverview Heights Subdivision, Block B, and the west line of Lot 1 of Riverview Heights Subdivision, Block A as recorded in Registered Land Plat Book 4, Page 57 of the Hamilton County Registered Lands Office, the following three (3) courses:

1.	South 45°49’29” West, 150.00 feet to a point being referenced by an existing 1/2” iron pin at 3.04 feet south and 0.72 feet west:

2.	South 40°43’29” West, 114.00 feet to a set iron pin:

3.	South 50°58’29” West, 193.73 feet to a set cross notch in the north line of Kellogg Avenue as now constructed;

Thence along the north line of said Kellogg Avenue, as now constructed, North 66°11’26” West, 464.85 feet to the POINT OF BEGINNING.

Thence along the north line of said Kellogg Avenue, as now constructed, North 66°11’26” West, 180.53 feet;

Thence leaving said Kellogg Avenue, as constructed, the following fourteen (14) courses:

1.	North 10°04’29” East, 101.99 feet:

2.	North 20°24’29” East, 377.15 feet:

3.	South 40°52’31” East, 53.00 feet:

4.	North 52°07’29” East, 220.00 feet:

5.	North 51°07’29” East, 100.00 feet:

6.	North 77°07’29” East, 150.00 feet:

7.	South 74°26’31” East, 105.98 feet:

8.	South 52°21’31” East, 273.77 feet:

9.	South 53°50’09” West, 362.88 feet:

10.	North 36°15’31” West, 97.00 feet:

11.	South 70°29’29” West, 139.00 feet:

12.	South 47°09’29” West, 165.00 feet:

13.	South 28°52’59” West, 184.51 feet:

14.	South 33°36’59” West, 79.54 feet to the POINT OF BEGINNING

CONTAINING 6.3029 ACRES. Subject to legal highways and easements of record.

The above described 36.1313 acre tract is a consolidation of Parcels 0018, 0017, 0033, 0041, 0049, 0075, 0019, 0020, 0053, 0021, 0022, 0023, 0024, 0043, 0047, 0031, 0034 and 0044 as platted in Book 500, Page 460 of the Hamilton County Auditor’s Office.

THE ABOVE PARCELS, KNOWN AS PARCELS IV, V, AND VI, ARE MORE PARTICULARLY DESCRIBED IN THAT CERTAIN CONSOLIDATION PLAT FILED ON FEBRUARY 22, 2011 IN THE HAMILTON COUNTY ENGINEER’S OFFICE, AND BEING MORE FULLY DESCRIBED AS FOLLOWS:

EXHIBIT A continued…

Situated in Bennett Tompkins Military Survey No. 395, Anderson Township, Hamilton County, Ohio and being more particularly described as follows:

COMMENCING at a set MAG nail at the northwest corner of Registered Land Certificate No. 81474, said MAGP nail being in the south line of Kellogg Avenue as now constructed, the following three (3) courses:

1.	South 89°37’31” West, 79.03 feet to a set MAG nail:

2.	North 81°24’08” West, 59.13 feet to a set iron pin:

3.	North 74°06’56” West, 699.38 feet to a set iron pin and the POINT OF BEGINNING:

Thence leaving said Kellogg Avenue, as now constructed, along the west line of a tract conveyed to PNK (Ohio), LLC as recorded in O.R. 11641, Pg. 2205 of the Hamilton County Recorder’s Office, the following three (3) courses:

1.	South 50°08’48” West, 1157.17 feet to a set iron pin:

2.	North 70°51’12” West, 263.00 feet to a set iron pin:

3.	South 50°08’48” West, 350.50 feet to a set iron pin in the north bank of the Ohio River;

Thence along said north bank of the Ohio River, the following seven (7) courses:

1.	North 70°36’12” West, 673.70 feet to a set iron pin:

2.	North 80°21’12” West, 260.00 feet to a set iron pin:

3.	North 70°21’12” West, 363.00 feet to a set iron pin:

4.	North 70°06’12” West, 179.00 feet to a set iron pin:

5.	North 61°36’12” West, 610.00 feet to a set iron pin:

6.	North 60°36’12” West, 656.00 feet to a set iron pin:

7.	North 63°51’12” West, 150.50 feet to a set iron pin in the east line of a tract conveyed to Cincinnati Symphony Orchestra as recorded in O.R. 4289, Pg. 881 of the Hamilton County Recorder’s Office;

Thence along the east line of said Cincinnati Symphony Orchestra, North 52°26’48” East, 1570.58 feet to a set MAG nail in the south line of aforesaid Kellogg Avenue as now constructed;

Thence along the south line of said Kellogg Avenue, as now constructed, the following four (4) courses:

1.	South 65°36’36” East, 758.17 feet to a set iron pin:

2.	South 66°11’26” East, 1429.34 feet to a set iron pin:

3.	South 68°05’58” East, 790.29 feet to a set iron pin:

4.	South 74°06’56” East, 77.44 feet to the POINT OF BEGINNING.

CONTAINING 98.3178 ACRES. Subject to legal highways and easements of record.

The above described 98.3178 acre tract is a consolidation of Parcels 0027, 0028 and 0029 as platted in Book 500, Page 460 of the Hamilton County Auditor’s Office.

EXHIBIT B

PROJECT SCHEDULE

TO BE PROVIDED WITH AMENDMENT 1

EXHIBIT C

CONTRACTOR’S PERSONNEL

TO BE PROVIDED WITH AMENDMENT 1

EXHIBIT D

CONTRACTOR’S OWNED EQUIPMENT

WITH RENTAL RATES

TO BE PROVIDED WITH AMENDMENT 1

EXHIBIT E

DRAWINGS & SPECIFICATIONS

TO BE PROVIDED WITH AMENDMENT 1

EXHIBIT F

THE WORK WITH EXCEPTIONS

TO BE PROVIDED WITH AMENDMENT 1

EXHIBIT G

GMP PREMISES & ASSUMPTIONS

TO BE PROVIDED WITH AMENDMENT 1

EXHIBIT H

CONDITIONAL WAIVER & RELEASE OF

LIEN UPON PROGRESS PAYMENT

CONDITIONAL WAIVER AND RELEASE

UPON PROGRESS PAYMENT

STATE OF OHIO

COUNTY OF HAMILTON

Upon receipt by the undersigned of a check from PNK (Ohio), LLC in the sum of $                      payable to                                                       and when the check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to release any mechanic’s lien, stop notice, privilege, claim or bond right the undersigned has on the job of the River Downs Expansion Project, Project#                  Project Description                         , located at                                                                           to the following extent.

THIS RELEASE COVERS A PROGRESS PAYMENT FOR LABOR, SERVICES, EQUIPMENT OR MATERIALS FURNISHED TO PNK (OHIO), LLC THROUGH                                  ONLY, AND DOES NOT COVER ANY RETENTIONS RETAINED BEFORE OR AFTER THE RELEASE DATE. BEFORE ANY RECIPIENT OF THIS DOCUMENT RELIES ON IT, SAID PARTY SHOULD VERIFY EVIDENCE OF PAYMENT TO THE UNDERSIGNED.

DATED this                  day of                         , 201    .

Contractor:
By:
Title:

Sworn and subscribed before me,

Notary, this                  day of                         , 201    .

                                                             , NOTARY PUBLIC

EXHIBIT I

UNCONDITIONAL WAIVER & RELEASE

OF LIEN UPON PROGRESS PAYMENT

UNCONDITIONAL WAIVER AND RELEASE

UPON PROGRESS PAYMENT

STATE OF OHIO

COUNTY OF HAMILTON

The undersigned has been paid and has received progress payments totaling $                      for labor, services, equipment or materials furnished to PNK (Ohio), LLC for the River Downs Expansion Project, Project#                                      Description                                         , located at                                                      , and does hereby unconditionally release any mechanic’s lien, privilege, stop notice and claim upon any bond and rights thereto that the undersigned has on the above referenced job for any and all materials and work furnished on or before the date of                             ,except for the following claims:

.

The undersigned does hereby represent and warrant that the undersigned has or will fully pay for all labor, services, equipment and materials, any and all union, welfare, pension, vacation or other contributions or benefits required to be made on account of the employment of such laborers and mechanics so provided by the undersigned and does hereby agree to indemnify and hold each of the foregoing, the Project, work of improvement and real property, free and harmless from any and all claims or liens arising or resulting from any non payment of any of the foregoing through the date indicated herein.

THIS RELEASE COVERS A PROGRESS PAYMENT FOR LABOR, SERVICES, EQUIPMENT AND/OR MATERIAL FURNISHED TO PNK (OHIO), LLC THROUGH THE ABOVE REFERENCED DATE ONLY AND DOES NOT COVER ANY RETENTION OR ITEMS FURNISHED AFTER SAID DATE OR THE CLAIMS REFERENCED ABOVE.

DATED this                  day of                         , 201    .

Contractor:
By:
Title:

Sworn and subscribed before me,

Notary, this                  day of                         , 201    .

                                                             , NOTARY PUBLIC

EXHIBIT J

CONTRACTOR’S CERTIFICATE

CONTRACTOR’S CERTIFICATE

TO: PNK (Ohio), LLC (“Owner”) and each of its members, officers, partners, employees and agents and their respective successors, assigns and personal representatives.

RE: River Downs Expansion Project

Application For Payment No.

Application For Payment period ending:

The undersigned                                                  , hereby warrants, certifies, and represents as follows:

1. All Work performed to date is free of any errors, omissions or negligent acts and has been performed and completed in accordance with the Contract Documents.

2. That all due and payable bills with respect to the Work have been paid to date or are included in the amount requested in the above-referenced Application For Payment, and there is no basis for the filing of any mechanics’, materialmens’, or laborers’ lien or claim or any other lien, privilege, notice or claim on the Work or any of Owner’s property.

3. That, subject to resolution of the matters and corresponding amounts which are expressly set out and identified in writing as a Disputed Claims Amount as set forth below, the amount claimed by the undersigned as owed by Owner as set forth below (the “Amount Owed”), constitutes the entire value of all Work performed and services rendered (which includes, without limitation, all labor, material and equipment furnished and all other services which would entitle any person to any lien) in value of $                  by, through or under the undersigned with respect to the Project (and not heretofore paid for) up to and including the period covered by the above-referenced Application for Payment.

4. The above-referenced Application For Payment includes all Work related to known disputed claims, if any, timely given to Owner in writing in accordance with the Guaranteed Maximum Price Construction Services Agreement between Owner and Contractor dated as of                         , 2013 (“Agreement”), the aggregate amount of which is set forth as the “Disputed Claims Amount” below and is described in more detail on a separate sheet attached hereto).

5. That no request has been made for payment of amounts the undersigned does not intend to promptly pay to a Contractor, Subcontractor or Vendor because of a dispute or other reason. That there are no mechanics’, materialmens’, or laborers’

liens, claims, or any other liens, privilege, notice or claims of any kind (other than those claims expressly identified as Disputed Claims Amount on the attached Application For Payment), outstanding or known to exist relating in any way to the Work or the Project.

6. That, subject only to payment to the undersigned of any Amount Owed pursuant to the above-referenced Application For Payment attached to this Contractor’s Certificate, the undersigned has been paid all amounts owed to it under the Agreement and Contractors, Subcontractors and Vendors engaged or employed by the undersigned will have been paid all amount due to them (except for any Disputed Claim Amounts as noted in this Certificate).

7. All conditions to payment to Contractor for the above-referenced Application For Payment have been satisfied and no reason for withholding of such payment as set forth in the Contract exists.

8. That all Work covered by the above-referenced Application For Payment has been incorporated into the Project and title thereto has passed to Owner, or, in the case of material and equipment stored at the site of the Project or at some other location previously agreed to by Owner, title will pass to Owner upon receipt of the Amount Owed by the undersigned, in each case free and clear of all liens, claims, security interests or encumbrances (subject only to those amounts requested as deposits in accordance with the Agreement).

9. That no Work covered by the above-referenced Application For Payment has been acquired subject to any agreement under which interest therein or an encumbrance thereon is retained by the seller or any other person.

10. The undersigned is not aware of any errors in the information contained in the above-referenced Application For Payment.

Executed as of this the                  day of                         , 201    .

Amount Owed as of the end of the period	Contractor:
Covered by the above-referenced Application	By:
For Payment:	Its:

$

Disputed Claims Amount included

within Amount Owed, if any:

$

EXHIBIT K

TECHNICAL STUDIES & REPORTS

DOCUMENTS INCORPORATED BY REFERNCE:

1.	Geotechnical Engineering Report as prepared by Terracon Consultants, Inc. dated September 11, 2012.

2.	Geotechnical Engineering Report Addendum No. 1 as prepared by Terracon Consultants, Inc. dated December 7, 2012. Terracon Project # N1125153.

EXHIBIT L

PERMITS, APPROVALS & ENTITLEMENTS

NONE AT THIS TIME

EXHIBIT M

UNCONDITIONAL FINAL WAIVER

& RELEASE UPON FINAL PAYMENT

UNCONDITIONAL WAIVER AND RELEASE

UPON FINAL PAYMENT

STATE OF OHIO

COUNTY OF HAMILTON

The undersigned has been paid in full for all labor, services, equipment or materials furnished to PNK (Ohio), LLC on the job of the River Downs Expansion Project, Project#                     Description                                     , located at                                              , and does hereby waive and release any and all rights to a mechanic’s lien, stop notice, privilege, claim or any right or claim against a labor and material bond on the foregoing job.

DATED this                  day of                         , 201    .

Contractor:
By:
Title:

Sworn and subscribed before me,

Notary, this                  day of                         , 201    .

                                                             , NOTARY PUBLIC

EXHIBIT N

CONTRACTOR’S PROJECT CONSTRUCTION

SAFETY & HEALTH GUIDELINES

River Downs

Cincinnati Ohio

Site Specific Safety Plan

(January 15, 2013)

1.0 Purpose	7
2.0 Scope	7
3.0 Policy Statement	7
3.1 Yates Philosophy	7
3.2 Incident-Injury Free Culture	7
3.3 Continuous Improvement	7
3.4 Roles and Responsibilities	8
4.0 Administration	10
4.1 Project Notices and Posting Requirements	10
4.2 Employee Training /Orientation	10
4.2.1 Training Documentation	10
4.2.2 Training Instructors	10
4.2.3 Training Time Duration	10
4.2.4 Training Information Retention Assessment	11
4.2.5 Additional Training	11
4.2.6 Training Documentation	11
4.2.7 Superintendent Orientation	11
4.2.8 OSHA 300 Log	12
4.3 Safety Meetings (Tool Box Meetings)Daily—Weekly	12
4.3.1 Daily Tool Box Meetings	12
4.3.2 Weekly Safety Meetings	12
4.3.3 Supervisory Roles and Responsibilities for Safety Meetings	12
4.4 Pre-Job Safety Plan	12
4.4.1 Safety Task Assessment (STA)	13
4.4.2 Safety Task Assessment (STA)—Risk Assessments	13
4.4.3 Self Assessment Checklist (SAC)—(See Forms)	15
4.4.4 Site Specific Risk Assessment	16
4.4.5 Yates Permitting System	16
4.4.6 Permit Signatory Requirements	17
4.5 Disciplinary Program	17
4.6 Pre-Placement Physical Examinations/Drug—Alcohol Testing	19
4.6.1 Drug and Alcohol Testing	19
4.7 Medical Treatment Services	24
4.7.1 Medical Case Management	24

4.7.2 Local Medical Facility	24
4.7.3 Medical Monitoring	24
4.8 Emergency Action Planning	24
4.8.1 Weather Planning	25
4.9 Regulatory Compliance Inspections	26
4.10 Competent Person Designation	26
4.11 Employee Reported Hazards	26
4.12 Safety Conscious Work Environment	27
Policy Statement:	27
Policy Intent:	27
Applicability:	27
Implementation:	27
4.13 Investigations	28
4.13.1 Incidents / Employee Injuries Outside Physical Project	28
4.14 Area Safety Manager Inspections	28
4.15 Weekly Superintendents Audit	28
5.0 Office Safety	29
5.1 Basic Rules and Practices	29
5.1.1 Emergency Control	34
5.2 Job Visits by Office Personnel / Vendors / Third Party	36
6.0 Personal Protective Equipment	36
6.1 Eye and Face Protection	37
6.2 Head Protection	38
6.3 Respiratory Protection	40
7.0 Operations / Work Practices	40
7.1 Basic Safety Rules	40
7.2 Hazard Warnings / Barricades	42
7.3 Confined Space Entry	43
7.4 Assured Grounding	47
7.5 Electrical Equipment and Tools	49
7.6 Power Tools and Equipment	50
7.7 Energy Isolation Control (EIC)	56
7.8 Excavation	58
7.9 Abrasive/Hydro Blasting/Pressure Washing	62
7.10 Housekeeping	64

7.10.1 Scheduled pick-up	64
7.10.2 Waste Containers	65
7.11 Oxy-Fuel Cutting / Heating—Compressed Gas Cylinders—Welding	65
7.11.1 Welding	69
7.12 Rigging Practices	74
7.13 Material Handling, Storage, and Transportation	76
7.14 Ladders	78
7.15 Scaffolding	80
7.15.1 Scaffolding Competent Person	80
7.15.2 Personnel Requirements	81
7.15.3 Scaffolding Material/Pre-erection Inspection Requirements	81
7.15.4 Erection Requirements	81
7.15.5 Scaffolding Inspection and Tagging System	83
7.16 Floors / Grating Openings	83
7.17 Line/Flange Breaking	84
7.18 Elevated Work	85
7.19 Night Work	86
7.19.1 Lighting Requirements	87
8.0 Occupational Health & Environmental Controls	87
8.1 Hazard Communication	87
8.1.1 Material Safety Data Sheets	87
8.1.2 Labeling	88
8.1.3 Employee Training	88
8.1.4 Informing Other Employers	89
8.1.5 Non-Routine Tasks	89
8.2 Blood Borne Pathogens	89
8.3 Drinking/Potable Water and Eating Facilities	90
8.3.1 Eating Facilities	90
8.4 Sanitary Facilities	90
8.5 Heat and Hot Working Conditions	90
8.6 Hearing Protection Program	91
8.7 Breathing Air Quality and Systems	92
8.7.1 Breathing Systems Using Air Cylinders	92
8.7.2 Employee Training	93
8.7.3 Emergency Rescue	93

8.8 Radiation / Radiographic Control	93
9.0 Mobile Equipment	94
9.1 Cranes, Derricks, Hoists, Conveyors, and Aerial Lifts	94
9.1.1 Operators of Material Handling Equipment	95
9.1.2 Cranes and Derricks	96
9.1.3 Hammerhead Tower Cranes	98
9.1.4 Hydraulic Cranes	98
9.1.5 Crane Suspended Work Platform	101
9.1.6 Personnel Hoists—Fixed	101
9.1.7 Aerial Work Platforms—Requirements	101
9.1.8 Aerial Work Platform (JLG Type)	102
9.2 Pre-Operational and Daily Inspections	103
9.3 Pre-Operational Inspection	103
9.4 Daily Inspection	106
9.5 Mobile Crane Training and Qualifications	106
9.6 Mobile Crane Operations and Practices	107
9.7 Operator / Superintendent Responsibilities	107
9.8 Lifting Consideration and Requirements:	108
9.9 Crane Requirements	109
9.10 Man Basket Requirements	110
9.11 Use of Man Baskets	111
9.12 Testing and Inspecting	111
9.13 Safe Work Practices	111
9.14 Appointment and Duties of Specific Personnel	112
9.15 Man Basket Review / Approval Package	112
9.16 Critical Lift Form	112
9.16.1 Aerial Lifts, Vehicle-Mounted Work Platforms	113
9.16.2 Inspection and Operator Test	114
9.17 Forklift Operations and Practices	115
9.17.1 Operator Qualifications, Training and Certification Requirements	115
9.17.2 Work Practices	115
9.17.3 General Operations	117
9.18 Motor Vehicle Operations and Practices	117
9.18.1 Personal Vehicle Entry	119
9.18.2 Construction Vehicles	119

9.18.3 Vehicle Requirements	119
9.18.4 Vehicle Practices	119
10.0 Fire Prevention & Protection	120
10.1 Fire Prevention	121
10.1.1 Flammable Liquids	121
10.1.2 Good Housekeeping to Prevent Fires	122
10.1.3 Safe Handling and Storage of Flammable & Combustible Material	122
10.1.4 Proper use of Fire Fighting Equipment	123
11.0 Environmental Controls	124
12.0 Warehouse, Shops & Storage Areas	124
12.1 Warehouse safety storage	124
12.1.1 Work Areas	125
12.2 Requirements for Shop Areas	126
12.3 Fabrication Shop	128
13.0 Cellular Control	128
14.0 Tower Cranes	129

1.0	Purpose

The purpose of this plan is to help provide all of our employees with an Injury/Incident Free Workplace.

2.0	Scope

Project is the relocation of an existing horse track, and construction of new grand stands and a casino. This will be accomplished by the demolition of existing horse track, select barns, tack rooms and jockey facilities, demolition of existing grandstand / administration building and parking lots. We will relocate the horse track, construct new barns and tack rooms. We will construct new cast in place grand stands supported by auger cast pile foundation. Construct new casino on concrete podium at main level supported by auger cast pile foundation. Two floors of structural steel will be on top of the concrete podium.

3.0	Policy Statement

Yates/Paric JV is totally committed to safety as the first and foremost consideration of the company. Yated/Paric JV believes that an incident and injury free job site is not only desirable but attainable through safe work practices and cooperation and input of all its employees and subcontractors.

Therefore, it is the policy of Yated/Paric JV that the company’s employees, subcontractors, site visitors, and general public not be exposed to known or recognized hazards or risks in accordance with accepted standards and practices of the construction industry. The supervisors of Yated/Paric JV and it subcontractors will direct, motivate and instruct their employees in safe and environmentally sound work practices throughout each work day. The employees shall comply with all safety rules & instructions of their supervisors and accept personal responsibility for their own protection and consequences of their actions.

3.1	Yated/Paric JV Philosophy

Yated/Paric JV fully supports and also believes that an injury and incident free work environment are the result of a culture where safety is a core value of the decision making process of each individual. This type of culture will thrive in an environment where performing tasks safely is the way we do business and not merely a requirement.

3.2	Incident-Injury Free Culture

Yated/Paric JV is fully committed to an incident-injury free work place. This is cultivated by the creation of an educated and informed work force through initial orientation, continuous training and improvement as well as demonstrated commitment by Yated/Paric JV supervision and management.

Behavioral modification is the key to successfully achieving an incident-injury free environment. This cultural foundation is created through correction and positive reinforcement, treating employees with dignity and respect and total commitment by leadership at all levels.

3.3	Continuous Improvement

Yated/Paric JV is committed to continuous improvement and is dedicated to providing all training for our employees to help achieve this.

3.4	Roles and Responsibilities

Project Superintendent

The Project Superintendent is responsible for the safety of all Yated/Paric JV personnel and equipment on the site. Superintendents are responsible for all equipment inspections, weekly audits, and documentation with copies to be kept on file in the safety office. The Project Superintendent is responsible for timely reporting of accidents and injuries, enforcement of all Company and OSHA safety rules, including disciplinary action for safety violations and implementing the site Emergency Action Plan.

Vice President of Safety

The Vice President of Safety shall consult with the Project Superintendent and management on all aspects of site safety compliance, inspections, training, equipment, OSHA standards, etc. and administers the Company safety policy. The Vice President of Safety shall assign field safety supervisors as needed on the site to assist with compliance of the Company safety program.

Superintendents / General Foreman

The Superintendents/General Foreman must:

Maintain a high level of safety awareness and demand the same of the employees under their supervision.

Observe their employees prior to starting work and throughout the shift to ensure that they are capable of performing the assigned work safely.

Take an active part in combining Safety policies with their daily work activities.

Complete an accident investigation immediately after an accident resulting in personal injury or property damage. This responsibility cannot be delegated to another supervisor or the Corporate Safety Department.

Foreman

Foreman must:

Insure that employees assigned to their crew(s) are not impaired in any way that would prevent them from safely performing their work assignment(s).

Observe and work closely with all new employees in the safe performance of their assignments.

Analyze the assigned task(s) for safety, occupational health and environmental hazards. Assure that each employee working on the assigned task(s) has received adequate instructions on the existing hazards associated with the work assignment.

Immediately remove any tool or piece of equipment from service that is known to be damaged or broken.

Employees

Employees must:

Familiarize themselves with the Company’s safety policies and procedures and obey them faithfully.

Analyze their assigned task(s) and their immediate work area to identify any existing hazards.

Plan their work with safety as their first consideration in the performance of their assigned task(s).

Immediately turn in any damaged or defective tools to their foreman for removal. Damaged or defective tools must never be used.

Report any unsafe conditions or injuries to their supervisor immediately.

Wear whatever person protective equipment necessary to prevent personal injury.

Visitors

All visitors must follow procedures established specifically for the worksite. They will be issued required equipment (i.e. hard hats, safety glasses, badges, etc.). All visitors will be required to abide by all safety rules & regulations of the project while visiting the site. Upon exiting the site, the visitor should return all PPE and the badge issued them.

Company Responsibilities

Yates/Paric JV takes the responsibilities as outlined in the Project Safety Standards seriously and assumes the following:

1. The Company employees are trained in the work practices necessary to safely perform their job duties.

2. The Company employees are instructed in the known potential fire, explosion or toxic release hazards related to their job duties and the process. They are also instructed in the applicable provision of the site specific emergency action plan on each job site. In the event that the facility owner makes a change in a process, upon notification, the Company will train its employees on the specifics of the change in the process.

3. The Company employees have received and understand the training that has been required by the OSHA standards applicable to all personnel. Appropriate records have been prepared containing the identity of each employee trained, the date of the training, and the means used to verify employee understanding.

4. The Company employee follows the safety rules of the facility including the safe work practices required by the site specific safety plan and the corporate safety manual.

5. The Company will inform the client of any unique hazard introduced on the client’s job site by the Company. The Company will report any hazards noticed while performing our work in the client’s facility.

4.0	Administration

4.1	Project Notices and Posting Requirements

At a minimum, the following will be posted in English and Spanish within the field office, contractor office and work area where applicable. These postings shall be located near the 1001 building.

4.2	Employee Training /Orientation

Before any employees will be allowed to begin working, all Yated/Paric JV employees shall complete the Orientation CD and pass the test. Other training will be provided as required. A passing grade is required to work in the YATED/PARIC JV SAFETY PROFESSIONAL facility.

4.2.1	Training Documentation

Yated/Paric JV will retain a copy of all training documents at the job site or in a training file retained in the Corporate Safety Department. Other documentation for personnel requiring competency level documentation may be required during the pre-employment process (i.e. NCCCO Certification, Welding Certification, and CDL).

At a minimum, employees will have completed an accredited OSHA 10 or 30 Hour Course or will attend the course within 6 months of their initial employment.

4.2.2	Training Instructors

All trainers/instructors will be authorized OSHA 500 instructors or persons designated to conduct specific training by a member of the Corporate Safety Department.

4.2.3	Training Time Duration

Training duration for subject matter will be set in accordance with the OSHA 500 Instructors course recommendations. This time is typically a 1 hour overview of a general topic or a 2 hour minimum for a specific or specialized training on a single topic (i.e. Lockout/Tag-out, Confined Space Entry Supervision, Trenching & Excavation, etc.)

After each training session has been completed, a competency test will be administered. Minimum passing score on the test will be 90%. Those persons failing to pass will have to repeat the training at a later date. Examples of recommended training time durations are noted for personnel attending:

•	Basic Orientation—1.5 days

An orientation in Spanish will be held as needed. An advanced notice of at least 5 days is required. It is unacceptable to be a “no show” at orientation.

•	Fall Protection

•	Confined Space Lock Out/Tag Out

•	Trenching and Excavation

•	Hazardous Communication Training

•	Fire Watch

•	1st Aid / CPR / AED

•	Night Work

•	Safety Task Analysis (STA) and Self Assessment Checklist (SAC)

•	DBO2

•	Behavioral Based Safety

•	Other training as required

4.2.4	Training Information Retention Assessment

Employee competency will be evaluated by use of standardized basic competency testing. Where applicable, Yated/Paric JV will utilize pictorial format and orally administered testing to determine competency and qualifications. Each test administered will be utilized to determine if the person has the minimum level of skills required to perform the job for which they are applying. Minimum passing score on the test will be 90%. Personnel who pass the test, but have deficiencies in specific areas of the test, may be scheduled for training to improve their skills in the deficient areas. These employees will be retested at a later date. All testing and training will be retrained by Yated/Paric JV in the Corporate Safety Department and maintained in a matrix electronically.

4.2.5	Additional Training

At anytime, employees may be required to attend additional training. Recommendations for additional training can be based on a single non-compliance act, lack of employee knowledge, results from an incident investigation, etc. Recommendations can be for specific additional training in one area of deficiency or may be a broad based or general overview. Additional training may be required to begin immediately or may be recommended to begin as soon as practical. The determination for time and depth of training will typically depend on the severity of the infraction or by the level of risk the employee is at or creates by their actions.

4.2.6	Training Documentation

All hard copies of training records will be kept in the training files by the Yated/Paric JV Corporate Safety Department.

4.2.7	Superintendent Orientation

Superintendents will be required to attend training sessions to emphasize their roles, responsibilities and accountability. Emphasis will be placed on “leading by example,” the importance of employee involvement, treating others with dignity and respect, and basic behavioral modification skills.

4.2.8	OSHA 300 Log

The Yated/Paric JV Site Safety Manager will maintain a site specific OSHA 300 Log for its employees on site. The summary information on the OSHA 300 Log shall be posted for all employees to review. No additions or deletions are allowed.

4.3	Safety Meetings (Tool Box Meetings) Daily—Weekly

The Yated/Paric JV Safety Department will provide safety resource material to all foremen and supervisors as requested. The resource material provided will pertain to and be appropriate for each individual crew’s current work activity. The foremen/supervisor or other member of site management will utilize the resource material to prepare and effectively communicate with his/her crew how to reduce or eliminate risk in the workplace.

4.3.1	Daily Tool Box Meetings

The foremen/superintendent or other member of site management will conduct daily Safety Meetings with their crew during the first period of the work day immediately prior to commencement of the workday. Foremen/supervisor or other member of site management will document the topic of discussion, meeting time, and name of attendees. Attendance by the crew is mandatory. The daily tool box meetings will be forwarded to the Yated/Paric JV Corporate Safety Department each week.

4.3.2	Weekly Safety Meetings

Yated/Paric JV Corporate Safety Department will provide materials of discussion for each week. The Yated/Paric JV Corporate Safety Department will also provide information of incident trending that is pertinent for review and discussion. Weekly safety Meeting will be held during the first period of the workday before work commences, or on random workdays of the week. Random workdays throughout the week are preferred. Meetings will be documented on a Safety Meeting Form, held by the foremen/superintendent or his/her designee, reflect time of meeting, topic of discussion, issues of concern and attendees names. All weekly meeting forms will be forwarded the same day to the Yated/Paric JV Corporate Safety Department for review, follow-up and filing. Items requiring follow-up will be assigned to an individual and given a target date for response or completion.

4.3.3	Supervisory Roles and Responsibilities for Safety Meetings

Management and supervisory staff will be required to attend a minimum of one crew safety meeting each week. Their role in the safety meeting is to listen and observe for assurance that the presentation provided is supportive of an Incident/Injury Free culture.

Management and supervisors will also be responsible for follow-up on outstanding items that were presented in previous daily and weekly safety meetings.

Management and supervisors will also be provided a matrix of employees by name, crew and date they failed to attend daily or weekly safety meetings.

4.4	Pre-Job Safety Plan

Pre-Job Safety Planning is intended to be only part of the process that cultivates an Incident/Injury Free Workplace. However, it is recognized that work activities and field conditions will be constantly changing, therefore, review and modification of the Pre-Job Site Safety Plan is likely to occur.

Pre-Job Site Safety Planning provides recognition of known and existing hazards. Each member of the Yated/Paric JV team will be encouraged to provide input for creating a safe workplace. Everyone’s viewpoint and comments is a valuable asset to the creation of an Incident/Injury Free Workplace.

4.4.1	Safety Task Assessment (STA)

Before work is to commence, a Job Safety Analysis (JSA) must be completed by the superintendent. JSAs are to be considered task specific and shall be reviewed as part of the Safety Task Assessment (STA).

4.4.2	Safety Task Assessment (STA)—Risk Assessments

STA’s will be used by Yated/Paric JV employees to identify and create discussion on the particular work assigned to the crew for that day. STA’s analyze the work and identifies specific recognized hazards. Employees will be encouraged to participate in STA discussions and provide management/supervisors with additional ideas that can be incorporated into the STA. The end result of involvement by employees will be the creation of a better STA and ultimately a safe workplace.

Purpose:

Safety Task Assessment (STA) pamphlets are filled out before any given task is performed. It is to be utilized to allow each employee or crewmember a chance to provide input by the Superintendent or his/her designee soliciting comments or suggestions from the employee(s). This process also allows the Superintendent or his/her designee an opportunity to evaluate the crew members for any abnormal behavior; for example: (not focused on task at hand or impairment from alcohol or drugs).

Responsibility:

Safety Task Assessment (STA) pamphlets are to be filled out by the Superintendent or his/her designee who is in charge of a group or crew of other employees prior to an assigned task being performed.

Date:

The current date that task is performed.

Supervisor:

This is the Superintendent or his/her designee in charge of crew performing task.

Time:

This will be the time that task is performed and is to include the start of doing the STA.

Work Location:

This would be the exact location that task is to be performed. (Example would be 13th floor, room number 1304)

Job Name:

The actual name of the project is to be used.

(Note: When applicable reference to fall protection below “Job Name” is intended to remind Superintendent or his/her designee that they are to personally check each employee’s fall protection prior to task starting).

Supervisor Signature:

This is where the Superintendent or his/her designee in charge of crew would sign.

Employee signatures at beginning of shift:

This is where each employee signs before each task starts indicating that they have given their input into STA preparation and that they understand hazards associated with the performance of task and what type of PPE if any is required for guarding them against the hazards associated with task performance.

General Safety, PPE Required, Fall Protection, Electrical, Ladders/Scaffolds, Material Handling, Permits, Welding/Burning, and Steel Erection:

Any items that would require a “yes” answer require discussion by the Superintendent or his/her designee with members of the crew performing task prior to task being performed. This is to insure that all members of the crew understand the task to be performed, the hazards involved, the proper personal protective equipment to be sued, and that tools and equipment to be used are all in safe operable condition.

List the tasks and hazards that are expected today:

This space is provided to list out each task that the crew is to perform during the shift and provides a means to list out the hazards related to performance of assigned tasks.

How will you eliminate or control hazards?

Now that hazards have been identified by filling out the above section, this space is to be used to prepare a plan of action for controlling hazards or eliminating them.

POST SAFETY TASK REVIEW

This portion of the Safety Task Assessment is provided for the Superintendent and his/her designee to review the events of the day as it relates to the tasks that have been performed. If there have been any near his reported during the shift in relation to the task being performed, then they need to be described here so that the “Near Hit Report” can be completed.

Any problems encountered during completion of task are to be noted so that planning can be done better prior to the task being performed the next time. Special attention is given to any safety related problems or unforeseen hazards.

Was the work area cleaned at the end of the shift? This will reduce the possibility of hazard exposures being left for other employees who may be working in the area the next time. Any miscellaneous items should also be noted for future consideration.

It is required that the Superintendent and his/her designee sign the report in the spaces provided to insure that each has been given an opportunity to review the report. This also provides for accountability for the completion of the task and the assessment.

4.4.3	Self Assessment Checklist (SAC)—(See Forms)

Instructions on how to fill out an SAC:

INSTRUCTIONS FOR THE COMPLETION

OF THE

SELF ASSESSMENT CHECKLIST (SAC)

Purpose:

The Self Assessment Checklist is intended to be used to provide an employee a checklist or guide for them to insure that they have the proper personal protective equipment necessary for performing an assigned task given to them by the Superintendent or his/her designee. It takes into account that the individual employee may be required to perform multiple tasks during the day, hence the AM, PM, NA check off blocks. It also provides for the Superintendent and his/her designee an opportunity to receive input from the individual employee about the safety process and to respond to the information provided.

Responsibility:

It is the responsibility of the individual employee to fill out the Self Assessment Checklist each day and then insure that it is left with the Superintendent or his/her designee.

Note: The preferred policy is for each employee to sign this card. However, if the situation dictates, the Superintendent or his/her designee may sign for a maximum of five employees. In this condition the employees’ names need to be listed on the card and the superintendent or his/her designee must initial in the Superintendent/Foreman Follow-up page indicating that the employees have been appropriately briefed.

Front Page:

The employee must print his/her name in the Employee(s) blank. There is to be a brief description of the work/task being performed. The blank for the name of the Superintendent or his/her designee must be completed.

Checklist Personal Protective Equipment:

Any items that are applicable to the task that the employee is performing must be completed. This is broken down into an AM or PM time frame. This allows for the employees to indicate PPE used in the morning or the afternoon, as the tasks being performed may change as the shift progresses.

Work Area Assessment:

The employee is required to initial this section prior to turning it in. This section allows the employee to relate any concerns that he/she may have as to the conditions of the area, means to exit in the case of an emergency, and adequate lighting, and the tools/equipment necessary to perform the work safely.

Process Assessment:

This section of the SAC provides the employee the tool to request another Safety Task Assessment if they feel that work place conditions have changed or they have been given a new task to perform.

4.4.4	Site Specific Risk Assessment

Where feasible, a Site Specific Risk Assessment will be developed for each Yated/Paric JV job and the intended scope of work. All foreseen Site Specific Risk Assessments will be prepared before work commences.

A Site Specific Risk Assessment will involve the necessary personnel to thoroughly and accurately identify the specific high hazard task and the steps to mitigate or eliminate the foreseeable risk. Personnel involved in a Site Specific Risk Assessments may include management Safety personnel, supervisors and field personnel.

•	Work Step Activities

•	Risk from Work Step Activities

•	Risk mitigation Steps Executed

4.4.5	Yated/Paric JV Permitting System

When appropriate, a Yated/Paric JV permitting system will be utilized for the following types of work:

•	Excavation

•	Confined Space

•	Hot Work

•	Energy Isolation (Mechanical and Electrical)

•	Radiography

•	Grating removal or Hole opening above grade

•	Scaffolding using the Scaffolding-Tag System Permit

•	Crane Suspended Man-Basket

•	Hydro/Abrasive Blasting/Spraying

Permits may need to have carbon copies with different colors representing the different types of permits. Each permit will have holes for hanging the permit in the field on rings. Weather-resistant sleeves will be utilized where the permit copy may adversely be affected by weather elements.

4.4.6	Permit Signatory Requirements

Prior to personnel affixing their signatures to any Permit, a physical review of the field area must be completed. A full explanation of the assigned task being permitted will be given to all parties involved, including a review of STA/JSA and other potential risks. After the field review has been completed, superintendent/foremen and employees working under the permit shall sign the permit acknowledging that the permit controls are understood, accepted and established for the duration of the permit. All permits must be signed off by YATED/PARIC JV SAFETY PROFESSIONAL PRIOR to work beginning.

4.5	Disciplinary Program

As a part of the initial training and orientation, employees will be made aware of the steps in disciplinary action and informed that the application of disciplinary action will be timely, fair, and consistent. Disciplinary action for minor infractions typically will result in application of the first step which is a verbal warning by the immediate supervisor.

First Step: The supervisor will document the verbal warning and forward to human resources for filing.

Second Step: Disciplinary action for repeated minor violations and more serious single violations will typically result in a written warning that will be signed by the employee, and may include terms of probation. The written warning will be filed with Human Resources.

Third Step: any other violation during a term of probation may lead to immediate termination or a single infraction of any of the following listed offenses:

The following is a representative, but is not an exclusive list, of the kinds of conduct that can result in disciplinary action. Violation of any one of the following offenses will result in discipline, which may be a verbal warning, written warning, or immediate termination, depending upon a number of factors surrounding the violation.

A.	Failure to call in or report an absence to the foreman or Superintendent the day the absence begins.

B.	Tardiness or absenteeism.

C.	Stopping work early or leaving the work area before quitting time without the Superintendent or foreman’s permission.

D.	Low production or poor quality work.

E.	Failure to use good housekeeping practices. Failure to use on-site sanitation facilities provided.

F.	Abusive, negligent or unauthorized use of any machine or equipment. Breakdowns and malfunctions must be promptly reported to a superintendent or foreman.

G.	Operating, tampering, or improper use of company machinery or hand tools or equipment of any type without proper training or certification.

H.	Dishonesty, including intentionally falsifying company records or making false statements, when applying for employment, or falsification of any company record or document.

I.	Destruction, abuse, removal or attempted removal of property or materials of the Company for another employee.

J.	Failure to report for work or call in for two consecutive days.

K.	Threatening, coercing, intimidating or provoking employees or retaliating or fighting with others.

L.	Disruption of the work force and failure to work cooperatively with other employees on site.

M.	Bringing firearms or other dangerous weapons on to the jobsite or handling firearms or other dangerous weapons in a threatening manner.

N.	Sexual or other harassment of any kind.

O.	Violation of drug and/or alcohol policy.

P.	Failure or refusal to cooperate in an investigation.

Q.	Insubordination, disrespect of a supervisor, or the refusal by any employee to follow a superintendent or foreman’s instructions.

R.	Violation of company’s policies on solicitation or distribution.

S.	Disclosure of company’s trade secrets or confidential information.

T.	Failure to wear assigned safety equipment or failure to abide by company safety rules and policies.

U.	Any other form of misconduct, including horseplay and gambling. V. Refusal to work at other sites or projects.

W.	Repeated minor violations of the same of differing nature whereby future judgments of the employee would be questionable.

X.	Violation of the 100% Fall Protection Policy.

Y.	Violation of the Permit to Work (PTW) Procedures.

Z.	Construction vehicle operator backing up a vehicle in the construction area without the use of an audible back-up alarm, and/or signalman for support.

AA.	Deliberate destruction, alteration, or bypass of safety equipment.

BB.	Blatant, deliberate disregard for any project policy or procedure.

CC.	Any aspect where the incident is viewed as so outside of Reasonable Action/Project or Industry Practice that the future judgments by the employee would be questionable.

The disciplinary procedures outlined above express The Company’s (Yated/Paric JV) aspirations with respect to disciplinary procedures. However, the Company reserves the right to administer discipline greater or less than outlined above as it sees fit. The procedures outlined above should not be viewed as limiting The Company’s discretion with respect to the administration of its disciplinary policy. Nor should this policy be viewed as altering The Company’s right to terminate employment at will. Finally, nothing herein should be considered as creating a contractual obligation on the part of The Company to administer discipline in any particular form or sequence

4.6	Pre-Placement Physical Examinations/Drug—Alcohol Testing

4.6.1	Drug and Alcohol Testing

Prior to a job offer being extended to a prospective employee, he/she must submit to Drug and Alcohol Testing. Testing will be conducted at a local medical care center or physicians office.

Test results must indicate a non-detectible level for any drugs or alcohol for which is being screened. A certified medical doctor must provide a statement that individuals are fit for duty and their condition is under control or they will not be employed if they have any of the following:

•	Person is presently under medical directions, physical therapy or taking mood altering or physically altering medications.

•	Person is under treatment for epileptic seizures, either Jackson or Grand Mal.

•	Equipment operators presently under diabetic medication and conditions which leads to instances of instability.

•	Personnel who have lost sight in one eye and now rely on full sight from the remaining eye.

•	Personnel with limited use of an arm/hand/thumb/leg or foot.

•

Crane operators of all size cranes will comply with the OSHA regulations as it pertains to required physicals and medical examinations, including eye examinations, including color blindness prior to commencing work as a crane operator.

•

Personnel who as a part of their job will be required to wear respiratory protection, must comply with the OSHA Regulations as it pertains to physical, medical testing and fit for duty certification, prior to donning respiratory protection.

The intention of Yated/Paric JV is to provide a safe work environment for employees and to protect the public safety and Yated/Paric JV property. Prohibited items and substances have been determined to be a threat to those goals.

Also, there is mandatory drug testing for employees involved in any of the following situations:

•	Any employee injured who requires greater than first aid treatment;

•	Any employee involved in an incident which results in damage in excess of $100 to property,, machinery and/or equipment;

•	Any employee involved in an accident which results in personal injury to another employee or non-employee.

The drug test is to be conducted as soon as possible after any of the above occur and should never be later than the end of the work shift.

I.	General—The use, possession, transfer, manufacturing or storage of prohibited drugs or alcohol or drug paraphernalia by an employee of Yated/Paric JV while on Company property, on any job site, while performing Company work for or while in Company vehicles is strictly prohibited. Employees are prohibited from working, being on Company premises or operating Company vehicles at any time, while under the influence of or impaired by alcohol or drugs. A positive drug test, in itself, shall constitute a violation of this policy and result in rejection of an applicant and be cause for discharge of an employee. Alcohol testing will include the measurement of the amount of alcohol present in the employee’s body. If the alcohol level is sufficient to indicate impairment or being under the influence, the employee will be discharged. Compliance with this policy, including consent to searches and drug and alcohol tests, is a condition of employment.

II.	Definitions

a.	Drug—A drug is any chemical substance that produces physical, mental, emotional or behavioral change in the user.

b.	Prohibited Drug—A prohibited drug is any drug which the use, possession, transfer or storage thereof is illegal, or any other unauthorized drug, including, but not limited to, inhalants and prescription drugs used for any other reason than a legitimate medical purpose.

c.	Paraphernalia—Paraphernalia is any item typically used for the administering, transferring or storage of a prohibited drug.

d.	Drug Test—A chemical analysis of a hair, blood or urine specimen for prohibited drugs.

e.	Alcohol Test—A quantitative analysis for alcohol in the body. Screening tests may be by saliva test, blood or breathalyzer test.

III.	Administration—Implementation of the drug policy is the responsibility of all management and supervisory personnel. Yated/Paric JV reserves the right to amend or modify this policy and its related procedures at any time. Periodically, employee safety meetings will be dedicated to the subject of the “Drug and Alcohol Policy.” These safety meeting will be used to educate employees on the hazards of drugs and alcohol in the workplace and communicate this policy and its guidelines to employees.

IV.	Enforcement—Enforcement of the drug and alcohol policy will be accomplished through the following methods:

a.	Drug and alcohol Testing

i.	Pre-employment Drug Test—Offers of employment by Yated/Paric JV are subject to each applicant testing negative upon drug testing.

ii.	Return to Work Drug Test—all employees returning to work following a leave of absence for more than 30 consecutive calendar days may be required to submit to a drug test.

iii.	Reasonable Suspicion or Accident Related Drug and/or Alcohol Test—Yated/Paric JV employees will be required to submit to drug and/or alcohol testing under certain circumstances, in accordance with applicable law. These include, but are not limited to, the following:

1.	Reasonable Suspicion—An employee will be required to submit to drug and/or alcohol testing if the Company has reason to believe the employee is impaired, under the influence of, in possession of or using prohibited drugs or alcohol. Generally, the need for this type of testing is determined from performance problems, behavioral observation or other indications that the employee has been involved with illegal or controlled substances.

2.	Injury—an employee injured on the job will be required to submit to drug and/or alcohol testing as soon as medically appropriate.

3.	Involvement with Injury—An employee who caused or is directly involved with the injury of another employee as in “Injury” above, will be required to submit to drug and/or alcohol testing.

4.	Property Damage—An employee involved in an accident which involves major damage to Company property will be required to submit to drug and/or alcohol testing. The classification of the property damage as major shall be a $100 minimum or at the sole discretion of the Yated/Paric JV management team.

5.	Near Hit—An employee involved in a serious incident which is considered by the Company to be “Near Hit” may be required to submit to drug and/or alcohol testing. Such an incident does not have to result in injury or property damage. A serious incident, as related to “Near Hit” is considered to be an occurrence which potentially could have resulted in an injury or person(s), damage to equipment, material or product, or a fire.

iv.	Random Drug Tests—Company employees will be required to submit to drug testing from time-to-time without advance notice. Random testing is conducted without cause.

b.	Test Procedures—All drug or alcohol test results will be kept confidential on a need-to-know basis. The Company President or his designee shall:

i.	Review each confirmed positive drug test with the employee/applicant to determine if the positive test result indicates legitimate medical drug use;

ii.	Review each alcohol confirmation test

c.	Consequences of Test Results—a confirmed and reviewed positive drug and/or test may result in withdrawal of an offer of employment, or termination of the employment of an employee. Refusal by a Company employee to submit to a drug or alcohol test as outlined in this policy shall result in the termination of the employee’s employment.

d.	Searches

i.	General—the location Manager (or designated representative) shall have the authority to order a general search or random search of Company premises and employee personal property including personal vehicles located on Yated/Paric JV property or any Yated/Paric JV job sites.

ii.	Searches of Employees—A search of an employee may be conducted at the location manager’s (or designated representative’s) discretion. Such a search will be conducted in the presence of two management representatives when possible. The personal privacy of the employee will be considered to the extent practicable.

iii.	Consequences of Search—Should the employee refuse to submit to any of the searches described in the Drug and Alcohol Policy, he/she shall be suspended pending completion of an investigation. Refusal shall be cause for discharge. An employee’s employment will be terminated if, upon a search, the employee is found to be in possession of or to have stored unauthorized alcohol, prohibited drugs or drug paraphernalia.

V.

Rehabilitation—Properly diagnosed chemical dependency (drugs or alcohol) is regarded as an illness. Yated/Paric JV will continue to encourage individuals who are chemically dependent to seek professional help. At the sole discretion of Yated/Paric JV management, employees who voluntarily seek professional rehabilitation for chemical dependency may be placed on unpaid medical leave, pending successful completion of a rehabilitation program. In this case, upon the return of an employee from the program, the employee shall be required to pass a drug and/or alcohol test and to sign a “last chance” agreement acknowledging any continuing treatment obligations before returning to active employment status. The employee will be subject to unannounced drug and/or alcohol testing at the discretion of the Company. The employee remains subject to all provisions of this policy. It is the responsibility of each employee to seek assistance before any incident occurs or a drug and/or alcohol test is requested. This, once a violation occurs, termination of employment and not rehabilitation is required under this policy.

VI.	Confidentiality—Positive drug and/or alcohol test results and related information will be limited to those persons inside and outside the Company who have a need to know. The Company may use this information in connection with any legal proceedings including arbitration, administrative or judicial proceedings.

ACKNOWLEDGMENT

I acknowledge receipt of the Yated/Paric JV Drug and Alcohol Policy. The provisions of the Policy and Procedures have been explained to me.

I understand that:

The intention of Yated/Paric JV is to provide a safe work environment for all employees.

The possession and/or use of prohibited items and substances as outlined are a threat to my personal safety and the safety of my fellow employees.

Chemical dependency is regarded as an illness, but it is my responsibility to seek assistance before any incident occurs or a drug and/or alcohol test is required.

As a condition of employment, I agree to abide by the provisions and procedures of this Drug and Alcohol Policy.

This page will be kept in my employee file.

Printed Name

Signature

Date

4.7	Medical Treatment Services

This project shall be considered an Owner Controlled Insurance Program (OCIP). ALL injuries, no matter how small, MUST be reported to the site nurse immediately. Appropriate treatment will be administered at that time.

4.7.1	Medical Case Management

In the event that a first aid injury occurs, it will be the responsibility of the individual’s supervisors to notify OCIP management that the injury has occurred and the steps being taken to care for the employee.

4.7.2	Local Medical Facility

TBD

4.7.3	Medical Monitoring

Whenever feasible, a physician specializing in occupational health and medicine will be utilized to provide direction when medical monitoring is required for a specific potential exposure to a known hazard (i.e. asbestos, lead, etc.).

4.8	Emergency Action Planning

Prior to the start of any project, a written Emergency Action Plan should be implemented that is specific to the project. The written plan must be kept at the jobsite and made available to the employees working at the site. The emergency action plan should include, as a minimum, the following information;

I.	The type and location(s) of the hazard(s) that exist on the site and present a danger to the employees.

II.	A procedure for reporting fire or other emergency.

III.	The alarm signal for an emergency evacuation.

IV.	A primary and secondary escape route and assembly area for emergency evacuations. The emergency evacuation routes and assembly areas should be diagramed and posted in the work area, accessible to all employees.

V.	A provision to quickly account for all employees on site in the event of an emergency evacuation.

VI.	An emergency rescue plan to retrieve any employee trapped and unable to evacuate the site during an emergency.

Personnel should be trained to assist in the safe and orderly emergency evacuation of employees.

All employees should receive instruction on the emergency action plan, prior to starting employment on the site, whenever the employee’s responsibilities or designated actions under the plan changes or when the plan itself changes.

4.8.1	Weather Planning

At no time should an employee or any other person on the project site be required to perform work activities in weather conditions that could cause injury to themselves, others, project property, or surrounding community.

Mitigation of work stoppage for adverse weather conditions may include temporary sheltering in work areas, redirecting work activities, and/or relocating of personnel.

The VP of Safety, his designee or the site management team will be responsible for tracking weather events and/or impending atmospheric conditions that could threaten the project site work. Each situation will warrant actions(s) to prevent injury and damage. This will need to be determined on a case-by-case basis. However, there are certain events (i.e. Heavy rain, tornados, hurricanes, and lighting) that an established protocol of action will be enacted.

In the event of predicted high winds, precautions should be taken to secure loose material, rescheduling of elevated work tasks, lowering of crane booms, and other precautions necessary to prevent injury to personnel or property damage.

•	Heat Hazards

•	Sand Storms

•

Heavy or Frequent Rain – Precautions will be made for collection and runoff of rainwater. Dewatering pumps may be needed to remove standing water that is unable to be managed through engineering controls. Trenches and other excavations may need to have pumps dedicated to their specific locations and utilized for water removal from rain and ground water infiltration.

All project site water collection, infiltration, and runoff may need to be pumped to a holding pond of an adequate size.

•	Tornados – In the event that tornado warnings have been issued for the project location, all personnel will be required to shelter in place or at pre-designated locations.

•	Hurricanes – see Yated/Paric JV Hurricane Plan

•	Lightning – the following will be used as a guideline for taking necessary precautions and action to protect personnel and property.

•	The 30-30 rule will be used to initiate the early stages of precaution.

•	If the storm is within the 30 second window as indicated by use of the 30-30 rule, shelter will be sought immediately inside a well constructed building.

•	Employees will be reminded to avoid plumbing and electrical equipment or other conductive material while within the shelter.

•	All non-critical work will be halted.

•	When possible, cranes and other equipment that are likely lightning targets will be lowered to the ground.

•	All employees will be advised when it is safe to return to work. This is typically greater than 30 minutes after the storm has passed.

4.9	Regulatory Compliance Inspections

In the event that a request for inspection is made by a regulatory agency, the Vice President of Safety will immediately be advised.

4.10	Competent Person Designation

The definition of a competent person is as follows:

A Competent Person for this purpose means one who is capable of identifying existing and predictable hazards in the surroundings or working conditions which are unsanitary, hazardous or dangerous to employees and who has authorization to take prompt corrective measures to eliminate them.

Yated/Paric JV management or their designee will be responsible for designating competent persons on the worksite. The role of competent persons on the worksite will be multifaceted including roles of inspector, trainer, and qualifier of other personnel in the same field.

The following are some examples that will require the oversight of a competent person:

•	Perform inspections on, and maintain all lifting equipment

•	Supervise erection and inspection of all scaffolding

•	Perform and maintain the Electrical Assured Grounding Program

4.11	Employee Reported Hazards

“As employees they have the right and permission to refuse or shut down any work assignment directly or not directly controlled by their supervisor if in their judgment they believe the work approach is unsafe or violate rules / requirements that they have heard from the orientation process or they know from experience are unsafe.”

Employees are encouraged to report any hazards, either real or potential. Hazards reported by employees should be documented by the supervisor to whom the hazard was reported. A culture supporting a Safety Conscious Work Environment (SCWE) will be required.

4.12	Safety Conscious Work Environment

Policy Statement:

“It is the policy of the management of (YATED/PARIC JV) that employees including contractors and subcontractors, have the freedom, without fear of retaliation, to express any concerns regarding nuclear safety and quality concerns, or concerns associated with harassment, intimidation, retaliation, or discrimination (HIRD) against individuals involved in identifying and reporting nuclear safety/quality issues or a protected activity.

Policy Intent:

The following attributes form the foundation of the implementation of this policy. Employees should feel free:

•	To express concerns to their immediate supervision;

•	To report concerns to the Human Resources Director;

•	To use of the corrective action system;

•	To use of the Employee Concerns Program.

Applicability:

This policy is applicable to all YATED/PARIC JV employees, contractors and subcontractors.

Implementation:

•	YATED/PARIC JV shall implement this policy by establishing an Employee Concerns function and:

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Ensuring an organization structure and process is established to enable the YATED/PARIC JV team to effectively create an environment that encourages employees to promptly raise concerns without fear of retaliation.

•	Ensuring to the extent possible, employees are permitted and encouraged to spend needed work time to report concerns.

•	Ensuring that sanctions for retaliation, including peer to peer retaliation (i.e. hostile work environments) will not be allowed to exist.

•	Instilling in all levels in management and supervision the behavior that will promote employees the confidence in raising concerns.

•	Encouraging employees to report their concerns to the NRC in accordance with 10 CFR 19 if they opt not to use the YATED/PARIC JV system.

•	Ensuring concerns are promptly reviewed, given the proper priority, and appropriately resolved.

•	Providing timely feedback to those raising concerns.

4.13	Investigations

Yates management should be notified immediately after an incident, accident, or “near-hit” has occurred.

•	Employee Incident / Near Hit Reporting

All incidents and near hits, regardless to how minor, should be reported immediately.

Reporting will be directly to the employee’s supervisor or designee.

Definitions:

Incident with Personal Injury: When an event on the job causes personal injury to an employee or subcontractor.

Incident with Property Damage: When an event has caused damage to property.

Near Hit: When an event happened that could have caused damage to property, but did not.

4.13.1	Incidents / Employee Injuries Outside Physical Project

Employees will be expected to report to work in good physical condition and be capable of performing their assigned duties. However, it is recognized that employee may sustain an off-the-job injury or illness that my limit their abilities or the condition could be aggravated by returning to work. It will be the employee’s responsibility to report to their immediate supervisor (in a timely manner) any off-the-job injury.

Employee(s) returning to work after sustaining an off the job injury that could be aggravated by their assigned work duties may be required to have a full release from a physician, without any work restrictions or limitations.

4.14	Area Safety Manager Inspections

The Area Safety Managers will audit each site within their geographical area. The audits will use the Yates Safety Audit process as a guideline. When the audit is completed, the findings will be reviewed with the site superintendent or his designee. All deficiencies noted during the audit will be corrected immediately during the audit or in a timely manner thereafter.

4.15	Weekly Superintendents Audit

Superintendents will be responsible for reviewing daily work activities of employees under their supervision and control. The superintendent should fill out the weekly audit form and forward to the VP of Safety. Any findings considered imminent danger, found during the audit, are to be corrected immediately. All other findings should be corrected in a timely manner. Inspections such as fire extinguisher, excavations, scaffolding, etc. will be documented on their appropriate forms.

5.0	Office Safety

5.1	Basic Rules and Practices

The following are established office safety practices that should be observed by all office workers to ensure their safety and the safety of their co-workers:

General Safety Procedures

•	Current emergency phone numbers for police, fire, and medical aid will be kept in a central location readily available and accessible to personnel.

•	Office personnel will be trained to ensure familiarity with all exits and site evacuation procedures.

•	Office personnel will be informed on first aid kit locations and a list of personnel with levels of first aid training, CPR training, and their locations in the office building.

Emergency procedures in Case of Fire

•	Office personnel will be trained on worksite fire reporting procedures.

•	Office personnel will be capable of following the procedures outlined for their work place in the emergency Plan for the building.

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Training will be conducted on the locations and operating methods of all firefighting equipment in the building or on the site. This will include the types of fire and the extinguisher classifications needed to fight the fire.

•	Training on survival techniques in case a fire traps them will be given to all office personnel.

•	If caught in a smoke-filled area, crawl on the floor and take short breaths through your nose. If possible, hold a wet cloth in front of your face.

•	Office personnel must know the location of the nearest exit door.

•	In a fire situation, doors will be touched prior to opening to check for excessive heat. If temperature is high, the door should not be opened.

Office Furniture and Equipment

The following are general areas that require monitoring inside an office environment:

Files and Cabinets:

•	Whenever possible, arrange filing cabinets side by side and bolt them together and/or anchor to the wall /floor

•	For single cabinets, do not overload the upper drawers, and have only one drawer open at a time.

•	Close desk and file cabinet drawers when they are not in use.

•	Avoid placing cabinets and files where open drawers could block passageways.

•	Never stack separate two-drawer filing cabinets unless they are designed to be stacked and can be fastened together.

Do not stack bookcases or file cabinets on top of tables or desks unless they are designed for such use. Even if bolted to a wall, they may fall if the table is moved because of excessive unsupported weight.

Other Furniture:

•	Always use an approved ladder or stool to reach articles high above the floor. Never use a swivel chair or other makeshift devices to reach high places.

•	Sharp burrs on metal furniture and splintered edges on wooden furniture should be repaired or replaced.

•	Keep furniture properly maintained. Repair sticky drawers, replace broken casters and replace warped, cracked or broken seats on chairs.

•	Warped, cracked, or broken chair mats, which create a stumbling hazard, should be replaced.

•	Avoid storing heavy objects above eye level in the office.

•	Secure pictures and wall hangings with the proper fasteners.

•	Desk chairs should be stable and level. You should not tilt back or put your feet on top of the desk.

•	Make aisles wide enough for easy passage and always keep them clear of obstruction.

Office Incidentals and Mechanical Devices:

•	Keep items such as paper clips, thumbtacks, rubber bands, and pencils off the floor. Such items should be kept in containers in the desk, not loose in drawers.

•	Remove staples with a staple puller, and dispose of used staples properly.

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Use a moistener to seal envelopes in order to avoid both mouth cuts and germs. Avoid cuts by picking up an individual sheet of paper at the corner, not at the side. Exercise caution when turning book pages or going though files.

•	Pass scissors handle first, blades together and keep them where they cannot fall.

•	Handle sharpened pencils carefully. Do not place pointed objects upright in a container or upright in a pocket. Pocket protectors, for carrying pencils and pens are recommended.

•	Use staplers and paper cutters with care. Never overload or force them. Paper cutters should be left in a closed and latched position when not in use. Guards should remain in place.

Electrical Equipment:

•	Have worn electrical cords replaced promptly by qualified personnel. Never attempt electrical repairs unless you are qualified to do the work.

•	Keep walking areas clear of telephone and electrical cords. Tape down cords that temporarily cross walkways. Use cord covers for cords in semi-permanent locations.

•	Electrical outlets must not be overloaded. Bear this in mind when using portable electric heaters. Use only properly grounded three-prong plug or approved double-insulated appliances.

•	Dry your hands thoroughly before plugging, unplugging, or operating electrical equipment.

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Turn off the power overnight for copiers, coffee machines, desk lamps and other electrical devices as required to meet building safety requirements. Always turn of and unplug portable electric heaters when leaving the office.

•	During a severe electrical storm, all office equipment should be turned off or unplugged.

•	Keep coffee and other beverages away from electrical equipment such as copy machines.

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Paper shredders should be operated with extreme caution. Keep ties, dangling jewelry and loose clothing from machines by standing to the side of the machine. Always stand in a position that is accessible to the “off” switch. Always turn off after each use and do not force paper. Do not attempt to un-jam the shredder unless the power is turned off.

•	Unplug electric staplers and pencil sharpeners before opening them for cleaning or repair.

•	Replace burned-out light bulbs or fluorescent bulbs promptly and dispose of them properly.

Flammable and Hazardous Materials

•	Keep all flammable materials away from possible ignition sources and in approved containers, with the contents labeled for identification. Containers must not be left uncapped.

•	Do not use aerosol sprays, cleaners, or insect repellent near ignition sources.

•	Keep portable electric heaters away from furniture and other flammable materials. Never block forced-air heater outlets.

•	Do not allow paper or other flammable material to accumulate behind copy machines.

•	Do not use solvents to clean a copy machine, printer, or tape drive until it has cooled.

•	Spilled liquid should be identified and removed immediately. Follow recommended safe-handling procedures if warranted.

•	Fumes or gasses generated from equipment, such as ammonia gas from blue line reproduction machines, must be properly ventilated or exhausted as recommended by the manufacturer.

•	Solvent, paints or other chemicals, such as those used in building models, should only be used when approved by the supervisor, and then, only in a well ventilated area.

Doors and Walkways

The following are some safety tips in relation to the opening of doors:

•	Open a door slowly. Expect someone to be on the other side.

•	If a door opens towards you, approach it from the side.

•	When working alone, never carry items that prevent you from opening a door easily with a free hand.

•	Use the handrails on stairs.

•	Never run on stairs. Always keep at least one hand free.

•	Keep doors and hallways clear of boxes and other obstructions.

•	Clearly mark all exits and replace burned-out light bulbs in exit signs promptly.

•	Report loose or torn carpeting.

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Approach blind corners with caution, especially near coffee rooms, reproduction rooms, and other heavily traveled areas. If corner mirrors are available, use them to see if people are approaching from the opposite direction.

Personal Safety:

•	Use caution when wearing high heels or hard heels that may be hazardous on slippery floors or stairs. Shoes should be kept on in the office except in approved special circumstances.

•	Never use a wastepaper basket as an ashtray. Never empty an ashtray into a wastebasket.

•	The overall Project Smoking Policy shall determine office smoking designations.

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Do not smoke near computer facilities or while handling computer tapes or paper. Never smoke in record storage or filing areas except where approved. Never smoke when using flammable solvents for cleaning copy machines or typewriters. Never leave a burning cigarette unattended in ashtray. Smokers should not abuse the right of others to a healthful work environment.

•	Dispose of broken glass in marked containers such as boxes. Never throw loose glass pieces into a wastebasket.

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When changing paper or removing paper jams, avoid touching the heated part of the copying machines or microfiche reader/printer machines. Never stick a metal object such as a letter opener into a machine.

•	Close the cover on the copying machine during reproduction to prevent eye injury caused by intense light.

Use of protective gloves is required when using solvents or cleaners on copy machines. Whenever possible, the vendor representative contracted to provide technical assistance should be contacted to ensure that copy machines are in good working order.

Back Injuries:

The implementation of the following ergonomics plan will assist in the minimization of chronic back pain associated with working for extended time periods in the same position. On-the-job back strain can be reduced by following:

Desk Chair Adjustment:

•	Adjust the desk chair to support and encourage the natural curvature of the spine.

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If offered a choice of desk chairs, office employees should choose one that has a concave seat and slightly rounded edges. This configuration tilts the pelvis forward and eases the stress on the lower body.

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Improper chair height restricts the blood circulation to the back, legs, and feet. While seated, adjust the chair height so the entire sole of the foot is resting squarely on the floor or on a footrest. Chair height is also correct when the bent knee is positioned slightly higher than the seat of the chair.

•	The backrest of the chair should support both the upper and lower back.

Lifting:

When lifting heavy materials, office workers should:

•	Use mechanical lifting devises, if possible.

•	If you must lift manually, do so with the legs, not with the back. Keep the load close to the body.

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Don’t twist or bend the torso when lifting. Keep actions such as holding, carrying, pushing, and pulling to a minimum. Lift at a slow, smooth pace and, if lifting several objects, rest adequately between exertions to avoid fatigue.

•	Office workers should always ask for help with bulky objects.

•	If a worker has previously sustained a back injury, leave the lifting to someone else.

Health Hazards:

Chemical Exposure:

•	Office workers must be made aware that hazardous chemicals can present a serious health risk even in an office environment.

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To ensure personnel safety, suppliers will provide material safety data sheet (MSDS) that details the hazards and precautions for working with supplies that contain hazardous chemicals. Office workers should consult the MSDS manuals for information on specific chemical agents that may be encountered in their work areas.

•	All personnel should be oriented on the basic understanding of MSDS product information and the potential exposures in their immediate work areas.

5.1.1	Emergency Control

In the event of an emergency, the following is an outline of the required response of office occupants.

ALL PERSONNEL WILL:

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Familiarize themselves with this section of the Safety manual, locations of Emergency Exits, Fire Extinguishers, and Emergency Telephone Numbers in the offices and also the location of the Assembly Points outside of the office building.

Employees have an equal responsibility and obligation in ensuring the office is a safe workplace. Any fire or safety hazard must be brought to the attention of their respective supervisor/manager immediately for their prompt action.

WHAT TO DO IN THE EVENT OF FIRE:

•	Alert the occupants of the office and notify the nearest Supervisor/Manager.

•	Dial established contact number and clearly say, “This is an emergency,” Nature of emergency, Place of Emergency, and Your Name.

•	Attempt to contain the fire, if trained to do so and if your safety and the safety of others are not jeopardized, until relieved by the fire department or additional personnel.

•	If you are unsuccessful or you are not trained to deal with the fire, close all doors and go to your assembly point. Once evacuated do not attempt to re-enter the building to save anything.

PERSON HEARING A FIRE ALARM:

Any person hearing a Fire alarm or made aware of a fire in the offices will:

•	Switch off all electrical equipment in their immediate workplace if time permits.

•	Close (but not lock) all doors and windows in their immediate workplace if time permits.

•	Proceed (with visitors, if any) to the designated assembly point via planned escape routes in an orderly manner.

RECEIVING A BOMB THREAT

Bomb threats are normally by telephone. If a bomb threat is made to an individual on an office extension the following procedure will be adhered to:

•	If a bomb threat or other threatening call is received, write the conversation as accurately and completely as possible. If possible signal another person for any assistance.

•	Try to keep caller talking as long as possible with the objective of finding out:

WHERE IS IT?

WHEN WILL IT GO OFF?

HOW GENUINE IS THE THREAT?

WHY WAS IT PLACED?

Why Was It Placed?

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At the first time of a pause by the caller, say “Speak Up, I have trouble hearing you.” If the caller repeats, continue writing as before. This time concentrate on voice pattern, accent, background noise and ask questions, the first being “WHERE” and the second “WHEN.”

•	Above all it is important that you remain calm, keeping in mind the fact that there are many hoax calls.

•	Immediately after the caller hangs up, repot the call to management (unless they are already informed).

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When reporting the call is sure to include any pertinent data you obtained from the caller, particularly as to the locations of the device and time limit. For example, the caller may state “you have thirty minutes before explosion,” etc.

•	Do not discuss the call with anyone other than appropriate personnel.

MANAGEMENT OF BOMB THREATS

On receiving a bomb threat the site supervisor/management will either:

•	Sound the Fire Alarm to evacuate the building where no time of explosion is given. Evacuation is then the same as it would be for fire.

•	Contact law enforcement and provide information about the threat.

ASSEMBLY AREAS

Personnel should know the exact location of their assembly area. This will be specified in the emergency action plan for each site or location.

5.2	Job Visits by Office Personnel / Vendors / Third Party

A visitor shall be fully escorted in the field area by an employee who has attended the Safety Orientation and is familiar with the physical settings. All visitors must be processed through the visitor orientation set up by LES.

Emergency Response:

The visitor is responsible for understanding emergency response procedures and requirements for a project visit, and for abiding by those requirements.

The visitor must know the following:

•	The type of emergencies that could occur during a Project visit may be fires, natural disasters, medical incidents, evacuations, etc.

•	The emergencies associated with each alarm in the alarm system and related codes.

•	Response procedures for each type of emergency.

•	Assembly locations

•	Follow the instructions of their escort.

•	Emergency response will be provided by YATES personnel.

6.0	Personal Protective Equipment

All personnel will acquire and use personal protective equipment known as PPE in all designated work areas and during all aspects of work. PPE will comply with ANSI, NFPA, OSHA requirements.

PPE will be available for use prior to commencement of any work. There will be detailed and specific PPE requirements documented on the Permit to Work (PTW) and/or the Safety Task Assessment (STA) form.

All employees must have the required PPE on PRIOR to exiting their vehicle.

All PPE, be it required or specialized, should be acquired from site supervision and from the approved Yates PPE list. Individual contractors must supply the required PPE for their employees.

All Yates personnel should be trained in the proper fit and use of their PPE at initial safety orientations. Additional training and fit testing will be require for the use of specialty equipment. This training will be scheduled by site supervision as required. Documentation of successful completion of training will be located in the Yates Corporate Safety Department files.

6.1	Eye and Face Protection

Safety Glasses with side shields that meet ANSI Z87.1 1968 will be worn as required by the job site. Safety Glasses must be clear or slightly tinted. Dark tinted safety glasses should not be worn on the worksite when low light or dim conditions exist and are prohibited inside of buildings.

Prescription eyewear should also be of ANSI Z-87 designation. Oversized safety glasses with side shields to wear over prescription eye wear will be permitted on a temporary basis when safety glasses are required on the site.

Spoggles will be kept on the employee’s person at all times.

Face shields must be worn when working on or in close proximity to the following work activities.

If conditions exist where a face shield does not provide adequate eye protection, goggles, fectoggles, spoggles, etc. may be used as an additional means of eye protection.

A.	Grinding or chipping any material

B.	Using hand or power wire brushes

C.	Hauling caustics, acids or other chemicals where spills or splash hazards may exist.

D.	Operating abrasive blasting equipment

E.	Operating masonry saws

F.	Operating abrasive cut off saws

G.	Operating powder actuated tools

H.	Any operation that subjects the eyes or facial area to flying particles.

Operations conducted inside office/enclosed structures that are free from potential hazards are exempt from protective eyewear usage.

Contact lens may be approved for use on a case-by-case basis.

The following persons may be exempt from wearing company issued safety glasses:

•	Employees in offices where hazards to the face and eyes do not exist.

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Persons wearing prescription glasses. Employees or visitors who wear prescription glasses must wear prescription spectacles with side shields that meet the OSHA requirements or wear mono goggles over their prescription glasses.

•	Employees sighting through transits, levels or similar instruments may remove their eye protection for the purpose of making the sighting, then immediately replace them.

6.2	Head Protection

Hard Hats meeting ANSI Z 89.2 1971 Standards may be required to be worn on the job site. If hard hats are required, they will be free from external modifications, such as painting and holes, and should not have any stickers applied other than those furnished by Yates management.

Hard Hat Requirements

Plastic or fiberglass hard hats meeting ANSI standards Z 89.2 1971 class B shall be worn by all employees, subcontractors and visitors while on the work site, except while working inside offices. Positively no metallic hats, bump caps, or baseball type hats will be permitted. Hard hats should be worn with the head harness/liner properly oriented, front to back (exceptions to be made on a case-by-case basis for approved applications i.e. some welding applications) with a minimum of 1-1/4” clearance between the top of the head and the shell. A hard hat with a cracked, damaged or altered shell must never be worn. It must be disposed of immediately and replaced with a new hat. The suspension and sweatband for the hard hat that has deteriorated and is in poor condition must also be replaced.

Operations conducted inside office/enclosed structures that are free from potential overhead hazards may be exempt from hard hat usage.

All hard hats must be worn with the brim facing the front at all times.

Hearing Protection

Approved hearing protection may be required to be worn in certain areas. Disposable earplugs should be available at the worksite and readily accessible for all personnel.

Alternate types of hearing protection may be required based on the special needs of the user (i.e. hearing aid wearers). Yates management should be made aware of any special needs so that each user can be provided the level of protection needed for specific job requirements.

Hearing protection shall be worn in posted areas or when noise levels exceed permissible levels as defined by OSHA 1926.52 Table D-2 Minimum 90dBA in 8 hrs maximum 115 dBA in 1/4 hr or less. Exposure to impact or impulsive noise should not exceed 140 dBA peak sound pressure level. Commercially manufactured ear plugs or muffs must be used. Ear plugs must be washed as frequently as needed to prevent dirt or foreign particles from entering the ear canal. Improvised ear plugs made of any type of material are prohibited. Disposable ear plugs will also be available.

Hand Protection

Hand protection is required where it is deemed appropriate for safe job performance. Gloves approved for use on the worksite may be obtained from the Yates management/supervision.

Hand protection will be used by all personnel when handling rough, sharp edged, abrasive material, or when the work subjects the hands to lacerations, punctures, bruises or burns, either thermal or chemical. Employees who are handling caustics, acids or chemicals shall wear rubber gloves that are approved for that particular operation. Gloves will be kept on all employees’ person at all times.

Foot Protection

All personnel should wear protective leather steel toed or composite footwear, reaching above the ankle. A firm evenly gripping sole is recommended and should be appropriate for the work being performed. Steel toes may be required, but stronger synthetic substitutes that offer the same or better protection could be considered. Steel toed tennis shoes are not allowed on site.

Recognized office environments which are free from potential hazards are exempt from wearing protective footwear.

Clothing Protection

Personnel should report to work clothed in shirts with a minimum of a 4 inch sleeve and long pants. Coveralls that meet these criteria are permitted.

High Visibility vests with reflective strips are to be worn at all times so that employees will be more visible to traffic both equipment and vehicular travel on the River Downs project. T-Shirts (Hi-Vis) are not allowed on the River Downs project.

It is imperative that proper clothing be worn at all times while on the job site to prevent injury to the individual. No sleeveless shirts or tank tops will be permitted. Shirts must have a minimum of a 4” sleeve. Long sleeve shirts are strongly recommended for persons engaged in any work activity where particulate may come in contact with the skin. No shorts or cut off pants are allowed. Pants (trousers) must be full length but not extend over the heel, creating a tripping hazard. Special protective clothing will be required in such operations as welding & cutting, handling caustic materials, acids or toxics. Employees should contact their supervisor before performing work to determine proper dress and requirements for personal protective equipment for their own safety against existing hazards. Permits, if required, will indicate necessary P.P.E. for safe work.

Other specialty items such as rain suits and coveralls for special applications may be necessary and will be based on job conditions and requirements.

Fall Prevention / Protection

Fall protection equipment will be worn for all work performed above four (4) feet. All equipment is to be inspected before use by the employee that will be using the equipment.

Personnel will be trained as required in the proper use of equipment, selection of tie-off points, and proper fit. Failure to comply with fall protection guidelines could result in immediate termination.

The use of unapproved fall protection equipment on the job site is strictly prohibited.

Fall protection equipment must be worn when working 4’ or more off of the ground.

6.3	Respiratory Protection

Approved respiratory protection may only be issued to and worn by personnel who have successfully completed Respirator Training and have been approved by medical testing. The testing and training will include but is not limited to the following:

•	Occupational Medical Screening for use

•	Respirator use and Limitation Training

•	Orientation of approved respirators for use on job site

•	Qualitative and Quantitative Fit Test for each respirator

•	Specialty Respiratory protection training (if required)

The documentation of this training will be maintained in Yates files. A list of employees which have completed this training will be available from the Vice President of Safety or his designee.

Approved respirators should be disposable in nature whenever possible. Maintenance and certifications of SCBA’s and other similar equipment will be furnished by a third party provider.

7.0	Operations / Work Practices

The following are basic safety rules which define the parameters for work execution and risk reduction for all personnel. They are based on solid accepted industry practice for risk reduction, OSHA regulatory directives, and other incorporated rules.

7.1	Basic Safety Rules

•	Safe performance is a condition of employment. It is extremely important to obey rules and be fully compliant with procedures.

•	Employees are held accountable for their actions and the impact their actions have on others.

•	Disciplinary action shall be enforced, as required.

•	PPE use is required for all personnel. This is dependent on site requirements.

•	Horseplay is strictly prohibited.

•	The possession, use, or being under the influence of illegal drugs or alcohol is subject to immediate dismissal.

•	All occupational injuries and illness, regardless to how minor, must be reported to supervision immediately. The OCIP on site nurse will be contacted immediately.

•	Tools and equipment will be maintained in accordance with requirements and in good operating condition.

•	Tools and equipment are to be inspected prior to each use. Damaged or defective tools are not to be used. Tools are not to be welded, heated, or altered from the originally manufactured state.

•	The use of a knife to strip electrical wire is prohibited. A tool manufactured for this purpose shall be used.

•	The use of home-made tools is prohibited.

•	Materials, tools, or other objects are not to be dropped or thrown from elevated work areas.

•	Barricades and/or signs are placed where necessary to warn against hazardous conditions or activity. Employees will comply with all safety signage and erected barricades.

•	Access to emergency equipment, fire extinguishers, alarm boxes, hose houses, etc., is maintained at all times.

•	Firearm/weapons on the worksite are prohibited.

•	Unsafe conditions and activities must be reported immediately to Yates management.

•	Enter field site areas only when authorized by the contractor and the owner.

•	Keep scaffolds, overhead landings, walkways, catwalks, etc., free of loose tools and materials.

•	All work activity will be undertaken in a safe manner in accordance with OSHA guidelines and acceptable industry practice.

•	Obey traffic regulations and rules.

•	Hair length that exceeds the collar will be maintained to prevent entanglement in rotating machinery.

•	Beards and mustaches may be prohibited in some locations where respirator requirements are in effect.

•	Smoking is permitted in marked designated areas only.

•	Consumption of food and beverages, including water, may require consumption in designated areas only.

•	Watches, rings, and loose fitting, or dangling jewelry should not be worn while using moving/rotating tools and equipment or on electrical equipment. This policy includes wedding rings.

7.2	Hazard Warnings/Barricades

•	Yates will have warning signs and barricades in place throughout the worksite as required.

•	All signage will comply with ANSI color code and OSHA compliant verbiage.

•	All signage will be in English and Spanish (where required).

•	All crane lifting operations should use barricade tape and warning signs of “Overhead Work in Progress” and have controlled access zones set up.

•	Confined Space operations will have a sign posted at all entry points as follows: “Confined Space – Entry by authorized Personnel Only” and a “No entry” when personnel are not inside Confined Space.

•	All work activity where the potential for tools or material to fall below will have the lower level barricaded and set up as a controlled access zone.

•	Yellow Woven Barricade Tape:

•	All barricaded areas will require 360 degrees of coverage – meaning that they are of risk or danger must be clearly defined using the woven barricade tape.

•	The tape must be up and maintained at all times

•	Person’s needing to enter a barricaded area must obtain permission from the controlling person listed on the information tags

•	The tape must have appropriate signage defining the following items

•	The purpose for the barricade

•	The person to contact regarding the barricading, including phone number

Date of erection; and duration

•	Any person authorized to enter must sign in on the controlling subcontractor’s AHA PRIOR to entry

•	Unauthorized entry may lead to disciplinary action, up to and including termination

•	Red Woven Barricade Tape:

•	Barricaded areas will require 360 degrees of coverage – meaning that they are of risk or danger must be clearly defined using the woven barricade tape.

•	The tape must be up and maintained at all times

•	Person’s needing to enter a barricaded area must obtain permission from the controlling person listed on the information tags

•	The tape must have appropriate signage defining the following items

•	The purpose for the barricade

•	The person to contact regarding the barricading, including phone number

•	Date of erection; and duration

•	Any person authorized to enter must sign in on the controlling subcontractor’s AHA PRIOR to entry

•	Unauthorized entry may lead to disciplinary action, up to and including termination

7.3	Confined Space Entry

Purpose:

The following procedure must be followed to ensure unauthorized personnel entry and safe entry/work within any workspace that is deemed by Yates Management as “Confined” based on the requirements of the OSHA Standards.

Scope:

This procedure applies to all personnel whose duties require entry into confined spaces.

Responsibility:

All superintendents will be responsible for administering this procedure and insuring that their personnel are in compliance.

Definitions:

A confined space which has limited openings for entry and exit, unfavorable natural ventilation, and is not designed for continuous human occupancy.

One or more of the following conditions may also be present to create a confined space:

•	Possibility of engulfment or entrapment

•	Exposure to a contaminated atmosphere

Typical confined space includes, but is not limited to, utility manholes, sewers, excavations, open tanks, vats, barges, stacks, silos, furnaces, exchangers.

An authorized entrant is a person who is properly trained and authorized to enter a confined space. The name of the authorized entrant(s) will be shown on the confined Space Entry Permit. They will also log in/out upon entry/exit on the Confined Space Entry Log, which will be located with the attendant.

A properly trained attendant is the individual whose primary responsibility is to remain immediately outside the entrance of the confined space and monitor the authorized entrants. The person may also be referred to as a “Hole Watch.”

Entry is the act by which a person intentionally passes through an opening into a confined space. Entry is considered the action of the entrant’s face or any other body part breaking the plane of the opening of the confined space.

A confined space is considered to have an oxygen deficient atmosphere if it contains less than 19.5% oxygen by volume.

A confined space is considered to have an oxygen enriched atmosphere if it contains more than 23.5% oxygen by volume.

Blanking/Blinding is the absolute closure of a pipe, line, or duct to prevent the transfer, movement, or passage of any material.

Isolation is the process whereby the confined space is removed from service and completely protected against the possible release of material or energy.

Compliance with Client Programs

Yates will comply with all owner Confined Space requirements, provided that the owner’s requirements meet or exceed OSHA requirements. All permit requirements will be met prior to starting work.

Oxygen Deficient Atmospheres

Normal air contains 20.9 percent oxygen. Oxygen-deficient atmospheres contain less than 19.5 percent oxygen. Never permit any employee to work in any atmosphere having oxygen content below 19.5 percent without ventilation sufficient to introduce an acceptable level of oxygen into the vessel or use supplied air respirators.

Combustible Atmospheres

Combustible gas and vapor hazards include naturally occurring gases and vapors of a large group of liquids used as fuels and solvents. Some of these liquids vaporize quickly. Both gases and vapors, when mixed with air, may burn or explode when in contact with an ignition source. Besides having a fire and explosion potential, many combustible gases and vapors are also toxic.

Some flammable gasses and vapors are heavier than air. Often these gases and vapors are found in sewers, pits, and other low-lying confined areas. Oxygen enriched atmospheres or oxygen in concentrations at 23.5% and above constitute a danger due to the fact that oxygen accelerates the combustion process. Do not allow employees to work in oxygen enriched atmospheres at or above 23.5%

Toxic Atmospheres

Toxic substances are commonly found in industry as well as being generated by natural processes. Included are all gases and vapors which are known to produce disease, acute discomfort, bodily injury, or death.

Some gases, in low concentrations, are mildly irritating to the respiratory and nervous systems. At high levels, they cause death. These gases work by paralyzing either the body sensory or pulmonary functions. Death results from asphyxiation. Common irritants found in industrial construction are hydrogen sulfide (H2S), sulfur dioxide (SO2), and nitrogen dioxide (NO2).

Isolation and Lockout

Any confined space that cannot be isolated from the possible release of hazardous substances must be treated as if the space actually contained them. All valves must be locked closed on lines leading to the confined workspace. All bleed-off, drain or vent valves must be locked open. Whenever possible, the lines should be taken apart with sections removed or misaligned. Blinds must be inserted between flanged connections, double block and bleed configurations are also acceptable methods to use when isolating. Be sure that blinds are of sufficient strength to handle any pressure buildup if the pump were accidentally turned on. Pumps must be locked out before entry is permitted. The main switch to the electrical power supply for the pump or any agitator or mixer motor must be locked in the OFF position.

Locks should individually keyed and should be in the possession of the employee working in the confined space. If subcontractors are working in the confined space, each subcontractor should have their own lock and key. Using this method, no one can restore power until everyone is out of the confined space. As further warning, a tag must be used in conjunction with the use of locks. See Lockout/Tag-out Procedures.

Clean and Purge The Confined Area

Once the space has been isolated, it must be cleaned, purged, and ventilated. The extent of these procedures depends on the nature of the material in the space, decomposition or other chemical reactions that may affect the atmosphere, the level of residue and amount of scale buildup on the inside walls, the configuration of the space, and the size and location of manholes, hatches and vents.

A confined area that has been used to store liquids, chemicals, or gases must be purged of all sediment, sludge, or residue. Even small amounts of materials can create lethal quantities of hazardous gases or vapors in a confined area. These steps should be followed:

Empty the vessel and drain or pump out remaining sludge and residue.

Flush the vessel, if possible. Flushing can range from simply hosing the walls and floor to complete filling and draining of the container.

It may be necessary to purge the vessel further with steam, nitrogen, or an inert gas after it has been flushed. The environment inside the vessel is tested at this point to determine if further purging is necessary. If sediment adheres to the walls or floor, or if corrosion scale or rust is heavy, purging is almost always necessary. If steam is used, the vessel must be purged long enough to release residuals from the rust and scale.

Ventilate the Confine Area

Any confined area, regardless of its contents, must be ventilated to eliminate oxygen deficiency and accumulated combustibles or toxic substances. The area must be sufficiently ventilated so the combustible levels do not exceed their respective threshold limit values (TLV).

Any system of positive ventilation must maintain a constant flow of fresh air throughout the confined space.

When combustible are purged, any spark source outside the area such as an electric or combustion motor should be kept away from the discharge stream.

After the area has been cleaned, purged and ventilated, the atmosphere is retested for oxygen deficiency, combustibility, and toxicity. If the atmosphere still tests positive for any hazard, further cleaning, purging, and ventilation may be necessary before entry is permitted.

Entry Permit

All work performed in confined space must be done under a confined space entry permit system. In operating facilities, the customer may already have an established confined space entry procedure. If so, the customer’s procedures may be used. Often, the owner/client will also have information on any special types of hazardous materials that may be found in their various operational units.

The purpose of an entry permit is to ensure that all necessary precautions are taken before any confined space entry is made. The type of operation to be performed in a confined space will determine the safety requirements necessary during the work.

Entry Procedures

Everyone working in a confined space must be properly trained in safe entry and rescue procedures. They must have a thorough knowledge and understanding of their equipment and the potential hazards that exist. All confined space entry equipment will be on hand before an entry is allowed. It may contain items such as a SCBA, Portable air horn, Safety harnesses, etc. General air compressors will not be used for breathing air unless a plan is in place to assure worker safety.

Under no circumstances will anyone enter a confined work space without first testing it for hazardous environments. At least one safety observer or “HOLE WATCH” must be stationed at the entrance. This Hole Watch must be a trained, competent person capable of monitoring the work in the confined space. In addition, he must be properly equipped with communication and rescue equipment and be capable of removing the worker from outside of the confined space in an emergency. The hole watch will keep an accurate entry log of all personnel entering and exiting the confined space. It will consist of entrant’s names and times in and out.

Anyone entering a confined space must wear a safety harness and lifeline. In instances where the work being performed restricts the use of harnesses and lifeline attachment to the employee in the vessel, at least one harness and lifeline shall be present in the vessel, ready for attachment in an emergency. If the internal atmosphere is oxygen deficient or contains toxic gases, proper respiratory protection must be worn.

Protective clothing should be worn where burning or irritating substances may be encountered. Where flammable vapors may be present, use only non-spark type hand tools. Electric power tools must be grounded and have ground fault circuit protection.

Hole Watch and Rescue personnel must be trained in the use of and equipped with Self Contained Breathing Apparatus. A means of communication between employees in the confined space and Hole Watch personnel as well as two-way communication with additional rescue personnel must be continually maintained. Rescue personnel enter the space only if the lifting or moving of the worker with the safety harness and lifeline is impossible.

Rescuers must not attempt to rescue anyone from hazardous atmospheres without proper respiratory equipment. Rescuers are instructed not to enter the confined space unless others are standing by, in the event additional help is required in the rescue mission.

If vertical rescue is needed, appropriate hoisting devices will be in place ready for immediate use. If horizontal rescue is needed the lifeline must be watched continually to ensure that it does not become tangled.

Training

Yates will provide training to employees whose work requires them to enter confined spaces. The training will be sufficient to provide the understanding, knowledge and skills necessary for safe performance of work in a confined space.

Employees will be trained prior to being assigned to work in a confined space, when a change in assignment occurs, when there is a change in the hazard within the confined space for which the employee has not had previous training and whenever The Company believes that changes have occurred in the confined space that dictates retraining of the involved employees.

Yates will maintain certification of training consisting of records that contain the employee’s name, signature of the instructor(s) and the date and duration of the training.

7.4	Assured Grounding

Before planning and construction begins with the electrical subcontractor at tie-ins and shut downs Yates supervision will discuss all lockout and tag out procedures applicable. All potential electrical hazards will be discussed with Electrical subcontractor prior to beginning construction. All electrical equipment temporary and permanent shall comply with National Electrical Safety Code (NFPA 70).

Additional elements to these requirements are, but not limited to, the following:

•	Domestic or household use type plug/cords are prohibited.

•	Only cords and plugs designed for heavy or extra hard usage are allowed.

•	All generating A/C equipment will have a functioning ground-fault or ELCB.

•	mA cut-off will function at 30mA

•	This process shall fully apply to welding machine A/C converters.

•	The use of “home-made” splices in electrical cords is strictly prohibited.

This procedure describes the requirements to assure the installation and maintenance of equipment grounding conductors for temporary wiring on construction sites in accordance with Paragraph (b)(l)(iii) of Part 1926.404 of the Occupational Safety and Health Regulations.

An assured grounding inspection procedure may be implemented for all temporary services, electrical tools, and cord sets used on Yates projects regardless of the amp rating or type of power source used.

A qualified person will be assigned to be responsible for repairing and inspecting all project electrical tools in accordance with the following procedure.

This procedure will include, but not be limited to, all portable electric tools, cord sets, and temporary services.

Equipment grounding conductors will be installed and maintained in accordance with the following procedure:

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All 120 volt, single-phase, 15-and 20-ampers receptacles will be of the grounding type by connection to the equipment-grounding conductor of the circuit supplying the receptacles in accordance with the applicable requirements of the National Electric Code.

•	All 120 volt cord sets (extension cords) will have equipment-grounding conductor which will be connected to the grounding contacts of the connector(s) on each end of the cord.

•

The exposed non-current carrying metal parts of 120 volt cord and plug-connected tools and equipment that are likely to become energized will also be grounded in accordance with the applicable section of the National Electric Code.

Visual Inspection – Employees will be instructed to visually inspect receptacles, flexible cord sets (extension cords), except those that are fixed and not exposed to damage, and equipment connected by cord and plug before each day’s use for external defects such as deformed or missing pins or insulation damage and for indication of possible internal damage. Where there is evidence of damage, the damaged item will be taken out of service and tagged until it has been tested and any repairs have been made, or it will be discarded.

All 120 volt, single-phase, 15- and 20-ampere receptacles which are not a part of the permanent wiring of the building or structure, 120 volt flexible cord sets, and 120 volt cord and plug-connected equipment required to be grounded will be tested as follows:

•	All equipment grounding conductors will be tested for continuity and will be electrical continuous.

•	Each receptacle and attachment cap or plug will be tested for correct attachment of the equipment-grounding conductor. The equipment-grounding conductor will be connected to its proper terminal.

Testing Schedule

All required tests will be performed:

•	Before first use.
•	Before equipment is returned to service following any repairs.

•	Before equipment is used after any incident which can be reasonably suspected to have caused damage (for example, when a cord set is run over).

•	At intervals not to exceed three months, except that cord sets and receptacles which are fixed and not exposed to damage will be tested at intervals not exceeding six months.

Test Record – Test verification will be by means of color coded marking tape on the receptacle, cord set, or equipment to identify that it has passed the test and to indicate the month in accordance with the following color coding table:

January – Orange	May – Orange	September – Orange

February – Blue	June – Blue	October – Blue

March – Red	July – Red	November – Red

April – Yellow	August – Yellow	December – Yellow

Results of this test for all electrical tools and equipment will be recorded and kept on site. These are to be reviewed periodically to ensure that all electrical tools are being tested as required. These records will be made available upon request.

7.5	Electrical Equipment and Tools

All electrical equipment temporary and permanent shall comply with National Electrical Safety Code (NFPA 70).

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All electrical equipment and tools will be inspected by a qualified Yates employee and will be color coded indicating the month of the inspection. Electrical Equipment Inspectors will have an experience level that allows for a competent person designation.

•	Homemade tools and tools in less than fully functional condition will not be allowed in the Project.

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All electrical connections will be either twist type or direct male to female connection that is covered by rounded plastic. The use of any domestic/household use plugs or connections are prohibited within the work areas

•	All equipment that have installed guards will maintain those guards properly adjusted.

•	Grinding wheels will be properly inspected before installation and only the appropriate type used.

•	Hammers with “mushroomed” heads are prohibited.

•	Files will be fitted with appropriate handles.

•	A cheater bar will not be used as leverage for any equipment.

•	Specific requirements are mandated for Electrical Testing Equipment.

The following basic information will apply:

Acceptable test instruments (less than 1000 V) include but are not limited to:

Multi-meter

0-300 V Any suitable meter approved by the Project

Low voltage voltmeter

301 – 500 V Fluke or equivalent 10, 20, or 80 series digital multi-meter. Low voltage voltmeter

501 – 1000 V Fluke or equivalent 10, 20, or 80 series digital multi-meters in conjunction with a Fluke or equivalent 80 K 6 high voltage probe.

Voltage-rated high voltage test equipment (>1000 V) includes:

•	Phasing testers

•	High voltage voltmeters and High voltage detectors classified as capacitance, electronic, neon, and resistance

•	Voltage-rated live-line tools (>1000 V) will be limited to Fiberglass Reinforced Plastic (FRP)

Employees must:

1.	Keep all tools in good condition with regular maintenance.

2.	Use the right tool for the job.

3.	Examine each tool for damage before use.

4.	Operate according to the manufacturer’s instructions.

5.	Provide and use the right protective equipment.

7.6 Power Tools and Equipment

Power tools and equipment will be subject to an inspection program utilizing color coding to designate the month of the inspection:

January – Orange	May – Orange	September – Orange

February – Blue	June – Blue	October – Blue

March – Red	July – Red	November – Red

April – Yellow	August – Yellow	December – Yellow

Power Tool Precautions

There are several types of power tools, based on the power source they use: electric, pneumatic, liquid fuel, hydraulic and powder actuated.

Employees will be trained in the use of all the tools they use as part of their job—not just power tools. They must understand the potential hazards as well as the safety precautions to prevent those hazards from occurring.

The following general precautions should be observed by power tools users:

•	Follow manufacturer’s recommendations.

•	Never carry a tool by the cord or hose.

•	Never yank/jerk the cord or the hose to disconnect it from the receptacle.

•	Keep cords and hoses away from heat, oil, and sharp edges.

•	Avoid accidental starting. Disconnect tools when not in use, before servicing, and when changing accessories such as blades, bits and cutters.

•	All observers should be kept at a safe distance away from the work area.

•	Secure work with clamps or a vise, freeing both hands operates the tool.

•	Tools should be maintained with care. They should be kept sharp and clean for the best performance. Follow instructions in the user’s manual for lubricating and changing accessories.

•	Be sure to keep good footing and maintain good balance.

•	The proper apparel should be worn. Loose clothing, ties, jewelry, or long hair can become caught in moving parts.

•	All portable electric tools that are damaged shall be removed from use and tagged “DO NOT USE”

•	All electric power tools must be double insulated or properly grounded.

•	Maintain good housekeeping. Cut-offs, scraps and other debris must be kept picked up in work areas.

•	Electric tools should be operated within their design limitations.

•	When not in use, tools should be stored in a dry place.

•	Work areas should be well lighted.

Guards

Hazardous moving parts of a power tool need to be safeguarded. For example, belts, gears, shafts, pulleys, sprockets, spindles, drums, fly wheels, chains, or other reciprocating, rotating, or moving parts of equipment must be guarded if such parts are exposed to contact by employees.

Guards as necessary should be provided to protect the operator and others from the following:

•	Point of operation

•	In-running nip points

•	Rotating parts, and

•	Flying chips and sparks

Safety guards must never be removed when a tool is being used.

Safety Switches

The following hand-held powered tools must be equipped with a momentary contact “on-off” control switch: drills, tappers, fasteners, drivers, horizontal, vertical and angle grinders with wheels larger than 2 inches in diameter, disc and belts sanders, reciprocating saws, saber saws, and other similar tools. These tools also may be equipped with a lock-on control provided that turnoff can be accomplished by a single motion of the same finger or fingers that turn it on.

The following hand-held powered tools may be equipped with only a positive “on-off” control switch: platen sanders, disc sanders with discs 2 inches or less in diameter, grinders with wheels 2 inches or less in diameter; routers, planers, laminate trimmers, nibblers, shears, scroll saws and jigsaws with blade shanks  1/4 inch wide or less.

Other hand-held powered tools such as circular saws having a blade diameter greater than 2 inches, chain saws, and percussion tools without positive accessory holding means must be equipped with a constant pressure switch that will shut off the power when the pressure is released.

Powered Abrasive Wheel Tools

Before an abrasive wheel is mounted, it should be inspected closely and sound or ring-tested to be sure that it is free from cracks or defects. To test, wheels should be held up and tapped gently with a light non-metallic instrument. If they sound cracked or dead, they could fly apart in operation and should not be used. A sound and undamaged wheel will give a clear metallic tone or “ring.”

To prevent the wheel from cracking, the user should be sure it fits freely on the spindle. The spindle nut must be tightened enough to hold the wheel in place, without distorting the flange. Follow the manufacturer’s recommendations. Care must be taken to assure that the tool’s spindle wheel RPM’s will not exceed the abrasive wheel’s rated RPM’s specifications.

Due to the possibility of a wheel disintegrating (exploding) during start-up, the employee should never stand directly in front of the wheel as it accelerates to full operating speed.

Portable grinding tools need to be equipped with safety guards to protect workers not only from the moving wheel surface, but also from flying fragments in case of breakage.

In addition when using a powered grinder:

•	Always use eye, face, and hearing protection

•	Turn off the power when not in use

•	Never clamp a hand-held grinder in a vise

Pneumatic Tools

All pneumatic tools and associated components will be utilized within the parameters set by the manufacturer.

Pneumatic tools are powered by compressed air and include chippers, drills, hammers, and sanders.

Pneumatic tools that shoot nails, rivets, or staples, and operate at pressures more than 100 pounds per square inch, must be equipped with a special device to keep fasteners from being ejected unless the muzzle is pressed against the work surface.

Eye, face and hearing protection are required for employees working with pneumatic tools.

When using pneumatic tools, employees must check to see that they are fastened securely to the hose to prevent them from becoming disconnected. A positive locking device attaching the air hose to the tool must be used. Crow’s foot/Chicago fitting connections will require safety clips or short lengths or wire to prevent accidental disconnects.

Airless spray guns that atomize paints and fluids at high pressures (1,000 pounds or more per square inch) must be equipped with automatic or visual manual safety devices that will prevent pulling the trigger until the safety device is manually released.

If an air hose is more than one-half inch inside diameter, a safety excess flow valve must be installed at the source of the air supply to shut off the air automatically in case the hose breaks.

In general, the same precautions should be taken with an air hose that are recommended for electric cords, since the hose is subject to the same kind of damage or accidental striking and presents tripping hazards.

A safety clip or retainer must be installed to prevent attachments, such as chisels or a chipping hammer, from being unintentionally shot from the barrel.

Screens may need to be set up to protect nearby workers from being struck by flying fragments around chippers, riveting guns, staplers, or air drills.

Compressed air guns should never be pointed toward anyone. The user should never “dead-end” it against themselves or anyone else. They must never be used to clean or dust off a person.

Workers operating a jackhammer must wear safety glasses, face shields, hearing protection and adequate foot protection to prevent injury.

Liquid-Fuel Tools

A third type of tool is fuel-powered, usually by gasoline. Employees must handle, transport, and store the gas or fuel only in approved flammable liquid containers, according to proper procedures.

Before the tank for a fuel-powered tool is refilled, the user must shut down the engine and allow it to cool to prevent accidental ignition of flammable vapors.

If a fuel-powered tool is used inside a closed area, effective ventilation and/or personal protective equipment is necessary to avoid breathing carbon monoxide. A minimum of 10lb ABC fire extinguishers must be available in the area. Eye, face and hearing protection will be required.

Powder Actuated Tools

Power-actuated tools operate like a loaded gun and should e treated with the same respect and precautions. They must be operated only by specially trained employees who have been appropriately trained and authorized to do so and have ID on them at all times indicating that they have been trained.

Safety precautions to remember include the following:

•	These tools should not be used in an explosive or flammable atmosphere.

•	Before using the tool, the worker should inspect it to determine that it is clean, that all moving parts operate freely, and that the barrel is free from obstructions.

•	The tool should never be pointed at anybody.

•	The tool should not be loaded unless it is to be used immediately. A loaded tool should not be left unattended, especially where it would be available to unauthorized persons.

•

Hands should be kept clear of the barrel end. The tools must not be able to operate until they are pressed against the work surface with a force, of at least 5 pounds greater than the total weight of the tool.

If a powder-actuated tool misfires, the employee should wait at least 30 seconds, and then try firing it again. If it still does not fire, the user should wait another 30 seconds so that the faulty cartridge is less likely to explode, and then carefully remove the load. The bad cartridge should be put in water.

Used or partially used clips are to be disposed of in water and not thrown on floor.

Suitable eye, face, and hearing protection are essential when using a powder-actuated tool.

The muzzle end of the tool must have a protective shield or guard centered perpendicularly on the barrel to confine any flying fragments or particles that might otherwise create a hazard when the tool is fired. The tool must be designed so that it will not fire unless it is equipped with this type of safety device.

All powder-actuated tools must be designed for varying powder charges so that the user can select a powder level necessary to do the work without excessive force.

If the tool develops a defect during use it should be tagged and taken out of service immediately until it is properly repaired.

Fasteners

When using powder-actuated tools to apply fasteners, there are some precautions to consider. Fasteners must not be fired into material that would let them pass through to the other side. The fastener must not be driven into materials like brick or concrete any closer than 3 inches to an edge or corner. In steel, the fastener must not come any closer than one-half inch from a corner or edge. Fasteners must not be driven into very hard or brittle materials which might chip or splatter, or make the fastener ricochet.

An alignment guide must be used when shooting a fastener into an existing hole. A fastener must not be driven into a spalled area caused by an unsatisfactory fastening.

Hydraulic Power Tools

All hydraulic tools and associated components will be utilized within the parameters set by the manufacturer.

The fluid used in hydraulic power tools must be an approved fire-resistant fluid and must retain its operating characteristics at the most extreme temperatures to which it will be exposed.

The manufacturer’s recommended safe operating pressure for hoses, valves, pipes, filters, and other fittings must not be exceeded.

Jacks

All jacks—lever and ratchet jacks, screw jacks, and hydraulic jacks—must have a device that stops them from jacking up too high. Also, the manufacturer’s load limit must be permanently marked in a prominent place on the jack and should not be exceeded.

Once the load has been lifted it must be immediately blocked up.

Use wooden blocking under the base if necessary to make the jack level and secure. If the lift surface is metal, place a 1-inch thick hardwood block or equivalent between it and the metal jack head to reduce the danger of slippage.

To set up a jack, make certain of the following:

•	the base rests on a firm level surface,

•	the jack is correctly centered,

•	the jack head bears against a level surface, and

•	the lift force is applied evenly.

Proper maintenance of jacks is essential for safety. All jacks must be inspected before each use and lubricated regularly. If a jack is subjected to an abnormal load or shock, it should be thoroughly examined to make sure it has not been damaged.

Hydraulic jacks exposed to freezing temperatures must be filled with adequate antifreeze liquid.

Magnetic Based Power Tools

Magnetic based power tools will be energized by an independent power circuit. Magnetic based power tools used on vertical bulkheads or overhead panels will be secured in place with chains, cables or fasteners to hold the tool in place in case of a power or equipment failure. A tag will be required to be attached to the male end of the power cord reading, “MAGNETIC DRILL IN USE DO NOT REMOVE.”

7.7 Energy Isolation Control (EIC)

Purpose

The purpose of the “Lockout/Tag-out Policy” is to provide uniform guidelines to ensure that machines or equipment are isolated from all potentially hazardous energy, and locked out and tagged out before employees perform any servicing or maintenance activities where the unexpected energizing, start-up or release of stored energy could cause injury. Yates has a “Zero Tolerance” policy for failure to follow Lock-out/Tag-out procedures.

Responsibility

All employees will be instructed in safety significance of the lockout/tag-out procedure with the superintendent, foremen, or other competent person working directly with the specific machine or equipment to be locked or tagged out taking the responsibility of implementing the program.

When necessary to isolate energy sources from the permanent facilities the Owner’s plan is to be followed. (Plan to be provided.)

Preparation For Lockout and Tag-out

Make a survey to locate and identify all isolating devices to be certain which switches or other energy isolating devices apply to the equipment to be locked and tagged out. More than one energy source may be involved.

Sequence of Lockout and Tag-out System Procedure

1.	Notify all affected employees that a lockout and tag-out system is going to be utilized and the reason for it. All employees will be informed as to the types and magnitude of energy that the machine or equipment utilizes and shall understand the hazards associated with it.

2.	If the machine or equipment is operating, shut it down by the normal stopping procedure.

3.	Operate the switch or other isolating device so that the equipment is isolated from its energy source or sources. Restrain any stored energy, such as springs, elevated parts of machines, rotating members and air, gas, steam or pressurized water by blocking, bleeding, repositioning or other effective means.

4.	Lockout and tag-out the energy isolating devised with assigned individual locks, tags, or other additional safety measures. Lockout locks shall be keyed individually to ensure each lock’s integrity.

5.	After ensuring that no personnel are exposed, and as a check on having disconnected the energy sources, operate the normal operating controls to make certain the equipment will not operate. CAUTION—Return operating controls to “Neutral” or “Off” position after the test. An individual familiar with the start up of the equipment must do this test. Also, a qualified electrician must use test equipment to ensure that electrical parts and circuit elements have been de-energize.

6.	The equipment is now locked and tagged out.

Restoring Machines or Equipment to Normal Operations

1.	After the servicing and maintenance is complete and the equipment is ready to be re-energized for normal operations, check the area around the machine or equipment to ensure that no one is exposed to dangerous electrical or moving parts.

2.	After all tools have been removed from the machine or equipment, guards have been reinstalled and employees are in the clear, remove all lockout and tag-out devices. Operate the energy isolating devices to restore energy to the machine or equipment.

Procedure Involving More Than One Person

In the preceding steps, if more than one individual is required to lockout/tag-out equipment, each shall place their own personal lockout device and tag-out device on the energy isolating devices. When such devices cannot accept multiple locks or tags, a multiple lockout and tag-out device may be used. As people no longer need to maintain their lockout protection, that person will remove their lock from the energy isolating device or multiple lockout devices.

Basic Rules for Using Lockout and Tag-out System

All equipment must be locked out and tagged out to protect against accidental or inadvertent operation of equipment or contact with live electrical parts or conductors when such operation or contact could cause injury to personnel. Do not attempt to operate any switch, valve, or other energy-isolating device where it is locked and tagged out. No employee will ever be permitted to remove another employees’ lockout device or tag. Any person who tampers with an energy source isolation device to which lockout devices and tags are attached, or removes a lockout device or tag without authorization will be subject to disciplinary action up to and including immediate discharge. If a lockout device is inadvertently left on, every effort must be made to locate the individual responsible and to have them remove the device. If they have left the job site, a call must be made to their home to get them to return. If this fails, the onsite superintendent will be responsible for removal of the lockout device. Documentation of this incident should be kept on file at the job site.

Temporary Power Systems

All temporary power will comply with the following instructions:

Above ground

•	Suspended energized wires shall not be allowed in areas of crane and equipment access.

•	Splices in suspended wires shall be structurally supported so that the splices do not carry tension.

•	All suspended wires must be insulated.

•	All unenclosed, suspended wires must be a minimum of 20 feet above the ground or work area.

•	All suspended wire below 20 feet must be in IMC or equal conduit.

Below ground

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All wire below the ground surface shall either be encased in IMC or equal conduit and buried a minimum of 12 inches or shall be encased in PVC conduit and buried a minimum of 24 inches. Red-colored concrete should be used to encase and identify buried electrical cable.

•	Avoid areas which are known to require excavation in the future.

•	The contractor shall provide frequent and conspicuous warning signs for both above and below ground installations throughout the site.

•	Proper ground fault protection shall be provided.

7.8 Excavation

This procedure applies to all open excavations made in the earth’s surface, which includes trenches.

Any time the earth’s surface is disturbed, a Trenching and Excavation Permit / Dig Permit will be issued. Permits can only be issued and signed by YATES SAFETY PROFESSIONAL.

A trench is referred to as a narrow excavation made below the surface of the ground in which the depth is greater than the width—the width not exceeding 15 feet. An excavation is any man-made cut, cavity, trench, or depression in the earth’s surface formed by earth removal. This can include excavations for anything from cellars to highways. Be sure to check permit requirements, if applicable, before starting any work. All trenches and excavations greater than 4 feet in depth will be classified as permitted confined spaces. The proper procedure for permitted confined spaces must be followed.

Planning for Safety

Before any excavation actually begins, the estimated location of utility installations, such as sewer, telephone, fuel, electric, water lines, or any other underground installations, that would normally be expected to be encountered, shall be determined. Utility companies or owners will be contacted within established or customary local response times, advised of the proposed work, and asked to establish the location of the underground installations. When utility companies or owners cannot respond within 24 hours (unless a longer period is required by state or local law) or cannot establish exact locations the employer may proceed with caution provided detection equipment or other acceptable means of locating the installations are used. While excavations are open, underground installations will be protected, supported, or removed as necessary to safeguard employees.

No matter how many trenching, shoring, and backfilling jobs have been done in the past, each job should be approached with the utmost care and preparation.

On-the-Job Evaluation

Yates policy requires that a competent person inspect, on a daily basis, excavations and the adjacent areas for possible cave-ins, failures of protective systems and equipment, hazardous atmosphere, or other hazardous conditions. If any of these conditions are encountered, exposed employees must be removed from the hazardous area until the necessary safety precautions have been taken. Inspections are also required after natural (e.g., heavy rains) or man-made events such as blasting that may increase the potential for hazards.

Support Systems

Yates policy requires that in all excavations employees exposed to potential cave-ins be protected by sloping or benching the sides of the excavation; supporting the sides of the excavation or placing a shield between the side of the excavation and the work area.

Yates procedure provides several different methods and approaches for designing protective systems that can be used to provide the required level of protection against cave-ins.

One method of ensuring the safety and health of workers in an excavation is to slope the sides to an angle not steeper than one and one-half horizontal to one vertical (34 degrees measured from the horizontal). These slopes must be excavated to form configurations that are in accordance with those for Type C soil found in appendix B to subpart P of the standard. A slope of this gradation or less is considered safe for any type of soil.

A second design method, which can be applied for both sloping and shoring, involves using tabulated data, such as tables and charts, approved by a registered professional engineer. This data must be in writing and must include sufficient explanatory information to enable the user to make a selection, including the criteria for determining the selection and the limits on the use of the data.

At least one copy of the information, including the identity of the registered professional engineer who approved the data, must be kept at the worksite during construction of the protective system. Upon completion of the system, the data may be stored away from the job site, but a copy must be made available, upon request, to the Assistant Secretary of Labor for OSHA.

A trench box or shield may also be sued that is either designed or approved by a registered professional engineer or is based on tabulated data prepared or approved by a registered professional engineer. Timber, aluminum, or other suitable materials may also be used. OSHA standards permit the use of a trench shield (also known as a welder’s hut) as long as the protection it provides is equal to or greater that would be provided by the appropriate shoring system.

The procedure does not require the installation and use of a protective system when an excavation (1) is made entirely in stable rock, or (2) is less than 4 feet deep and a competent person has examined the ground and found no indication of a potential cave-in.

Safety Precautions

Employees must be provided with support systems such as shoring, bracing, or underpinning to ensure the stability of adjacent structures such as buildings, walls, sidewalks or pavements.

Excavations are prohibited below the level of the base or footing of any foundation or retaining wall unless (1) a support system such as underpinning is provided, (2) the excavation is in stable rock, or (3) a registered professional engineer determines that the structure is sufficiently removed from the excavation and that excavation will not pose a hazard to employees.

Excavations under sidewalks and pavements are also prohibited unless an appropriately designed support system is provided or another effective method is used.

Installation and Removal of Protective Systems

The following procedures are for the protection of employees installing support systems:

•	Securely connect members of support systems,

•	Safely install support systems,

•	Never overload members of support systems, and

•	Install other structural members to carry loads imposed on the support system when temporary removal of individual members is necessary.

In addition, the procedure permits excavation of 2 feet or less below the bottom of the members of a support or shield system of a trench (1) if the system is designed to resist the forces calculated for the full depth of the trench, and (2) there are no indications, while the trench is open, of a possible cave-in below the bottom of the support system. Also, the installation of support systems must be closely coordinated with the excavation of trenches.

As soon as work is completed, the excavation should be back-filled as the protective system is dismantled. After the excavation has been cleared, workers should slowly removed the protective system from the bottom up, taking care to release members slowly.

Falls and Equipment

In addition to cave-in hazards and secondary hazards related to cave-ins, there are other hazards from which workers must be protected during excavation-related work. Additional hazards include exposure to falls, falling loads, and mobile equipment. To protect employees from these hazards, the following precautions will be taken:

•	Keep materials or equipment that might fall or roll into an excavation at least 2 feet from the edge of excavations, or have retaining devices, or both.

•	Provide scaling to remove loose rock or soil or install protective barricades and other equivalent protection to protect employees against falling rock, soil, or materials.

•

Prohibit employees from working on faces of sloped or benched excavations at levels above other employees unless employees at lower levels are adequately protected from the hazard of falling, rolling, or sliding material or equipment.

•

Prohibit employees under loads that are handled by lifting or digging equipment. To avoid being struck by any spillage or falling materials, require employees to stand away from vehicles being loaded or unloaded.

Water Accumulation

Employees are prohibited from working in excavations where water has accumulated or is accumulating unless adequate protection has been taken. If water removal equipment is used to control or prevent water from accumulating, a competent person to ensure proper use must monitor the equipment and operations of the equipment.

Diversion ditches, dikes, or other suitable means must be used to prevent surface water from entering an excavation and to provide adequate drainage of the area adjacent to the excavation. Also, a competent person must inspect excavations subject to runoffs from heavy rains.

Hazardous Atmospheres

Where adverse atmospheric conditions may exist or develop in an excavation, the employer also must provide an ensure that emergency rescue equipment, (e.g., breathing apparatus, a safety harness and lifeline, basket stretcher, etc.) is readily available.

When an employee enters bell-bottom pier holes and similar deep and confined footing excavations, the employee must wear a harness with a lifeline. The lifeline must be securely attached to the harness and must be separate from any line used to handle materials. Also, while the employee wearing the lifeline is in the excavation, an observer must be present to ensure that the lifeline is working properly and to maintain communication with the employee.

Access and Egress

Employees must be provided with safe access and egress to and from all excavations. When employees are required to be in trench excavations 4-feet deep or more, adequate means of exit, such as ladders, steps, tamps or other safe means of egress, must be provided and be within 25 feet of lateral travel. If structural ramps are used, a competent person must design them, or a competent person qualified in structural design if used by vehicles. Also, structural members used for ramps or runways must be uniform in thickness and joined in a manner to prevent tripping or displacement.

Walkways or Bridges

1.	All open trenches and excavations will be barricaded to protect pedestrians and vehicles.

2.	When possible, the barricades will be set up prior to excavation so there will not be a lag time between opening the excavation and erecting the barricade.

3.	Excavations requiring wooden barricades constructed with 2” by 4” top rail at 39” to 45” in height and 2” by 4” mid-rail including 2” by 4” uprights no further apart than eight feet are:

1.	Any excavation to be open more than 36 hours.

2.	Any excavation that cuts an accepted established walkway, sidewalk, or aisle way.

4.	Excavations requiring sawhorse-type barricades with flashing lights are:

1.	Any excavation in or cutting an accepted established roadway or temporary roadway where vehicles may travel.

5.	All other excavations may be barricaded with pennant flagging or yellow and black barrier tape.

7.9 Abrasive/Hydro Blasting/Pressure Washing

The activities in this section are defined as follows:

•	Abrasive Blasting is the use of solid material carried in air under pressure to clean equipment or facilities.

•

Hydro Blasting is the use of high-pressure water sprayed from a nozzle to clean equipment or facilities. High pressure hydro work by definition will be less than 3,600 psig provided that the flow is less than 3.5 gpm or 1000 psig if the flow is greater than 3.5 gpm or if pump capacity exceeds 13 HP at a pressure greater than 350 psig.

The following are required elements for performing Abrasive / Hydro Blasting activities:

•	PTW may be required for both indoor and outdoor blasting activities.

•	An immediate cut-off switch (“Dead Man Switch”) will be required on blasting nozzles.

•	Hoses will be leak-free.

•	OSHA/ANSI/Manufacturer Standards will be met on blasting pressure pots, and will be inspected by a competent person before work commences.

•	Nozzles must be externally attached to the hose by a fitting that will prevent accidental disengagement.

•	A support must be provided on which the nozzle may be mounted when it is not in use.

•	Blast hose shall be the static-dissipating type.

•	Grounding of all blasting components including object being blasted is required.

•	Any enclosures used shall be of negative pressure and have static electricity release points.

Blasting medium should be Silica free, and all spent mediums will be disposed of as per site requirements.

The proper PPE will be required for blasting activities. They include, but are not limited to the following:

•	Approved blast hood with direct feed air.

•	Approved hearing protection.

•	Approved protective gloves.

•	Long sleeve arm protection (Long sleeve shirt, etc.)

•	Sturdy Rain Gear, as needed.

•	Steel toed safety footwear.

•	Approved respiratory protection.

Approved respiratory protection must be worn inside the blasting zone (within 20 feet of the blasting nozzle).

A fail-safe device must be in place on air supply line in the event of a hose failure.

The blasting area will be established by hard barricade or barricade tape. Signage at the blasting location will read as follows:

CAUTION

ABRASIVE BLASTING AREA

EYE AND EAR PROTECTION AND RESPIRATORS MUST BE

WORN IN THIS AREA

High Pressure Hydro Blasting

Equipment / Work Practices / Requirements

•	Contractor Permit shall be issued before work commences

•	All personnel involved with Hydro blasting will be trained and competent with said operations.

•	Hydro blasting on pressurized vessels will not be undertaken including on heat exchangers unless both sides are depressurized.

•	Protective PPE and clothing will be worn at all times to include sturdy rain gear if necessary.

•	Steel toed safety footwear will be worn

•	No work will take place on ladders or stairs

•	Hydro blasting “Safety Attendant” will be stationed at the perimeter to monitor the blaster at all times.

•	All blasting equipment will be inspected by a competent person or on site superintendent before work commences.

•	Full criteria for inspection will be manufacturer’s recommendations.

•

An automatic relief device will be installed on the high-pressure side of the pump set to relieve at not higher than the maximum allowable working pressure of the lowest rated component in the high-pressure system and tested. Documentation will be maintained on test results and will be available for inspection upon request.

•

Prior to starting work, Contractor will visually inspect the high-pressure components including rupture disk pressure rating. Hose with exposed or damaged wire braid will be removed from high-pressure service.

•	Hoses will have been tested and documented for maximum allowable pressure within 90 days of use on the worksite.

•	Quarterly inspection will have been undertaken on all hoses

•	Visual inspection will take place before work and after breaks

•	The assembled high-pressure water cleaning components will be slowly pressurized to the maximum operating pressure to verify integrity of the system.

•

Hose failures usually occur near fittings due to bending stresses during use and handling. Pressurized hoses will not be handled within one foot of hose-to-hose connections. A shroud to protect the operator must shield hose-to-tool connections, which must be frequently in contact with the operator. These shrouds will have sufficient rigidity to resist bending to radius smaller than those recommended by the hose manufacturer.

•	Equipment operator nearest the high-pressure nozzle must always have a means of immediately reducing pressure and interrupting flow to the nozzle.

•

When hose drops exceed 10 feet, the hose will be securely tied off to a rigid support with a fiber tope to limit the pull due to hose weight. Bend radius limits (as identified by manufacturer) must be maintained.

•	At least one control valve or switch will control each high-pressure tool. An employee will operate only one high-pressure lance, mole or “shotgun” at one time.

7.10 Housekeeping

Yates management will monitor the housekeeping on a daily basis. Every employee will be responsible for the clean-up of his or her work areas.

All form material, scrap lumber, and other debris shall be kept clear from work areas, passageways, and stairs. It shall not be allowed to accumulate in and around buildings and other structures. Scrap boards and lumber with protruding nails must have the nails removed or knocked down. Combustible scrap and debris shall be removed at regular intervals during the course of construction. Safe means shall be provided to initiate their removal. Containers shall be provided for the collection and separation of wastes, trash, oily and used rags and other refuse. Containers used for flammable or hazardous wastes, caustics, acids, harmful dusts, etc. shall be equipped with covers. Garbage and other wastes shall be disposed of at frequent and regular intervals. Containers should be marked as to their contents.

7.10.1 Scheduled pick-up

At no period will waste of any material be allowed to accumulate in work areas.

Waste will be collected and removed from the worksite frequently through a scheduling process.

7.10.2 Waste Containers

Waste containers may be labeled for waste segregation. 55-gallon drums will be used in some locations and larger hopper type container utilized where additional waste is expected to become generated.

7.11 Oxy-Fuel Cutting / Heating—Compressed Gas Cylinders—Welding

Personnel engaging in these types of work activities must strictly adhere to the Yates permit system and obtain “Hot Work” permits, if applicable, before work begins. Special attention should be placed on the safety aspect of the individual work activities, including fire extinguishers and fire watches where needed. Components of the oxy-fuel system are to be inspected prior to beginning of work.

Transporting, Moving, and Storing Compressed Gas Cylinders:

•	Valve protection caps must be in place and secured.

•	When cylinders are hoisted, they will be secured on a cradle, sling board, or pallet. They must never be hoisted or transported by means of magnets or choker slings.

•	Cylinders should be moved by tilting and rolling them on their bottom edges. They must never be intentionally dropped, struck, or permitted to strike each other violently.

•	When cylinders are transported by powered vehicles, they will be secured in a vertical position.

•

Valve protection caps will not be used for lifting cylinders from one vertical position to another. Bars will not be used under valves or valve protection caps to pry cylinders loose when frozen. Warm, not boiling, water must be used to thaw cylinders loose.

•	Regulators will be removed and valve protection caps put in place before cylinders are moved.

•	A suitable cylinder truck, chain, or other steadying device will be used to keep cylinders from being knocked over while in use.

•	When work is finished, when cylinders are empty, or when cylinders are moved at any time, the cylinder valve is to be closed and the valve protection cap put in place.

•	Compressed gas cylinders must be secured in an upright position at all times.

•

Oxygen cylinders in storage will be separated from fuel-gas cylinders or combustible materials (especially oil or grease), a minimum distance of 20 feet (6.1m) or by a noncombustible barrier at least 5 feet (1.5m) high having a fire resistance rating of at least one-half hour.

•

Inside of buildings, cylinders must be stored in a well-protected, well-ventilated, dry location, at least 20 feet (6.1m) from highly combustible materials such as oil or excelsior. Cylinders should be store in specific assigned places away from elevators, stairs, or gangways. Assigned storage places will be located where cylinders will not be knocked over or damaged by passing or falling objects, or subject to tampering.

•

The handling, storage, and utilization of all compressed gases in cylinders, portable tanks, rail tank cars, or motor vehicle cargo tanks shall be in accordance with Compressed Gas Association Pamphlet P-1-1965.

•	A 10 lb ABC fire extinguisher will be located within 25 feet of storage and use areas.

•	“No Smoking” or “Open Flame” signs will be located in the area.

•	Cylinders must not be stored within 40 feet of an occupied dwelling-i.e.—Office trailer.

Placing Cylinders

•

Cylinders must be kept far enough away from the actual welding or cutting operation so that sparks, hot slag, or flame will not reach them. When this is impractical, fire-resistant shields must be provided.

•	Cylinders will be placed where they cannot become part of an electrical circuit. Electrodes must never be struck against a cylinder to strike an arc.

•

Fuel gas cylinders are to be placed with valve end up whenever they are in use. They will not be placed in a location where they would be subject to open flame, hot metal, or other sources of artificial heat.

•	Cylinders containing oxygen or acetylene or other fuel gas will not be taken into confined spaces.

Treatment of Cylinders

•	Cylinders, whether full or empty, will not be used as rollers or supports.

•

No person other than the gas supplier will attempt to mix gases in a cylinder. No one except the owner of the cylinder or person authorized by the owner shall refill a cylinder. No one is to use a cylinder’s contents for purposes other than those intended by the supplier. All cylinders used must meet the Department of Transportation requirements published in 49 CFR Part 178, Subpart C, and Specification for Cylinders.

•	No damaged or defective cylinder will be used. NOTE: Damaged cylinders are to be removed from service and tagged out of service.

Use of Fuel Gas

Yates will instruct their employees in the safe use of fuel gas, as follows:

A.	Fuel gas will not be used from cylinders through torches or other devices, which are equipped with shutoff valves, without reducing the pressure through a suitable regulator attached to the cylinder valve or manifold.

B.	The system MUST be tested for leaks before lighting the torch. Leak test the system by performing the following steps:

1.	With the oxygen cylinder valve open, adjust the oxygen regulator to deliver 20 PSIG.

2.	With the fuel cylinder valve open, adjust the fuel regulator to deliver 10 PSIG.

3.	Be sure that both the oxygen and fuel control valves on the torch handle are closed.

4.	Close both the oxygen and fuel cylinder valves.

5.	Turn the adjusting screws counterclockwise one (1) turn.

6.	Observe the gauges on both regulators for five minutes. If the gauge readings do not change, then the system is leak tight. If there is a leak, use an approved leak detection solution to locate it. If the H.P. gauge reading decreases, there is a leak at the cylinder valve or inlet connection. Tighten the inlet connection after the pressure has been released from the regulator. If the inlet connection still leaks, take the regulator to a qualified repair technician. Never tighten a cylinder valve. If the cylinder valve is leaking, remove the regulator from the cylinder and place the cylinder outdoors. Notify your gas supplier immediately. If the L.P. gauge reading decreases, there is a leak at the regulator outlet connection, within the hose, at the torch inlet connection or at the control valves on the torch handle. Tighten the regulator outlet connection and the torch handle inlet connection after the pressure has been released from the system. If these connections are still leaking, take the regulator or torch handle to a qualified repair technician. If the hoses are leaking, replace them.

7.	After leak testing the system, open the cylinder valves and proceed.

C.	Before a regulator is connected to a cylinder valve, the valve shall be opened slightly and closed immediately (this action is generally termed “cracking” and is intended to clear the valve of dust or dirt that might otherwise enter the regulator.) The person cracking the valve shall stand to one side of the outlet, not in front of it; the valve of a fuel gas cylinder shall not be cracked where the gas would reach welding work, sparks, flame, or other possible sources of ignition.

D.

The cylinder valve shall always be opened slowly to prevent damage to the regulator. For quick closing, valves of fuel gas cylinders shall not be opened more than 1 1/2 turns. When a special wrench is required, it shall be left in position on the stem of the valve while the cylinder is in use so that the fuel gas flow can be shut off quickly in case of an emergency. In the case of manifold or coupled cylinders, at least one such wrench shall always be available for immediate use. Nothing shall be placed on top of a fuel gas cylinder, when in use, which may damage the safety device or interfere with the quick closing of the valve.

E.	Flash back arrestors shall be used with oxygen, fuel gas welding, heating, cutting, and allied processes. The arrestors will be located at the base of the cutting head for the torch and at the regulators.

F.	Before a regulator is removed from a cylinder valve, the cylinder valve shall always be closed and the gas released from the regulator.

G.	If, when the valve on a fuel gas cylinder is opened, there is found to be a leak around the valve stem, the valve shall be closed and the gland nut tightened. If this action does not stop the leak,

the use of the cylinder shall be discontinued, and it shall be properly tagged and removed from the work area. In the event that fuel gas should leak from the cylinder valve, rather than from the valve stem, and the gas cannot be shut off, the cylinder shall be properly tagged and removed from the work area. If a regulator attached to a cylinder valve will effectively stop a leak through the valve seat, the cylinder need not be removed from the work area.

H.	If a leak should develop at a fuse plug or other safety device, the cylinder must be removed from the work area.

I.	I. Acetylene will not be used at pressures above 15 pounds PSI.

Hose

Fuel gas and oxygen hoses shall be easily distinguishable from each other. The contrast may be made by different colors or by surface characteristics readily distinguishable by the sense of touch. Oxygen and fuel gas hoses shall not be interchangeable. A single hose having more than one gas passage shall not be used.

When parallel sections of oxygen and fuel gas hose are taped together, not more than 4 inches out of 12 inches shall be covered by tape.

All hose in use, carrying acetylene, oxygen, natural or manufactured fuel gas, or any gas or substance which may ignite or enter into combustion, or be in any way harmful to employees, shall be inspected at the beginning of each working shift. Defective hoses shall be removed from service.

Hose which has been subjected to flashback, or which shows evidence of severe wear or damage, defective hose, or hose in doubtful condition, shall not be used.

Hose couplings shall be of the type that cannot be unlocked or disconnected by means of a straight pull without rotary motion.

Boxes used for the storage of gas hose shall be ventilated.

Hoses, cables, and other equipment shall be kept clear of passageways, ladders, and stairs.

Oxygen/Acetylene hoses are not to be crimped or tied prior to removing torch. Bottles must be turned off before disconnecting torch.

Torches

Clogged torch tip openings shall be cleaned with suitable cleaning wires, drills, or other devices designed for such purpose.

Torches in use shall be inspected at the beginning of each working shift for leaking shutoff valves, hose couplings, and tip connections. Defective torches shall not be use.

Torches shall be lighted by friction strikers or other approved devices, not be matches, hot work, or cigarette lighters.

Regulators and Gauges

Oxygen and fuel gas pressure regulators, including their related gauges, shall be in proper working order while in use. Regulators or gauges that have been damaged or found to be defective must be taken out of service immediately, tagged out and turned in for repair.

Oil and Grease Hazards

Oxygen cylinders and fittings shall be kept away from oil or grease. Cylinders, cylinder caps and valves, couplings, regulators, hoses, and apparatus shall be kept free from oil or greasy substances and shall not be handled with oily hands or gloves.

Manual Electrode Holders

Only manual electrode holders which are specifically designed for arc welding and cutting, and are of a capacity capable of safety handling the maximum rated current required by the electrodes, shall be used.

Any current-carrying parts passing through the portion of the holder which the arc welder or cutter grips in his hand, and the outer surfaces of the jaws of the holder, shall be fully insulated against the maximum voltage encountered to ground.

7.11.1 Welding

Welding Cables and Connectors

All arc welding and cutting cables shall be of the completely insulated, flexible type, capable of handling the maximum current requirements of the work in progress, taking into account the duty cycle under which the arc welder or cutter is working.

Only cable free from repair of splices for a minimum distance of 10 feet from the cable end to which the electrode holder is connected shall be used.

Cables in need of repair shall not be used. When cable, other than the cable lead referred to above, becomes worn to the extent of exposing bare conductors, the portion thus exposed shall be protected by means of rubber or friction tape of other equivalent insulation that is equal to or greater than the existing insulation.

When it becomes necessary to connect or splice lengths of cable one to another, substantial insulated connectors of a capacity at least equivalent to that of the cable shall be used. If connections are effected by means of cable lugs, they shall be securely fastened together to give good electrical contact and the exposed metal parts of the lugs shall be completely insulated.

Ground Returns and Machine Grounding

A ground return cable shall have a safe current-carrying capacity equal to or exceeding the specified maximum output capacity of the arc welding or cutting unit which it services. When a single ground return cable services more than one unit, it’s safe current-carrying shall exceed the total specified maximum output capacities of all the units which it services.

Pipelines containing gases or flammable liquids, or conduits containing electrical circuits, shall not be used as a ground return.

When a structure or pipeline is employed as a ground return circuit, it shall be determined that the required electrical contact exists at all joints. The generation of an arc, sparks, or heat at any point shall cause rejection of the structures as a ground circuit.

When a structure or pipeline is continuously employed as a ground return circuit, all joints shall be bonded, and periodic inspections shall be conducted to ensure that no condition or electrolysis or fire hazard exists by virtue of such use.

The frames of all arc welding and cutting machines shall be grounded either through a third wire in the cable containing the circuit conductor or through a separate wire which is grounded at the source of the current. Grounding circuits other than by means of the structure shall be checked to ensure that the circuit between the ground and the grounded power conductor has resistance low enough to permit sufficient current to flow to cause the fuse or circuit breaker to interrupt the current. All ground connections shall be inspected to ensure that they are mechanically strong and electrically adequate for the required current. At no time will welding machines D/C circuit be grounded by copper rod, which will be at least 24 inches into the ground.

Operating Instructions

Superintendents or their designee shall instruct employees in the safe means of arc welding and cutting as follows:

•	Permits, when required, should be satisfied prior to the start of work.

•

When electrode holders are to be left unattended, the electrodes shall be removed and the holders shall be so placed or protected that they cannot make electrical contact with employees or conducting objects.

•	Hot electrode holders shall not be dipped in water; to do so may expose the arc welder or cutter to electric shock.

•

When the arc welder or cutter has occasion to leave his work or to stop work for any appreciable length of time, or when the arc welding or cutting machine is to be moved, the power supply witch to the equipment shall be opened.

•	Any faulty or defective equipment shall be reported to the superintendent or his designee.

Shielding

Whenever practicable, all arc welding and cutting operations shall be shielded by noncombustible or flameproof screen which will protect employees and other persons working in the vicinity from the direct rays of the arc.

Fire Prevention

When practical, objects to be welded, cut or heated shall be moved to a designated safe location or, if these objects cannot be readily moved, all movable fire hazards in the vicinity shall be taken to a safe place, or otherwise protected. If these objects cannot be moved and if all the fire hazards cannot be removed, positive means shall be taken to confine the heat, sparks, and slag.

No welding, cutting or heating shall be done where the application of flammable paint or the presence of other flammable compounds, or heavy dust concentrations creates a hazard.

Suitable fire extinguishing equipment shall be immediately available in the work area and shall be maintained in a state or readiness for instant use.

When the welding, cutting, or heating operation is such that normal fire prevention precautions are not sufficient, additional personnel shall be assigned to guard against fire while the actual welding, cutting, or heating operation is being performed, and for a sufficient period of time after completion of the work to ensure that no possibility of fire exists. Such personnel shall be instructed as to the specific anticipated fire hazards and how the firefighting equipment provided is to be used.

When welding, cutting, or heating is performed on walls, floors, and ceilings, since direct penetration of sparks or heat transfer may introduce a fire hazard to an adjacent area, the same precautions shall be taken on the opposite side as are taken on the side on which the hot work is being performed.

For the elimination of possible fire in enclosed spaces as a result of gas escaping through leaking or improperly closed torch valves, the gas supply to the torch shall be positively shut off at some point outside the enclosed space whenever the torch is not to be used or whenever the torch is left unattended for a substantial period of time, such as during the lunch period. Overnight and at the change of shifts, the torch and hose shall be removed from the confined space. Open end fuel gas and oxygen hoses shall be immediately removed from enclosed spaces when they are disconnected from the torch or other gas-consuming device.

Except when the contents are being removed or transferred drums, pails, and other containers which contain or have contained flammable liquids shall be kept closed. Empty containers shall be removed to a safe area apart from hot work operations or open flames.

Drums, containers, or hollow structures which have contained toxic or flammable substances shall, before welding, cutting, or heating is undertaken on them either be filled with water or thoroughly cleaned of such substances and ventilated and tested.

Before heat is applied to a drum, container, or hollow structure, a vent or opening shall be provided for the release of any built-up pressure during the application of heat.

Mechanical Ventilation

Mechanical ventilation shall consist of either general mechanical ventilation systems or local exhaust systems.

Ventilation shall be deemed adequate if it is of sufficient capacity and so arranged as to remove fumes and smoke at the source and keep their concentration in the breathing zone within safe limits as defined in Subpart D of Part 1926, Occupational Health and Environmental Controls.

Contaminated air exhausted from a working space shall be discharged clear of the source of intake air.

All air replacing that withdrawn shall be clean and restorable.

Oxygen shall not be used for ventilation purposes, blowing dust from clothing, or for cleaning the work area.

Welding, Cutting, and Heating in Confined Spaces

Except where air line respirators are required or allowed as described below, adequate mechanical ventilation meeting the requirements described above shall be provided whenever welding, cutting, or heating is performed in a confined space.

When sufficient ventilation cannot be obtained without blocking the means of access, employees in the confined space shall be protected by air line respirators in accordance with the requirements of OSHA Subpart E of Part 1926, Personal Protective and Life Saving Equipment. An employee on the outside of the confined space shall be assigned to maintain communication with those working within it and to aid them in an emergency.

Where a welder must enter a confined space through a small opening, means shall be provided for quickly removing him or her in case of emergency. When safety harnesses and lifelines are used for this purpose they shall be so attached to the welder’s body that his body cannot be jammed in a small exit opening. An attendant with a preplanned rescue procedure shall be stationed outside to observe the welder at all times and be capable of putting rescue operations into effect or communicate with.

Welding, Cutting, or Heating of Metals of Toxic Significance

Welding, cutting, or heating in any enclosed spaces involving the following metals shall be performed with adequate mechanical ventilation as described above:

•	Zinc-bearing base or filler metals coated with zinc-bearing materials’

•	Lead base metals;

•	Cadmium-bearing filler materials;

•	Chromium-bearing metals or metals coated with chromium-bearing materials

Welding, cutting, or heating in any enclosed spaces involving the following metals shall be performed with adequate local exhaust ventilation as described above or employees shall be protected by air line respirators in accordance with the requirements of Subpart J: CFR 1926.353

•	Metals containing lead, other than as an impurity, or metals coated with lead-bearing materials;

•	Cadmium-bearing or cadmium-coated base metals;

•	Metal coated with mercury-bearing metals;

•	Beryllium-containing base or filler metals. Because of its high toxicity, work that involves beryllium shall be done with both local exhaust ventilation and air line respirators.

Employees performing such operations in the open air shall be protected by filter type respirators in accordance with the requirements of Subpart E, except that employees performing such operations on beryllium-containing base or filler metals shall be protected by air line respirators in accordance with the requirements of Subpart E.

Other employees exposed to the same atmosphere as the welders or burners shall be protected in the same manner as the welder or burner.

Inert-Gas-Metal-Arc Welding

Since the inert-gas metal-arc welding process involves the production of ultra-violet radiation of intensities of 5 to 30 times that produced during shielded metal-arc welding, the decomposition of chlorinated solvents by ultraviolet rays, and the liberation of toxic fumes and gases, employees shall not be permitted to engage in or be exposed to the process until the following special precautions have been taken:

•

The use of chlorinated solvents shall be kept at least 200 feet, unless shielded, from the exposed arc, and surfaces prepared with chlorinated solvents shall be thoroughly dry before welding is permitted on such surfaces.

•

Employees in the area not protected from the arc by screening shall be protected by filter lenses meeting the requirements of Subpart E. When two or more welders are exposed to each other’s arc, filter lens goggles or suitable type, meeting the requirements of Subpart E, shall be worn under welding helmets. Hand shields to protect the welder against flashes and radiant energy shall be used when either the helmet is lifted or the shield is removed.

•

Welders and other employees who are exposed to radiation shall be suitably protected so that the skin is covered completely to prevent burns and other damage by ultraviolet rays. Welding helmets and hand shields shall be free of leaks and openings.

•

When inert-gas metal-arc welding is being performed on stainless steel, adequate local exhaust ventilation as described above or air line respirators in accordance with the requirements of Subpart E shall be used to protect against dangerous concentrations of nitrogen dioxide.

General Welding, Cutting, and Heating

Welding, cutting, or heating not involving conditions or toxic materials described above may normally be done without mechanical ventilation or respiratory protective equipment. These protections shall be provided, however, where an unsafe accumulation of contaminants exists because of unusual physical or atmospheric conditions.

Employees performing any type of welding, cutting, or heating will be protected by suitable eye protective equipment in accordance with the requirements of Subpart E.

Welding, Cutting, and Heating in Way of Preservative Coatings

Before welding, cutting, or heating is commenced on any surface covered by a preservative coating whose flammability is not known, a test shall be made by a competent person to determine its flammability. Preservative coatings shall be considered to be highly flammable when scrapings burn with extreme rapidity.

When coatings are determined to be highly flammable, they shall be stripped from the area to be heated to prevent ignition.

Protection against toxic preservative coatings:

•

In enclosed spaces, all surfaces covered with toxic preservatives shall be stripped of all toxic coatings for a distance of at least 4 inches from the area of heat application, or the employees shall be protected by air line respirators meeting the requirements of Subpart E.

•	In the open air, employees shall be protected by a respirator, in accordance with the requirements of Subpart E.

The preservative coatings shall be removed a sufficient distance from the area to be heated to ensure that the temperature of the unstrapped metal will not be appreciably raised. Artificial cooling of the metal surrounding the heating area may be used to limit the size of the area required to be cleaned.

7.12 Rigging Practices

Rigging operations are an ongoing critical aspect to risk reduction. All rigging shall be performed by A Qualified Rigger (1926 Subpart CC) who shall inspect all rigging gear for compliance with all applicable OSHA and ASME/ANSI standards. Approved third party provider will be used to provide rigging services for work deemed more advanced than routine with the approval of the Crane and Equipment Safety Manager.

The following requirements will apply to rigging practices and will be reviewed by personnel responsible for the lift, prior to proceeding with rigging operations.

Rigging basics:

•	Know the weight of the load.

•	Know the load’s center of gravity.

•	Make attachments above the center of gravity.

•	Select rigging methods that will hold and control the load.

•	Know rated capacities of slings, hardware, and hoisting device.

•	Select slings and hardware best suited for the lift.

•	Inspect all rigging gear prior to use and during use.

•	Protect slings from sharp edges by use of softeners.

•	Protect load from rigging, if necessary.

•	Allow for sling angles.

•	Only use alloy chains marked “A” or “8” when chain is used.

•	Do not use homemade rigging devices.

•	Never make eye in wire rope slings with wire rope clips.

•	Attach tag lines prior to lift.

•	Keep personnel clear of lift area.

•	Lift load a few inches and re-check rigging.

•	Start and stop slowly.

•	Watch for obstructions and power lines.

•	Use proper hand signals.

•	Maintain load control

•	Do not forget the law of gravity.

Other required elements are:

•	Personnel responsible for the lifting operation will inspect all rigging gear to assure compliance with the requirements listed.

•	Less than 3/8 steel wire choker shall not be used.

•	All synthetic / wire slings / shackles shall have certification from either the manufacturer or an independent tester. Certifications shall not be from a “lot” but stand alone for each apparatus.

•	All lifts regardless of weight or size shall have at a minimum (1) tag line attached and used to prevent lateral movement.

•	Tag lines shall be rope—10’ minimum length— 1/2” minimum diameter.

•	Tag lines shall be of one continuous line, free of knots, tangles, and loops.

•	The practice of “Christmas treeing” is prohibited {Multiple pieces of material (lifts) off (1) common wire rope sling}.

•	Homemade rigging apparatuses are prohibited.

•

Bull dog clips used for lifting is prohibited (bull dog clips shall not be used where a static position is not always maintained—Lifting involves an element of shock loading and as such clips are prohibited).

•	Manila rope used as a lifting device above 50 lbs. is prohibited.

•	Come-a-long cheaters are prohibited.

•	Basket Hitch for lifting shall be reviewed by Crane and Equipment Safety Manager before commencing.

•	Required safety hooks shall be in place and functional on all lifting gear.

•	Chain falls shall be properly lubricated and not rusty.

•	Safe Work Loads shall be stamped on all lifting devices.

•	Come-a-long handle shall not be bent to any degree

•	It is recommended that all synthetic slings have an identifiable “read thread” system built-in.

•	Rigging gear will not be down rated in lifting capacity if found deficient.

•	Steel wire chokers shall be inspected for broken wires and use industry practice of ratio per lay as parameter.

•	The following hand signals are to be used when flagging (see addendum).

7.13	Material Handling, Storage, and Transportation

The following information addresses the handling, movement, and storage of material to help reduce the associated risks to personnel and property.

General:

•	All Materials stored in tiers shall be stacked, racked, blocked, interlocked, or otherwise secured to prevent sliding, falling, or collapse.

•	Aisles and passageways shall be kept clear to provide for the free and safe movement of material handling equipment of employees. Such areas shall be kept in good repair.

Material Storage:

•

Material stored inside buildings under construction shall not be placed within 6 feet of any hoist way or inside floor openings, nor within 10 feet of an exterior wall which does not extend above the top of the material stored.

•	Non-compatible materials shall be segregated in storage

•	Bagged materials shall be stacked by stepping back the layers and cross-keying the bags at least every 10 bags high.

•	Materials shall not be stored on scaffolds or runways in excess of supplies needed for immediate operations.

•	Brick stacks shall not be more than 7 feet in height. When a loose brick stack reaches a height of 4 feet, it shall be tapered back 2 inches in every foot of height above the 4-foot level.

•	When masonry blocks are stacked higher than 6 feet, the stack shall be tapered back one-half block per tier above the 6-foot level.

•	Lumber

•	Used lumber will have all nails withdrawn before stacking.

•	Lumber will be stacked on level and solidly supported sills.

•	Lumber will be so stacked as to be stable and self-supporting.

•	Lumber piles will not exceed 20 feet in height provided that lumber to be handled manually will not be stacked more than 16 feet high.

•	Structural steel, poles, pipe, bar stock, and other cylindrical materials, unless racked, shall be stacked and blocked so as to prevent spreading or tilting.

•

Drums, barrels, and kegs must be stacked symmetrically. If stored on their sides, the bottom tiers must be blocked to keep them from rolling. When stacked on end, put planks, sheets of plywood dunnage, or pallets between each tier to make a firm, flat, stacking surface. When stacking materials two or more tiers high, the bottom tier must be checked on each side to prevent shifting in either direction. All bound material should be stacked, placed on racks, blocked, interlocked, or otherwise secured to prevent it from sliding, falling, or collapsing.

•	Employees performing work on stored material in hoppers, tanks, and similar storage areas will be equipped with life lines and safety harnesses.

Housekeeping:

•	Storage areas shall be kept free from accumulation of materials that constitute hazards from tripping, fire, explosion, or pest harborage. Vegetation control will be exercised when necessary.

Materials Handling and Storage

When manually moving materials, employees must be aware of potential injuries, including the following:

•	Strains and sprains from improperly lifting loads, or from carrying loads that are either too large or too heavy.

•	Fractures and bruises caused by being struck by materials, or by being caught in pinch points.

•	Cuts and bruises caused by falling materials that have been improperly stored, or by incorrectly cutting ties or securing devices.

Moving, Handling, and Storing Materials

When manually moving materials, employees should seek help when a load is so bulky it cannot be properly grasped or lifted, when they cannot see around or over it, or when a load cannot be safely handled.

When an employee is placing blocks under raised loads, the employees should ensure that the load is not released until their hands are clearly removed from the load. Blocking materials and timbers should be large and strong enough to support the load safely. Materials with evidence of cracks, rounded corners, splintered pieces, or dry rot should not be used for blocking.

Workers must use appropriate protective equipment to avoid injuries to the hands and eyes.

Mechanically Moving Materials

Weight, size, and shape of the material being moved may dictate the type of equipment used for transporting it. All material handling equipment has rated capacities that determine the maximum weight the equipment can safely handle and the conditions under which it can handle those weights. The equipment-rated capacities must be displayed on each piece of equipment and must not be exceeded except for load testing. When picking up items with a forklift, the load must be centered on the forks and as close to the mast as possible to minimize the potential for the forklift tipping or the load unexpectedly falls. A forklift must never be overloaded. Extra weight must not be placed on the rear of a counterbalanced forklift to offset an overload. The load must be at the lowest position for traveling, and the forklift manufacturer’s operational requirements must be followed. All stacked loads must be correctly piled and cross-tiered, where possible. Precautions also should be taken when stacking and storing material. Also, audible back-up alarms (heard at a minimum of a 20 foot distance) and when necessary, a signal man will be utilized during “backing” operations.

7.14	Ladders

The following information will be employed to reduce the risks to personnel and property.

Basic information:

•

Broken or damaged ladders must not be used. Remove them from service immediately. Ladders to be repaired must be tagged “Unsafe, Do Not Use.” Ladders that are damaged beyond repair are to be destroyed immediately.

•	Ladders will not be spliced together.

•	All manufactured wood ladders are prohibited.

•	Ladders should not be placed against movable objects.

•	The areas around the top and base of ladders must be free of tripping hazards such as loose materials, trash, and electric cords.

•	To prevent ladders that project into passageways from being struck by personnel, moving equipment, or materials being handled, barricades or guards should be used.

•	Use of a ladder requires what is termed “3 point” control. Out of 2 hands and 2 feet; in some combination 3 must always be touching firmly or a fall is highly probable.

•	You must face the ladder at all times when ascending or descending.

•	When ascending or descending a ladder, an employee will have hands free, grip the sides or rungs with both hands, and face the ladder.

•	Under no circumstances will an employee ascend or descend a ladder while carrying tools or material in their hand. A hand line is recommended when hoisting or lowering tools and materials.

•	Be sure that shoes are free of mud, grease, or other substances that could cause a slip or fall.

•	All straight ladders shall be setup to a 4:1 ratio.

•	Straight adjustable ladders shall function and include a stopping device.

Job-Made Ladders

•	All job-made ladders should be constructed of straight grained, knot-free, seasoned lumber.

•

Job-made ladders will be constructed for intended use. If a ladder is to provide the only means of access or exit from a working area for 25 or more employees, or simultaneous two-way traffic is expected, a double cleat ladder will be installed.

•

Double cleat ladders will not exceed 24 feet in length. Single cleat ladders will not exceed 20 feet in length between supports (base and top landing). If ladders are to connect different landings, or if the length required exceeds this maximum length, two or more separate ladders will be used, offset with a platform between each ladder. Guardrails, mid-rails and toe-boards will be erected on the exposed sides of the platforms.

•	The width of single cleat ladders will be at least 15 inches, but not more than 20 inches between rails at the top.

•	Side rails will be parallel or flared top to bottom by not more than one-quarter of an inch for each 2 feet of length.

•	Wood side rails of ladders having cleats will not be less than 1- 1/2 inches thick and 3- 1/2 inches deep (2 inches by 4 inches nominal).

•	Side rails will be continuous.

•	2-inch by 4-inch lumber will be used for side rails of single cleat ladders up to 16 feet long; 2-inch by 6-inch lumber will be used for single cleat ladders from 16 to 24 feet in length.

•	Wood cleats will be constructed of ladder grade 2-inch by 4-inch (nominal dimension) material providing equal or greater strength.

•

Cleats will be inset into the edges of the side rails one-half inch, or (filler blocks) will be used on the rails between the cleats. The cleats will be secured to each rail with three 10d common wire nails or other fasteners of equivalent strength. Cleats will be uniformly spaced, 12 inches top-to-top. Wood ladders, whether manufactured or job-made shall not be painted.

Stairs, Passageways, and Ladders

•	Only those stairs, passageways, and ladders designated as safe means of access and egress to the structure of a building will be used. Others should be closed entirely at all times.

•	Stairwells will be properly illuminated.

•	Stairs, passageways, and ladders will be maintained in clean, safe condition.

•	Stairs that are incomplete or whose steps have uneven surfaces shall not be used.

7.15	Scaffolding

All scaffolds erected and dismantled will adhere fully with OSHA regulatory and manufacturer’s requirements. Risk reduction steps will be fully utilized to minimize the chances of severe injury or property damage. Clarity and understanding of the compliance boundaries are required in areas surrounding the technical issues of scaffolding erection. A demonstration of control over the erection, inspection, use and dismantlement of scaffolding will help minimize the risk of personal injury, structural failure, and related incidents.

7.15.1	Scaffolding Competent Person

•	The Scaffolding Competent Person will meet the requirements as set forth by the OSHA and Industry standards.

•	Scaffold Competent Person will be responsible for daily implementation of the inspection process.

7.15.2	Personnel Requirements

Personnel or approved third party providers for scaffolding erections will comply with the following:

•	All scaffolding personnel should be experienced or have successfully completed a class in scaffolding assembly and dismantling.

•	The scaffolding competent person will be solely responsible for daily scaffolding inspections.

7.15.3	Scaffolding Material/Pre-erection Inspection Requirements

•	All scaffold components for a scaffold system will be inspected prior to use. Any damaged or defective components will not be used and will immediately removed from the project

•	Third party suppliers are to be held fully responsible and accountable to provide scaffold material in compliance with regulatory requirements and manufacturer specifications.

7.15.4	Erection Requirements

•

Before erection commences, a mandatory “walk-down” and full review of the area / level the scaffold is to be erected will be undertaken by the erector for the purposes of understanding potential obstructions and planned activity.

•	Each scaffold must be inspected and approved (tagged) by the scaffolding competent person prior to initial use and after alteration or moving.

•	Scaffolds and their components shall be capable of supporting without failure at least 4 times the intended load.

•	All scaffolding must be erected and maintained to conform to established standards.

•	Guardrails, mid-rails, and toe-boards must be installed on all open sides of scaffolds more than 6 feet in height.

•

Scaffold planks must be at least 2-inch by 10-inch full thickness lumber, scaffold grade or equivalent. They must be cleated or must extend over the end supports at least 6 inches, but not more than 12 inches. All planking or platforms will be overlapped (minimum 12 inches) and secured from movement.

•	All scaffolds must be at least two planks wide; no employee may work from a single plank.

•	Scaffold planks must be visually inspected before each use. Damaged scaffold planks must be destroyed immediately.

•	Scaffold tubing will be handled by two (2) erectors during erection.

•

Access ladders must be provided for each scaffold. Ladders will extend at least 3’ above the working surface and be staggered at each level. Climbing off the end frames is prohibited unless their design incorporates an approved ladder.

•

Scaffolds must be secured to the building or structure at intervals that do not exceed 30 feet horizontally and 26 feet vertically. All “tie backs” to a structure will require approval from the Scaffolding Competent person or an engineer.

•	Barrels, boxes, kegs, and similar unstable objects must never be used as work platforms or to support scaffolds.

•	Where persons are required to work or pass under a scaffold, a screen of 18 gauge, 1/2 inch wire mesh or equivalent is required between the toe-board and the guardrail.

•	Mud sills, feet, or adequate blocking will be used under level scaffolding to prevent the integrity of the scaffold stability from being compromised by soft footings or grating.

•	Overhead protection is required if employees working off scaffolds are exposed to overhead hazards. Such protection must be 2” planking or the equivalent.

•	Any scaffolding that involves “bridging, cantilever, or drops” shall require a sketch/drawing reviewed and approved by the Scaffolding Inspector.

•	Any scaffold damaged or weakened from any cause will be immediately repaired and will not be used until repairs have been completed.

•

Nails or bolts used in the construction of scaffolds will be of adequate size and in sufficient numbers at each connection to develop the designed strength of the scaffold. Nails will not be subjected to a straight pull and will be driven full length.

•	The poles, legs, or uprights of scaffolds will be plumb, securely and rigidly braced to prevent swaying and displacement.

•	Materials being hoisted onto a scaffold will have a tagline.

•	The use of shore or lean-to scaffolds is prohibited.

•	Steel scaffolding will not be field repaired or welded unless per the manufacturer’s specifications.

•	Steel scaffolding disposed of in the project trash will be so cut up as to completely render same useless and uneconomical to repair.

•	Do not modify or remove any scaffolding component unless you are qualified to do so. Scaffold erectors are responsible for erecting, maintaining, modifying and dismantling all scaffolding.

7.15.5	Scaffolding Inspection and Tagging System

Scaffold inspection program shall have a process involving the on-site Competent Person. The controlling factor will be the inspection and staff erection process.

•

A scaffold tagging system should be used for inspection control of all scaffolds. The scaffold tag shall be signed and inspected daily or at any time that the scaffold has to be re-inspected due to modification.

The following will apply:

•	During erection and dismantling the “red” scaffold tag will be placed on scaffold and remain until scaffold is fully inspected or removed.

•	The competent person will internally inspect all scaffolds and fill out scaffold tag along with placing his/her signature.

•	Competent Person will review scaffold for compliance and sign or initial scaffold tag as the controlling authority.

•	Work cannot commence on an erected scaffold until the competent person has initialed the scaffold tag.

•	Scaffold tag will be maintained at all times next to the access ladder at ground elevation for inspection.

•	Scaffold tag will be protected from environmental elements.

•	Re-inspection of erected scaffold shall take place as follows:

•	Re-inspection shall be undertaken visually, daily, and whenever modifications are made and noted on the scaffold tag.

•	Scaffold Competent person shall monitor this process through daily field review.

7.16	Floors / Grating Openings

When it becomes necessary to remove flooring in elevated locations, the following are key elements that will apply to the removal of grating/flooring to reduce the risk of damage to person or property.

The following will apply in any grating/flooring removal requirement.

•	Grating or floor removal shall only be undertaken after permission is given by the site superintendent or his designee.

•	Personnel removing grating shall wear and use fall protection during removal.

•	Before grating is physically removed it shall be secured by means of a rope / wire to prevent falling to level below.

•

All grating and grating clips removed from a location shall be located in an area away from the opening and clips stored in a bag or like manner to prevent any objects from falling to the levels below.

•	The area surrounding the opening shall be “hard barricaded” at all entry points where personnel could enter area.

•	Signage stating “Danger—Floor Opening—Authorized Personnel Only” in English and Spanish shall be located at all entry points.

•	In some cases, the entry points shall be controlled through either a sign in-out log or a full-time observer stationed at points of access.

•	If work is not completed during normal work period or left unattended for more than (2) hours the following will apply:

•	Grating opening shall be covered with new plywood at a minimum 3/4” thick overlapping all sides by 12”.

•	Plywood shall be labeled “Floor Opening” or “Hole” with red or florescent orange spray paint.

•	The process for re-installing grating shall follow the same sequence and risk reduction steps.

7.17	Line/Flange Breaking

The following information will assist in the safe performance of breaking lines/flanges. Before “breaking” any flange (on any line, pipe, vessel, or tank), the superintendent or his designee of the work to be performed will take the following steps:

•	Re-verify the precautions that have been taken to isolate the work and to ensure that it is free of any pressure or hazardous substance.

•	If there is a JSA for the work review it with the crew.

•	Fill out an STA for the task to be performed.

•

When required, personal protection equipment will be worn by all persons in the immediate area of the flange “breaking” and will continue to be worn until there is no chance of a blockage or back pressure escape.

•	MSDS will be available for review if there are any suspicions as to the contents of the line being breeched.

•	Where there is a potential for spillage; corresponding around and below areas shall be barricaded and signage applied as a precaution.

•	Remember to consider all low point traps.

•	Remember—break bolts away from you first:

•	Verify open drain valves by rodding out to check for blockage with assigned onsite personnel if requested.

•	All steps identified in this work process shall be applied every time a flange is to be opened.

7.18	Elevated Work

Training is the key element toward full compliance of fall protection procedures. Personnel will have complete understanding of when, where, and what is expected for mandatory fall protection. Yates has a “Zero Tolerance” policy for the use of fall protection. Anyone not using PFAS will be terminated. Subcontractor employees will be asked to leave the project. The following are key elements which will be applied:

•

Fall protection compliance is mandatory for all work activity above 6 feet and work activity where the potential for falling is evident (e.g. employee standing on piece of equipment 6 feet off ground level but potential for slippage is high considered high risk and may require fall protection to be worn).

Exceptions for the following locations only:

•	Permanent walkways fully enclosed with guard rail.

•	Approved and tagged scaffold fully guard railed.

When Personnel working within a scaffold and due to potential work activity must leave the scaffold, personnel will have and use 100% fall protection with a suitable anchorage point.

•	Unsafe fall protection equipment or shock loaded equipment will be immediately discarded.

•	Safety nets will not be the primary fall protection device.

•	Safety net design and implementation shall be reviewed by the Vice President of Safety or his designee.

•	Equipment not manufactured for the purpose of employee occupancy will not be used for elevated work such as a forklift or backhoe bucket.

•	Work within any extended work point such as a pipe rack or structural steel framing erection area will contain a lifeline type system for employee tie-off.

Elements of this action are:

•	Wire rope minimum diameter 3/8 to 1/2 inch.

•	Manila rope shall not be used as a lifeline.

•	Weekly inspection

•	Anchorage points to support multiple employee falls and minimum 5,000 lbs per person.

•	Slack less than 2” in center point

•	Minimum of (3) (i.e. bull-dog clips J-clip, Fist grip clip, Crosby) shall be applied at each connection point.

7.19	Night Work

Based on production requirements or continuous work processes, some work activities may need to be continued during night time hours.

Under no conditions will night-work commence unstructured and not fully controlled. Yates will have adequate supervisory personnel. Activities involving what is termed “open sky” activities, specifically scaffold erection or structural steel work, may be prohibited during the defined night work hours except under emergency type situations. The risks involved in this area are such that common scaffold erection at night, normally carried out as an ongoing or “normal” practice, maintains higher than practicable or controllable risks.

Night work will be defined as any work commencing after documented (calendar) “sunset” and BEFORE documented (calendar) “sunrise.”

To reduce the risk associated with night-shift work activities the following will apply:

•	Listed below are some required baseline elements of the Yates Night Work Plan:

•	A plan must be created stating clearly the work to be performed, personnel requirements, equipment requirements, and safety representative input to ensure adequate safety considerations.

•	A plan for the night work must be completed and include, but will not be limited to:

•	Area

•	The Names of Supervisory associated with the job.

•	Signature of Safety Representative or his designee.

•

Personnel operating lifting equipment will comply with requirements listed in Section (9) of this document concerning total hours of work in a (24) hour period. Basic industry practice and OSHA requirements will govern this aspect.

The following requirements apply to specific risk reduction for night work activities:

•	All areas required for field work activity and where personnel will have to work will have a measured amount of artificial light equal to 53.81 lux or 10-footcandles as a minimum

•	Light readings may need to be taken by safety personnel to verify adequate lighting. Reading should be taken using a light-meter.

•	Lifting activities require the following:

•	Crane block should be painted with florescent paint or have reflective tape applied.

•	Area of the lift zone will be lighted to assure that the lift can be safely accomplished.

•	Crane operator may need to use yellow tinted glasses.

•	Rigging signal men may need to use yellow tinted glasses and should wear a florescent vest.

•	Radio communication on a dedicated channel is mandatory between crane operator and personnel receiving the load.

7.19.1	Lighting Requirements

Lighting:

Construction areas, aisles, stairs, ramps, runways, corridors, offices, shops and storage areas whose work is in progress shall be lighted with either natural or artificial illumination according to OSHA standards. Temporary lights shall not be suspended by their electric cords unless cords and lights are designed for this means of suspension.

All lighting that is suspended shall be routed and secured to prevent damage to the cords and prevent cutting or chaffing of the insulation on the cords. Never run cords across sharp edges or secure in a manner that might cause damage to the cord.

Portable electric lighting used in wet and/or other conductive locations such as drums, tanks, and vessels shall be operated at 12 volts or less, unless 120V lights are protected by a ground fault circuit interrupter.

8.0	Occupational Health & Environmental Controls

8.1	Hazard Communication

It is a matter of company policy to provide our employees with information about hazardous chemicals on the worksite through our Hazard Communication Program, which includes container labeling. Material Safety Data Sheets (MSDS), and employee information/training. Owner to remove asbestos pipe insulation and provide report of removal to show that it is safe to commence our scope of work.

Information about hazardous substances in the work area will be communicated through a hazard communication system, which includes training, container labeling. Material Safety Data Sheets (MSDS’s), and all other “Right-to-know” information. This information will be up-to-date, complete, and readily accessible to all personnel.

The required components of the program are as follows:

8.1.1	Material Safety Data Sheets

Copies of Material Safety Data Sheets for all hazardous chemicals to which employees may be exposed are kept at job site office, and are readily accessible to employees in the work area during each work shift. The Site Superintendent is responsible for obtaining and maintaining the file of MSDS’s. A current MSDS list of MSDS will be kept at the site, branch office and home office including a master list of all products.

8.1.2	Labeling

It is the policy of Yates to ensure that each container of hazardous chemicals on a jobsite is properly labeled.

The labels will list:

•	The contents of the container,

•	The appropriate hazard warnings, and

•	The name and address of the manufacturer, importer, or other responsible party.

To further ensure that employees are aware of the chemical hazards of materials used in their work areas, it is our policy to label all secondary containers. Secondary containers will be labeled with either an extra copy of the manufacturer’s label or with a sign or generic label that lists the container’s contents and appropriate hazard warnings.

The responsibility will be assigned to the worksite superintendent.

8.1.3	Employee Training

All new hires will be trained during the orientation session prior to beginning work. Specific training with regards to hazardous chemicals in the employee’s work area will be addressed prior to the time of their initial work assignment and training will be continued on an as-needed basis thereafter.

•	An overview of the hazard communication requirements.

•	A review of the chemicals present in their work place.

•	The location and availability of our written Hazard Communication Program, a list of hazardous chemicals and Material Safety Data Sheets.

•	Methods and observation techniques that may be used to detect the presence or release of hazardous chemicals in the work area.

•	The physical hazards of the chemicals in the work area.

•	The health hazards of the chemicals in the work area, including signs and symptoms of exposure, and any medical condition known to be aggravated by exposure to chemicals.

•	How to lessen or prevent exposure of hazardous work place chemicals by using good work practices, personal protective equipment, etc.

•	Emergency procedures to follow if employees are exposed to hazardous chemicals.

•	An explanation of our Hazard Communication Program, including how to read labels and Material Safety Data Sheets to obtain appropriate hazard information.

•	The introduction of a new chemical may result in additional training and certification.

•

When a type of product is introduced into a work area or the chemical composition of a product changes, the worksite superintendent or his designee will review the above items as they are related to the new chemicals.

8.1.4	Informing Other Employers

To ensure that the employees of other contractors have access to information on the potentially hazardous products at a jobsite, it is the responsibility of the worksite superintendent to provide the other contractors the following information:

•	Where the MSDS’s are available. Locations to be determined at time of mobilization.

•	The name and location of the potentially hazardous products to which their employees may be exposed and any appropriate protective measures required to minimize their exposure; and

•	If an MSDS is requested by an employee and is found to not be immediately available, the work is to stop until the MSDS is made available to the employee.

•	An explanation of the labeling system used at the jobsite. This is to be documented by the site superintendent, in case there is ever a question of whether or not we provided the information.

•	All of the above information will be documented in the meeting minutes on a Safety Meeting Form and forwarded to the Corporate Safety Department for filing.

Each contractor bringing potentially hazardous products onto a jobsite must provide the worksite superintendent with the appropriate hazard information on those substances to which company employees may be exposed to on the jobsite.

8.1.5	Non-Routine Tasks

Periodically employees are required to perform non-routine tasks. Prior to starting work on such processes, each affected employee will be informed by the superintendent or his designee about hazards to which they may be exposed and appropriate protective and safety measures.

8.2	Blood Borne Pathogens

Any personnel who potentially may be affected will be provided informal training with regard to blood borne hazards and utilize all aspects of control during medical events. Medical personnel will receive formal training, which strongly communicates blood borne hazards and contaminated medical use products, as well as exposure preventive measures.

Medical waste will be contained in an approved container for hypodermic needles, scalpel blades, etc. and bandage shall be maintained in a separate approved container. In the event that medical waste is generated, it will be removed from the worksite and disposed of appropriately.

8.3	Drinking/Potable Water and Eating Facilities

An adequate supply of potable water shall be made available to employees on the jobsite. When permanent drinking water dispensers are not available, portable drinking water containers shall be made available.

Potable Water

•	Potable water will be available for field employees during the work hours.

•	Drinking stations will be established throughout the Yates work area.

•	Drinking cup material will be individual “throw away” paper containers.

•	Containers holding and dispensing potable water will be cleaned periodically with baking soda and 10% solution Clorox and water.

•	Potable water will be in containers for such purpose and marked as “DRINKING WATER ONLY”

•	These containers will be filled each day, taped closed and dated to assure freshness and prevent tampering.

8.3.1	Eating Facilities

•	Eating locations will be established within the worksite that comply with all regulatory requirements as it pertains to health and food control.

8.4	Sanitary Facilities

•	Sanitary facilities will consist of stand-alone portable toilets.

•	Location of toilets will be of a manner that movement by field employees will be limited.

•	Number of toilets will correspond with OSHA requirements (1 for every 20 employees).

•	Toilets will be cleaned frequently and pumped out periodically based on need.

•	Separate toilets should be provided for male and female use and marked as such.

•	Hand-washing facilities will be provided to ensure proper sanitation in accordance with the OSHA requirements.

8.5	Heat and Hot Working Conditions

The risk area in this section applies to confined space and other activities where employees may become overheated due to the environment conditions in which they are working.

Heat Stress—A physiological reaction that occurs when the body is accumulating heat faster than it can be dissipated. Heat stress situations include heat cramps, heat exhaustion and heat stroke.

Heat stress may occur anytime work is being performed at elevated temperatures or when protective clothing is worn. Heat stress symptoms include fatigue, irritability, anxiety, and decreased concentration, dexterity, or movement. If the body’s physiological processes fail to maintain a normal body temperature because of excessive heat, a number of physical reactions can occur ranging from mild to fatal. Because heat stress is one of the most common and potentially serious problems that workers encounter, regular monitoring and preventive measures are vital.

•	All confined work will be undertaken in a manner that monitors employee physical stress levels.

•	Employees will be trained on how to recognize and treat heat stress. During all work activities and especially within confined space activities, the following protocols will be followed:

It is suggested that employees drink 16 U.S. ounces of water before beginning work in the morning and after lunch. Provide disposable cups. Urge employees to drink 1-2 U.S. gallons of water per day. It is also highly recommended that employees are provided supplemental fluids containing electrolytes, such as Gatorade, PowerAde, electrolyte tablets and water. Water alone will not replenish electrolytes lost through sweating.

Personnel will need to be acclimated to work conditions and/or establish a systematic rotation system, especially within confined space activity by slowly increasing their workloads (i.e., do not begin work activities with extremely demanding tasks).

8.6	Hearing Protection Program

Where appropriate, personnel will be properly trained in the approved types and proper use of hearing protection.

Noise Exposure Limits:

•

In circumstances where there will be employee exposure to noise levels requiring hearing protection, a base line audio gram may need to be performed. The Vice President of Safety or his designee should be consulted to determine the need for audio grams.

•	All personnel will be required to wear hearing protective equipment in hazardous noise areas (80dBA or above).

•

Appropriate hearing protection equipment will be worn to protect personnel from excessive noise levels when engineering methods prove to be technologically infeasible or not cost effective, or when engineering controls are being evaluated or implemented.

•

Employees will use the provided hearing protection equipment in accordance with the training and instructions received and notify their superintendent immediately when conditions or practices change and result in increased noise levels.

8.7	Breathing Air Quality and Systems

Breathing air equipment that will be specified for employee use will be air compressors (only if they are approved for breathing air use) and breathing systems using cylinder air (SCBA).

The following are general requirements:

•

The superintendent or his designee will review all breathing air systems along with setup. A representative of the Yates Corporate Safety Department must be consulted before an employee is required to work in breathing air.

•	Oil bath air compressors will not be used for “breathing air” unless modifications are instituted.

•	Grade “D” breathing air from an approved vendor cylinder with test certificate will be used.

•	Pure oxygen or oxygen-enriched air will never be used as breathing air.

•	All employees will be trained in the use and precautions of using direct air systems. Documentation of training is to be forwarded to the Safety Training Manager for filing.

•	Only persons who are trained will serve as a stand-by person with the sole duty to monitor air systems.

A qualified person must perform, record and retain records of regular maintenance on filtration and compressor systems.

•	Compressor shall be located in an approved area away from potential intake of harmful gases or fumes.

•	Oil-free compressors are acceptable if their purpose/design is for breathing air systems.

8.7.1	Breathing Systems Using Air Cylinders

•	All sources of breathing air must comply with Grade D specifications.

•	Use and maintain equipment according to the manufacturer’s specifications to retain its original effectiveness.

•	Multiple and single cylinder systems must be assembled by a qualified person.

•	Vendor filled cylinders must be individually tested with certificate for Grade D air content and clearly labeled as breathing air prior to use.

•	Equipped with a failure alarm that is audible and/or visible to the user and/or standby person.

•	Coupling and hoses will be incompatible with other connections.

8.7.2	Employee Training

Employees will successfully complete training in the basic use and specific precautions involved with direct feed air systems.

Specific training will be successfully completed by personnel who will be assigned as “stand-by” personnel.

All training will be performed prior to any of work requiring these systems and documentation be forwarded to the Corporate Safety Department for filing.

8.7.3	Emergency Rescue

An Emergency Rescue Plan will be established that incorporates all aspects of the job site.

Each respective rescue team will be trained to execute a rescue anywhere on the job site, regardless of the location and/or circumstances. Training of these persons will be tailored to mimic the obstacles, challenges that are known or anticipated. This will be accomplished by a review of the construction plan with the party to conduct the training. By doing so, each member of the various teams will be better prepared to execute a rescue in a timely and professional manner.

•	All employees entering into a confined space environment or required by work activity to use a direct air system will be trained and fully knowledgeable in emergency escape/rescue.

8.8	Radiation / Radiographic Control

In the event that the use of Radiation is needed on the job, a Radiation Protection Officer (RPO) will be appointed. This professional will report to the Vice President of Safety or his designee and will have primary responsibility for ensuring that all site radiographic activities are conducted according to state and federal regulations. The RPO will be delegated full and complete authority to make compliance decisions and for their enforcement. As a condition of access, all affected contractors will submit the required regulatory permits and licenses for RPO review prior to their entry to the site.

Minimum documents required are:

•	Applicable license

•	Operating and emergency instructions

•	Record of leak tests

•	Record of latest survey instrument calibration

•	Notice to employees

•	Appropriate shipping papers

The RPO will conduct field audits prior to start-up of radiation emitting activities, and after start-up, daily inspections will be conducted to ensure compliance.

9.0	Mobile Equipment

9.1	Cranes, Derricks, Hoists, Conveyors, and Aerial Lifts

A.	General Requirements—Note: All cranes must meet certifications of OSHA, ASME/ANSI.

Lifting equipment is built for safe and economical operation, but it is only as safe as the operators who operate it. All signaling of cranes will be performed by a Qualified Signal Person in accordance with 29 CFR, 1926 Subpart CC

1.	All moving equipment MUST have one or more spotters assisting the operator at all times.

2.	All cranes, hoists, motor vehicles, elevators, conveyors, and heavy equipment must be operated and maintained to conform to established standards.

3.	Equipment rental companies are required to supply the Corporate Safety Department with a current “Inspections Certificate” for each individual crane to work on the project. A certified inspector, testing laboratory, manufacturer, or metallurgist will sign off this certificate or facsimile. A copy of the last annual crane inspection must accompany the rental agreement. Terms and conditions for rental equipment places the responsibility of lessee to furnish copy of certifications of annual inspections of various pieces of lifting equipment and cranes as required by OSHA. The site Superintendent must ensure this documentation is in hand and in order prior to placing the equipment in service.

4.	All cranes, hoists, motor vehicles, elevators, and heavy equipment must be inspected prior to use on each shift. All deficiencies must be repaired before the equipment is used.

5.	Operators of such equipment must keep daily inspection records as required by this procedure, and forward those records to the job site superintendent for review and filing.

6.	Rated load capacity charts, recommended operating speeds, special hazard warnings, and other essential information will be visible to the operator while they are at their control station.

7.	Prior to initial use, all new, extensively repaired, and altered cranes should be tested by or under the direction of an appointed or authorized person, confirming the load rating of the crane.

8.	Operators must take signals from only one person; in an emergency, however, a STOP signal can be given by anyone.

9.	Only standard hand signals will be acknowledged. A copy of the hand signals must be provided on equipment visible to employees.

10.	Routine maintenance, fueling, and repairs must not be performed while the equipment is in use or the power on.

11.	When handling or recharging batteries or using jumper cables, wear a face shield.

12.	The starting procedure is as follows:

a.	Prior to start-up, make a walk-around inspection to check the condition of the machine and see that everyone is in the clear.

b.	Check the engine oil and coolant prior to the initial start-up each shift.

c.	Before working any machine, allow sufficient time for a warm-up period after engine is started.

d.	Prior to attempting to work the machine, the operator should thoroughly familiarize himself with all controls.

e.	All controls should be tested by the operator at the start of a new shift. If controls do not operate properly, they will be adjusted or repaired before working the machine. Check wheel brakes before moving machine.

9.1.1	Operators of Material Handling Equipment

1.	Cranes will be operated only by the following personnel:

a)	Designated operator—The operator assigned by the employer as being qualified to perform specific duties and is in possession of the appropriate certification and qualifications applicable sections of 29 CFR, 1926 Subpart CC

b)	Learners under the direct supervision of a designated operator.

c)	Maintenance and test personnel, when it is necessary in the performance of their duties.

2.	No one, other than personnel specified, will enter an operator station or crane cab, with the exception of persons such as helpers and supervisors whose duties require them to do so, and then only in the performance of their duties and with the knowledge of the operator or other appointed person.

3.	It will be the responsibility of the site Superintendent to assign a competent person to indoctrinate operators in the operating procedures and OSHA regulations concerning hoist and crane operation, prior to starting work.

4.	Each operator for cranes must be qualified in accordance with accepted Operator Qualification procedure. If there is any question about physical or mental fitness of any operator, he may be referred to site Superintendent for arrangement for doctor examination.

5.	The operator will be responsible for those operations under his direct control. Whenever there is any doubt as to safety, the operator will stop and refuse to handle the load until safety, such as proper rigging, has been assured.

6.	While actually engaged in operating the crane, the operator will not engage in any practice that will divert his attention.

7.	The operator will familiarize himself with the equipment and its proper care. If adjustments or repairs are necessary, or any defects are known, he will report the same promptly to his supervisor and will also notify the next operator of the defects upon changing shift. If these adjustments, repairs or defects are such that they may jeopardize the safe operation of the equipment, the equipment must be removed from service immediately and tagged out of service.

8.	The operator will avoid swinging loads over employees. The operator will sound the horn when swinging a suspended load.

9.	The operator will not leave his position at the controls while the load is suspended. Before leaving his crane unattended, the operator will:

a) Land any attached load, bucket, lifting magnet, or other device.

b) Disengage clutch.

c) Set travel, swing, boom brakes, and other locking devices.

d) Put controls in the “off” position.

e) Stop the engine

f) Secure crane against accidental travel.

10.	Safety latches are required on all hooks on lifting and pulling devices.

9.1.2	Cranes and Derricks

Yates Construction project management team, PMs, Superintendents, and Safety Professionals will insure that all cranes are inspected prior to each shift and that Yates has all of the inspection logs in hand prior to use. Yates will check and manage that all operators, riggers, signal persons or any other authorized personnel are certified to perform their duties.

a.	No one but the operator will be allowed in or on the machine while it is operating. (This means NO RIDERS).

b.	NO RIDER signs will be posted in cab of crane.

c.	Boom angle indicators must be in working order at all times. Load movement devices or load indicating devices will be installed where required.

d.	All wire ropes will be in good repair.

e.	All belts, gears, shafts, pulleys, sprockets, drums, flywheels, or chains will be properly guarded.

f.	Accessible areas within the swing radius of all cranes must be barricaded, utilizing pennant flagging & 42-inch upright standards no further apart than 10 feet, to prevent employees from being crushed by the counterweight.

g.	The swing radius will be free of outside material such as water cans, tool boxes, and miscellaneous storage.

h.	All exhaust systems will be in good repair and guarded.

i.	All windows will be of safety glass and free of distortion such as cracks.

j.	Guardrails and hand holds will be appropriately built and secured and anti-skid surfaces placed on walkways and platforms.

k.	There will be an accessible 10-lb ABC fire extinguisher at all operator stations or cabs.

l.	The load block, headache ball, and safety hook will be kept in good repair.

m.	No employee will ride on a cable, ball, chain, sling, or any other hoisting attachment or on the material being moved by means of a winch line, crane, or forklift.

n.	Backup alarms will be installed and operational on truck cranes and pickers.

o.	With motor cranes, all four outriggers should be firmly set for every lift. In case of a rolling lift, the ground area must be firm and level and outriggers pads set to just clear ground.

p.	Booms and boom members will be kept in good repair, free of cracks, dents, and broken parts.

q.	Boom and crane rigging should be inspected at the start of every shift. At least once a week, lines should be checked thoroughly and lubricated. Aerosol can-type lubricant seems to be the most generally acceptable. It must be a lubricant that will penetrate the cables.

r.	Never repair a damaged boom or any section thereof. The only safe procedure is to contact the manufacturer giving crane identification information and following their instructions.

s.	Jibs will be used only when necessary for inward reach and will be equipped with positive jib stops when available.

t.

Cranes will not be operated when any part of the machine can come within 10 feet of a high voltage conductor. For this purpose, anything over 220 volts will be considered high voltage. When operating in proximity to a high voltage line, riggers will not pull the load line at an angle to make a hook up. If it is necessary to operate a crane close to high voltage lines, make arrangements through management to have the line de-energized if possible.

u.	For lines rated over 50 kV, the minimum clearance between the lines and any part of the crane or load must be 10 feet plus 0.4 inch for each 10 kV over 50 kV.

v.	During transit, with no load and the boom lowered, the minimum equipment clearance must be 6 feet for 50 kV or less, 10 feet for 50 kV to 345 kV, and 16 feet for voltages up to 750 kV.

w.	A designated employee must observe clearance of the equipment and give timely warning for all operations where the operator’s vision is obstructed.

x.	Any overhead line must be considered energized unless the responsible utility company or client representative verifies that it is not energized.

y.	Buffers will be installed at each end of the tracks for stops on rail-mounted cranes.

9.1.3	Hammerhead Tower Cranes

Adequate clearance shall be maintained between moving and rotating structures of the crane and fixed objects to allow the passage of employees without harm.

Each employee required to perform duties on the horizontal boom of hammerhead tower cranes shall be protected against falling by guardrails or by a personal fall arrest system in conformance with subpart M of the OSHA 1926 standard.

Buffers shall be provided at both ends of travel of the trolley.

Cranes mounted on rail tracks shall be equipped with safety switches limiting the travel of the crane on the track and stops or buffers at each end of the tracks.

All hammerhead tower cranes in use shall meet the applicable requirements for design, construction, installation, testing, maintenance, inspection, and operation as prescribed by the manufacturer.

9.1.4	Hydraulic Cranes

The use of hydraulic cranes as general purpose material handling equipment presents an operational control problem that all supervision should be aware of and responsible for. In addition to the applicable rules set down in the previous sections, the following rules will be adhered to when operating a hydraulic crane.

A.	Do not operate with cab doors in open position. In warm weather, remove and store doors to prevent blind spots.

B.	Wear seat belts at all times while traveling the crane.

C.	In addition to filing the Monthly Crane Safety Report, a daily check of the following items will be made before starting the shift.

1.	All deficiencies on the machine or unsafe conditions are to be reported to your supervisor promptly.

2.	No modifications or additions that affect the capacity and operation of the equipment will be made without the manufacturer’s written approval.

3.	Check wire rope condition and dead end for wedges and clamps. Keep wire rope lubricated.

4.	Check hook and block. Make sure hook has an operational safety latch.

5.	Check boom pivot pins and pin retainers.

6.	Check mountings for hydraulic boom cylinders.

7.	Check outriggers, pivot pins and retainers, and cylinder mountings.

8.	Check for buildup of dirt and rocks under outrigger cylinders. Check outrigger frames for cracks.

9.	Check all steering linkage.

10.	Check winch mounting.

11.	Check for any leaks of the hydraulic, engine oil, and coolant systems.

12.	Test brakes prior to moving machine.

13.	Make sure hydraulic pump is disengaged before moving machine over 1000 feet.

14.	Check horn, turn signals, and lights for proper operation.

15.	Inspect tires for condition and proper inflation.

16.	Check back-up alarm for proper functioning.

D.	Outriggers

1.	The crane must be level with all outriggers down on firm ground or footing prior to lifting loads or swinging the boom over the side, except as noted under the “Traveling” heading. Without the outriggers down and even with no load, it is possible to tip the crane over by simply swinging the boom over the side.

2.	The transporting of materials on the outriggers is prohibited.

3.	Use pads under outriggers at all times. Pad size is 3 to 1 over the original base size of the outrigger pad i.e. if the outrigger pad base equals one square foot then the pad placed under the outrigger pad base must equal three feet.

4.	When setting up near trenches or excavations, stay a safe distance back from the hole.

E.	Hoisting

1.	Know the weight of the load and the location to which it is being moved.

2.	No crane is to be loaded beyond its rated capacity.

3.	The operator will test the machine each time a load approaching the rated load is handled, by raising it a few inches and holding the load.

4.	Extreme care should be exercised when a load approaching the rated load capacity is handled. Whenever possible, this load should be tested keeping it close to the ground and booming out to the maximum radius required prior to making the actual lift into place. Be sure actual operating conditions do not exceed test conditions.

5.	Use extreme caution when extending the boom with loads suspended. As working radius increases, load capacity decreases and can cause the machine to tip over. Most hydraulic cranes differ from a friction machine in that a load cannot be lowered fast enough to overcome a tipping action once the machine becomes over-balanced.

6.	When the boom is extended, care should be exercised to avoid “two blocking” sheave block with boom.

7.	During hoisting, swing, or lowering operations, there will be no sudden acceleration or deceleration of the moving load.

F.	Traveling

1.	When traveling, the boom will be fully retracted and positioned over the front of the machine in the direction of travel.

2.	Use a signalman when backing the crane. The operator’s visibility is very poor towards the rear of some machines.

3.	The warning signal will be sounded each time before traveling, and intermittently during travel, particularly when approaching employees.

7.	Traveling with a load is not encouraged. However, if the Superintendent approves the policy, operators will adhere to the following procedures:

a.	Load must be positioned over the front of the machine in the direction of travel.

b.	ALL TRAVELED LOADS MUST BE TIED OFF TO THE MACHINE BY A TAG LINE AND NOT HELD OR BALANCED BY EMPLOYEES WALKING ALONG SIDE OF LOAD.

c.	Some loads will require the positioning of outriggers close to the ground.

d.	Route to be traveled will be level, compacted, and free of potholes.

e.	No one will be permitted to ride on any crane or picker except the operator or driver.

9.1.5	Crane Suspended Work Platform

A.	Cages will not be permitted if there is another reasonable method consistent with construction practices to accomplish the task.

B.	Each suspended cage brought onto the project must be inspected and approved for use by the Crane and Equipment Safety manager or his designee.

C.	The site Superintendent or his designee must specifically approve each individual use of cage.

D.	Suspended cages will be constructed in accordance with C.F.R. 1926.550(G)(4)(i)

9.1.6	Personnel Hoists—Fixed

A.	The erection and operation of personnel hoists must conform to established standards.

B.	Hoists must be guarded at ground elevation by suitable barricades and signs, and, on all elevations, the entrance to the platform should be barricaded.

C.	Personnel hoists will be enclosed on all sides and the top, except sides used for entrances and exits, which will have car gates or doors.

D.	The maximum allowable distance between the floor of the lifting car and the landing platform is six inches.

E.	Prior to placing a hoist into service, functions and safety devices must be tested thoroughly under the supervision of the manufacturer’s representative or other similarly qualified person in the presence of the Project Superintendent or his designee.

F.	At least every three months, the manufacturer’s representative as required by ANSI must make a full inspection and test to include a drop test.

G.	Records of such inspections and tests must be kept on the job site with copies to the Corporate Safety Department.

H.	Operators of personnel hoists will receive orientation and training in the safe and proper operation in accordance with the manufacturer’s instructions.

I.	Operators of personnel hoists must inspect and document daily inspections.

9.1.7	Aerial Work Platforms—Requirements

A.	General Requirements:

1.	The design and operation of all movable personnel hoists will be in accordance with the manufacturer’s recommended procedures for safe operation. Fall protection will be required at all times when using JLG’s or scissor lifts and must be attached to the appropriate anchor points provided within the basket.

2.	All personnel who operate aerial work platforms will be trained and certified in the safe operating procedures, using the manufacturer’s operator book.

3.	The operator will have documentation issued by the Corporate Safety Department or Project Superintendent stating his competency in operating the specific model of equipment. Arrangements should be made for the instructor personnel to be periodically trained and upgraded by the manufacturer’s representative or the vendor.

4.	Inspections are to follow the manufacturer’s recommendations.

5.	The movable personnel hoist is to be inspected for proper mechanical condition and is not to be used for lifting personnel unless in proper working order.

6.	All outriggers/axles must be extended and firmly set before personnel are elevated.

7.	Never position steps, ladders, or similar items on platforms to provide additional reach.

8.	Never lift any materials with the hoist. It is designed to safely lift workmen and their tools.

9.	If any questionable situation arises as to the capabilities or use of a movable personnel hoist, the Corporate Safety Department or manufacturer’s representative is to be consulted prior to use.

10.	All mechanical, hydraulic, and structural parts and systems of the lift will be inspected before each use. Any defects will be corrected before use.

11.	The equipment operator must know the equipment’s capacity and operate within the safe operating limits.

9.1.8	Aerial Work Platform (JLG Type)

NOTE: For use in this section “J.L.G.” is used to represent all types and manufactures of mobile boom—lift machinery.

A.	Two 10-lb. ABC fire extinguishers will be maintained on each J.L.G., one in the main basket, one on the machine base on the ground.

B.	The counterweight swing radius is to be barricaded any time the equipment is in operation. The area directly underneath the J.L.G. must be barricaded if the work presents a hazard to workers at lower levels.

C.	Lift will be operated only on level ground with wheels chocked unless controls are located in basket of equipment.

D.	Steering wheels should not be turned on concrete floors, unless lift is in motion.

E.	Safety harnesses will be worn in basket with lanyards secured to an approved anchor point provided by the manufacturer in the lift.

F.	Gate on basket will be kept closed and locked at all times when in use.

G.	No material will be lifted with J.L.G. lift.

H.	Fuel, motor oil, and hydraulic oil will be checked before each shift.

I.	Lift will not be used for any purpose other than to provide a mobile scaffold for workers.

J.	Machine platforms will be kept a minimum of 10 feet from electrical power lines.

K.	Personnel cannot stand on handrails for purposes of work. They must remain inside the basket.

L.	In the event that a person must exit the basket to perform work, the 100% tie off rule must be followed. The person must be tied off to an appropriate anchor point outside of the basket prior to unhooking from the anchor point inside the basket.

9.2	Pre-Operational and Daily Inspections

All equipment to be used on the site will be required to meet the minimum OSHA requirements including but not limited to lighting, mirrors, alarms, etc. Each piece of equipment will be inspected before it may be used on the site. The operator will conduct the inspection utilizing a check sheet of pre-determined requirements.

Inspection periods based on manufacturers recommendations, hours of service, incident involvement, or other reasons that would require inspection.

After equipment has passed the inspection process, it will be available for use on the project. Each piece of equipment will be re-inspected by the operator at the beginning of each shift or anytime there is a change in operators. Equipment failing inspection will be removed from service and tagged out with a “Do Not Operate” tag including explanation of deficiency.

9.3	Pre-Operational Inspection

An internal checklist will be employed to ensure complete and thorough crane inspections. The checklist will include the following elements:

•	Specific areas recommended by the manufacturer.

•	Proper readable load chart in Cab.

•	Angle Indicator functions.

•	If two-block device is not functioning: discussion with Crane and Equipment Safety manager is required.

•	Rated 10ABC Fire Extinguisher.

•	Cab maintenance and cleanliness.

•	Main and side crane windows not blocked with paper.

•	Outriggers fully extend and support crane weight.

•	Tires inflated properly.

•	Lattice boom crane—chord—connections inspected.

•	Note: Chord damage of any level shall have crane rejected.

•	Deformed, cracked, or corroded members in the crane structure and entire boom.

•	Loose bolts or rivets.

•	Cracked or worn sheaves and drums.

•	Worn, cracked or distorted parts such as pins, bearings, shafts, gears, rollers and locking devices.

•	Excessive wear on brake and clutch system parts, linings, pawls and ratchets.

•

Load, boom angle, and other indicators over their full range, for any significant inaccuracies Note: If load indicator is not functioning or absent discussion with Crane and Equipment Safety Manager is required.

•	Excessive wear of chain drive sprockets and excessive chain stretch

•	Crane hooks for cracks (visual)

•	Travel steering, braking and locking devices for malfunction

•	Excessively worn or damaged tires.

Hydraulic and pneumatic hose, fitting, and tubing including:

•	Evidence of leakage at the surface of the flexible hose or its junction with the metal and couplings.

•	Blistering or deformation of the outer covering of the hydraulic or pneumatic hose.

•	Leakage at threaded or clamped joint that cannot be eliminated by normal tightening or recommended procedures.

•

Evidence of excessive abrasion or scrubbing on the outer surface of a hose, rigid tube or fitting. Means shall be taken to eliminate the interference of elements in contact or otherwise protect the components.

Hydraulic and pneumatic pumps and motors including:

•	Loose bolts or fasteners

•	Leaks at joints between sections

•	Shaft seal leaks

•	Unusual noises or vibration

•	Loss of operating speed

•	Excessive heating of the fluid

•	Loss of pressure

Hydraulic and pneumatic valves including:

•	Cracks in valve housing

•	Improper return of spool to neutral position

•	Leaks at spools or joints

•	Sticking spools

•	Failure of relief valves to attain correct pressure setting

•	Relief valve pressures as specified by the manufacturer

Hydraulic and pneumatic cylinders including:

•	Drifting caused by fluid leaking across the piston

•	Rod seals leakage

•	Leaks at welded joints

•	Scored, nicked or dented cylinder rods

•	Dented case (barrel)

•	Loose or deformed rod eyes or connecting joints

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Hydraulic filters for evidence of rubber particles on the filter element that may indicate hose, “O” ring or other rubber component deterioration. Metal chips or pieces on the filter may denote failure in pumps, motors or cylinders. Further checking will be necessary to determine the origin of the problem before corrective action can be taken.

9.4	Daily Inspection

A Daily Equipment Safety / maintenance Checklist will be conducted by the operator before he/she begins operation of the equipment.

Daily inspection will also be conducted to verify that the hoist is free of mechanical defects and/or safety deficiencies. The first person to operate the machine must visually inspect the machine prior to its operation. Any deficiencies observed with the equipment being inspected must be noted on the inspection form and corrected or repaired prior to operation.

The following will be inspected as a minimum:

•	Inspections are required when in use other than daily mandated inspection.

•	Inspect all control mechanisms for maladjustment interfering with proper operation.

•	Inspect all control mechanisms for excessive wear of components and contamination by lubricants or other foreign matter.

•	Inspect all safety devices for malfunction.

•	Inspect all hydraulic hoses, and particularly those which flex in normal operation of crane functions, should be visually inspected.

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Inspect crane hooks for deformations or cracks. Hooks with cracks, or having more than 15 percent in excess of normal throat opening, or more than 10-degree twist from the plane of the unbent hook must not be used.

•	Inspect rope reaving for compliance with crane manufacturer’s specifications.

•	Inspect electrical apparatus for malfunctioning, signs of excessive deterioration, dirt and moisture accumulation.

•	Inspect tires for recommended inflation pressure.

9.5	Mobile Crane Training and Qualifications

No operator will be allowed to operate mobile cranes without having current documentation stating their qualifications. An Equipment Operators Card will be issued internally showing that all documentation has been reviewed and is current.

Crane operators may only be qualified to operate by the Crane and Equipment Safety Manager or his designee. Exceptions to operators being trained by a third party must be approved by the Crane and Equipment Safety Manager. Operators need to be cleared through Human Resources prior to employment.

9.6	Mobile Crane Operations and Practices

Equipment rental companies are required to supply the site superintendent with a current “inspections Certificate” for each individual crane to work on the project. A certified inspector, testing laboratory, manufacturer, or metallurgist will sign off this certificate or facsimile. A copy of the last annual crane inspection must accompany the rental agreement. Terms and conditions for rental equipment places the responsibility of lessee to furnish copy of certifications of annual inspections of various pieces of lifting equipment and cranes as required by OSHA. The superintendent must ensure this documentation is in hand and in order prior to placing the equipment in service.

The following will outline some basic parameter requirements applying specifically to the use and daily management of Mobile Crane operations.

9.7	Operator / Superintendent Responsibilities

•	It is the primary responsibility of the operator to see that the equipment is operated within the designed specifications.

•	Operator and superintendent are to be aware of crane configuration to include boom and jib length, etc.

•	The operator will have the primary responsibility for inspecting and maintaining hoisting equipment.

•	All hydraulic booms will be stored at end of work shift.

•	All lattice boom cranes will have the boom “dogged off” to an approved location at end of work shift.

•	The operator must be in position at the controls before starting a crane and will never attempt to start a crane while standing on the ground outside the cab.

•	The operator must make sure all other personnel are clear of the crane before starting and/or moving the crane.

•	The operator must not leave the controls position while a load is suspended.

•	The operator must never climb on or off a crane or equipment while it is in motion.

•	The operator and the rigger will be responsible to ensure all systems used with the hoisting equipment are within design capacity. This includes blocks, slings, ropes, etc.

•	The operator will apply power to load lines slowly.

•	The operator will receive signals from only one signal person at a time. The operator will stop the hoist / lift if there is confusion or uncertainty regarding the movement of the load or crane.

•	The lift supervisor will be responsible to ensure that proper barricades are placed around the swing radius of cranes or other lifting equipment.

•	Personnel operating cranes will be competent to operate such equipment and must have current certification / qualification card issued by the Crane and Equipment Safety Manager.

•	The operator will ensure that a fire extinguisher is on the equipment with a rating of 10ABC or larger and is readily accessible.

•	When handling or recharging batteries or using jumper cables, wear a face shield.

Starting Procedures

The starting procedure is as follows:

a)	Prior to start-up, make a walk-around inspection to check the condition of the machine and see that everyone is in the clear.

b)	Check the engine oil and coolant prior to the initial start-up each shift.

c)	Before working machine, allow sufficient time for a warm-up period after engine is started.

d)	Prior to attempting to work the machine, the operator should thoroughly familiarize himself with all controls.

e)	All controls should be tested by the operator at the start of a new shift. If controls do not operate properly, they will be adjusted or repaired before working the machine. Check wheel brakes before moving machine.

9.8	Lifting Consideration and Requirements:

•	When necessary, a signal person should be utilized to guide and direct the movement of the rig.

•	Close cooperation between the operator and signal person must be exercised. The operator will not make any move unless signals are clearly understood.

•	Sudden starts and stops are to be avoided.

•	Swing speed must be controlled so that the load does not swing out beyond the radius at which it can safely be handled.

•	The operator will avoid hoisting and carrying loads over personnel.

•	The bottom tip should always be positioned directly above the load being hoisted. A crane boom should never be used for dragging loads sideways.

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The load should never be allowed to strike the boom, outriggers or crane body, and the boom should never strike a structure. If a boom strikes any object, the crane must be removed from service for re-inspection.

•	The weight of the hook, spreader bar, load block and other material to be lifted must be included when calculating the total weight of a load.

•	All personnel will stand clear of all lines under strain.

•	All personnel will stand clear of the bight of a line (i.e., where the line makes a loop or a turn over a sheave or block)

•	All rigging hardware is to be used per the manufacturer’s instructions, applicable standards and good practice. Hardware should never be loaded beyond its safe working load.

•	Rated capacities, special warnings and instructions will be legibly posted on all equipment so they are visible by the operator.

•	Tag lines will be used when lifting materials with any cranes or other lifting device.

•	A rope sling will never be used on material contaminated with caustic or acids.

•	The use of barricade rope as a hand line is prohibited.

•	A bar should be used to guide cable or line onto a drum of a hoist. The employee’s hands or feet should never be used as a cable guide.

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Pads or mats will always be used under outriggers when setting up a crane on unstable ground or in areas where the strength of the slab/roadway is not known (The operator will be responsible for this action).

•	Weather conditions and lightning potential must always be considered before handling a load. During heavy rain and especially during lightening, stop work and find shelter.

•	Boatswain chair lifts with a crane are prohibited.

9.9	Crane Requirements

•	Load lines will be capable of supporting, without failure, at least seven (7) times maximum intended load. Anti-rotation rope will be capable of supporting ten (10) times the maximum intended load.

•	Load and boom hoist brakes, swing brakes, and locking devices will be engaged when man basket is in a stationary working position.

•	The load line hoist drum will have controlled load lowering. Free-fall is prohibited.

•	The crane will be uniformly level, within one percent (1%) level grade on firm footing; and outriggers with pads shall be used, if not crawler crane.

•	Total weight of the loaded platform and rigging will not exceed 50% of the rated capacity for the radius and configuration of the crane.

•	Cranes will be equipped with and have in good working order the following:

Boom angle indicator

Boom length indicator (for telescoping booms)

Swivel hook to prevent load spinning

Power up/down lever to remain functional for any system failure.

Anti-two block device

9.10	Man Basket Requirements

•	A qualified engineer with a Professional Engineer (PE) stamp competent in structural design will endorse and will design the man basket and suspension system.

•	Welded by approved welder and welding inspection report required with submission.

•	Man basket will be properly hung so that it will not turn or overturn while personnel are inside.

•	The personnel platform will have a safety factor of five (5) of its intended capacity.

•	A minimum of six (6) feet of headroom will be provided where required.

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Each platform must have a perimeter protection up from the floor forty-three (43) inches—(1100mm) minimum, which will be of solid construction of expanded metal with no greater than one-half inch (1/2) 12.7 mm openings.

•	A grab rail will be provided inside the platform.

•	Fall protection equipment must be utilized and tied off to a manufacturer-approved anchorage point.

•	If a gate is provided, it will swing inward and will be equipped with a device to prevent accidental opening.

•	Overhead protection must be provided when workers may be exposed to falling objects.

•	Signs will be permanently affixed to the man basket displaying:

•	Identification number

•	Safe Work Load

•	Maximum occupancy

•	Basket weight

•	Regulatory requirements where more stringent will supersede and apply.

9.11	Use of Personnel Platform (Man Baskets)

•	The number of employees occupying the personnel platform shall not exceed two (2) at anytime.

•	Man basket will be used only to lift workers and their tools and material to do the job. All work materials will be secured and distributed evenly in the man basket.

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Before employees exit or enter a hoisted personnel platform that is not landed, the platform shall be secured to the structure where the work is to be performed unless securing to the structure creates an unsafe situation.

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Employees shall keep all parts of the body inside the platform during raising, lowering, and positioning. This provision does not apply to an occupant of the platform performing the duties of a signal person.

•	No additional load will be lifted with the crane while man baskets are in use.

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When a wire rope bridle is used to connect the man basket to the load line, the bridle legs will be connected to a single ring or shackle. Bridles used as a connection for the personnel platform must not be used for any other purpose.

•	Hook throat openings will be closed and locked. “Mousing” (using wire rope to close the hook opening) is not permitted.

•	All rigging will have a minimum safety factor of seven (7) of the intended load.

•	All eyes in wire rope must be fabricated with thimbles.

9.12	Testing and Inspecting

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A trial lift with the unoccupied man basket will be made by the crane operator for each new work location and a new permit issued for the beginning of each shift to ensure that all controls and safety devices are functioning properly.

•	A new work location is any new lift where the radius has changed or additional weight is required and new permit will be required.

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Prior to hoisting workers for the first time at each new set up location, the crane operator will make a full cycle test of the man basket by lifting the unoccupied man basket loaded to 125% of the posted rated capacity.

9.13	Safe Work Practices

•	Lifting and lowering of the man basket will be performed in a slow and controlled manner with no sudden moves.

•	Workers will keep all parts of their body inside the man basket during raising, lowering, and positioning.

•	Traveling the crane will be prohibited while the man basket is occupied.

•	The crane operator will remain at the controls while the man basket is occupied.

•	The use of the man baskets shall be prohibited upon indication of any dangerous weather conditions.

•	Workers being hoisted shall remain in continuous sight of or continuous communication with the operator or signal person.

•	Workers occupying the man basket must wear a safety harness with lanyard connected above the load block or fall ball.

•	No lifts shall be made on another of the crane load lines while personnel are suspended in a man basket.

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A pre-lift meeting prior to hoisting at each new location, shall be held between the crane operator, persons to be lifted, Crane and Equipment Manager or his designee, to assure the safeguards mentioned in this procedure are followed and there is clear understanding of each person’s job scope and requirements.

9.14	Appointment and Duties of Specific Personnel

The following information outlines the roles and responsibilities of personnel involved in man basket work activity:

Crane Operator: This position requires all certifications be current and documented. The ultimate role of this person is to safely execute the lift in a controlled and safe manner as directed by signalman.

9.15	Man Basket Review / Approval Package

The Crane and Equipment Manager or his designee will use the Man Basket Checklist with a separate sign-off document to be completed for all work involving a man basket.

9.16	Critical Lift Form

A Critical Lift Form will be utilized on crane lifts involving “tandems or lifts over the manufacturers assigned load chart / radius” which are considered critical lifts, and will not be allowed or planned without additional procedures in place.

Completion of the Critical Lift Forms is the responsibility of the Crane and Equipment Safety Manager or his designee.

9.16.1	Aerial Lifts, Vehicle-Mounted Work Platforms

The following information outlines basic requirements for safe operation and protection of personnel engaged in aerial lifts and vehicle-mounted work platforms usage.

Yates will employ personnel that are competent and comply with the following general requirements list below:

•	Controls will be clearly marked as to their function.

•	The design and operation of all movable personnel hoists will be in accordance with the manufacturer’s recommended procedures for safe operation.

•	All personnel who operate aerial work platforms will be trained and certified in the safe operating procedures, using the manufacturer’s operator book.

•	The operator will be qualified to operate the equipment. Documentation will be forwarded to the Yates Corporate Safety Department.

•	The movable personnel hoist is to be inspected for proper mechanical condition and documented and is not to be used for lifting personnel unless in proper working order.

•	All outriggers/axles must be extended and firmly set before personnel are elevated.

•	While traveling, the basket must always follow behind the boom and must always be in a down position.

•	Never position steps, ladders, or similar items on platforms to provide additional reach.

•	Never lift any materials with the hoist. It is designed to lift workmen and their tools safely.

•	If any questionable situation arises as to the capabilities or use of a movable personnel hoist, the Corporate Safety Department or manufacturer’s representative is to be consulted prior to use.

•	All mechanical, hydraulic, and structural parts and systems of the lift will be inspected before each use. Any defects will be corrected before use.

•	Know equipment’s capacity and operate within it.

Scissors Lift Type Work Platform

•	A 10-lb ABC fire extinguisher will be mounted and maintained on the inside of the work platform.

•	When platform is raised for maintenance of rig; or before working under the platform, the platform will be positively blocked up to prevent the platform from falling.

•	Lower platform fully at end of work operation, and never climb up to extended platform.

Material Hoists

•	The erection and operation of hoists must conform to established standards.

•	The maximum allowable distance between the floor of the lifting car and the landing platform is six inches.

•	A sign stating “No Riders Allowed” must be posted on the car frame. Employees are prohibited from riding material hoists except for authorized purposes of inspection and maintenance.

•	Material hoists will not be operated near ladders, passageways, etc.

Dead Man Control Switch

•	The Dead Man Control Switch must be operable by the person operating the equipment and not wired in the “on or open” position.

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Equipment will not operate closer than 10 ft. to and energized power lines rated at 50 KV or less unless the aerial device is insulated for the work, and personnel for such operations perform the work.

•	Engine must be able to be started from the controls in the basket as well as from controls on the engine compartment.

•	A copy of the operator’s manual must be available and read by each operator, before use.

•	No employee will be permitted to use or operate lifts or platforms unless he/she has been instructed, trained and certified by a competent person in the use and operation of such equipment.

•	Equipment will not be moved when the boom is elevated in a working position with employees in the basket or on an elevate platform. Manufacturer’s specifications and limitations will be observed.

•	No employee will sit or climb on the guardrail of the basket.

•	Lanyards must be attached to an approved anchorage point within the basket.

•	Employees who tamper with controls and/or bypass safety devices, such as dead-man switches, etc. may be terminated.

9.16.2	Inspection and Operator Test

The operator’s level of competency in crane operation, safety procedures, and requirements for lifting equipment will be determined through competency testing. The competency test will be administered prior to employment and the physical test as part of initial training.

Inspections:

All lift equipment/machinery will be inspected periodically.

9.17	Forklift Operations and Practices

The following sections contained the basic instructions for the safe operation of forklifts and for the protection of the personnel working on and around them.

A Forklift, and motorized hand trucks and other specialized industrial trucks are powered by electric motors or internal combustion engines that are used in the handling or moving of equipment.

9.17.1	Operator Qualifications, Training and Certification Requirements

•	Forklift operators should be physically capable of safely operating the equipment.

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Only trained and authorized operators will be permitted to operate a forklift. Those authorized employees will demonstrate their ability to operate the forklift and an employee qualification will be issued.

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Upon successfully completing training requirements established by Crane and Equipment Safety Manager, a record will be established and the matrix of these records will be maintained by the Safety Training manager.

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The certification will be issued for the forklift on which the operator is trained and should be renewed at least every three years by training operations rules, the manufacturer’s operation’s manual, and by passing a manipulative test.

•	The person must successfully pass an operational skills test on the forklift.

•	The person qualified must read and understand the manufacturer’s operator’s manual.

•	The refresher training and evaluation shall be in accordance with 1910.178 (I) (4).

9.17.2	Work Practices

Rough Terrain Fork Lifts

General Operating Requirements:

•	Forklift will be equipped with a 5-lb ABC rated dry chemical type fire extinguisher, within reach of the operator.

•	Forklift will be equipped at all times with approved overhead protection, in addition to roll over protection.

•	Where possible, Forklift will be kept off of public roads.

•	Forklift will not be operated on public roads during hours of darkness unless properly equipped to do so and proper precautions are taken.

•	Forklift must never exceed 10 mph on project.

•	Forklift will be equipped with back-up alarms. In addition, it may be required that an amber flashing or revolving warning light be utilized.

•	Forklift will be equipped with a 10-inch convex rear view mirror on the blind side of the machine.

•	Forklifts will not be used as an elevator for employees unless equipped with a personnel lift platform designed and approved by the forklift manufacturer and used according to the OSHA standard.

•	Seat belts will be worn by operator.

•	No person will be allowed to stand or pass under the elevated portion of any forklift, whether loaded or empty.

•	No personnel will be permitted to ride on forklift or the load.

•	The operator will not allow arms or legs to be placed between the uprights of the mast or outside the running lines of the forklift at any time while in operations.

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When a forklift is unattended, load-engaging means will be fully lowered, controls will be neutralized power will be shut off and brakes will be set. Wheels will be blocked if the forklift is parked on an incline.

•	A safe distance will be maintained from the edge of ramps or platforms while on any elevated dock or platform. Forklifts will not be used for opening or closing freight doors.

•	Brakes will be set and wheel blocks will be in place to prevent movement of forklifts, trailers while loading or unloading when the trailer is not coupled to a tractor.

•	The flooring of trucks and trailers will be checked for breaks and weakness before they are driven on or across by the forklift.

•	There will be sufficient headroom under overhead installations, lights, pipes, sprinkler system, etc.

•	An overhead guard will be used to protect against falling objects.

•	Fire aisles, access to stairways and fire equipment will be kept clear.

Note: It should be noted that an overhead guard is intended to offer protection from the impact of small packages, boxes, bagged material, etc., representative of the job application; but not to withstand the impact of a falling capacity load.

9.17.3	General Operations

•	Safeguard the pedestrians at all times. Do not drive a forklift up to anyone standing in front of a bench or other fixed object.

•	Do not allow anyone to stand or pass under the elevated portion of any forklift, whether loaded or empty.

•	Do not put arms or legs between the uprights of the mast or outside the running lines of the forklift.

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When leaving a forklift unattended, load engaging means will be fully lowered, controls will be neutralized, power shut off, brakes set, key or connector plug removed. Block wheels if forklift is parked on an incline.

•	Maintain a safe distance from the edge of ramps or platforms and do not, while on any elevated dock or platform, push freight cars. Do not use forklifts for opening or closing freight doors.

•	Be sure of sufficient headroom under overhead installations, lights, pipes, sprinkler systems, etc.

•	Use a load backrest extension whenever necessary to minimize the possibility of the load or part of it from falling rearward.

•	Report all accidents involving personnel, building structures and equipment to the site superintendent immediately.

9.18	Motor Vehicle Operations and Practices

Motor vehicle entry and operation on the project site will be strictly monitored and restricted to those necessary for successful completion of daily work activities. Whenever possible, a company logo sticker will be permanently attached to the driver and passenger doors or on the sides of the equipment. Anytime that it becomes necessary to isolate or re-route traffic away from construction activities or hazardous conditions, (public of construction) “Jersey Barriers” shall be used.

The use of motorcycles onsite is strictly prohibited.

The negligent use of a motor vehicle shall be immediate cause of vehicle operator and vehicle removed from the work site.

Motor vehicles shall be broken down into:

(1)	Personal vehicles for non-construction use.

(2)	Construction vehicles carrying material or personnel

Vehicles

All company vehicles should be inspected on a weekly basis. Regular maintenance should be done as required and/or needed.

Anyone who is asked to drive a company (or their own) vehicle on business will furnish the jobsite supervisor his/her name, drivers license number, date of birth and state of issue.

If any employee is involved in an auto accident, he/she report it immediately to his/her supervisor, obtain a copy of the police report and on that day, write a narrative of what happened (date and sign the narrative) and fill out an equipment damage report form. All information is to be forwarded to the VP of Risk Management for review and follow-up investigation. If there is an injury, the VP of Risk Management or the Human Resources Department will be notified immediately.

General Requirements:

1.	Back-up alarms are required on all equipment having an obstructed view to the rear.

2.	Roll over protection structures (ROPS) is required on all tractors, dozers, forklifts, and forklifts.

3.	A 10 lb. ABC fire extinguisher will be maintained in the operator’s cab of all equipment.

4.	It will be the responsibility of every employee who drives a vehicle to know and obey all state and local traffic laws covering the territory in which he is driving. He will also be familiar with and abide by these rules and policies regarding the operating of vehicles. He will be personally responsible for all fines and other penalties assessed against him for traffic violations.

5.	Vehicles will be operated within the legal speed limit at all times and at a lower speed where conditions warrant.

6.	Drivers will not permit unauthorized persons to drive, operate, or ride on a vehicle or equipment.

7.	Both driver and passenger will use seat belts whenever the vehicle is in motion.

8.	Vehicles, including pickup trucks, used to transport employees will have seats with backs and seat belts firmly secured and adequate for the number of employees to be carried in the vehicle, including pickup bed.

9.	Tools and materials will be secured to prevent movement when transported in the same compartment with employees. This will also prevent possible tripping over non-secured tools in the bed of the truck.

10.	Drivers and operators will not let anyone ride on the running boards, fenders, or any part of a motorized vehicle.

9.18.1	Personal Vehicle Entry

Personal vehicles should not be allowed inside the project area. Exceptions will only be granted by the site superintendent and/or his designee. Personal vehicles will be parked in designated areas only. Upon exiting a vehicle, all employees shall don their personal protective equipment (PPE). Employees will be bused to the project site.

9.18.2	Construction Vehicles

Access to the project site by construction type vehicles will be limited to only those which are necessary to successfully complete daily work activities and having met the operation and safety requirements.

9.18.3	Vehicle Requirements

All vehicles of any type entering the site will have the following:

•	Fully licensed and approved under regulatory requirements.

•	Operator shall have appropriate license for vehicle type.

•	Vehicle and personal insurance.

•	Vehicles unlicensed for public roads are not allowed within the site.

•	Vehicles used for the transporting of material will have a “back-up alarm” wired into the vehicle reverse gear. Back-up alarm will be fully audible for (20) feet.

9.18.4	Vehicle Practices

The following practices inside and outside the site are required:

•	When operated offsite all vehicles will be maintained and driven according to traffic laws and regulations.

•	Vehicle backing-up with areas blind to the operator will require a signal-man.

•	Vehicle operator will not leave vehicle running and unattended.

•	Vehicle may be required to be parked in designated parking spaces.

•	During any emergencies or alarms, all vehicles will pull to the side of the road—turn off engine and personnel will walk to designated assembly point.

10.0	Fire Prevention & Protection

Yates Construction views prevention as the primary goal of its fire plan. However, it is acknowledged that in the event that a fire does occur, proper protection, planning and training are the keys to minimizing loss of life and property. At a minimum we will comply with all OSHA and NFPA rules and regulations or others incorporated by reference.

Classes of Fires defined:

Class “A” fires are those that occur in ordinary materials such as wood, paper, rags, and rubbish. The quenching and cooling effects of water or of solutions containing large percentages of water are of first importance in extinguishing these fires.

Class “B” fires are those that occur in the vapor-air mixture over the surface of flammable liquids such as gasoline, oil, grease, paints, and thinners. The limiting of air is of primary importance. Generally, regular dry chemical, multi-purpose dry chemical, carbon dioxide, and foam may be used depending on the circumstances of the fire. Solid streams of water are likely to spread the fire, but on large fires of this class, water fog nozzles prove effective.

Class “C” fires are those, which occur in or near energized electrical equipment where non-conducting extinguishing agents shall be used. Dry chemical, carbon dioxide, or compressed gas may be used. Foam or a solid stream of water should not be used because they are good conductors and can expose the operator to a severe shock hazard.

Class “D” fires are those that occur in flammable metals such as magnesium, titanium, zirconium, lithium and sodium. Specialized techniques, extinguishing agents, and extinguishing equipment are needed to control and extinguish fires of this type. Normal extinguishing agents shall not be used as there is a danger of increasing intensity of the fire because of a chemical reaction between some metal.

To enable employees to identify the various types of fire extinguishers and the class of fires to use them on, a breakdown of types is listed below:

•	Fire extinguishers are identified as Type A, Type B, Type C, and Type D, or as a combination.

•	Classes of fires are identified as Class A, Class B, Class C, and Class D.

•	Type A extinguishers are to be used on Class A fires. Class A fires are wood, cloth, paper, lumber, or rubbish fires. Use water or combination of Type ABC extinguisher.

•	Type B extinguishers are to be used on class A fires. Class A fires are wood, cloth, paper, lumber, or rubbish fires. Use water or combination of Type ABC extinguisher.

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Type C extinguishers are to be used on Class C fires. Class C fires are electrical motors or appliances. Use Co2 or Dry Chemical extinguishers. Water should not be used on Class C fires due to the possibility of electrocution.

•	Type D extinguishers are to be used on Class D fires. Class D fires are combustible metals. Use a special dry powder.

10.1	Fire Prevention

The prevention of fires is of utmost importance. Steps to good housekeeping and proper maintenance of equipment will be followed to keep fire hazards at a minimum and lower the risk of injury or damage to property.

The following will apply:

•	All fires will be reported immediately to site superintendent.

•	Matches and cigarette lighters will not be allowed to be carried into designated non-smoking areas.

•	Smoking may be confined only to specifically designated areas.

•	Cans of oil, kerosene, oily rages, waste, etc. will not be allowed entry onto the site unless they are in metal cans designed for flammables.

•	To prevent spontaneous type fires, a covered metal container for disposal of oily rages, waste, and other flammable rubbish will be provided and marked designating it for that purpose.

•	Containers will be emptied daily or properly stored.

•	Under no circumstances will “hot work” commence without appropriate measures being taken when there is a hydrocarbon source within 50-feet of the work to be performed.

•	The use of gasoline as a cleaning agent will be strictly forbidden.

•	All hydrocarbon containers will be of an approved type and visibly marked indicating them as “Flammable Storage Containers.”

•	The use of paint, insect sprays, and most paint removers near open flames or other sources of ignition is prohibited. Most of these products contain a flammable propellant or component.

10.1.1	Flammable Liquids

•	Fuel area or hydrocarbon storage area should be properly barricaded, protected, contained and labeled.

•	Flammable liquids such as gasoline, benzene, naphtha, and lacquer thinner will not be used for cleaning purposes at any time on the project.

•	Flammable liquids will not be stored in open containers.

•	Spills or overflow of flammable liquids are to be avoided. However, in the event of spillage, immediate steps will be taken to clean up and minimize the danger of fire.

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When liquids such as diesel, and oils are drawn into open metal containers, the open container will be grounded by means of either threaded connections or a bonding wire to the vessel or piping in order to prevent any possible ignition source from generation of static electricity.

•	All solvents will be kept in approved, properly labeled containers.

•	Gasoline and other highly flammable liquids will be handled, transported, and dispensed only in properly labeled containers designed for such use.

•	With exceptions of gasoline and oil, the mixing of two or more flammable liquids is strictly prohibited.

•	When pumping highly flammable liquids from one container to another, metallic contact, by use of grounding or bonding will always be maintained between the two containers.

10.1.2	Good Housekeeping to Prevent Fires

•	Good housekeeping will be maintained at all work locations and in all vehicles.

•	Combustible materials such as oil soaked rages; waste and shavings will be kept in approved metal containers with self-closing lids.

•	Containers will be emptied daily as part of our housekeeping system.

•	Paper and other combustible materials will not be allowed to accumulate anywhere on the project.

10.1.3	Safe Handling and Storage of Flammable & Combustible Material

•	Stored in approved safety cans. Safety cans must have self-closing caps, flame arrester’s, and pressure relief vents and be properly labeled as to their contents.

•	Dispensing drums will be equipped with a special self-closing faucet and a pressure vacuum relief vent.

•	Grounding or bonding must be in place before dispensing begins.

•	No more than 25 gallons of flammable liquids will be stored outside of an approved flammable liquid storage cabinet.

•	Storage cabinets, rooms, or particular areas will be designed and designated to store flammable liquids. Cabinets will be labeled “FLAMMABLE—KEEP FIRE AWAY”.

•	Not more than 60 gallons of flammable or 120 gallons of combustible liquid will be stored in any one storage cabinet or container.

•	Never handle a flammable substance near a heat source or bring a heat source near a flammable substance.

•	Safe transfers of flammable liquids are made in an open, well ventilated area where the vapors will be diluted and dissipated by

•	A competent person will perform inspection and maintenance of all fire equipment owned by Yates. Records of inspection and maintenance will be maintained.

•	The site superintendent will develop of plan for fire extinguisher numbers and their locations.

•	Two (2) basic types and weights of fire extinguishers will be used on the project.

•	ABC 20 lb.

•	CO Extinguishers Normal Wall Size or equivalent. (Computer Areas)

•

A fire extinguisher that is empty, defective, or has been discharged will not be re-hung until it has been serviced or repaired. It is necessary that extinguishers be kept filled. Yates will follow manufacturer’s instructions for refilling and maintaining extinguishers.

The following general instructions will be observed:

•	Fire extinguishers hose nozzles should be kept free of obstructions at all times.

•	Portable fire extinguishers will be inspected weekly.

•	Personnel removing the pin from a fire extinguisher for no other reason than “something to do” and extinguishing medium may be removed from the work site.

•	Each extinguisher will have a durable tag securely attached to show the maintenance or recharge date and the initial or signature of the person performing the service.

•	An inspection form will be used for monthly inspections.

•

All fire protection equipment will be located in designated areas that are clearly identified with appropriate markings. This equipment will be located in the vicinity of likely fire hazards, but accessible to all personnel. The number, type, and location of extinguishers will meet all NFPA standards.

10.1.4	Proper use of Fire Fighting Equipment

All personnel working on the site should be instructed in the basic proper use of available firefighting equipment. Personnel classified as “fire watch” will receive further training in the use and care of fire extinguishers.

The following is a basic understanding of fire extinguisher care and use:

•	Always use the handle to carry an extinguisher. Walk at a rapid pace-do not run to a fire.

•

Proceed to the upwind side of a fire. Stay well clear of the flames. When you are approximately 10 feet upwind of the near edge, stop and ready your extinguisher for discharge by pulling out the pin. Hold the extinguisher in one hand and point the hose with the other.

•

Once your extinguisher is set for discharge, position yourself within 3ight feet of the near edge upwind of the fire. From this position, the airs currents help carry the agent into the fire assuring maximum visibility and providing protection from the heat.

•	When discharging the extinguisher agent, aim your stream just short of the near edge.

•	Apply the agent in a side-to-side sweeping action across the full width of the fire. Make sure each sweep of the extinguishing agent is slightly wider than the near or leading edge of fire.

•

Advance forward only as fast as the extinguishing action of your agent will permit. Do not outrun your protection. Do not raise your stream to chase the flame. Keep it down in front of the flame edge. Stop short of the already extinguished fuel area. Do not become involved in the fire. Maintain your side-to-side sweeping action until the fire is extinguished. Once the fire is out, stand by for a few minutes. Make sure there is no danger of a re-flash. Do not ever turn your back on an apparently extinguished fire.

11.0	Environmental Controls

The site superintendent will ensure that a program is in place to comply with all local, state & federal ground & surface water protection regulations, and requirements. All fuels, paints, hydrocarbons, and other chemicals will be stored and used in a manner that does not pollute the ground, ground water or surface water. These materials may only be stored in designated areas that have impermeable surfaces such as concrete or synthetic liners and that are equipped with secondary containment systems. Chemical and fuel spills will be reported, cleaned up, and the waste material stored and disposed of as directed by the site superintendent. The size of any containment area must be, at a minimum of 110% of the largest container stored within the containment area.

12.0	Warehouse, Shops & Storage Areas

12.1	Warehouse safety storage

Warehouse, Shops and Storage Areas are a steady changing environment, where potential hazards are created each day by the performance of what would be viewed as normal work activities. Housekeeping is imperative to the safe operation of these areas.

Each supervisor will have the responsibility to encourage all employees to take pride and ownership of their work area.

12.1.1	Work Areas

Each work area will have the responsibility to encourage all employees to take pride and ownership of their work area.

•	Warehouses, shops and storage areas will all be posted non-smoking areas.

•	All work and storage areas must be kept free of materials that may cause tripping, fire, explosion, or pest harborage. Aisles, walkways, and loading platforms must also be kept free of such materials.

•	Where vehicle access is provided, clearance signs will be posted to warn of clearance limits. Vehicles will be required to sound a horn prior to entering or exiting such warehouses.

•	Illumination provided for warehouses will at a minimum be at an intensity of five foot candles (53 lux). Lighting fixtures will be protected from breakage by enclosure or other means of protection.

•	Safety glasses and hard hat use may be required in some warehouse and yard storage areas. These designated areas will be highlighted and published for training purposes.

•	Gasoline, LP gas cylinders, and any other highly violate materials will not be stored in a warehouse.

•	Large quantities of paint and thinners will also be stored outdoors or in approved lockers. Lockers must be labeled to identify the contents.

•	A nonskid surface will be provided on ramps and walkways where there is danger of slipping.

•	Shelving will not be loaded beyond the rated load capacity. Shelves will be periodically inspected for condition and strength.

•	Bins and racks will be spaced to allow forklift traffic and materials located to allow for safe access.

•	A rolling warehouse ladder will be utilized for safe access to material on high shelves, or a movable platform.

•	The bins used to store pipe fitting and other round objects will have a protective device along the lower front edge to prevent them from rolling out.

•	Fire protection equipment will be positioned throughout the warehouse to provide adequate equipment and availability in a timely manner.

•	Employees will be made aware of the location and trained on the proper use of fire equipment.

12.2	Requirements for Shop Areas

•	Employees will receive proper training before they will be allowed to operate any machinery or equipment.

•	Hearing protection will be required to be worn in high noise areas when the noise level cannot be reduced below the action level.

•

Eye and face protection is necessary when operations present eye and face hazards. Safety glasses, per PPE requirements, with side shields are required in all shop areas as a minimum. Face shields and/or goggles will be required according to each individual task and the potential hazards.

•	Work areas, passageways, etc., will be kept free of debris and scrap at all times.

•	Containers will be provided for the collection of trash, and they will be emptied regularly.

•	All solvents, oily rags, and flammable liquids will be kept in fire resistive containers with self-closing lids. These containers will be emptied each day.

•	Hand tools in unsafe condition will be tagged defective, removed from service, and repaired before reuse.

•	Periodic tests will be conducted on all extension cords and power tools.

•	All exposed reciprocating, rotating, or moving parts will be guarded.

•	Non-current carrying metal parts of portable and plug connected equipment will be grounded.

•	All extension cords will be rated for hard or extra hard usage.

•	Light bulb guards are required except where the bulb is in a recessed protected area.

•	Heavy-duty electric cords design to be used as temporary lights will be used for stringing suspended, temporary lighting.

•	Splicing of electrical cords is prohibited.

•	Cable passing through a work area will be required to be covered or elevated.

•	Worn or frayed electric cables must be removed from service immediately, until they can be properly repaired.

•	Portable hand lamps must be of molded composition or other approved type and is equipped with a handle and guard over the bulb.

•	Extension cords will never be allowed to be fastened with staples, hung from nails, or suspended by wire.

•	Each electrical disconnect means will be marked to indicate its purpose, unless located and arranged so that the purpose is evident.

•	Disconnects must be located or shielded so employees will not be injured by their operation.

•	Boxes for disconnecting means will be securely fastened and fitted with covers and be waterproof when installed in damp or wet locations.

•	Transformers over 150 volts and lower than twelve feet from ground level will be provided with housing. Metallic enclosures must be grounded.

•

Signs indicating danger and prohibiting unauthorized access will be provided around transformers. For electrical disconnects, signs will be provided indicating “DANGER HIGH VOLTAGE” and the amount of voltage.

•	Fans less than 7’ above floor or work are will be provided with guards, and guard openings must not be larger than 1/2”.

•	Access to extinguishers will be maintained at all times per the OSHA requirements for clearance and isle width.

•	Pneumatic power operated tools will be secured to the hose with positive means, such as a safety pin.

•	Material Safety Data Sheets (MSDS) will be available on all fuels, solvents, paints, thinners, and other hazardous material used on the work site.

•	All containers must be labeled and contain proper warnings in accordance with the Hazardous Communication requirements.

Machinery Recommendations

•	Machines will have a disconnect switch which will be clearly identified and designed so that can be locked in the off position.

•	The frames and all exposed, non-current carrying metal parts of machinery will be grounded.

•	Power-cut off must be provided for easy operator access and located in close proximity to the operator’s work.

•	Controls will be so designed as to be in easy reach of operator.

•	Machines will be anchored to prevent walking or moving during operation.

•	All knives and cutting heads will be kept sharp, properly adjusted, and firmly secured to the work.

•	Housekeeping will be kept orderly in and around all areas.

12.3	Fabrication Shop

•	Shop layout will be such that access to bays will not interfere with roadway traffic or be interfered with by roadway traffic. Aisle ways will be marked, designating walk spaces.

•	Ventilation will be designed sufficient enough to eliminate the buildup of smoke or fumes within the shop.

•	All monorails and other overhead hoisting equipment will be marked with the designed load limit clearly marked, and have all applicable certificates and test run / load sequence performed.

•	All hookups (electrical, welding, oxygen, and fuel) will be located overhead or in designated locations under the fabrication table.

•	Proper PPE will be worn for eye, face, hearing and hand protection.

•	Welding shields and/or screens will be provided for employee protection against flash burn and foreign bodies from grinding operations.

•	Abrasive pipe cutting machines will be located in an out-of the way location.

•	A scrap bin will be provided for scrap material and be labeled to identify it as scrap.

•	Aerosol paint cans must be stored in approved flammable storage cabinets.

•	Fire extinguishers shall be conspicuously located and marked.

•	Compressed gas cylinders will be secured in an upright position at all times. When not in use, protective caps will be in place on each cylinder.

•	When a fire wall is in use, the protective distance of bulk oxygen storage will not apply.

•	Electrical welding machines will be properly grounded before operations begin.

All bench mounted grinders or buffers must be equipped with:

•	Guards

•	Face shield at location with warning signs

•	Work rests kept at no more than 1/8” from wheel

13.0	Cellular Control

Only individuals approved to use cell phones on the project site will be allowed to use a cell phone on the project site. Areas within the project may prohibit all cell phone use. (i.e. environments requiring intrinsically safe instruments).

14.0	Tower Cranes

Adequate clearance shall be maintained between moving and rotating structures of the crane and fixed objects to allow the passage of employees without harm.

Each employee required to perform duties on the horizontal boom of hammerhead tower cranes shall be protected against falling by guardrails or by a personal fall arrest system in conformance with subpart M of the OSHA 1926 standard.

Buffers shall be provided at both ends of travel of the trolley.

All hammerhead tower cranes in use shall meet the applicable requirements for design, construction, installation, testing, maintenance, inspection, and operation as prescribed by the manufacturer.

•	We will acquire any necessary regulatory permit/s for tower crane prior to it being erected on the project site.

•	The need for and use of additional guy lines or anchorage points will be reviewed by the operator.

•	Daily check and re-check alignment of crane equipment according to manufacturer’s instructions will be conducted by the operator.

•	Additional means to anchor or secure tower cranes will be reviewed and considered by the Crane and Equipment Safety Manager.

END OF PLAN

River Downs

Cincinnati, Ohio

Emergency Action Plan

(January 15, 2013)

1. INTRODUCTION

A.	EMERGENCY ACTION PLAN

Emergencies are unplanned situations that present an imminent danger to life, health, the environment, and business operations.

The Emergency Action Plan is Yates/Paric JV instrument to control these situations and eliminate or minimize any negative impact on personnel, the environment, or facilities.

Yates/Paric JV is committed to provide training and guidelines for all personnel to recognize upset conditions, differentiate between incidental situations and emergencies, and react in a manner consistent with the prescribed Emergency Action Plan.

This plan has been developed for the River Downs - Cincinnati Ohio project January 15, 2013

B.	PURPOSE

The Yates/Paric JV Emergency Action Plan is based upon the principles of PREPARING for an emergency; DETECTING an emergency event; implementing the emergency ACTION; NOTIFYING the appropriate federal, state and local government agencies, and TERMINATING the emergency.

This Emergency Action Plan covers the following types of potential emergency situations:

• Fires / Explosions	• Bomb Threats

• Chemical Emergencies	• Severe Weather

• Medical Emergencies	• Power Failures / Interruptions

• Suspicous Packages

The objective is to define an organized approach for implementing quick and effective actions in emergency situations in order to:

•	Prevent injuries to Yates/Paric JV employees, contractors, visitors, emergency action personnel, and the community in the event of an emergency;

•	Minimize the impact of an emergency upon property, equipment and the environment;

•	Minimize disruption and ensure a safe return to normal operations after an emergency;

•	Define Yates/Paric JV employee actions and responsibilities during an emergency;

•	Coordinate emergency action operations with public safety agencies, and other external organizations with an emergency action mission;

•	Establish guidelines for compliance with applicable government regulations and standards; and to

•	Ensure that appropriate records and documentation are maintained.

This Plan defines the minimum training criteria for employees to be familiar with specific duties. It has been developed to meet the emergency planning and notification requirements of the following regulations:

•	OSHA

The Yates/Paric JV Emergency Action Plan will be reviewed annually. Criteria for updating the Emergency Action Plan include:

•	Changes in personnel lists, telephone numbers, resources, equipment, outside contacts, etc.

•	Modifications to site facilities.

•	Development of improved concepts, Plans, ideas, etc. Regulatory changes.

•	Positive or negative plan performance during an emergency.

The Emergency Action Plan will be located in the following areas:

Copy Number	Distribution	Person Responsible
1	Project Admin Office	Stan Wielgosz
2	Superintendent	Marvin Chapman
3	Safety Office	Kurt Gore
4
5
6
7

*	Emergency Action Plan distributed at the discretion of the Yates/Paric JV Project Manager.

C.	COORDINATION STATEMENT

CITY of CINCINNATI OHIO FIRE DEPARTMENT

The City of Cincinnati Ohio Fire Department, normally, responds to the project site within nine (9) minutes after notification. The City of Cincinnati Ohio Fire Department can be contacted by dialing “911” on the site phone lines or by cellular phones. The City of Cincinnati Ohio Fire Department provides all interior and exterior structural firefighting, confined space rescue, trench rescue and high angle rescue support for the project site. Site personnel are trained to extinguish incipient stage fires only.

OUTSIDE SPILL ACTION CONTRACTORS

The onsite contractors can perform actions to contain a release and minor construction spills. If any additional specialized remediation measures or support are required to control a release, site personnel will notify the Yates/Paric JV Safety Department for assistance from outside contractors.

EMERGENCY MEDICAL SERVICES

This Yates/Paric JV site is currently capable of providing basic first aid and CPR services. In case of medical emergency notify the Yates/Paric JV Project Safety Professional immediately. Cincinnati Ohio area EMS will respond to the site if necessary and can be contacted by dialing “911”. This notification should be made by the Yates/Paric JV Safety Department or the on-site project management team.

SECURITY

Security is responsible for controlling entrances and exits from the property. Security personnel will be positioned to redirect traffic or to establish a Staging Area for emergency vehicles responding to an emergency. Security personnel are supported by the Local Law Enforcement Departments who will be notified to provide law enforcement assistance if necessary.

HOSPITALS

The Yates/Paric JV site has a coordination agreement with the area clinic and hospitals.

For non-life threating injuries

TBD

For life threating injuries (severe)

Mercy Hospital Anderson

7500 State Road

Cincinnati, Ohio 45255

Phone: TBD

Transport to nearest emergency room by EMS personnel

2. FACILITY DESCRIPTION

A.	OVERVIEW

Project is the relocation of an existing horse track, and construction of new grand stands and a casino. This will be accomplished by the demolition of existing horse track, select barns, tack rooms and jockey facilities, demolition of existing grandstand / administration building and parking lots. We will relocate the horse track, construct new barns and tack rooms. We will construct new cast in place grand stands supported by auger cast pile foundation. Construct new casino on concrete podium at main level supported by auger cast pile foundation. Two floors of structural steel will be on top of the concrete podium.

The facilities are under construction and the site contains normal construction hazards and chemicals.

Material Safety Data Sheets (MSDS) for all hazardous chemicals are maintained in the site Safety Office.

B.	EMERGENCY RESOURCES

The Yates/Paric JV site uses a combination of on-site and off-site resources for addressing emergency situations.

In addition, numerous policies and Plans are set forth in Yates/Paric JV Operations and Safety manual outlining both normal and emergency practices and Plans.

Numerous dry chemical, multi-purpose ABC powder, portable fire extinguishers are located throughout the site which are used for fire control during the incipient stage. The extinguishers are inspected and maintained in compliance with the requirements of NFPA 10, Portable Fire Extinguishers.

C.	OFF-SITE RISKS

The most likely sources of off-site problems that could impact site operations would be a hazardous chemical transportation incident on one of the roadways which border the site or within the site. The Yates/Paric JV site has a concentration of commercial businesses all around the project property.

The greatest risk during this phase of construction to off-site locations (e.g., commercial properties) would be associated with a fire involving flammable materials in the immediate area. The presence of on-site fire extinguishers and the reponse time of the City of Cincinnati Ohio Fire Department significantly reduces the probability of a major fire.

3. EMERGENCY ELEMENTS

A.	OVERVIEW

The Yates/Paric JV project defines 2 scenarios in the EAP: Incident and Emergency.

An incident is any non-routine event or situation which does not pose a significant threat to the lives or health of people, the environment, site operation or property; has not, and is unlikely to, receive adverse media attention.

An emergency is any non-routine event or situation which poses a significant threat to the lives or health of people, to the environment, to site operations or to the tangible and/or intangible asset; has received or is likely to receive adverse media attention; jeopardizes the positive image of the Yates/Paric JV project.

The Yates/Paric JV site has identified key personnel as points of contact for the project. The points of contact categorizes the emergency based upon its size and nature (e.g., fire, spill, medical emergency), potential severity, actual or potential off-site impacts, and ability to be safely and effectively managed with available resources. The Yates/Paric JV site Emergency Action Plan provides specific direction for these Plans as follows:

•	Fire/Explosion

•	Chemical Release

•	Medical Emergency

•	Bomb Threat

•	Severe Weather

B.	FIRE/EXPLOSION

An incidental fire is known as an Incipient Stage Fire. The Yates/Paric JV site considers Incipient firefighting as the early stages of a fire which can be extinguished with a portable fire extinguisher. Interior incipient stage firefighting within the site shall occur under the following conditions:

1)	Ability to fight the fire in normal work clothing.

2)	Personnel are not required to crawl or take evasive action to avoid smoke and heat.

3)	Personnel are not required to wear structural firefighting protective clothing or SCBA.

4)	Ability to effectively fight the fire with two (2) or less portable fire extinguishers.

5)	Egress is constantly unobstructed and to the person’s back.

Examples of incipient fires would include waste containers, electrical boxes, grass or brush fires, trash fires or fires in small containers of solvents. Yates/Paric JV and subcontractor personnel are trained on how to operate a fire extinguisher, how to call for emergency assistance, and how to evacuate the work area.

An emergency fire is known as an Non-incipient Stage Fire. This level of firefighting includes offensive and defensive operations. A fire is considered beyond the incipient stage when the use of protective clothing or SCBA is required, or if the individual is required to take evasive action to avoid the products of combustion.

Fire / Explosion Guidance

1.	The first responder is the person identifying the fire. The first responder will notify the Yates/Paric JV Project Safety Professional upon discovery of the fire. Yates/Paric JV personnel will call “911” for the City of Cincinnati Ohio Fire Department to be summoned if necessary. Evacuation of site areas will occur based upon the affected area.

2.	The first responder using the buddy system will control an incipient fire by using a fire extinguisher. After extinguishing the fire, place the fire extinguisher on its side so that it cannot be used by another employee. If there is any question as to whether you can control the fire, or if the fire is beyond incipient stage, evacuate the area immediately. After the evacuation by the first responder, they must report the status of the fire to the Yates/Paric JV Project Safety Professional. The status shall include: Identify and confirm the nature of the problem, materials involved, and the extent of the area/unit involved. Identify the hazards and assess the level of risk to site personnel, the community, and the environment.

3.	When notified by radio or cellular phone, all persons are to evacuate to the their respective Muster area. Personnel will be observant for others needing assistance and render assistance if able to do so safely. If conditions worsen all persons at the direction of the points of contact will proceed to the a secondary congregation area. During the evacuation, a headcount will be performed. Notification will be made to the City of Cincinnati Ohio Fire Department for search and rescue if necessary.

4.	The project points of contact are as follows;

Yates/Paric JV:

Yates/Paric JV Project Safety Professional – Kurt Gore (423-961-4107)

Yates/Paric JV Project Manager – Jeremiah Sheeham (314-267-6692)

Project Superintendant – Marvin Chapman (850-650-1616)

Client Contacts:

Bob Herr Director of Construction (314-615-2801)

Bob Herr Safety Contact (314-615-2801)

C.	CHEMICAL RELEASE

An understanding of an “incident” and an “emergency” by site personnel is fundamental to the recognition, classification, safe and effective ACTION to the situation.

YATES/PARIC JV defines an “incident release” as “any situation involving the release or potential release of hazardous chemical that does not pose a significant safety or health hazard to employees in the immediate (release) work area, or to those employees attempting to clean-up and/or control the spill/leak, nor does the incident have the potential to become an emergency within a short time frame.” Employees can safely and effectively control the situation with no additional personnel or equipment from outside the immediate work (release) area.

An “emergency release” is defined as any abnormal situation, condition or upset requiring rapid attention and support by trained personnel from outside the immediate work (release) area in order to avoid a potential danger that may result in:

•	Situations which may be immediately dangerous to life and health (IDLH);

•	Situations where fires and explosions have occurred, or where 10% of the lower explosive limit (LEL) is exceeded;

•	an adverse effect on personnel;

•	An oxygen deficient atmosphere;

•	Possible damage or harm to the environment.

The following five factors are also considered when evaluating a chemical incident or emergency:

•	The size of the spill/leak.

•	The properties of the spilled material(s) and its potential impact to site property.

•	The location of the spill/leak.

•	The level of training and capabilities of personnel.

•	The availability of resources to safely and effectively control the spill.

Chemical Release Guidance

Yates/Paric JV Project EAP requires prompt containment, cleanup or recovery of any chemical release. If a spill occurs within the confines of a building or a structure designed to contain spills, no off-site notification may be required as long as an Reportable Quantity of the hazardous substance does not evaporate into the ambient air, or any quantity of the material comes in contact with the soil or waterway.

INCIDENTAL RELEASE GUIDANCE

•

A First Responder (Personnel with Awareness Level Training) will notify the Immediate Supervisor of an incidental release. If the spill can be cleaned up by personnel of the affected area then they will clean up the spill and properly dispose of the contents.

•	If the spill ACTION requires additional resources, then personnel will notify the Yates/Paric JV Project Safety Professional.

•	The Immediate Supervisor will assist with shutting down equipment if necessary and notify all affected work areas.

•	The Immediate Supervisor in the owning contractor (responsible contractor) has an obligation to ensure an Accident/Incident Investigation Report is completed.

EMERGENCY RELEASE GUIDANCE

•	For an emergency release, the Yates/Paric JV project management will be notified immediately.

D.	MEDICAL EMERGENCY

The site relies upon Emergency Medical Services (EMS) support from an Outside Medical Service Provider for medical emergency ACTIONs. The Yates/Paric JV site uses properly trained personnel. These personnel have received (current) First Aid and CPR training and some personnel. Non-routine exposure may occur for the following personnel: Confined Space Rescue Personnel, First Aid Responders, and Supervision/Management.

MEDICAL EMERGENCY GUIDANCE (OVERVIEW)

The First Responder shall notify the points of contact for medical emergencies and provide the following information:

•	Caller’s Name, location

•	Emergency Assistance needed?

•	Nature of the medical emergency

•	Number of injured personnel

•	Condition of the injured (e.g., unconscious, bleeding badly)

•	Any other related hazards

•	Whether a clinic or hospital visit is required.

Examples of serious injuries/incidents requiring outside assistance may include, but may not be limited to, the following:

• Respiratory arrest	• Serious hemorrhage (bleeding)

• Cardiac arrest	• Severe burns

• Unconsciousness	• Inhalation of hot gases

• Head injuries	• Choking

• Difficulty breathing	• Chest pains

• Acute abdominal pain	• Altered level of consciousness

• Inappropriate behavior

•	Do not attempt to move the injured person unless the area is unsafe. A person should stay with the injured / ill employee, keep them calm, quiet and as comfortable as possible.

•	Employees with minor injuries or illnesses may be transported to the clinic treatment facility by company vehicle.

•

Body fluids shall be clearly marked as a biohazard and first aid trained personnel shall clean the area. All infectious medical waste materials shall be placed in identified “BIOHAZARD” bags which are available in Bloodborne Pathogen kits.

•

The U.S. Occupational Safety and Health Administration (OSHA) requires a verbal notification within 8 hours after the death of any employee or the in-patient hospitalization of 3 or more employees as a result of a work-related incident. The verbal notification will be made by the Yates VP for Safety. If Yates/Paric JV does not learn of a reportable incident at the time it occurs and the incident would otherwise be reportable under the OSHA requirement, a report will be required within eight (8) hours of the incident being reported to the employer.

Each report shall provide the following:

•	Establishment name.

•	Location of the incident.

•	Number of fatalities or hospitalized employees.

•	Contact person and phone number.

•	Brief description of the incident.

Primary Hospitals Used for Emergencies

a)

Mercy Hospital Anderson

7500 State Road

Cincinnati, Ohio 45255

Phone: TBD

*	Depending upon the nature of the medical event, alternative medical treatment facilities may be utilized.

E.	BOMB THREAT

All threats will be treated as serious. Persons most likely to receive a bomb threat are the Receptionist, or Administrative staff. Bomb threats can be received in 4 manners: tape, letter, suspicious package or threatening call. A suspicious package should have caution tape placed around the perimeter and should not be touched. For a threatening phone call, use the Bomb Threat Checklist in Appendix D and document key elements. Two-way radios should not be used near suspicious packages as the radio transmition may dentonate the explosive.

Bomb Threat Guidance

•

Report the bomb threat by notifying Yates/Paric JV Project Safety Professional and/ or Yates/Paric JV project management and then by dialing “911”. Give your name, location and the information received concerning the threat.

•	The Yates/Paric JV Project Safety Professional will notify the project manaement team.

•

If an evacuation is required, employees should note any suspicious package during egress. Volunteers may be required to accompany bomb experts into the facility during the search. Any employee seeing a suspicious package will alert the Yates/Paric JV Project Safety Professional after arriving at their muster point. The Project Safety Professional will notify the Site Management.

F. SEVERE WEATHER (TORNADO / THUNDERSTORM / WINTER STORM/HURRICANES)

TORNADO / THUNDERSTORM GUIDANCE

•	The Yates/Paric JV Project Safety Professional will continuously monitor the weather radio for a tornado / thunderstorm warning and immediately alert Site Management.

•	All site employees will seek cover in low lying areas for tornados and/ or evacuate the site as directed.

•	If time allows, all materials, structures and equipment shall be secured.

•	Notification will be given to the site via radio’s and cell phones, for the entire site.

•	After the all-clear is given, employees will resume operations. If there is damage, an evacuation notification will be given for employees to evacuate to their assembly point.

•	Search and rescue will be performed by the City of Cincinnati Ohio Fire Department, and by trained Yates/Paric JV personnel as deemed necessary through Fire Department on-scene Incident Commander.

WINTER STORM GUIDANCE

•	The Yates/Paric JV Project Manager / Yates/Paric JV Project Safety Professional will make the decision to discontinue operations at the site.

•	Employees will contact the Yates/Paric JV Project Safety Professional for additional information.

•	Site shutdown due to weather will be announced on local radio stations.

4. EMERGENCY NOTIFICATION

A.	OVERVIEW

The Yates/Paric JV site Fire / Emergency Alarm System during this phase of construction is a critical component of the site’s emergency communications system. Radio’s and cellular phones will be used by various supervision and management throughout the site.

Please refer to the following table for a summary of the site’s Emergency Notification Signals.

IF YOU HEAR:

Code Red – followed by directions	Fire Emergency

Code Blue – followed by diections	Medical Emergency

Weather Emergencies or Spills / Releases

Instructions will be given verbally by phone or radio as to the type of weather system or spill / release with specific directions. The Yates/Paric JV Project Safety Professional will notify employees of directions in this case.

Radios

Site radios are tested frequently and they are distributed as follows:

Yates/Paric JV Project Manager	Jeremiah Sheeham
Yates/Paric JV Project Superintendant	Marvin Chapman
Yates/Paric JV Project Safety Professional	Kurt Gore

Fire Protection Maintenance Program

The Yates/Paric JV site maintains an effective maintenance and inspection program for its emergency systems and equipment. Formal inspection checklists and documentation are maintained in accordance with established plans.

5. ADVERSE MEDIA ATTENTION

A.	OVERVIEW

It is the policy of the Yates/Paric JV site to respond accurately and timely to newsworthy events at the site. Yates/Paric JV spokespersons should be courteous and respectful of the media and understand that they are representing Yates/Paric JV and are projecting our image.

During an emergency, only Kenny Bush (Yates Philadelphia MS office) is permitted to address the media unless otherwise authorized by him.

ADVERSE MEDIA ATTENTION GUIDANCE

1.	Gather the facts: What happened, Where, When, What are the consequences, and What are the steps being taken to alleviate the situation.

2.	Contact Kenny Bush to coordinate the Media Communications.

3.	Take the initiative to inform the media as soon as possible to assure they receive correct information.

4.	Yates media releases should be coordinated with local public safety as appropriate. This action is critical in ensuring that accurate and consistent reports are being provided to both the public and the media.

5.	Give updates as additional information becomes available.

6.	Maintain records of questions asked and answers given. No pictures or videotaping of the facility from on site is permitted for the safety of the media, public and responders.

7.	Never lie, speculate or give personal opinions.

8.	Reaction to inflammatory questions should be measured and planned. PAUSE and collect your thoughts before speaking. Do not argue or lose control; maintain composure.

9.	Be public oriented. Show genuine concern for public and community welfare.

10.	Coordinate releases with Kenny Bush and local public safety officials.

11.	Control rumors. Do not withhold information (except death notifications). Families of injured personnel will be notified before any names are released to the media. Specific site areas involved in the emergency will not be released since this tends to identify who may be injured. The employer will be responsible for notifying the families of injured employees. The circumstances and employee condition will determine whether this is handled by telephone or by a personal visit. Transportation may be arranged for the family to the hospital if circumstances warrant.

12.	Never provide comments and information “off the record.”

13.	Don’t use “no comment.” If the answer is not known, say so, then try to find the answer or proper person to answer.

14.	Accommodate interview requests as soon as possible after coordination with Kenny Bush. Provide updates on a frequent and regular basis.

15.	Don’t guess at causes or damage estimates.

16.	Prepare post-incident news releases or summary information for the media.

17.	Aircraft may be used by the media for aerial shots of the site during an emergency. It may be necessary to control the airspace above the site, as flight operations can create unsafe conditions on the ground.

18.	Anticipating Questions—When dealing with emergencies involving hazardous chemicals, anticipate receiving the following types of questions from media representatives:

a.	The Yates/Paric JV Site

•	Does the facility have an Emergency Action plan?

•	Does the project have a safety program?

•	Has the facility notified regulatory agencies of the hazardous materials stored and used on the site?

•	Has the facility conducted a risk assessment of the potential threats posed to the community?

b.	The Incident

•	What is the nature of the emergency?

•	How many injuries? Fatalities? What is the nature of the injuries and fatalities?

•	How many people were evacuated from the facility? Within the community?

•	How is the surrounding environment affected?

•	Have similar incidents occurred in the site in the past?

c.	The Chemical(s) Involved

•	What chemical(s) are involved in the emergency?

•	Is it a solid, liquid or gas.

•	What are the public health implications?

•	What quantity was released?

•	Are there other extremely hazardous substances (EHS) stored, manufactured or used within the site?

d.	Meteorological Conditions and Factors

•	What are the current temperature, wind velocity and humidity conditions? Are they considered favorable or unfavorable as they affect the spread of the chemical?

•	What are the immediate and short-term weather forecasts? Will the changes affect the dispersion of the chemical?

e.	Physical Surroundings

•	Will the terrain and ground contour around the site affect the chemical dispersion in any manner?

•	Are there nearby population centers that might be at particular risk, such as the schools, hospitals, shopping centers, etc.\

•	Will nearby residents be evacuated or “sheltered-in-place.” What is the criteria for making this decision?

f.	Health Risks

•	By what routes are humans exposed to the chemical (e.g., inhalation, ingestion, skin absorption, etc.)?

•	What are the potential health effects? Are these effects acute or chronic?

•	Are particular population groups particularly susceptible?

•	Can the chemical(s) involved react with other chemicals in the facility or in the area?

f.	Post-Incident Follow-up Questions

•	What types of safeguards were in-place at the site?

•	Did the site submit reports under any of the sections of SARA Title III?

—	Section 302 - Presence of Extremely Hazardous Substances

—	Section 304 - Accidental Releases and Emergency Notification

—	Section 311 - Hazardous Chemicals MSDSs or Lists

—	Section 312 - Tier II Emergency and Hazardous Chemical Inventory Forms

—	Section 313 - Toxic Chemical Release Form

•	What prevention measures and approaches has the site implemented?

•	What is the accident history of the site?

•	Does the site provide training for its employees? What types of training is provided with respect to the handling of emergencies?

•	What routes are used by the facility to ship and transfer its hazardous materials?

•	Does the site have equipment or instruments on-site to detect a release? To track a release?

•	What types of emergency ACTION equipment does the site have on-site?

•	What types of emergency ACTION equipment does the community have to handle emergencies which occur at the facility?

•	Was emergency medical care available on-site? What level of care?

•

Does the site know of any possible substitutes which could be used for the hazardous materials released? What environmental and health issues are posed by these substitutes? What are the economic issues involved in using substitutes?

NOTE: The above questions were referenced from the textbook, Chemicals, The Press & The Public, Chapter 5 - “Reporting on a Chemical Emergency.”

6. APPENDICES

Appendix A:         Emergency Telephone Numbers—Internal & External

Appendix B:         Bomb Threat PLAN

Appendix C:         Head Counter Responsibilities

Appendix D:         Head Count Tally

Appendix E:         Spill Kit contents and Location

Appendix F:         Bio-Hazard Kit contents and Location

APPENDIX A

Yates/Paric JV Site Emergency Numbers

Fire and Rescue	911

EMS	911

Law Enforcement	911

Project Superindentant Marvin Chapman	850-650-1616

Yates/Paric JV Safety Professional Kurt Gore	423-961-4107

Bob Herr	314-615-2801

APPENDIX B

BOMB THREAT PLAN

Answered Call: CALL RECEIVER CONTACTS—Yates/Paric JV Safety

Voicemail Message: DO NOT DELETE MESSAGE (save message)

CALL RECEIVER CONTACTS Yates/Paric JV Safety

CALL RECEIVER fills out Bomb Threat Information Form (see Page 19)

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YATES/PARIC JV SAFETY DEPARTMENT IS NOTIFIED

CONTACT



Contact	Title	Extension	Mobile
Kurt Gore	Yates/Paric JV Project Safety Professional		423-961-4107
Marvin Chapman	Yates/Paric JV Project Superintendant		850-650-1616
Jeremiah Sheehan	Yates/Paric JV Project Manager		228-348-0116



SHUT DOWN OPERATIONS,

EVACUATE THREATENED AREA(S) TO ASSEMBLY POINTS.



YATES/PARIC JV SAFETY DEPARTMENT makes Assignments and Evacuates personnel away from threatened areas.



YATES/PARIC JV SAFETY DEPARTMENT ensures the following contacts are completed:



Met by Yates/Paric JV Management Representative at Project Entrance, DETERMINE IF

COMMUNITY IS AFFECTED AND INITIATE NEEDED ACTION.

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UPON MANAGEMENT DECISION,

Search threatened areas

MANAGEMENT REPRESENTATIVE DECISION—SITUATION RESOLVED

Stand down notice: Sheriff, Fire Dept., Hospitals

BOMB THREAT PHONE CALLS FORM

INFORMATION ABOUT THE CALL

Time call received:             Time caller hung up:

Extension call received on:

Outside call? (double ring) or Inside call (single ring)?

If call received on a display phone, what was the originating number?

Exact words of caller:

QUESTIONS TO ASK CALLER:

1. What time and day is the bomb scheduled to explode?

2. Where exactly is the bomb located?

3. Why was the bomb placed here?

4. What kind of bomb is it? What does it look like?

5. Who am I speaking to?

VOICE IDENTIFICATION: Male or Female?              Approximate Age:

Accent/Culture:	Familiar Voice? (who)

Tone:	Intoxicated? Yes / No Irrational? Yes / No

BACKGROUND NOISES: Music? Yes / No         Street Traffic? Yes / No

Machinery? Yes / No

Voices:	Other:

Remarks:

Person receiving call (please print):

Form completed: Time:	Date:

Signature:

GENERAL GUIDELINES

SEARCHING:

The police may not participate in a search of the facility, but they could help investigate the perimeter of the grounds for unusual conditions. Agencies can, if deemed necessary, be brought in to remove suspect devices, x-ray packages or material in threatened areas. Upon management decision, the threatened areas are searched for suspicious or unusual objects using volunteer personnel (personnel that are familiar with the area). Look in lockers, stairwells, restrooms, briefcases, paper bags, closets, garbage pails, etc.

•	If NO suspicious object is found, notify the Yates/Paric JV Project Safety Professional. They must decide on any further action.

•

If a suspicious object IS found, immediately evacuate the area—do not touch or move the object, do not soak it with water, etc. Contact the Yates/Paric JV Project Safety Professional that will be communicating with the management team; they must decide on any further action.

SHUTDOWN DECISION:

The Yates/Paric JV management team will make decisions on shutdown, evacuation, and return to work. The police are not responsible for making these decisions.

APPENDIX C

Head Counter Responsibilities

1.	The manager or supervisor of area is responsible to update head count sheets when personnel leave or arrive on project. The manager or supervisor, may chose to have the head counter perform the task, however the manager or supervisor will be held accountable.

2.	Distribute head count list to muster point.

The primary head counter for an area must inform the Project Safety Professional in case of absence, travel or vacation.

3.	Conduct head count during an evacuation or Tornado.

a.	Project Site—South/North Assembly Points

i.	In case of Tornado head counters, call in head count results to Yates/Paric JV Project Safety Professional.

ii.	Await further instructions.

APPENDIX D

Head Count Talley

	ALL PRESENT	PERSON NOT COUNTED	EXTRA PERSONS COUNTED
Jobsite – North
Jobsite –South
Trailers

APPENDIX E

Site Location Spill ACTION Equipment

Site

Safety Trailer                                     Standard construction spill kit

APPENDIX F

Bio-Hazard Kit Contents and Location

BIO-HAZARD KIT

Location: Yates/Paric JV Safety Trailer

		QUANTITY
TONGS		1	X
ISOLYSER ITS 1300		2	X
WIPE OUT DISINFECTANT—SPRAY		1	X
ENVIROSIDE		1	X
SAFETY GOGGLES		2	X
SHARPS CONTAINER (RED)		1	X
LATEX GLOVES		BOX	X
BLUE GOWNS		BOX	X
DUST MASKS		10	X
BIOHAZARD TAPE		1	X
SCOOPS (PURPLE)		5	X
EYE AND FACE SHIELDS		BOX	X
KWIKET PREDILUTED SODIUM HYP		BAG	X
BOOTIES		10	X
PAPER COVERALLS TYVEK		1	X
WASTE BAGS (RED)		3	X
LIQ WICK SORB KIT		1	X
EXPOSURE REPORTS		1	X
BIO-HAZARD CABINET
SANI CLOTH WIPES BLEACH / WATER SOLUTION	10:01	3 1	X X
ISOPROPYL ALCOHOL		1	X
ENVIROSIDE		2	X

CHECKED BY	DATE

COMMENTS AND/OR DISCREPANCIES

EXHIBIT O

INSURANCE

OWNER CONTROLLED INSURANCE PROGRAM

1. Overview. Owner has arranged with Aon Risk Services West, Inc. (the “OCIP Administrator”) for this project (“Project”) to be insured under its Owner Controlled Insurance Program (“OCIP”). The OCIP is more fully described in the insurance manual (the “Insurance Manual”) for the Project, which is incorporated herein and into the Contract Documents by this reference. Parties performing labor or services at the Project site are eligible to enroll in the OCIP, unless they are Excluded Parties (as defined below). The OCIP will provide to Enrolled Parties (as defined below) Commercial General Liability insurance, Excess Liability insurance, and Contractor’s Pollution Liability insurance, as summarily described below, in connection with the performance of the Work (“OCIP Coverages”). To the extent of any inconsistency between this Exhibit O and any existing Contract Document, this Exhibit O shall control.

2. Enrolled Parties and Their Insurance Obligations. OCIP Coverages shall cover Enrolled Parties. Enrolled Parties are: the Owner, the OCIP Administrator, Contractor and eligible Subcontractors of all tiers that enroll in the OCIP, and such other persons or entities as Owner may designate, in its sole discretion (each party insured under the OCIP is an “Enrolled Party.”)

Enrolled Parties shall obtain and maintain, and shall require each of their Subcontractors to obtain and maintain, the insurance coverage specified in Section 9, below, and in the Insurance Manual.

3. Excluded Parties and Their Insurance Obligations. The OCIP Coverages do not cover the following “Excluded Parties”:

a.	Hazardous materials remediation, removal and/or transport companies and their consultants;

b.	Architects, surveyors, engineers, and soil testing engineers, and their consultants;

c.	Vendors, suppliers, fabricators, material dealers, truckers, haulers, drivers and others who merely transport, pick up, deliver, or carry materials, personnel, parts or equipment, or any other items or persons to or from the Project site;

d.	Contractor and each of its or their respective Subcontractors of all tiers that do not perform any actual labor on the Project site; and

e.	Any parties or entities not specifically identified in this Exhibit O or excluded by Owner in its sole discretion, even if they are otherwise eligible.

Excluded Parties and parties no longer enrolled in or covered by the OCIP shall obtain and maintain, and shall require each of their Subcontractors of all tiers to obtain and maintain, the insurance coverage specified in Section 9, below, and in the Insurance Manual.

4. OCIP Insurance Policies Establish the OCIP Coverages. The OCIP Coverages and exclusions summarized in this Exhibit O and in the other Contract Documents are set forth in full in their respective insurance policies. The summary descriptions of the OCIP Coverages in this Exhibit O or the Insurance Manual are not intended to be complete or to alter or amend any provision of the actual OCIP Coverages. In the event that any provision of this Exhibit O, the summary below, the Insurance Manual, or the Contract Documents conflicts with the OCIP insurance policies, the provisions of the actual OCIP insurance policies shall govern.

5. Summary of OCIP Coverages. OCIP Coverages shall apply only to those operations of each Enrolled Party performed at the Project site in connection with the Work, and only to Enrolled Parties that are eligible for the OCIP. OCIP coverages shall not apply to ineligible parties, even if they are erroneously enrolled in the OCIP. An Enrolled Party’s operations away from the Project site, including product manufacturing, assembling, or otherwise, shall only be covered if such off-site operations are identified and are dedicated solely to the Project. OCIP Coverages shall not cover off-site operations until receipt by Contractor or its Subcontractor of any tier of written acknowledgment of such coverage from the OCIP Administrator. The OCIP shall provide only the following insurance to eligible and Enrolled Parties:

Summary Only

(1)	Commercial General Liability Insurance Equivalent to ISO Occurrence Form

Each Occurrence Limit	$2,000,000
General Aggregate Limit for all Enrolled Parties
Other Than Products/Completed Operations	$2,000,000
Products & Completed Operations Extension – Statute of Repose
Products and Completed Operations Aggregate

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for all Enrolled Parties	$2,000,000
Personal Advertising Injury	$2,000,000
This insurance is primary for all occurrences at the Project site.
The OCIP General Liability policy shall not provide coverage for any claim that could be covered under a Property policy or Builder’s Risk policy.

(2) Excess Liability Insurance (over Commercial General Liability)
Combined Single Limit	$50,000,000
General Annual Aggregate for all Enrolled Parties	$50,000,000
Years Products & Completed Operations Extension – Statute of Repose
Products & Completed Operations Aggregate
for all Enrolled Parties	$50,000,000

(3) Contractor’s Pollution Liability (CPL)
Each Loss Limit: A) Legal Liability	$5,000,000
B) Emergency Response Costs	TBD
Annual Aggregate Limit	$5,000,000

6. Owner’s Insurance Obligations. Owner shall pay the costs of premiums for the OCIP Coverages. Owner will receive or pay, as the case may be, all adjustments to such costs, whether by way of dividends, retroactive adjustments, return premiums, other moneys due, audits or otherwise. Contractor hereby assigns to Owner the right to receive all such adjustments, and shall use its best efforts to ensure that each of its Subcontractors of every tier assigns to Owner the right to receive all such adjustments. Owner assumes no obligation to provide insurance other than that specified in this Exhibit O, and in the OCIP insurance policies. Owner’s furnishing of OCIP Coverages shall in no way relieve or limit, or be construed to relieve or limit, Contractor or any of its Subcontractors of any tier of any responsibility, liability, or obligation imposed by the Contract Documents, the OCIP insurance policies, or by law, including, without limitation, any indemnification obligations which Contractor or any of its Subcontractors has to Owner thereunder. Owner reserves the right at its option, without obligation to do so, to furnish other insurance coverage of various types and limits provided that such coverage is not less than that specified in the Contract Documents.

7. Contractor’s OCIP Obligations. Contractor shall:

7.1 Enroll in the OCIP within five (5) days of execution of GMP Contract, shall maintain enrollment in the OCIP, and shall ensure that its eligible Subcontractors of all tiers enroll in the OCIP, and maintain enrollment in the OCIP, within five (5) days of their receipt of a similar Exhibit O or a Notice to Proceed.

7.2 Comply with all of the administrative, safety, insurance, and other requirements outlined in this Exhibit O, the Insurance Manual, the OCIP insurance policies, or elsewhere in the Contract Documents.

7.3 Incorporate the terms of this Exhibit O into all existing and future subcontract agreements for the Project.

7.4 Provide to each of its Subcontractors of all tiers a copy of the Insurance Manual and ensure such Subcontractors’ compliance with the provisions of the OCIP insurance policies, the Insurance Manual, this Exhibit O, and the Contract Documents. The failure of Contractor to provide each of its eligible Subcontractors with a copy of the same shall not relieve Contractor, or any such Subcontractors of any of the obligations contained therein.

7.5 Acknowledge, and require all of its Subcontractors to acknowledge, in writing, that Owner and the OCIP Administrator are not agents, partners, or guarantors of the insurance companies providing the OCIP Coverages (each such insurer is an “OCIP Insurer”), that neither the Owner nor the OCIP Administrator is responsible for any claims or disputes between or among Contractor, its Subcontractors, and any OCIP Insurer(s), and that neither Owner nor the OCIP Administrator guarantees the solvency, or the availability of limits, of any OCIP Insurer(s). Any type of insurance coverage or limits of liability in addition to the OCIP Coverages that Contractor or its Subcontractors of any tier require for its or their own protection, or that is required by applicable laws or regulations, shall be Contractor’s or its Subcontractors’ sole responsibility and expense, and shall not be billed to Owner.

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7.6 Cooperate fully with the OCIP Administrator and the OCIP Insurers, as applicable, in its or their administration of the OCIP.

7.7 Provide, within five (5) business days of Owner’s or the OCIP Administrator’s request, all documents or information as requested. Such information may include, but may not be limited to, payroll records, certified copies of insurance coverages, declaration pages of coverages, rating pages, certificates of insurance, underwriting data, prior loss history information, safety records or history, OSHA citations, or such other data or information as Owner, the OCIP Administrator, or OCIP Insurers may request in the administration of the OCIP, or as required by the Insurance Manual.

7.8 Contractor and each Subcontractor of every tier will be responsible for a $10,000 deductible (the “General Liability Contractor Obligation”) per occurrence for any claim due to Contractor’s or its Subcontractor’s negligence for any damages or injuries caused by the Work, acts or omissions or of the Contractor, the Work, acts or omissions of its Subcontractors of all tiers or the Work, acts or omissions of any third party for whom Contractor or its Subcontractors are responsible. This deductible requirement shall be subject to change pending any formal changes to their respective subcontracts. The General Liability Obligation shall remain uninsured by Contractor and its Subcontractors of all tiers, and shall not be covered by the OCIP Coverages.

8. OCIP Insurance Cost Credits. Whereas the Contract Price includes costs for certain insurance to be provided by Contractor and Subcontractors of every tier, and whereas some of that insurance shall now be provided by Owner through the OCIP, Owner shall deduct from the Contract Price the cost of the insurance which the OCIP replaces (the “Contract Deduct”). Contractor shall fully and accurately complete the Aon-A form, which is included in the Insurance Manual, and submit the same to the OCIP Administrator. Contractor shall require the same from each enrolled Subcontractor, of every tier. Owner shall then determine the “Cost of OCIP Coverage” for each enrolled party, including Contractor and each subcontractor, of every tier. For each enrolled party, the Cost of OCIP Coverage is defined as the amount of that enrolled party’s reduction in insurance costs due to participation in OCIP Coverages, as determined through the Aon-A form submitted by such party. The Cost of OCIP Coverage shall include insurance premiums, related taxes and assessments, markup on the insurance premiums and losses retained through the use of a self-funded program, self-insured retention or deductible program. The Cost of OCIP Coverage shall also include expected losses within any retained risk (first dollar cost). Owner shall then total the Costs of OCIP Coverage of all enrolled parties, and that total shall be the Contract Deduct. Each enrolled party which holds a contract with a lower tier enrolled party shall be responsible for obtaining the appropriate deduction from their contract price with such lower tier enrolled party according to that lower tier enrolled party’s Cost of OCIP Coverage.

Any new contracts or change orders shall be submitted including insurance costs; Owner shall convert the verified Contract Deduct into a percentage of the contract value; using that percentage Owner shall then remove the Cost of OCIP Coverage from the new contract or change order and issue an award net of the Cost of OCIP Coverage.

9. Additional Insurance Required From Enrolled Parties and Excluded Parties. Contractor shall obtain and maintain, and shall require each of its Subcontractors of all tiers to obtain and maintain, the insurance coverage specified in this Section 9 in a form and from insurance companies reasonably acceptable to Owner. The insurance limits may be provided through a combination of primary and excess policies, including the umbrella form of policy. Each policy required under this Section 9, except the Workers’ Compensation policy, shall name Owner, the OCIP Administrator, their respective officers, agents and employees, and any additional entities as Owner may request as additional insureds. The additional insured endorsement shall state that the coverage provided to the additional insureds is primary and non-contributory with respect to any other insurance available to the additional insureds. Contractor shall provide certificates of insurance coverage to Owner or the OCIP Administrator as required by the Insurance Manual.

- Enrolled Parties shall provide evidence of General Liability, and Excess Liability insurance, as set out below, for off-site activities, and evidence of Worker’s Compensation, Employer’s Liability, and Automobile Liability insurance for all activities, both on-site and off-site.

- Excluded Parties shall provide evidence of all insurance set out below for all activities.

(1)	Standard Commercial Automobile Liability insurance covering all owned, non-owned and hired automobiles, trucks, and trailers with a combined single limit of not less than $1,000,000 (Contactor shall provide $1,000,000).

(2)	Workers’ Compensation insurance and Employer’s Liability insurance, including stop gap coverage:

Workers’ Compensation:                                                                                                                           Statutory Limit

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Employer’s Liability:
Bodily Injury by Accident, Each Accident	$1,000,000
Bodily Injury by Disease, Each Employee	$1,000,000
Bodily Injury by Disease, Policy Limit	$1,000,000

(3) Commercial General Liability insurance in a form providing coverage no less than the standard ISO Commercial General Liability insurance policy (“Occurrence Form”). The limits shall be:
Enrolled Parties/Excluded Parties
Each Occurrence	$1,000,000/$1,000,000
General Aggregate	$2,000,000/$2,000,000
Products/Completed Operations Aggregate	$2,000,000/$2,000,000
Personal/Advertising Injury Aggregate (Ten (10) Years Products & Completed Operations Extension)	$1,000,000/$1,000,000

(4) Excess/Umbrella Liability Insurance	$5,000,000

(5) If required by Owner, Aviation and/or Watercraft Liability Insurance, or any other insurance, in form and with limits of liability and from an insuring entity reasonably satisfactory to the Owner.

(6)    If required by Owner, Professional liability (errors and omissions) insurance, with limits of liability of not less than $1,000,000 per claim, and not less than $2,000,000 annual aggregate, with a deductible of not greater than $25,000 per claim. Such insurance shall be written on a claims made form, and shall include, without limitation, prior acts coverage.

(7) If required by Owner, Contractor’s Pollution Liability Insurance for Excluded Parties:
Combined Single Limit per Claim	$2,000,000
General Annual Aggregate	$2,000,000

If transporting hazardous waste/materials from the Project site, an appropriate MCS-90 Endorsement must be attached and supplied to Owner on a primary basis with $5,000,000 limits of liability.

Prior to commencing the Work, Contractor shall deliver to Owner the certificates of insurance evidencing the coverages referred to in this Exhibit O. Promptly upon Owner’s request, Contractor shall deliver to Owner a copy of any and all of the insurance policies and other insurance documents required by this Exhibit O. In the case of policies expiring while any work or services are in progress, a renewal certificate with all applicable endorsements must be received at the business office of Owner prior to the expiration of the existing policy or policies. Permitting Contractor to start any work or services, or continue any work or services, or releasing any progress payment prior to compliance with these requirements shall not constitute a waiver thereof. If at any time the Contractor’s or subcontractor’s insurance fails to meet the requirements stated herein all payments may be held until the deficiency has been resolved.

Owner reserves the right to require (1) higher limits and (2) additional insurance coverages if Owner determines in its sole discretion that such higher limits and/or additional coverages are reasonably necessary for the protection of Owner. Such additional coverages shall be in form and with limits of liability, additional insured endorsements, and deductibles or self-insured retentions acceptable to Owner. The costs of such additional insurance shall be paid by Owner.

All Non-OCIP insurance referred to in this Exhibit O to be maintained by Contractor or any Subcontractor shall be maintained at their sole expense, with insurance carriers qualified to do business in the state in which the Project is located and having a rating of not less than A:Vlll from A.M. Best & Co., unless Owner, in writing, in its sole discretion, accepts a lower Best’s rating.

In the event Contractor or Subcontractor fails to secure or maintain any Non-OCIP policy of insurance required hereby or, Owner at its sole discretion and election, may (i) secure such policy of insurance in the name of and for the account of Contractor and in such event, Contractor shall reimburse Owner upon demand for the cost thereof; or (ii) terminate this Agreement, and Owner shall retain all remedies hereunder for breach of this Agreement. Owner shall have the right to offset the costs of any such insurance, including but not limited to premiums, against any sums payable to Contractor under this Agreement.

10. Builder’s Risk. Owner shall obtain Builder’s Risk insurance, written on an “all risk” basis, providing coverage at one hundred percent replacement cost for all materials and equipment permanently incorporated into the buildings and structures forming a part of the Work and all materials and equipment on or about

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the Site intended for permanent incorporation into said buildings and structures. The Builder’s Risk insurance shall provide coverage for Owner, Contractor, and all Subcontractors of any tier performing a portion of the Work on the Project. The Builder’s Risk insurance provided by Owner does not cover loss of, or damage to, any tools, implements, equipment, scaffolds, formwork, machinery, cranes, consumables, office trailers, tool sheds, temporary structures or anything else which is not intended to become a permanent part of the finished Project. For each covered loss, or uninsured loss caused by Contractor (or its Subcontractors), Contractor shall pay the first $25,000.00 of such loss. In the event of a loss covered by Builder’s Risk Insurance, the repair work associated with such loss will be authorized by Change Order while Owner pursues reimbursement from its insurance carrier, except to the extent said Builder’s Risk carrier prohibits same.

Waive of Subrogation. The Owner and Contractor waive all rights against each other and any of their subcontractors, sub-subcontractors, agents and employees for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section or other property insurance applicable to the Work. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

11. Contractor’s Representations and Warranties to Owner. Contractor represents and warrants to Owner, and shall use its best efforts to ensure that each of its Subcontractors of every tier represent and warrant to Owner that:

11.1 All information they submit to Owner, or to the OCIP Administrator, shall be accurate and complete.

11.2 They have had the opportunity to read and analyze copies of the OCIP insurance policies that are on file in Owner’s office, and that they understand the OCIP Coverages. Any reference or summary in the Agreement, this Exhibit O, the Insurance Manual, or elsewhere in any other Contract Document as to amount, nature, type or extent of OCIP Coverages and/or potential applicability to any potential claim or loss is for reference only. Contractor and its Subcontractors of all tiers have not relied upon said reference, but solely upon their own independent review and analysis of the OCIP Coverages in formulating any understanding and/or belief as to amount, nature, type or extent of any OCIP Coverages and/or its potential applicability to any potential claim or loss.

11.3 Contractor acknowledges that Owner shall not pay or compensate Contractor or any enrolled Subcontractor, in any manner, for the Cost of OCIP Coverage.

12. Audits. Contractor agrees that Owner, the OCIP Administrator, and/or any OCIP Insurer may audit Contractor’s or any of its Subcontractors’ payroll records, books and records, insurance coverages, insurance cost information, bid estimates, pricing for any cost in the Contract Price/Contract Sum or any subcontracted Work, or any information that Contractor provides to Owner, the OCIP Administrator, or the OCIP Insurers to confirm their accuracy, and to ensure that the Costs of OCIP Coverages are properly deducted from the Contract Price.

13. Owner’s Election to Modify or Discontinue the OCIP. Owner may, for any reason, modify the OCIP Coverages, discontinue the OCIP, or request that Contractor or any of its Subcontractors of any tier withdraw from the OCIP upon thirty (30) days written notice. Upon such notice Contractor and/or one or more of its Subcontractors, as specified by Owner in such notice, shall obtain and thereafter maintain during the performance of the Work, all (or a portion thereof as specified by Owner) of the OCIP Coverages. The form, content, limits of liability, cost, and the insurer issuing such replacement insurance shall be subject to Owner’s approval. The cost of the replacement coverage shall be at Owner’s expense, but only to the extent of the applicable Costs of OCIP Coverages.

14. Withholding Payments. Owner may withhold from any payment owed or owing to Contractor or its Subcontractors of any tier the Cost of OCIP Coverage if they are included in a request for payment. In the event of an Owner audit of Contractor’s records and information as permitted in the Contract, this Exhibit O, or in other Contract Documents reveals a discrepancy in the insurance, payroll, safety, or any other information required by the Contract Documents to be provided by Contractor to Owner, or to the OCIP Administrator, or reveals the inclusion of the Cost of OCIP Coverages in any payment for the Work, Owner shall have the right to full deduction from the Contract Price/Contract Sum of all such Costs of OCIP Coverages and all audit costs. Audit costs shall include, but shall not be limited to, the fees of the OCIP Administrator, and the fees of attorneys and accountants conducting the audit and review. If the Contractor or its Subcontractors fail to timely comply with the provisions of this Exhibit O, Owner may withhold any payments due to Contractor and/or its enrolled Subcontractors of any tier until such time as they have performed the requirements of this Exhibit O. Such withholding by Owner shall not be deemed to be a default under the Contract Documents.

15. Waiver of Subrogation. Where permitted by law, with respect to all claims covered by the OCIP, Contractor hereby waives all rights of recovery by subrogation because of deductible clauses, inadequacy of limits of

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any insurance policy, limitations or exclusions of coverage, or any other reason against Owner, the OCIP Administrator, its or their officers, agents, or employees, and any other contractor or subcontractor performing Work or rendering services on behalf of Owner in connection with the planning, development and construction of the Project. Where permitted by law, Contractor shall require similar written express waivers and insurance clauses from each of its Subcontractors of every tier with respect to all claims covered by the OCIP. A waiver of subrogation shall be effective as to any individual or entity, even if such individual or entity (a) would otherwise have a duty of indemnification, contractual or otherwise, (b) did not pay the insurance premium, directly or indirectly, and (c) whether or not such individual or entity has an insurable interest in the property damaged.

16. Duty of Care. Nothing contained in this Exhibit O or the Insurance Manual shall relieve the Contractor or any of its Subcontractors of any tier of their respective obligations to exercise due care in the performance of their duties in connection with the Work, and to complete the Work in strict compliance with the Contract Documents.

17. Conflicts. In the event of a conflict, the provisions of the OCIP insurance policies shall govern, then the provisions of the Contract and its other related Contact Documents, then the provisions of the Insurance Manual.

18. Safety. Contractor shall be solely responsible for safety on the project. Contractor shall establish a safety program that, at a minimum, complies with all local, state and Federal safety standards, and any safety standards established by Owner for the Project.

19. No Limitation of Liability. None of the requirements contained herein as to types, limits and approval of insurance coverage to be maintained by Contractor (or any Subcontractor) are intended to, and shall not in any manner, limit or qualify the liabilities and obligations assumed by Contractor under this Agreement or at law, including, without limitation, Contractor’s indemnification obligations and liability in excess of the limits of the coverages required herein. Neither receipt of certificates showing less or different coverage than requested, nor any other forbearance or omission by Owner shall be deemed a waiver of, or estoppel to assert, any right or obligation regarding the insurance requirements herein. Contractor shall be solely responsible to pay any loss amount that lies within the deductible(s) or self-insured retention(s) of Contractor’s policies, up to the maximum amount of the deductible(s) or self-insured retention(s).

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EXHIBIT P

OCIP INSURANCE MANUAL

River Downs Expansion Project Insurance Manual 01-10-13

PNK (OHIO), LLC

River Downs Expansion Project

6301 Kellogg Road

Cincinnati, OH 45230

Owner Controlled Insurance Program

Insurance Manual

River Downs Expansion Project Insurance Manual 01-10-13

OVERVIEW	2

ABOUT THIS MANUAL	3
What This Manual Does	3
What this Manual Does Not Do	3
Definitions	4

OCIP PROJECT DIRECTORY	6

PROJECT LOCATION	6
OCIP ADMINISTRATION	6
OWNER	6
CONTRACTOR	6

OCIP INSURANCE COVERAGES	7

COVERED PARTIES	7
EXCLUDED PARTIES	7
ELIGIBLE PARTIES	7
ENROLLMENT AND ENROLLED PARTIES	7
EVIDENCE OF COVERAGE	8
DESCRIPTION OF OCIP COVERAGES	8
LIMITATIONS OF OCIP COVERAGES	10
OCIP TERMINATION OR MODIFICATION	10

CONTRACTOR AND SUBCONTRACTOR REQUIRED COVERAGE	11

CONTRACTOR AND SUBCONTRACTOR MAINTAINED COVERAGES	12
Workers’ Compensation and Employer’s Liability	12
General Liability	12
Excess/Umbrella Liability	12
Automobile Liability	13
Property Insurance	13
Watercraft and Aircraft Liability	13
Professional Liability	13
Pollution Liability	13

CONTRACTOR AND SUBCONTRACTOR RESPONSIBILITIES	14

RESPONSIBILITIES	15
HOW TO BID	16
CHANGE ORDERS	16
ENROLLMENT	16
ASSIGNMENT OF RETURN PREMIUMS	17
SAFETY GUIDELINES	17
OFF-SITE LOCATIONS	17

CLAIM PROCEDURES	18

LIABILITY CLAIMS	18
WORKERS’ COMPENSATION CLAIMS	18
AUTOMOBILE CLAIMS	18
POLLUTION INCIDENTS	18

FORMS	20

AON-A INSURANCE BID CREDIT ENROLLMENT FORM
SAMPLE CERTIFICATES OF INSURANCE FOR ENROLLED AND EXCLUDED CONTRACTORS

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Overview

Overview

Welcome to the PNK (Ohio), LLC Owner

Controlled Insurance Program.

PNK (Ohio), LLC has elected to insure this construction project under an Owner Controlled Insurance Program (“OCIP”). An OCIP is a consolidated insurance program that insures the Owner, Enrolled Contractor, and their Enrolled Subcontractors and other designated parties for Work performed at the Project Site. Certain Subcontractors are ineligible for this program. These parties are identified in the definitions section of this manual.

Coverage under the OCIP includes General Liability, Excess Liability, and Contractor’s Pollution Liability coverage. Workers’ Compensation is not included in the OCIP. Contractors and Subcontractors of all tiers are required to provide their own Workers’ Compensation Insurance for all work and General Liability Insurance for work performed away from the Project Site. There is no coverage provided under the OCIP for Contractor-owned property such as equipment.

PNK (Ohio), LLC will pay insurance premiums for the OCIP coverages described in this manual. You should notify your own insurance broker/insurer(s) of the coverages provided under this OCIP for on-site activities to avoid duplication of coverage and related costs. Each Eligible contractor/subcontractor is required to exclude from its bid price its normal cost for the insurance coverages that will be provided by PNK (Ohio), LLC

Contractor and Subcontractors should be aware that certain requirements for Contractor provided insurance apply in addition to coverage provided under the OCIP. Please refer to Section 4 of this manual and to the insurance conditions section of the construction contract documents.

NOTE:

Insurance coverages and limits provided under the OCIP are limited in scope and are specific to work performed after the inception date of your enrollment into this program. Your insurance representative should review this information. Any additional coverage you may wish to purchase or are required to purchase will be at your option and expense.

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Overview

About This Manual

This Insurance Manual was prepared by Aon Risk Insurance Services West, Inc. (Aon) and PNK (Ohio), LLC Aon is the insurance broker and OCIP Administrator for this program. The manual is designed to identify, define, and assign responsibilities for compliance with requirements, completion of documents and forms, and administration of the OCIP.

What This Manual Does

This Manual:

•	Generally describes the structure of the OCIP

•	Identifies responsibilities of the various parties involved in the project

•	Provides a basic description of OCIP coverages

•	Describes audit and administrative procedures

•	Provides answers to basic questions about the OCIP

•	Will be updated as necessary

What this Manual Does Not Do

This Manual does not:

•	Provide coverage interpretations

•	Provide complete information about coverages

•	Provide answers to specific claims questions

Refer questions concerning the OCIP, its administration or coverages to the appropriate party identified in the Project Directory.

DISCLAIMER:

Please make sure that everyone in your organization, including your legal counsel and brokers, take the time to understand how this program works. You should rely solely upon your own independent review and analysis of the OCIP’s insurance policies to understand the amount, limits, nature, type or extent of the program’s coverage and/or its possible applicability to any potential claim or loss. The OCIP policies are the best source to rely upon for the actual terms and coverages of this program.

The information in this manual is intended to outline the program. This Manual is subject to modifications to reflect changes in the OCIP and such modifications will supersede prior versions of this Manual. If any conflict exists between this manual and the OCIP’s policies or Contracts between PNK (Ohio), LLC, Contractor and/or Subcontractors, the policies or Contracts will govern.

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Overview

Definitions

Certificate of Insurance:	A document providing evidence of the existence of coverage for a particular insurance policy or policies.

Contractor:	The properly licensed person, firm, joint venture, corporation or other party that has entered into a Contract with the Owner to perform work at the Project Site.

Contractor Obligation:	The amount the Contractor or Subcontractor is responsible for paying as its contribution for settlement of an insured loss, including defense to the extent losses are attributable to the work, acts or omissions, of Contractor or any of its Subcontractors.

Eligible parties:	Parties performing labor or services at the Project site, unless an Excluded Party.

Enrolled:	Contractor and eligible Subcontractors who have submitted all necessary enrollment forms and have been accepted into the OCIP as evidenced by a Certificate of Insurance.

Excluded parties:

“Excluded Parties” are:

(a)      Hazardous materials remediation, removal and/or transport companies and their consultants;

(b)      Architects, surveyors, engineers, and soil testing/geotechnical engineers, and their consultants;

(c)      Vendors, suppliers, fabricators (unless they also install), material dealers, truckers, haulers, drivers and others who merely transport, pickup, deliver, or carry materials, personnel, parts or equipment or any other items or persons to or from the Project site;

(d)      Contractors and each of their respective Subcontractors of all tiers that do not perform any actual labor on the Project site, during the term of the Contract;

(e)      Persons or entities who are not Enrolled Parties;

(f)       Any other persons or entities not specifically identified or who, whether or not they qualify as Enrolled Parties, are expressly excluded by the Owner.

Insured:	PNK (Ohio), LLC, Enrolled Contractor and Enrolled Subcontractors, and any other party so identified in the insurance policies.

Insurer:	The insurance companies named on a policy or certificate of insurance that provide coverage for the OCIP.

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Overview

OCIP:	PNK (Ohio), LLC Controlled Insurance Program – A consolidated insurance program providing specific insurance coverages as described in this manual for Work at the Project Site.

OCIP Administrator:	Aon Risk Insurance Services West, Inc.

On-Site Activities:	Those activities “at or emanating from” the project site

Project Site:	“Project Site” shall mean those areas designated in writing by PNK (Ohio), LLC for performance of the Work and such additional areas as may be designated in writing by PNK (Ohio), LLC for Contractor’s use in performance of the Work. Subject to the notification and other requirements for off-site locations described in Section 5, but excluding any permanent locations of Contractor or such covered Subcontractors.

Subcontractor:	Those persons, firms, joint ventures, corporations or other parties that enter into a Contract with a Contractor to perform Work relating to PNK (Ohio), LLC River Downs Expansion project.

Work:	Operations as fully described in the Contract, performed at or emanating directly from the Project Site. Also, the entire completed construction or the various separately identifiable parts required to be furnished under the Contract documents.

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OCIP INSURANCE COVERAGES

OCIP Project Directory

The following list includes key insurance personnel involved in the project.

Project Location

6301 Kellogg Road, Cincinnati, OH 45230

OCIP Administration

Aon Risk Insurance Services West, Inc. 707 Wilshire Boulevard, Suite 2600 Los Angeles, CA 90017 (License #0530733)

Program Manager Terri Luong	Phone: (213) 630-1358 Fax: (847) 953-2372 email: terri.luong@aon.com

Program Administrator Mary Melendez	Phone: (213) 630-2010 Fax: (847) 953-7596 email: mary.melendez@aon.com

Claims Manager Joseph Boschee	Phone: (213) 630-1344 email: joseph.boschee@aon.com

Owner

PNK (Ohio), LLC

8918 Spanish Ridge Ave.	Phone: (314) 615-2801
Las Vegas, NV 89148	Cell: (314) 600-4797
Bob Herr, Director of Construction	Email: bob.herr@pnkmail.com

Contractor

Yates/Paric, A Joint Venture

115 Main Street	Phone: (228) 374-6011
Biloxi, MS 39530	Cell: (228) 348-1150
Stan Wielgosz, Project Executive	Email: swielgosz@wgyates.com

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OCIP INSURANCE COVERAGES

OCIP Insurance Coverages

This chapter provides a brief description of the OCIP Coverages. You should refer to the actual policies for details concerning coverage, exclusions and limitations.

Covered Parties

Parties covered as named insureds include PNK (Ohio), LLC, Enrolled Contractor, and Enrolled Subcontractors. Parties included as additional insureds may include other parties that the Owner is required under contract to add as an additional insured.

Excluded Parties

Excluded Parties, as defined in Section 1 of this Manual, are precluded from OCIP coverage.

The Owner reserves the right, at its sole discretion, to include or exclude any Contractor or Subcontractor from the OCIP, even if the Contractor or Subcontractor is eligible to enroll in the OCIP.

Eligible Parties

Eligible Parties are those parties that are eligible for enrollment under the program. They include PNK (Ohio), LLC, Contractor, Subcontractors and those parties not otherwise categorized as Excluded Parties in Section 1. The program provides coverage only for those Eligible Parties that have been enrolled in the program as described below under Enrollment and Enrolled Parties.

Enrollment and Enrolled Parties

Enrollment in the program is required, but not automatic. Enrollment in the program occurs when an Eligible Party completes the Aon-A Insurance Bid Credit Enrollment Form, submits the form to the OCIP Administrator and receives a Certificate of Insurance as confirmation of coverage.

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GENERAL LIABILITY CONTRACTOR OBLIGATION

Contractor and each Subcontractor of every tier shall be responsible, at its own expense, for the first $10,000 per claim including court costs, attorney fees and costs of defense for bodily injury or property damage to the extent losses are allegedly due to Contractor’s Work, negligent acts or omissions, or the acts or omissions of any of its Subcontractors or any other entity or person for whom Contractor may be responsible.

OCIP INSURANCE COVERAGES

Evidence of Coverage

Aon, the OCIP Administrator will provide a Certificate of Insurance evidencing General Liability, Excess Liability, and Contractor’s Pollution Liability insurance to each Enrolled Party, each of whom will be an insured on the policies.

Description of OCIP Coverages

The following sections describe the policies that PNK (Ohio), LLC has arranged for the Project. These are summaries only. Refer to the policies for actual terms, conditions, exclusions and limitations. In the event of conflict between the policies and these summaries, the policies govern.

Commercial General Liability-Occurrence Form

Limits of Liability Shared by All Insureds
General Aggregate Limit for All Enrolled Parties	$2,000,000
Products-Completed Operations Aggregate	$2,000,000
Personal & Advertising Injury Limit	$2,000,000
Each Occurrence Limit	$2,000,000
Fire Damage to Property Rented by You Limit	$100,000
Medical Pay Limit	$10,000

Policy is issued by Gemini Insurance Company

Sampling of Additional Coverages/Modifications

•	Insurance Services Office Occurrence Form CG 00 01 12-07

•	Contractors Products-Completed Operations Hazard – Applicable Law

•	Contractors Products –Completed Operations Hazard with Repair Work – Applicable Law

•	Defense Costs is outside the limits

•	Designated premises endorsement

•	Asbestos, Beryllium, Lead, Fungi or Spore Exclusions

•	Employment-Related Practices Exclusion

•	Silica Exclusion

•	Total Pollution Exclusion

•	Professional Liability Exclusion

•	Media, Internet, Website, Chat Room and Bulletin Board Exclusion

Excess Liability

Limits of Liability Shared by All Insureds
Each Occurrence Limit	$50,000,000
Annual General Aggregate Limit for all Enrolled Parties	$50,000,000

Program policies are issued by Houston Casualty Company and Altera Excess & Surplus Insurance Company

Sampling of coverage amendments

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OCIP INSURANCE COVERAGES

•	Following form to underlying insurance

•	Defense Costs is outside the limits

•	Designated premises endorsement

•	Contractors Products-Completed Operations Hazard – Applicable Law

•	Contractors Products –Completed Operations Hazard with Repair Work – Applicable Law

Contractors’ Pollution Liability (CPL)

Limits of Liability Shared by All Insureds
Each Loss Limit	$5,000,000
Annual General Aggregate Limit for all Enrolled Parties	$5,000,000

Program policies are issued by Catlin Specialty Insurance Company

Coverage applies only to Contractor and Subcontractors eligible and enrolled in the OCIP.

Builder’s Risk

Limits of Liability Shared by All Insureds
Combined Single Limit	$117,000,000

Policy is issued by Zurich American Insurance Company

Owner has obtained Builder’s Risk insurance, written on an “all risk” basis, providing coverage at one hundred percent replacement cost for all materials and equipment permanently incorporated into the buildings and structures forming a part of the Work and all materials and equipment on or about the Site intended for permanent incorporation into said buildings and structures. The Builder’s Risk insurance shall provide coverage for Owner, Contractor, and all Subcontractors of any tier performing a portion of the Work on the Project. The Builder’s Risk insurance provided by Owner does not cover loss of, or damage to, any tools, implements, equipment, scaffolds, formwork, machinery, cranes, consumables, office trailers, tool sheds, temporary structures or anything else which is not intended to become a permanent part of the finished Project. For each covered loss, or uninsured loss caused by Contractor (or its Subcontractors), Contractor shall pay the first $25,000.00 of such loss. In the event of a loss covered by Builder’s Risk Insurance, the repair work associated with such loss will be authorized by Change Order while Owner pursues reimbursement from its insurance carrier, except to the extent said Builder’s Risk carrier prohibits same.

Note

Contractors are advised to arrange their own insurance for Contractor-owned equipment and materials not intended for inclusion in the project. The OCIP will not cover Contractor property. The descriptions above provide a summary of coverages only. Contractors should refer to the policies for actual terms and conditions.

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OCIP INSURANCE COVERAGES

Limitations of OCIP Coverages

The insurance provided under the OCIP does not extend coverage for products liability to any insured party, vendor, supplier, material dealers or others for any product manufactured, assembled or otherwise worked upon away from the Project Site(s).

OCIP Termination or Modification

The Owner reserves the right to terminate or modify the OCIP or request that an Enrolled Contractor or Enrolled Subcontractor withdraw from the OCIP. If the Owner exercises this right, Contractors will be provided notice as required by the terms of their individual contracts. At its option, the owner may procure alternate coverage or may require the Contractors to procure and maintain alternate insurance coverage.

NOTE:

Insurance coverage and limits provided under the OCIP are limited in scope and are specific to Work performed after the inception date of your enrollment into this OCIP. Your insurance representative should review this information. Any additional coverage you may wish to purchase will be at your option and expense.

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See Section 7 for sample Certificate of Insurance.

INSURANCE REQUIREMENTS NOT LIMITING

The limits of liability shown for the insurance required of the Contractor and Subcontractors are minimum limits only and are not intended to restrict the liability imposed on the Contractor and Subcontractors for Work performed under their Contract.

CONTRACTOR AND SUBCONTRACTOR REQUIRED COVERAGE

Contractor and Subcontractor Required Coverage

Contractor and Subcontractors are required to maintain coverage to protect against losses that occur away from the Project Site or that are otherwise not covered under the OCIP.

Contractor and Subcontractors are required to maintain insurance coverage that protects PNK (Ohio), LLC from liabilities arising from operations performed away from the Project site, for certain coverage not provided by the OCIP, and for operations performed by Excluded parties.

Verification of insurance may be submitted in the form of a Certificate of Insurance on a standard ACORD Form 25. A sample of an acceptable Certificate of Insurance is provided in Section 7. Contractor and all Subcontractors must agree to provide or to require its insurance brokers or insurers to provide immediate written notice to the Owner if any of the insurance required is suspended, voided, cancelled or not renewed during the term of their contract. Please note requirements include Waiver of Subrogation and Additional Insured endorsements for each policy naming PNK (Ohio), LLC, and other parties as referenced in Exhibit O of the General Conditions of the GMP Construction Contract shall be provided. Insurers shall be rated A-VIII or better by A. M. Best, unless otherwise approved in writing by the Owner.

Contractor shall monitor Subcontractors’ (including Excluded Parties) evidence of insurance. PNK (Ohio), LLC reserves the right to disapprove use of Subcontractors unable to meet the insurance requirements. Certificates evidencing compliance shall be available to PNK (Ohio), LLC or the OCIP Administrator on request.

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Certificate of Insurance

•

Prior to mobilization and within three (3) days of renewal, change or replacement of coverage, Subcontractors will submit a Certificate of Insurance evidencing the coverage and limits as specified in this section.

•	Immediate notice of cancellation and waiver of subrogation endorsements are required on all Certificates.

Contractor and All Subcontractors shall provide evidence of workers’ compensation and employer’s liability insurance for “on Project site” and “away from Project site” activities.

Enrolled Contractor and All Enrolled Subcontractors shall provide evidence of general liability insurance for “away from Project site” activities.

Excluded Subcontractors and Tiered Subcontractors shall provide evidence of general liability insurance applicable to “on Project site” and “away from Project site” activities.

CONTRACTOR AND SUBCONTRACTOR REQUIRED COVERAGE

Contractor and Subcontractor Maintained Coverages

At a minimum, Contractor and all Subcontractors are required to maintain the following insurance coverages. To the extent greater coverages, limits or terms are required by the insurance specifications in the applicable Contracts, the Contracts shall govern. The limits of liability shown for the insurance required of the Contractor and Subcontractors are minimum limits only and are not intended to restrict the liability imposed on the Contractor and Subcontractors for work performed under their Contract.

Workers’ Compensation and Employer’s Liability

Part One -	Workers’ Compensation:
Statutory Limit
Part Two -	Employer’s Liability:

Annual Limits:
Bodily Injury by Accident, each Accident:	$1,000,000
Bodily Injury by Disease, each Employee	$1,000,000
Bodily Injury by Disease, Policy Limit:	$1,000,000

General Liability

	Enrolled Parties/Excluded Parties
General Aggregate	$2,000,000 /	$2,000,000
Products/Completed Operations Aggregate	$2,000,000 /	$2,000,000
Personal/Advertising Injury	$1,000,000 /	$1,000,000
Each Occurrence Limit	$1,000,000 /	$1,000,000

Coverage is required to be on an Occurrence form and shall apply to bodily injury and property damage for operations (including explosion, collapse and underground coverage), independent contractors, products and completed operations. Limits can be provided by a combination of a primary Commercial General Liability policy and Excess or Umbrella Liability policy. PNK (Ohio), LLC, the OCIP Administrator, their respective officers, agents and employees shall be endorsed to all liabilities policies as an additional insured per the insurance specifications in the Contract. Products & Completed Operations coverage must be maintained for a period of ten years after completion of work.

Excess/Umbrella Liability

Each Occurrence Limit	$5,000,000
Aggregate	$5,000,000

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Contractor and All Subcontractors shall provide evidence of automobile liability insurance, the OCIP does not cover automobile liability.

PNK (Ohio), LLC OCIP does not provide

Professional Liability Insurance.

CONTRACTOR AND SUBCONTRACTOR REQUIRED COVERAGE

Automobile Liability

Commercial Business Auto Policy covering all owned, hired and non-owned automobiles, trucks and trailers is required, with coverage limits not less than $1,000,000 Combined Single Limit each accident for Bodily Injury and Property Damage. Coverage will apply both on the Project site and away from the Project Site. All lower tier Subcontractors shall also be required to maintain limits of not less than $1,000,000 Combined Single Limit. All policies shall name PNK (Ohio), LLC as an additional insured per the insurance specifications in the Contract.

Property Insurance

Contractor and Subcontractors shall arrange their own insurance for owned and leased equipment, whether such equipment is located at a Project Site or “in transit”. Contractor and Subcontractors are solely responsible for any loss or damage to their personal property including Contractor tools and equipment, scaffolding and temporary structures, whether owned, used, leased or rented by the Contractor or Subcontractor. Contractor and Subcontractors are also responsible for any loss or damage to property or materials created or provided under the Contract until the property or materials arrives at the Project Site. The OCIP will not cover Contractor or Subcontractor property.

Watercraft and Aircraft Liability

The operator of any watercraft or aircraft of any kind must maintain liability naming the PNK (Ohio), LLC and the respective Contractor and/or Subcontractor as an additional insured with primary and non-contributory wording. In addition, the limit of liability must be satisfactory to PNK (Ohio), LLC. Such insurance requirements will be determined as the need arises.

Professional Liability

All professional service firms are responsible to provide professional liability insurance appropriate for their profession. Architect and engineering firms are responsible to provide insurance covering liability arising out of design errors and omissions. Limits of Liability not less than $1,000,000 per claim and not less than $2,000,000 annual aggregate, with a deductible not greater than $25,000 per claim.

Pollution Liability

Hazard remediation and demolition Contractors and Subcontractors whose Work involves removal or treatment of hazardous materials are required to provide and maintain Contractor’s Pollution Liability insurance, with limits of not less than $2,000,000 per occurrence and policy aggregate, that will be primary and non-contributory to any pollution coverage provided under the OCIP. Such coverage will specifically schedule the type of work defined in the Contract.

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CONTRACTOR AND SUBCONTRACTOR REQUIRED COVERAGE

Note: Waivers Required – Contractor’s and Subcontractor’s General Liability for “Away from the Project Site”, Automobile, Umbrella or Excess Liability and Property insurers shall provide Waivers of Subrogation in favor of PNK (Ohio), LLC and other designated parties.

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CONTRACTOR AND SUBCONTRACTOR RESPONSIBILITIES

Contractor and Subcontractor Responsibilities

Throughout the course of the Project, Contractor and Subcontractors will be responsible for reporting and maintaining certain records as outlined in this section.

The Contractor and its Subcontractors are required to cooperate with PNK (Ohio), LLC and the OCIP Administrator in all aspects of the OCIP operation and administration. Responsibilities of the Contractor and all subcontractors include the following:

Responsibilities

•	Providing each Subcontractor this OCIP Manual

•	Follow bid and change order instructions as noted in the next section

•	Reviewing and understanding coverages, exclusions, and limitations of OCIP policies

•	Enrolling in the OCIP (Aon-A form), if eligible, and assuring all eligible subcontractors enroll within five (5) working days of execution of contract and prior to mobilization on the Site(s)

•	Including OCIP provisions in all subcontracts as appropriate

•	Collecting evidence of Contractor-required insurance from Subcontractors within five (5) working days of notice of award of contract and prior to mobilization on the Site(s).

•	Notifying the OCIP Administrator of all subcontracts awarded

•	Cooperating with the OCIP Administrator’s requests for information

•	Complying with all of the administrative, insurance, claim, and safety procedures

•	Promptly reporting ALL on-site incidents to the Contractor who in turn will report to PNK (Ohio), LLC

•	Paying General Liability Contractor Obligations promptly.

•	Notifying the OCIP administrator immediately of any insurance cancellation or non renewal (contractor-required insurance)

•	Ensuring that Subcontractors comply with all appropriate provisions above

•	Cooperating with Insurer claims personnel and auditors

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See Section 7 for the Insurance Bid Credit Enrollment form.

CONTRACTOR AND SUBCONTRACTOR RESPONSIBILITIES

How to Bid

Contractor and Subcontractors are asked to bid gross of General Liability, Excess Liability, and Contractor’s Pollution Liability insurance which means that the insurance cost should be included in the bid price (including subcontracted work whether or not the Subcontractor is identified at the time of the bid).

Change Orders

Change orders should also be submitted gross of General Liability, Excess Liability, and Contractor’s Pollution Liability insurance costs with a separate line item identifying the insurance cost for OCIP coverages.

Enrollment

The Contractor and each Enrolled Subcontractor is responsible for notifying the OCIP Administrator of all lower tier subcontracts awarded and to require all tier Subcontractors to complete the Aon-A, Insurance Bid Credit Enrollment form. This form along with the declaration, rate, and deductible page from the Subcontractor’s General Liability, Excess Liability, and Contractor’s Pollution Liability policies must be submitted to the OCIP Administrator prior to mobilization to obtain coverage under the OCIP. As a rates-at-bid program, the insurance rates used to verify the insurance cost at the beginning and the end of the project will be those that are/were in effect during the bid process.

A Certificate of Insurance confirming OCIP coverage will be sent by the OCIP Administrator to the enrolling Contractor and Subcontractor after the required OCIP enrollment has been completed.

Each Subcontractor is responsible for ensuring their lower tier Subcontractors maintain the required insurance coverages as specified in Section 4. Specifically, Enrolled Subcontractors are responsible for ensuring and monitoring that their lower tier Enrolled Subcontractors maintain and provide evidence of Automobile Liability, Workers Compensation and Employer’s Liability for “on-site” and “away from Project site”, in addition to General Liability, Excess Liability, and Contractor’s Pollution Liability insurance for “away from Project site” activities. Subcontractors must also monitor to ensure their lower tier Excluded Subcontractors maintain the coverage outlined in Section 4 of this manual and provide evidence of the coverages outlined, including all applicable endorsements.

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CONTRACTOR AND SUBCONTRACTOR RESPONSIBILITIES

Note: Enrollment is not automatic

Enrollment into the OCIP is required, but not automatic. All Subcontractors and tiered Subcontractors MUST complete the Aon-A form in order to affect coverage under the OCIP.

Entering the Project Site will not be permitted until enrollment is complete.

Assignment of Return Premiums

The cost of the OCIP Coverages is paid by PNK (Ohio), LLC and will be the sole recipient of any return insurance premiums or dividends. Contractor and all Enrolled Subcontractors will assign, to PNK (Ohio), LLC, all adjustments, refunds, premium discounts, dividends, credits or any other monies due from the OCIP insurer(s). Enrolled Subcontractors will ensure that each lower tier Enrolled Subcontractor has also executed such an assignment.

Safety Guidelines

Each Contractor and Subcontractor is required to establish a written safety program and to provide a designated safety representative who is on site when any work is in progress.

Off-Site Locations

The Contractor is responsible for applying for approval to have off-site locations covered. The Contractor shall notify the OCIP Program Administrator of the need and shall request approval of the site. The request should include the location, address, description of the site and the type of use it will be put to and the duration of the work to be performed at the site. The off-site location must be 100% dedicated to the project.

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Report all Liability claims to the OCIP Claims Associate at

213-630-3291.

CLAIM PROCEDURES

Claim Procedures

This section describes basic procedures for reporting various types of claims:

Liability Claims

Accidents at or around the project site resulting in damage to property of others (other than your own work product) or bodily injury or death to a member of the public, must be reported immediately to the Contractor and the OCIP Administrator.

Do not voluntarily admit liability with respect to any claim. You are required to cooperate with PNK (Ohio), LLC, and the OCIP insurer representatives in the accident investigation.

Workers’ Compensation Claims

The OCIP does not provide Workers’ Compensation Insurance. Workers’ Compensation claims should be reported to your own insurance carrier in the usual manner. HOWEVER, all injuries occurring at the Project Site must be reported to the Contractor.

Automobile Claims

No coverage is provided for automobile accidents under the OCIP. It is the sole responsibility of the Contractor and each Subcontractor to report accidents/claims involving their automobiles to their own insurers.

HOWEVER, all accidents occurring in or around the Project Site must be reported to the Contractor and the OCIP Administrator. Accident investigations will occur and focus on liability arising out of the Project construction activities that could result in future claims (i.e. due to the conditions of the roads, etc.) Each Subcontractor shall cooperate in the investigation of all automobile accidents.

Pollution Incidents

The Owner’s policy may provide coverage for certain pollution conditions. Incidents must be reported promptly in writing. Report incidents or possible claims by                      notifying the OCIP Administrator of any known or suspected pollution incidents.

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FORMS

Forms

This section contains the form needed for

enrollment and other administration of the OCIP.

This section contains the following forms:

•	Aon-A Insurance Bid Credit Enrollment Form

•	Exhibit 1 – Sample Certificate of Insurance from OCIP Enrolled Contractor /Subcontractors

•	Exhibit 2 – Sample Certificate of Insurance from OCIP Excluded Subcontractors

Please fax or email to:

Mary Melendez, OCIP Administrator

Aon Insurance Services West, Inc.

Fax: (847) 953-7596

E-mail: Mary.Melendez@aon.com

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Exhibit 1 – Sample Certificate of Insurance from Enrolled Contractor/Subcontractors

ACORD©	CERTIFICATE OF LIABILITY INSURANCE				ISSUE DATE: CURRENT DATE
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.
IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).
PRODUCER Insurance Agent’s Name and Address			CONTACT NAME: Phone: E:mail:
INSURER(S) AFFORDING COVERAGE
INSURED			COMPANY A LETTER	INSURANCE CARRIER
Contractor or Subcontractor’s Name and Address			COMPANY B LETTER	INSURANCE CARRIER
Sample Certificate from Enrolled Contractor or Subcontractor			COMPANY C LETTER
Required Insurance			COMPANY D LETTER
COVERAGES			CERTIFICATE NUMBER:	REVISION NUMBER:
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NO.	POLICY EFF. DATE MM/DD/YY	POLICY EXP. DATE MM/DD/YY	ALL LIMITS
A	GENERAL LIABILITY ☒ COMMERCIAL GEN. LIABILITY ☐ CLAIMS MADE ☒ OCCUR. ☐ OWNER’S & CONTRACTOR’S PROTECTIVE ☐	Policy Number		EACH OCCURRENCE FIRE DAMAGE (Any one fire) MEDICAL EXPENSE (Any one person) PERSONAL & ADVERTISING INJURY GENERAL AGGREGATE PRODUCTS-COMP/OPS AGGREGATE	$1,000,000 $1,000,000 $2,000,000 $2,000,000
A	AUTOMOBILE LIABILITY ☒ ANY AUTO ☐ ALL OWNED AUTOS ☐ SCHEDULED AUTOS ☐ HIRED AUTOS ☐ NON-OWNED AUTOS	Policy Number		COMBINED SINGLE LIMIT BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE	$1,000,000
A	EXCESS LIABILITY ☒ UMBRELLA ☐ OTHER THAN UMBRELLA FORM	Policy Number		EACH OCCURRENCE AGGREGATE	$5,000,000 $5,000,000
B	WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY	Policy Number		STATUTORY LIMITS ☒ (Each accident) (Disease-policy limit) (Disease-each employee)	$1,000,000 $1,000,000 $1,000,000
	OTHER:	Policy Number
DESCRIPTION OF OPERATIONS/LOCATIONS: PNK (Ohio), LLC, the OCIP Administrator, their respective officers, agents, and employees (refer to Contract for complete list of required Additional Insureds) are Additional Insureds on a Primary and Non-contributing basis for General Liability, Automobile and Umbrella coverage. Waiver of Subrogation is included for General Liability and Workers’ Compensation. Per the attached endorsement(s). General Liability and Excess Liability coverage applies only to off-site operations.
CERTIFICATE HOLDER			CANCELLATION
Yates/Paric, A Joint Venture 115 Main Street Biloxi, MS 39530			SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
(NOTE: General Contractor should send their certificate to Aon for review on behalf of Owner)			AUTHORIZED REPRESENTATIVE By:
ACORD 25-S (2009/09)			© ACORD CORPORATION 1988-2009

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Exhibit 2 – Sample Certificate of Insurance from Excluded Parties

ACORD© CERTIFICATE OF LIABILITY INSURANCE ISSUE DATE: CURRENT DATE
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.
IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).
PRODUCER Insurance Agent’s Name and Address	CONTACT NAME: Phone: E:mail:
INSURER(S) AFFORDING COVERAGE

INSURED	COMPANY A INSURANCE CARRIER LETTER

Name and Address	COMPANY B INSURANCE CARRIER LETTER

Sample Certificate from Excluded Parties	COMPANY C LETTER

Required Insurance	COMPANY D LETTER

COVERAGES	CERTIFICATE NUMBER:	REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO
THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY
REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH
RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE
AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS
AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID
CLAIMS.

C O L T R	TYPE OF INSURANCE	POLICY NO.	POLICY EFF. DATE MM/DD/YY	POLICY EXP. DATE MM/DD/YY	ALL LIMITS
A	GENERAL LIABILITY ☒ COMMERCIAL GEN. LIABILITY ☐ CLAIMS MADE ☒ OCCUR. ☐ OWNER’S & CONTRACTOR’S PROTECTIVE.	Policy Number			EACH OCCURRENCE FIRE DAMAGE (Any one fire) MEDICAL EXPENSE (Any one person) PERSONAL & ADVERTISING INJURY GENERAL AGGREGATE PRODUCTS-COMP/OPS AGGREGATE	$ $ $ $ $ $	1,000,000 1,000,000 2,000,000 2,000,000
A	AUTOMOBILE LIABILITY ☒ ANY AUTO ☐ ALL OWNED AUTOS ☐ SCHEDULED AUTOS ☐ HIRED AUTOS ☐ NON-OWNED AUTOS	Policy Number			COMBINED SINGLE LIMIT BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE		$1,000,000
A	EXCESS LIABILITY ☒ UMBRELLA ☐ OTHER THAN UMBRELLA FORM	Policy Number			EACH OCCURRENCE AGGREGATE (IF NEEDED)		$5,000,000
B	WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY	Policy Number			STATUTORY LIMITS ☒ (Each accident) (Disease-policy limit) (Disease-each employee)	$ $ $	1,000,000 1,000,000 1,000,000
	OTHER:	Policy Number

DESCRIPTION OF OPERATIONS/LOCATIONS: PNK (Ohio), LLC, the OCIP Administrator, their respective officers, agents, and employees (refer to Contract for complete list of required Additional Insureds ) are Additional Insureds on a Primary and Non-contributing basis for General Liability, Automobile and Umbrella coverage, per the attached endorsements. Waiver of Subrogation is included for General Liability and Workers’ Compensation. Per the attached endorsement(s). ALL COVERAGES APPLY ON-SITE AND OFF-SITE.
CERTIFICATE HOLDER	CANCELLATION
Yates/Paric, A Joint Venture 115 Main Street Biloxi, MS 39530	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
AUTHORIZED REPRESENTATIVE By:
ACORD 25 (2009/09)	© ACORD CORPORATION 1988-2009

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